     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1994

                                               REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                          RESORTS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      7011
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   59-0763055
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                 1133 BOARDWALK
                        ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 344-6000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          CHRISTOPHER D. WHITNEY, ESQ.
                          RESORTS INTERNATIONAL, INC.
                                 1133 BOARDWALK
                        ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 344-6000
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6719
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   65-0461729
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                 1133 BOARDWALK
                        ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 344-6000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          CHRISTOPHER D. WHITNEY, ESQ.
                          RESORTS INTERNATIONAL, INC.
                                 1133 BOARDWALK
                        ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 344-6000
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                       RESORTS INTERNATIONAL HOTEL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   NEW JERSEY
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      7011
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)
                                   21-0423320
                    (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                                 1133 BOARDWALK
                        ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 344-6000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                          CHRISTOPHER D. WHITNEY, ESQ.
                          RESORTS INTERNATIONAL, INC.
                                 1133 BOARDWALK
                        ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 344-6000
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                               ------------------

                                   Copies to:

                            PETER E. PANARITES, ESQ.
                        FREEDMAN, LEVY, KROLL & SIMONDS
                         1050 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20036
                                 (202) 457-5105
                             STEVEN R. FINLEY, ESQ.
                            GIBSON, DUNN & CRUTCHER
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 351-4000

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box./X/
                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------
                                                                               PROPOSED
                                                                                MAXIMUM       PROPOSED
                                                                               OFFERING        MAXIMUM       AMOUNT OF
TITLE OF EACH CLASS OF                                        AMOUNT TO BE     PRICE PER      AGGREGATE    REGISTRATION
SECURITIES TO BE REGISTERED                                    REGISTERED       UNIT(1)    OFFERING PRICE       FEE
- -------------------------------------------------------------------------------------------------------------------------
11% Mortgage Notes due 2003(2)...............................   $87,500,000      100%         $87,500,000    $30,173
- -------------------------------------------------------------------------------------------------------------------------
Units, each Unit comprised of $1,000 principal amount of
  11.375%
  Junior Mortgage Notes due 2004(2), and one share of Class B
  Redeemable Common Stock, par value $.01 per share(3).......  24,500 Units     $1,000        $24,500,000      8,449
- -------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share(3).................... 11,900,000 shs.   $1.40625(5)   $16,734,375      5,771
- -------------------------------------------------------------------------------------------------------------------------
Guarantees relating to the 11% Mortgage Notes due 2003(4)....
- -------------------------------------------------------------------------------------------------------------------------
Guarantees relating to the 11.375% Junior Mortgage Notes due
  2004(4)....................................................
- -------------------------------------------------------------------------------------------------------------------------
    Total fee................................................                                                 $44,393
- -------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Issued by Resorts International Hotel Financing, Inc.
(3) Issued by Resorts International, Inc.
(4) Issued by Resorts International Hotel, Inc.
(5) Average of high and low prices reported on American Stock Exchange on April 28, 1994.
                               ------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                            PURSUANT TO RULE 404(A)

                       ITEM IN FORM S-1                            CAPTION IN PROSPECTUS
     ----------------------------------------------------   -----------------------------------
  1. Forepart of Registration Statement and Outside Cover   Outside Front Cover Page of
       Page of Prospectus................................   Prospectus
  2. Inside Front and Outside Back Cover Pages of
       Prospectus........................................   Available Information
  3. Summary Information, Risk Factors and Ratio of         Prospectus Summary; Risk Factors;
       Earnings to Fixed Charges.........................     Selected Historical Financial
                                                              Data
  4. Use of Proceeds.....................................   Not Applicable
  5. Determination of Offering Price.....................   Not Applicable
  6. Dilution............................................   Not Applicable
  7. Selling Security Holders............................   Selling Securityholders
  8. Plan of Distribution................................   Plan of Distribution
  9. Description of Securities to be Registered..........   Description of Mortgage Notes;
                                                              Description of Junior Mortgage
                                                              Notes; Description of Common
                                                              Stock and Class B Common Stock;
                                                              Certain Federal Income Tax
                                                              Considerations
 10. Interests of Named Experts and Counsel..............   Not Applicable
 11. Information with Respect to the Registrant..........   The Company; Risk Factors;
                                                              Restructuring of Series Notes;
                                                              Selected Historical Financial
                                                              Data; Pro Forma Financial Data;
                                                              Market Prices of Common Stock;
                                                              Management's Discussion and
                                                              Analysis of Financial Condition
                                                              and Results of Operations;
                                                              Description of Business;
                                                              Management of RII; Management of
                                                              RIHF; Management of RIH; Security
                                                              Ownership; Certain Transactions;
                                                              Litigation
 12. Disclosure of Commission Position on Indemnification
       for Securities Act Liabilities....................   Not Applicable

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE
     SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED APRIL 29, 1994

PROSPECTUS

                          RESORTS INTERNATIONAL, INC.

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.

                       RESORTS INTERNATIONAL HOTEL, INC.

     All of the (i) 11,900,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Resorts International, Inc., a Delaware corporation ("RII"); (ii) $87,500,000 principal amount of 11% Mortgage Notes due 2003 (the "Mortgage Notes") issued by Resorts International Hotel Financing, Inc., a Delaware corporation and a wholly owned subsidiary of RII ("RIHF"), and guaranteed (the "Mortgage Note Guaranty") by Resorts International Hotel, Inc., a New Jersey corporation and a wholly owned subsidiary of RII ("RIH"); and (iii) 24,500 Units (the "Units"), each Unit comprised of (a) $1,000 principal amount of 11.375% Junior Mortgage Notes due 2004 (the "Junior Mortgage Notes") issued by RIHF and guaranteed (the "Junior Mortgage Note Guaranty") by RIH, and (b) one share of Class B Redeemable Common Stock, par value $.01 per share (the "Class B Common Stock"), of RII, offered hereby are being offered by the Selling Securityholders. See "Selling Securityholders." The term "Company" as used herein includes RII and/or one or more of its subsidiaries, as the context may require.

     Interest on the Mortgage Notes accrues at the rate of 11% per year and is payable in cash, semi-annually on March 15 and September 15 of each year. See "Description of Mortgage Notes." The Mortgage Notes, as a class, are secured by an assignment of a promissory note of RIH (the "RIH Promissory Note") in the original principal amount of $125,000,000, payable in amounts and at times necessary to pay the principal of and interest on the Mortgage Notes. The RIH Promissory Note is secured by a lien on all real property, improvements thereon and certain other property and equipment described below constituting Merv Griffin's Resorts Casino Hotel in Atlantic City, New Jersey (the "Resorts Casino Hotel"). The RIH Promissory Note and the Resorts Casino Hotel collectively are referred to as the "Mortgage Note Trust Estate". In addition, RIH has issued the Mortgage Note Guaranty of the payment of principal of and interest on the Mortgage Notes, secured by a lien on the Resorts Casino Hotel. The Mortgage Notes will be structurally subordinated to certain notes of RIHF (the "Senior Facility Notes") that may be issued pursuant to a senior secured note purchase agreement (the "Senior Facility"). See "Description of Mortgage Notes."

     Interest on the Junior Mortgage Notes accrues at the rate of 11.375% per year and is payable in cash or, at RIHF's option and subject to certain limitations, additional Units comprised of Junior Mortgage Notes and Class B Common Stock, semi-annually on June 15 and December 15 of each year. See "Description of Junior Mortgage Notes". Interest may be paid in additional Units ("Payments-In-Kind") on any interest payment date on which RIH's Consolidated Cash Flow (as defined in the indenture pursuant to which the Junior Mortgage Notes were issued (the "Junior Mortgage Note Indenture")) for the most recently completed four fiscal quarters is less than $35,000,000. Upon the redemption, or cancellation following the purchase thereof, of each $1,000 principal amount of Junior Mortgage Notes, RII will redeem, at $0.01, the one share of Class B Common Stock issued as a Unit with each $1,000 principal amount of Junior Mortgage Notes. The Junior Mortgage Notes and the Class B Common Stock comprising the Units may not be transferred separately. The Junior Mortgage Notes, as a class, are secured by an assignment of a junior promissory note of RIH (the "RIH Junior Promissory Note") in the original principal amount of $35,000,000, payable in amounts and at times necessary to pay the principal of and interest on the Junior Mortgage Notes. The RIH Junior Promissory Note is secured by a lien on the Resorts Casino Hotel. The RIH Junior Promissory Note and the Resorts Casino Hotel collectively are referred to as the "Junior Mortgage Note Trust Estate". In addition, RIH has issued the Junior Mortgage Note Guaranty of the payment of principal of and interest on the Junior Mortgage Notes, secured by a lien on the Resorts Casino Hotel. The Junior Mortgage Notes will be structurally subordinated to RIHF's Senior Facility Notes, if issued, and are structurally subordinated to the Mortgage Notes. See "Description of Junior Mortgage Notes."

     The Company will not receive any of the proceeds from the sale of the Mortgage Notes, Units or Common Stock. Any or all of such Mortgage Notes, Units or Common Stock may be sold, from time to time, by means of ordinary brokerage transactions or otherwise at prices prevailing at the time of sale or at such other prices as may be negotiated among the parties. The Mortgage Notes, Units and Common Stock are listed on the American Stock Exchange (the "AMEX"). The
Mortgage Notes and Units have been so listed since May   , 1994. Prior to that
time there was no market for those securities. See "Plan of Distribution."

     FOR A DISCUSSION OF CERTAIN IMPORTANT CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE MORTGAGE NOTES, UNITS OR COMMON STOCK, SEE "RISK FACTORS."
                                ---------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ---------------

           THE NEW JERSEY CASINO CONTROL COMMISSION HAS NOT PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                    ANY REPRESENTATION TO THE CONTRARY IS
                                  UNLAWFUL.

                                ---------------

                  THE DATE OF THIS PROSPECTUS IS MAY   , 1994

     The Mortgage Notes, Units and Common Stock being offered hereby have been registered under the Securities Act of 1933, as amended (the "Securities Act") by the Company, in order to satisfy obligations of the Company to certain holders of the Mortgage Notes, Units and Common Stock in connection with the restructuring (the "Restructuring") of RII's former Senior Secured Redeemable Notes that were due April 15, 1994 (the "Series Notes"). See "Restructuring of Series Notes" and "Selling Securityholders." Substantially all of the expenses of the offering, estimated at $400,000, will be paid by the Company.
                                ---------------

                             AVAILABLE INFORMATION

     RII, RIHF, RIH (collectively, the "Registrants") have filed a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act with respect to the securities offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information, exhibits and undertakings can be inspected at and obtained from the Commission in the manner set forth below. For further information with respect to the securities offered hereby and the Registrants, reference is made to the Registration Statement and the financial schedules and exhibits filed as part thereof.

     RII and RIH are subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, file periodic reports and other information with the Commission. Reports and other information filed with the Commission, as well as the Registration Statement, can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Mortgage Notes, Units and Common Stock are listed on the AMEX, and such reports and other information regarding the Registrants can be inspected and copied at the offices of the AMEX, 86 Trinity Place, New York, New York 10006. Copies of the various documents referred to herein also may be obtained from RII upon request to RII at its principal executive offices.

     RIHF also is subject to the informational requirements of the Exchange Act. However, in view of the limited nature of its activities, described in this Prospectus, RIHF has filed an application under Section 12(h) of the Exchange Act requesting an order of exemption, or other form of relief, from those requirements. Accordingly, unless RIHF's request is denied, reports and other information for RIHF, except as included in consolidated financial statements and reports of RII, or in registration statements such as the Registration Statement, will not be filed with the Commission or the AMEX.

     The principal executive offices of RII, RIHF and RIH are located at 1133 Boardwalk, Atlantic City, New Jersey 08401. The telephone number of RII, RIHF and RIH is (609) 344-6000.
                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE DISTRIBUTION OF ANY SECURITIES HEREUNDER, UNDER ANY CIRCUMSTANCES, SHALL CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         NO.
                                                                                         ----
AVAILABLE INFORMATION.................................................................      2
PROSPECTUS SUMMARY....................................................................      7
     The Registrants..................................................................      7
     Risk Factors.....................................................................      7
     Emergence from Bankruptcy........................................................      7
     The Offering.....................................................................      7
     Summary Historical and Pro Forma Financial Data..................................      8
THE COMPANY...........................................................................      9
     Recent Developments..............................................................      9
RISK FACTORS..........................................................................      9
     Continuing High Leverage; Future Refinancings....................................      9
     Recent Net Losses................................................................     10
     Lack of Market for the Mortgage Notes and Units -- Other Market Considerations...     10
     Involvement of Merv Griffin......................................................     10
     Certain Federal Income Tax Considerations........................................     10
     Additional Senior Secured Debt; Subordination....................................     11
     Security for the Mortgage Notes and the Junior Mortgage Notes....................     11
     Competition......................................................................     11
     New Jersey Regulatory Matters....................................................     12
     Potential Disqualification of Holders by the Casino Control Commission...........     13
     Risk of Highly Leveraged Transaction.............................................     13
RESTRUCTURING OF SERIES NOTES.........................................................     14
     Background.......................................................................     14
     Restructuring....................................................................     14
     Paradise Island Assets Acquired by SIHL..........................................     16
CAPITALIZATION OF RII.................................................................     17
CAPITALIZATION OF RIH.................................................................     18
SELECTED HISTORICAL FINANCIAL DATA....................................................     19
     RII..............................................................................     19
     RIH..............................................................................     21
PRO FORMA FINANCIAL DATA..............................................................     23
     RIHF.............................................................................     23
     RII..............................................................................     24
     RIH..............................................................................     28
MARKET PRICES OF COMMON STOCK.........................................................     32
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..........................................................................     33
     Financial Condition..............................................................     33
     Results of Operations............................................................     35

                                                                                         PAGE
                                                                                         NO.
                                                                                         ----
DESCRIPTION OF BUSINESS...............................................................     42
     General..........................................................................     42
     Gaming Facilities................................................................     42
     Resort and Hotel Facilities......................................................     42
     Capital Improvements.............................................................     43
     Marketing........................................................................     43
     New Convention Center............................................................     43
     Transportation Facilities........................................................     44
     Competition......................................................................     44
     Gaming Credit Policy.............................................................     45
     Showboat Lease...................................................................     45
     Security Controls................................................................     46
     Seasonal Factors.................................................................     46
     Employees........................................................................     46
     Regulation and Gaming Taxes and Fees.............................................     46
     Properties.......................................................................     49
MANAGEMENT OF RII.....................................................................     50
     Directors and Executive Officers.................................................     50
     Executive Compensation...........................................................     52
MANAGEMENT OF RIHF....................................................................     56
     Directors and Executive Officers.................................................     56
MANAGEMENT OF RIH.....................................................................     57
     Directors and Executive Officers.................................................     57
     Executive Compensation...........................................................     58
SECURITY OWNERSHIP....................................................................     60
     Security Ownership of Certain Beneficial Owners..................................     60
     Security Ownership of Management.................................................     60
CERTAIN TRANSACTIONS..................................................................     61
DESCRIPTION OF MORTGAGE NOTES.........................................................     61
     General..........................................................................     61
     Ranking..........................................................................     61
     Interest.........................................................................     62
     Sinking Fund Requirements........................................................     62
     Mandatory Redemption.............................................................     62
     Optional Redemption..............................................................     62
     Casino Control Act Regulation....................................................     62
     Intercreditor Agreement..........................................................     63
     Collateral.......................................................................     63
     Release of Collateral............................................................     63
     Limitations on Ability to Realize on Collateral..................................     64
     Guaranty.........................................................................     64
     Payments of Net Proceeds of Asset Sales..........................................     64
     Covenants........................................................................     64
     Events of Default................................................................     69

                                                                                         PAGE
                                                                                         NO.
                                                                                         ----
     Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Property
       and Assets.....................................................................     72
     Discharge of Mortgage Note Indenture; Defeasance.................................     73
     Modification of Indenture........................................................     74
     Trustee..........................................................................     74
     Reports to Holders...............................................................     74
     Certain Definitions..............................................................     75
DESCRIPTION OF JUNIOR MORTGAGE NOTES..................................................     79
     General..........................................................................     79
     Ranking..........................................................................     79
     Interest.........................................................................     79
     Sinking Fund Requirements........................................................     80
     Mandatory Redemption.............................................................     80
     Optional Redemption..............................................................     80
     Limitation on Open-Market Purchases..............................................     80
     Casino Control Act Regulation....................................................     81
     Intercreditor Agreement..........................................................     81
     Collateral.......................................................................     81
     Release of Collateral............................................................     81
     Limitations on Ability to Realize on Collateral..................................     81
     Guaranty.........................................................................     82
     Payments of Net Proceeds of Asset Sales..........................................     82
     Covenants........................................................................     82
     Events of Default................................................................     87
     Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Property
       and Assets.....................................................................     90
     Discharge of Junior Mortgage Note Indenture......................................     91
     Modification of Indenture........................................................     91
     Trustee..........................................................................     91
     Reports to Holders...............................................................     91
     Certain Definitions..............................................................     92
DESCRIPTION OF COMMON STOCK AND CLASS B COMMON STOCK..................................     96
     General..........................................................................     96
     Casino Control Act Regulation....................................................     96
     Description of Common Stock......................................................     97
     Description of Class B Common Stock..............................................     97
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.............................................     98
     Treatment of the Debt Securities as Debt of RIH for Federal Income Tax
      Purposes........................................................................     98
     Classification of Debt Securities as Debt Rather Than Equity.....................     99
     OID With Respect to the New Debt Securities......................................     99
     Consequences if the Debt Securities are Issued with OID..........................    100
     Sale, Exchange or Redemption.....................................................    102

                                                                                         PAGE
                                                                                         NO.
                                                                                         ----
     Market Discount..................................................................    102
     Potential Application of High Yield Debt Obligation Rules........................    102
     Backup Withholding...............................................................    103
LITIGATION............................................................................    103
SELLING SECURITYHOLDERS...............................................................    103
PLAN OF DISTRIBUTION..................................................................    105
LEGAL MATTERS.........................................................................    106
EXPERTS...............................................................................    106
INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA..................................    F-1

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the detailed information and financial statements and related notes appearing elsewhere in this Prospectus.

                                THE REGISTRANTS

     RII is a holding company which, through its subsidiary, RIH, is principally engaged in the ownership and operation of the Resorts Casino Hotel in Atlantic City, New Jersey. In addition, RII owns land in Atlantic City at various sites, including approximately 10 acres of Boardwalk property that the Company leases to Atlantic City Showboat, Inc. ("ACS") under a 99-year net lease (the "Showboat Lease") and approximately 90 acres which are available for development. RII was incorporated in 1958 and is a Delaware corporation.

     RIHF was incorporated in Delaware in 1993 for the limited purpose of issuing the Mortgage Notes and the Junior Mortgage Notes, and receiving certain corresponding promissory notes of RIH. RIHF also entered into the Senior Facility. See "Restructuring of Series Notes." RIHF is a wholly owned subsidiary of RII.

     RIH owns and operates all the property and improvements of the Resorts Casino Hotel. The Resorts Casino Hotel is located on the Boardwalk in Atlantic City, New Jersey, and has approximately 670 guest rooms, a 60,000-square-foot casino and related facilities. RIH was incorporated in 1903 and is a New Jersey corporation. RIH has issued certain promissory notes and guarantees relating to the Mortgage Notes and Junior Mortgage Notes.

                                  RISK FACTORS

     The Mortgage Notes, Units and Common Stock offered hereby involve certain risks that should be carefully considered by prospective investors. See "Risk Factors."

                           EMERGENCE FROM BANKRUPTCY

     On May 3, 1994, a joint plan of reorganization proposed by RII, together with certain of its debtor and non-debtor subsidiaries, including RIHF, became effective. As a result, among other things, RII has significantly reduced its consolidated debt and sold its former casino, hotel and resort operations on Paradise Island in The Bahamas. See "Restructuring of Series Notes" and "Pro Forma Financial Data."

                                  THE OFFERING

     The following securities may be offered from time to time by the Selling
Securityholders:

          $87,500,000 principal amount of 11% Mortgage Notes due 2003, issued by RIHF.

          24,500 Units, each Unit consisting of $1,000 principal amount of 11.375% Junior Mortgage Notes due 2004, issued by RIHF, and one share of Class B Common Stock, issued by RII.

          11,900,000 shares of Common Stock, issued by RII.

     The Mortgage Notes and Junior Mortgage Notes are guaranteed by RIH and secured by the Resorts Casino Hotel. See "Description of Mortgage Notes" and "Description of Junior Mortgage Notes."

     None of the securities are being offered by the Company, which will receive none of the proceeds of any sales. See "Selling Securityholders" and "Plan of Distribution."

                SUMMARY HISTORICAL AND PRO FORMA FINANCIAL DATA

    The following tables set forth certain historical and pro forma consolidated financial data for RII and RIH. The pro forma statement of operations data give effect to the Restructuring as if it had occurred on January 1, 1993. See "Restructuring of Series Notes." The pro forma balance sheet data give effect to the Restructuring as if it had occurred on December 31, 1993. The unaudited pro forma financial information is not necessarily indicative of future results or what the respective entities' financial position or results of operations would actually have been had the transactions occurred on the dates indicated. Such information should not be used as a basis to project results for any future periods. For additional information, see the Consolidated Financial Statements and the notes thereto and "Pro Forma Financial Data" and the notes thereto.

                                                                                   HISTORICAL                    PRO FORMA
                                                                           ---------------------------------   -----------------
                                                                            FOR THE YEAR ENDED DECEMBER 31,          FOR THE
                                                                           ---------------------------------       YEAR ENDED
                                                                            1991         1992         1993      DECEMBER 31, 1993
                                                                           ------       ------       -------    -----------------
                                                                               (IN MILLIONS, EXCEPT PER SHARE DATA AND RATIOS)
RII Statement of Operations Data:
  Operating revenues...................................................    $418.2       $436.9       $ 439.6          $279.5
  Depreciation.........................................................      23.8         25.3          27.9            13.8
  Earnings from operations.............................................      16.0         21.5          12.9            21.2
  Interest income (expense), net(a)....................................     (58.4)       (73.5)       (105.3)          (26.0)
  Recapitalization costs...............................................                   (2.8)         (8.8)
  Loss before income taxes.............................................     (42.4)       (54.8)       (101.2)           (4.8)
  Net loss.............................................................     (41.6)       (53.5)       (102.2)           (5.8)
  Net loss per share...................................................     (2.07)       (2.65)        (5.07)           (.15)
  Ratio of earnings to fixed charges(b)................................      --           --           --                --

                                                                                                             DECEMBER 31, 1993
                                                                                                          -----------------------
                                                                                                          HISTORICAL    PRO FORMA
                                                                                                          ----------    ---------
RII Balance Sheet Data:
  Cash and cash equivalents(c).........................................................................    $   62.5      $  20.0
  Net property and equipment...........................................................................       447.8        274.4
  Total assets.........................................................................................       575.8        327.1
  Current maturities of long-term debt(d)..............................................................       466.3          0.1
  Long-term debt, excluding current maturities(d)......................................................        85.0        232.5
  Shareholders' equity (deficit).......................................................................      (113.7)          .6
  Book value per share.................................................................................       (5.64)         .02

                                                                                       HISTORICAL                   PRO FORMA
                                                                            --------------------------------    -----------------
                                                                            FOR THE YEAR ENDED DECEMBER 31,          FOR THE
                                                                            --------------------------------       YEAR ENDED
                                                                             1991         1992         1993     DECEMBER 31, 1993
                                                                            ------       ------       ------    -----------------
                                                                                           (IN MILLIONS, EXCEPT RATIOS)
RIH Statement of Operations Data:
  Operating revenues....................................................    $247.5       $262.7       $271.5         $ 271.5
  Depreciation..........................................................       9.1         11.4         13.7            13.7
  Earnings from operations..............................................      14.8         21.0         12.1            12.1
  Interest income (expense), net (e)....................................       7.0          7.3          7.4           (17.8)
  Recapitalization costs................................................                    (.9)        (2.7)
  Earnings (loss) before income taxes...................................      21.8         27.4         16.8            (5.7)
  Net earnings (loss)...................................................      13.1         16.4         16.4            (6.1)
  Ratio of earnings to fixed charges (f)................................      15.5         21.5         16.0              --

                                                                                                             DECEMBER 31, 1993
                                                                                                          -----------------------
                                                                                                          HISTORICAL    PRO FORMA
                                                                                                          ----------    ---------
RIH Balance Sheet Data:
  Cash and cash equivalents............................................................................    $   25.9      $  15.0
  Net property and equipment...........................................................................       163.3        163.3
  Total assets.........................................................................................       264.2        204.4
  Current maturities of notes payable to affiliate and other long-term debt............................       325.1          0.1
  Notes payable to affiliate and other long-term debt, excluding current maturities....................          --        147.6
  Shareholder's equity (deficit).......................................................................      (148.0)        12.5

- ---------------

(a) Amounts presented include amortization of debt discount.

(b) The ratios of earnings to fixed charges were computed by dividing earnings available for fixed charges (earnings before income taxes adjusted for interest expense, amortization of debt discount and one-third of rent expense) by fixed charges. Fixed charges include interest expense, amortization of debt discount and one-third of rent expense. Historical earnings were insufficient to cover fixed charges by $42,402,000 for 1991; $54,802,000 for 1992; and $101,164,000 for 1993. Pro forma earnings were insufficient to cover fixed charges by $4,785,000. For ratios of earnings to fixed charges for additional periods see "Selected Historical Financial Data."

(c) Excludes restricted cash equivalents.

(d) Amounts are net of unamortized discounts.

(e) Pro forma amount includes amortization of debt discount.

(f) The ratios of earnings to fixed charges were computed by dividing earnings available for fixed charges (earnings before income taxes adjusted for interest expense, amortization of debt discount and one-third of rent expense) by fixed charges. Fixed charges include interest expense, amortization of debt discount and one-third of rent expense. Pro forma earnings were insufficient to cover fixed charges by $5,720,000. For ratios of earnings to fixed charges for additional periods see "Selected Historical Financial Data."

                                  THE COMPANY

     RII is a holding company which, through its subsidiary, RIH, is principally engaged in the ownership and operation of the Resorts Casino Hotel in Atlantic City, New Jersey. In addition, RII owns land in Atlantic City at various sites, including approximately 10 acres of Boardwalk property that the Company leases to ACS under the Showboat Lease, and approximately 90 acres which are available for development. RII was incorporated in 1958 and is a Delaware corporation.

     RIHF was incorporated in Delaware in 1993 for the limited purpose of issuing the Mortgage Notes and the Junior Mortgage Notes, and receiving certain corresponding promissory notes of RIH. RIHF also has entered into the Senior Facility and may issue the Senior Facility Notes. RIHF is a wholly owned subsidiary of RII.

     RIH owns and operates all the property and improvements of the Resorts Casino Hotel. The Resorts Casino Hotel is located on the Boardwalk in Atlantic City, New Jersey, and has approximately 670 guest rooms, a 60,000-square-foot casino and related facilities. RIH was incorporated in 1903 and is a New Jersey corporation wholly owned by RII. RIH has issued certain promissory notes and guarantees relating to the Mortgage Notes and Junior Mortgage Notes.

RECENT DEVELOPMENTS

     On February 5, 1994, RII (and a subsidiary, GGRI, Inc. ("GGRI")) commenced a solicitation of acceptances of a joint plan of reorganization (the "Plan") prior to initiating cases under chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") as part of a "prepackaged bankruptcy." The requisite acceptances for confirmation of the Plan were received and, on March 21, 1994, the Plan was filed with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") which confirmed the Plan on April 22, 1994. The Plan became effective on May 3, 1994.

     Pursuant to the Plan, RII's former Series Notes were exchanged for the Mortgage Notes, Units consisting of the Junior Mortgage Notes and Class B Common Stock, shares of Common Stock, shares of an unaffiliated corporation that now owns the Company's former Paradise Island assets and operations in The Bahamas, and certain cash consideration.

     As a result of the Restructuring of the Series Notes effected by the Plan, the Company's only significant remaining assets and operations are those located in Atlantic City, New Jersey.

     See "Risk Factors," "Restructuring of Series Notes," "Pro Forma Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" as to the foregoing and other related information contained in this Prospectus.

                                  RISK FACTORS

     Investors should carefully consider all of the information set forth in this Prospectus. In particular, careful consideration should be given to the information set forth below with respect to certain risk factors generally applicable to an investment in the Mortgage Notes, Units or Common Stock.

CONTINUING HIGH LEVERAGE; FUTURE REFINANCINGS

     The Company is highly leveraged. The Company's aggregate publicly issued recourse indebtedness totals approximately $160,000,000, assuming no borrowing is made under the Senior Facility described under "Restructuring of Series Notes." The Company's high leverage poses substantial risks to holders of the Company's debt and equity securities.

     Debt service on the Mortgage Notes and Junior Mortgage Notes is premised solely on cash flows generated from the continued operation of the Resorts Casino Hotel. There can be no assurance that the Company will generate sufficient cash from operations to repay, when due, the principal amount of the Mortgage Notes maturing in 2003, or the principal amount of the Junior Mortgage Notes maturing in 2004.

As a result, the Company may be required to refinance such amounts as they become due and payable. While the Company believes that it will be able to refinance such amounts, there can be no assurance that any such refinancing would be consummated or, if consummated, would be in an amount sufficient to repay such obligations, particularly in light of the Company's high level of debt. If the Company is unable to effectuate such refinancings or renewals in the ordinary course of business, it may be required to sell equity interests in the Company. The sale of additional equity interests in the Company could result in substantial dilution of the interests of the Company's existing equity holders. There can be no assurance that such sales would be consummated or, if consummated, would be in an amount sufficient to repay such obligations in full. The failure to raise sufficient amounts of capital from such sales could ultimately result in the Company's inability to meet its debt obligations, including its obligations under the Mortgage Notes and the Junior Mortgage Notes.

RECENT NET LOSSES

     The Company experienced net losses of $41,571,000, $53,454,000 and $102,164,000 in its fiscal years ended December 31, 1991, 1992 and 1993, respectively. In addition, the Company's earnings before fixed charges were inadequate to cover fixed charges by $42,402,000, $54,802,000 and $101,164,000 for the fiscal years ended December 31, 1991, 1992 and 1993, respectively. See "Pro Forma Financial Data," in this connection.

LACK OF MARKET FOR THE MORTGAGE NOTES AND UNITS -- OTHER MARKET CONSIDERATIONS

     The Mortgage Notes and Units are new issues of securities for which there previously has been no market. Although the Mortgage Notes and the Units are listed on the AMEX, there can be no assurance that an active trading market for the Mortgage Notes or the Units will develop, and no assurance can be given as to the price at which any such securities might trade. Factors such as quarterly fluctuations in the financial and operating results of the Company, negative announcements by the Company or others, and developments affecting the Company, its customers or the gaming industry generally, could cause the market price of such securities to fluctuate substantially. Market prices may also be affected by the amount of Mortgage Notes and Units sold, and the timing of sales, by the Selling Securityholders.

INVOLVEMENT OF MERV GRIFFIN

     The involvement of Merv Griffin, Chairman of the Board of RII, in the affairs of the Company is believed to be extremely important to its future prospects. The Company believes Merv Griffin's participation enhances and projects a high positive profile for the Company's operations, and helps to distinguish the Company from its competitors. There can be no assurance that Merv Griffin's involvement will continue beyond September 17, 1997, the termination date of the License and Services Agreement (the "Griffin Services Agreement"), dated and effective as of September 17, 1992, among The Griffin Group, Inc. (the "Griffin Group"), a corporation controlled by Mr. Griffin, RII and RIH.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Original Issue Discount. The Junior Mortgage Notes will be, and the Mortgage Notes may be, issued with original issue discount ("OID"). A holder of such notes may be required for Federal income tax purposes to report interest income at a rate that is higher than the stated interest rate and in advance of the receipt of cash interest. See "Certain Federal Income Tax
Considerations -- OID with Respect to the New Debt Securities."

     Gaming Industry Excise Tax. Published reports have indicated that President Clinton is considering implementing a 4% excise tax on "gambling establishments" in connection with the pending welfare reform proposals. Due to the lack of specific information regarding the nature and scope of such tax, it is impossible to determine at this time the extent to which such tax, if enacted, would adversely affect the Company.

ADDITIONAL SENIOR SECURED DEBT; SUBORDINATION

     The Company's senior secured note purchase agreement, the Senior Facility, among RIHF, RII and RIH and certain funds and accounts advised or managed by Fidelity Management & Research Company ("Fidelity"), allows RIHF to borrow up to $20,000,000 through the issuance of Senior Facility Notes. The Company believes that the Senior Facility will serve as a safeguard if an emergency arises from current operations, or serve as a source of funds for a profitable investment opportunity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Financial Condition -- Liquidity." If borrowings are made under the Senior Facility, the Company's debt burden would increase. The Senior Facility Notes will be senior obligations issued by RIHF secured by, among other things, an assignment of a promissory note of RIH (the "RIH Senior Facility Promissory Note") in an aggregate principal amount of up to $20,000,000 payable in amounts and at times necessary to pay the principal of and interest on the Senior Facility Notes. The RIH Senior Facility Promissory Note will be secured by a lien on the Resorts Casino Hotel. The Senior Facility Notes will be guaranteed by RIH (the "RIH Senior Facility Guaranty"). This guaranty also will be secured by a lien on the Resorts Casino Hotel. RII also will issue a guaranty of the payment of principal and interest on the Senior Facility Notes to be secured by a pledge of the issued and outstanding stock of GGRI and RIHF. The Senior Facility Notes also will be secured by a pledge by GGRI, which became RIH's parent as a result of the Restructuring, of all issued and outstanding shares of RIH.

     The liens on the Resorts Casino Hotel securing the payment of the RIH Promissory Note, the Mortgage Note Guaranty, the RIH Junior Promissory Note and the Junior Mortgage Note Guaranty, respectively, will be subordinated to the liens securing the RIH Senior Facility Promissory Note and the RIH Senior Facility Guaranty.

SECURITY FOR THE MORTGAGE NOTES AND THE JUNIOR MORTGAGE NOTES

     If an Event of Default (as defined in either the indenture pursuant to which the Senior Facility Notes may be issued or the indenture pursuant to which the Mortgage Notes were issued (the "Mortgage Note Indenture") or the Junior Mortgage Note Indenture) occurs, there can be no assurance that a foreclosure on the Resorts Casino Hotel would produce proceeds in an amount that would be sufficient to pay, first, the principal of, and accrued interest on, the Senior Facility Notes (if any), second, the principal of, and accrued interest on, the Mortgage Notes, and third, the principal of, and accrued interest on, the Junior Mortgage Notes.

     In any foreclosure sale of the Resorts Casino Hotel, the purchaser would be required to be licensed to own the Resorts Casino Hotel under the New Jersey Casino Control Act and the regulations promulgated thereunder (the "Casino Control Act"). If the trustee for either the Mortgage Notes or the Junior Mortgage Notes, as the case may be, were unable to, or chose not to, sell the Resorts Casino Hotel, the trustee for either the Mortgage Notes or the Junior Mortgage Notes, as the case may be, would be required to be licensed under the Casino Control Act to operate the Resorts Casino Hotel. Such requirements limit the number of potential bidders and may delay the sale of, and may adversely affect the sales price for, the Resorts Casino Hotel. The ability to take possession and dispose of the Resorts Casino Hotel upon acceleration of the Senior Facility Notes, the Mortgage Notes and the Junior Mortgage Notes is likely to be significantly impaired or delayed by applicable bankruptcy law if a reorganization case were to be commenced by or against RII, RIHF or RIH prior to the foreclosure upon or disposition of the Resorts Casino Hotel by the trustee for either the Senior Facility Notes, the Mortgage Notes or the Junior Mortgage Notes.

COMPETITION

     General. The Company competes directly with other casino operators in the Atlantic City market in which it operates, principally on the basis of price, quality and customer service. Such competition has intensified in recent years. See "Description of Business." The Company faces competition from cruise lines, riverboat gambling, casinos located in Atlantic City, New Jersey, New York, Connecticut, Nevada, Puerto Rico, The Bahamas and other locations outside the United States, from other forms of legalized gaming in New Jersey and in its surrounding states such as lotteries, horse racing, jai-alai, dog racing and other legalized gaming activities and from illegal wagering of various types. The Company also would compete with any facilities in jurisdictions that may authorize casino gaming or other forms of wager in the future. Legalized gambling in some form or another is now allowed in 48 states. Since 1988, Indian tribes have negotiated at least 87 compacts with 19 states to operate legalized gambling, not including bingo parlors. The large increase in Indian reservation casinos, along with a rapid expansion of riverboat gambling and other casino gambling, may adversely affect the Company's operations, particularly if casino gaming were permitted in jurisdictions adjacent to, or elsewhere in, New Jersey. Currently, casino gaming is not allowed in other areas of New Jersey, but is under consideration in Pennsylvania and the District of Columbia.

     The Mashantucket Pequot Indians operate a casino facility in Ledyard, Connecticut, located in the eastern portion of the state. The facility opened in early 1991 with authorization to conduct table gaming operations only, and in January 1993, slot machines were authorized. In July 1993, the Oneida Indians opened a casino near Syracuse, New York. In October 1993 approval was granted for the construction of a high-stakes gambling casino on the St. Regis Mohawk reservation in New York State near the Canadian border, 50 miles southwest of Montreal. Under New York state law, poker and slot machines currently are not permitted. The casinos in Connecticut and New York may have an adverse effect on the Atlantic City casino industry.

     Atlantic City. Competition in the Atlantic City casino/hotel market is intense. Casino/hotels compete primarily on the basis of promotional allowances, entertainment, advertising, services provided to patrons, caliber of personnel, attractiveness of the hotel and casino areas and related amenities and parking facilities. There are 12 casino/hotels located in Atlantic City, including the Resorts Casino Hotel, all of which compete for patrons. In the aggregate, those casino/hotels contain approximately 854,000 square feet of casino space including simulcast betting and poker rooms and 9,400 hotel rooms. The total amount of gaming area of the competing properties is expected to increase as the Showboat Casino Hotel (the "Showboat Casino") has recently announced plans for a sizable addition to its casino gaming floor. The Showboat Casino is located on approximately ten acres of Boardwalk property owned by the Company and leased to ACS under the Showboat Lease. Also, several competitors are expected to add racetrack simulcasting rooms which are permitted to house authorized table games. Unlike casino gaming floor area, which is regulated based on the number of guest rooms at a particular property, the size of simulcasting rooms is not limited.

     The Resorts Casino Hotel is located at the eastern end of the Boardwalk adjacent to the Trump Taj Mahal Casino-Resort (the "Taj Mahal") and the Showboat Casino. These three properties have a total of more than 2,400 hotel rooms and 278,000 square feet of gaming space in close proximity to each other. A 28-foot wide enclosed pedestrian bridge between the Resorts Casino Hotel and the Taj Mahal allows patrons of both hotels and guests for events being held at the Resorts Casino Hotel and at the Taj Mahal to move between the facilities without exposure to the weather. A similar enclosed pedestrian bridge connects the Showboat Casino to the Taj Mahal, allowing patrons to walk under cover among all three casino/hotels. The remaining nine Atlantic City casino/hotels are located approximately one-half mile to one and one-half miles to the west on the Boardwalk or in the Marina area of Atlantic City.

NEW JERSEY REGULATORY MATTERS

     The ownership and operations of casino/hotel facilities and related businesses in Atlantic City are the subject of strict state regulation under the Casino Control Act. The Casino Control Act also imposes substantial restrictions on the ownership of equity and debt securities of a company holding a casino license, or an intermediary, holding company or affiliate of a casino licensee. As a holding company of a casino licensee, RII is required to register with the New Jersey Casino Control Commission (the "Casino Control Commission") and obtain qualification approval by meeting essentially the same requirements as a casino licensee.

     A casino license initially is issued for a term of up to one year and must be renewed annually by action of the Casino Control Commission for the first two renewal periods succeeding the initial issuance of a casino license. Thereafter, a casino license is renewed for a period of up to two years, although the Casino Control Commission may reopen licensing hearings at any time. A license is not transferable and may be conditioned, revoked or suspended at any time upon proper action by the Casino Control Commission. The Casino Control

Act also requires an operations certificate which, in effect, has a term coextensive with that of a casino license. On February 26, 1979, the Casino Control Commission granted a casino license to RIH for the operation of the Company's Atlantic City casino. In February 1994, RIH's license was renewed until January 31, 1996. RIH's renewed license is subject to several conditions, including: (i) the submission of periodic reports and immediate notification of certain events related to RII's public debt securities to the Casino Control Commission; (ii) obtaining approval of the Casino Control Commission prior to the implementation of any material changes to the Restructuring; (iii) submission of certain financial and other reports relative to the Restructuring and certain other periodic financial reports to the Casino Control Commission;
(iv) obtaining approval of the Casino Control Commission prior to making certain payments from RIH to related parties; and (v) obtaining approval of the Casino Control Commission prior to borrowing under the Senior Facility.

     There can be no assurance that the Company will receive or continue to receive all authorizations needed for the operation of the Company's Atlantic City casino and thereby be permitted, in the future, to continue to operate the Resorts Casino Hotel. Failure to maintain a casino license would have a material adverse effect on the Company's ability to make payments in respect of the Mortgage Notes and the Junior Mortgage Notes. See "Description of
Business -- Regulation and Gaming Taxes and Fees".

POTENTIAL DISQUALIFICATION OF HOLDERS BY THE CASINO CONTROL COMMISSION

     Additionally, the Casino Control Commission imposes certain restrictions upon the ownership of securities issued by a corporation which holds a casino license or is a holding, intermediary, subsidiary or affiliated company of a corporate licensee. Among other restrictions, the sale, assignment, transfer, pledge or other disposition of any security issued by a corporation which holds a casino license is conditional and shall be ineffective if disapproved by the Casino Control Commission. If the Casino Control Commission finds that an individual owner or holder of any securities of a corporate licensee or any holding or affiliated company must be qualified and is not qualified under the Casino Control Act, the Casino Control Commission has the right to propose any necessary remedial action. In the case of corporate holding or affiliated companies whose securities are publicly traded, the Casino Control Commission may require divestiture of the security held by any disqualified holder who is required to be qualified under the Casino Control Act.

     If entities or persons required to be qualified refuse or fail to qualify and fail to divest themselves of such security interest, the Casino Control Commission has the right to take any necessary action, including the revocation or suspension of the casino license. If any security holder of the licensee or any holding or affiliated company who is required to be qualified is found disqualified, it will be unlawful for the security holder: (i) to receive any dividends or interest upon any such securities; (ii) to exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) to receive any remuneration in any form from the corporate licensee for services rendered or otherwise. The Amended and Restated Certificate of Incorporation of RII provides that all securities of RII are held subject to the condition that, if the holder thereof is found to be disqualified by the Casino Control Commission pursuant to provisions of the Casino Control Act, such holder must dispose of his or her interest in the securities.

RISK OF HIGHLY LEVERAGED TRANSACTION

     The Junior Mortgage Note Indenture does not require RIHF to offer to purchase the Junior Mortgage Notes upon occurrence of a change of control and may not afford holders of the Junior Mortgage Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders the Junior Mortgage Notes.

                         RESTRUCTURING OF SERIES NOTES

BACKGROUND

     The outstanding principal amount of RII's Series Notes, which were scheduled to mature on April 15, 1994, was $481,907,000. According to the terms of the Series Notes, the interest due on the maturity date would have been approximately $36,000,000 and RII's total obligation at maturity would have amounted to approximately $518,000,000.

     The Company's ability to pay the principal balance due on the Series Notes at maturity was premised on certain assumptions included in RII's 1990 plan of reorganization (the "Old Plan"), the most significant of which was the Company's ability to sell its former Paradise Island Resort & Casino, Ocean Club Golf & Tennis Resort, Paradise Paradise Beach Resort and related assets, all located on Paradise Island, The Bahamas, by December 31, 1991 at a price ranging from $250,000,000 to $300,000,000. Other assumptions included the Company's ability to generate substantial excess cash flow from its operations and the Company's ability to sell its non-operating real estate holdings in Atlantic City at acceptable prices. However, the recession in the United States, and more specifically in the northeast sector, the acute competition in Atlantic City and The Bahamas, the unexpected increase in competition from other jurisdictions, the unforeseen difficulty in selling the Paradise Island assets at the projected price, and the adverse impact of the conflict in the Persian Gulf in early 1991 on transportation and tourism, all adversely affected the Company's ability to realize the assumptions in the Old Plan.

     Although the Company did not discontinue its efforts to sell the Paradise Island assets, it experienced a very limited amount of interest by prospective purchasers. The only offer the Company received for its Paradise Island assets prior to the Restructuring was made in August 1991. That offer would have netted the Company approximately $150,000,000 if the transaction had been consummated. This amount was inadequate to retire sufficient Series Notes at par so as to permit the Company's then remaining Atlantic City operations to service the debt that would have remained outstanding. Subsequent discussions with the prospective purchaser did not lead to a definitive agreement, and the discussions terminated in early 1992.

     As the possibilities of a sale of the Paradise Island assets at other than a depressed price diminished and the Company was unable to generate substantial excess cash flow from its operations, the principal amount of the Series Notes (originally $325,000,000) increased due to a payment-in-kind interest feature of the Series Notes, which allowed the Company to satisfy interest obligations on its Series Notes by the issuance of additional Series Notes in lieu of making cash interest payments. Thus, it became evident that in order for the Company to reduce its debt to a level that could be supported by the cash flow reasonably anticipated on a continuing basis, it had to develop financial alternatives other than, or in conjunction with, a sale of its Paradise Island assets. The Company worked with its financial advisers on developing and analyzing financial alternatives, as well as developing a long-term financial plan, since late 1991. In this connection, management of the Company, with the assistance of its legal and financial advisers, commenced discussions with representatives of major holders of Series Notes in the summer of 1992 in an effort to reach an agreement as to the terms of a possible restructuring of the Series Notes. This process resulted in the Restructuring described below.

RESTRUCTURING

     On October 25, 1993, RII and three of its subsidiaries, RIH, RIHF and P.I. Resorts Limited ("PIRL"), filed a Form S-4 Registration Statement (No. 33-50733) under the Securities Act. That registration statement described in detail the Restructuring which RII and GGRI, RII's subsidiary which guaranteed the Series Notes, proposed to accomplish through the Plan, which was proposed and for which acceptances were solicited before commencing cases under chapter 11 of the Bankruptcy Code. This process is known as a "prepackaged bankruptcy." On February l, 1994, after certain amendments, the registration statement was declared effective. On February 5, 1994 the solicitation of acceptances of the Plan commenced with the mailing of the Information Statement/Prospectus for Solicitation of Votes on Prepackaged Plan of Reorganization, ballots and other materials to holders of Series Notes, RII's Common Stock and stock options (the

"1990 Stock Options") issued pursuant to the RII Senior Management Stock Option Plan (the "1990 Stock Option Plan"). Holders of Series Notes, Common Stock and 1990 Stock Options as of January 10, 1994 (the "Voting Record Date") were entitled to vote on the Plan. The solicitation period ended on March 15, 1994. The Company received the requisite acceptances for confirmation of the Plan and filed the Plan with the Bankruptcy Court on March 21, 1994. The Plan was confirmed by the Bankruptcy Court on April 22, 1994 and on May 3, 1994 (the "Effective Date"), all conditions to the effectiveness of the Plan were met and the Plan became effective.

     Accordingly, on the Effective Date pursuant to the Order of the Bankruptcy Court confirming the Plan, all Series Notes were cancelled on the books of RII and were settled in consideration of the right to participate in the distributions under the Plan. Except as the context may otherwise indicate, all references in this Prospectus to principal amounts of Mortgage Notes and Junior Mortgage Notes, and shares of Class B Common Stock and Common Stock outstanding, and to the ownership thereof, assume that the distribution of such securities pursuant to the Plan occurred on the Effective Date.

     The Plan was the result of extensive negotiations among RII, Fidelity and TCW Special Credits on behalf of various funds and accounts advised or managed by it ("TCW"). Fidelity and TCW separately advise and manage various funds and accounts that as of the Voting Record Date held in the aggregate approximately 64% of the outstanding principal amount of Series Notes. In addition, RII, Fidelity and TCW held discussions with Sun International Investments Limited ("SIIL"), an unaffiliated company, regarding the purchase of a 60% interest in the Company's Paradise Island assets (the "SIHL Sale") through a subsidiary of SIIL, Sun International Hotels Limited ("SIHL"), formed for that purpose. Pursuant to the Plan, Fidelity and TCW and their agents are entitled to reimbursement by the Company for reasonable fees and expenses incurred in connection with the prepackaged bankruptcy effected under the Plan.

     Pursuant to the Plan the Company effected, among other things, the exchange of the Series Notes for: (i) $125,000,000 aggregate principal amount of Mortgage Notes; (ii) Units consisting of a total of $35,000,000 aggregate principal amount of Junior Mortgage Notes, and 35,000 shares of Class B Common Stock;
(iii) 40% of the Common Stock of RII on a fully diluted basis (excluding 1990 Stock Options and options to be issued under a newly implemented stock option plan (the "1994 Stock Option Plan")); (iv) $65,000,000 in cash, plus interest at an annual rate of 7.5% from January 1, 1994 through May 3, 1994, the closing date of the SIHL Sale, plus 40% of the capital stock of SIHL, representing the consideration received from the SIHL Sale; and (v) the Company's Excess Cash, as defined in the Plan, which was in excess of $30,000,000.

     The Plan also provided for certain funds or accounts managed by Fidelity to enter into the Senior Facility with RIHF which, subject to the terms thereof, will allow RIHF to borrow up to $20,000,000 through the issuance of the Senior Facility Notes. The Senior Facility is available for a single borrowing during the one-year period from the Effective Date. If issued, the Senior Facility Notes will bear interest at 11% per year and mature in 2002. Any amount borrowed by RIHF under the Senior Facility will be loaned by RIHF to RIH, and possibly by RIH to RII, through intercompany transactions and will be used for working capital and general corporate purposes. It is a condition of the Senior Facility that any Senior Facility Notes issued thereunder be registered under the Securities Act for public resale.

     The following transactions, among others, also were effected in connection with the consummation of the Plan: (i) the initial post-Restructuring directors of RII were named to the RII Board of Directors (see "Management of RII"); (ii) RII issued warrants to purchase 10% of RII's Common Stock on a fully diluted basis (the "Griffin Warrants") to Griffin Group (see "Griffin Services Agreement" under "Management of RII -- Executive Compensation -- Compensation Committee Interlocks and Insider Participation"); (iii) termination of the 1990 Stock Option Plan (although existing holders of 1990 Stock Options retained their options); and (iv) implementation of the 1994 Stock Option Plan, which allows for the granting of options to purchase up to 5% of the outstanding Common Stock of RII.

PARADISE ISLAND ASSETS ACQUIRED BY SIHL

     The Paradise Island assets acquired by SIHL in the SIHL Sale include all the properties owned by the Company and its operations relating to its former business in The Bahamas; principally, the Paradise Island Resort & Casino, the Ocean Club Golf & Tennis Resort, and the Paradise Paradise Beach Resort. The Paradise Island Resort & Casino includes two hotel towers totalling 1,186 guest rooms, the 30,000 square foot Paradise Island casino and related facilities. The Ocean Club Golf & Tennis Resort is an exclusive 71-room hotel with premium room rates. The Paradise Paradise Beach Resort is a 100-room hotel complex that offers more moderately priced accommodations. The assets acquired by SIHL include convention facilities, shops, restaurants, bars and lounges, an 18-hole golf course, tennis courts and swimming pools, approximately six miles of beach and water frontage and other resort facilities on Paradise Island. A total of 562 acres on Paradise Island, 218 of which were not used in the Company's former operations and were available for future development, were included in the SIHL Sale. Also, certain assets located in Florida and used in connection with the Company's former Paradise Island operations were included in the SIHL Sale. See "Pro Forma Financial Data."

                             CAPITALIZATION OF RII

     The following table sets forth the historical consolidated capitalization of RII and its subsidiaries at December 31, 1993, and RII's pro forma capitalization at such date after giving effect to the Restructuring.

                                                                         DECEMBER 31, 1993
                                                                      ------------------------
                                                                      HISTORICAL     PRO FORMA
                                                                      ---------      ---------
                                                                           (IN THOUSANDS)
Current maturities of long-term debt:
  Series A Notes(a).................................................  $ 254,200
  Series B Notes(a).................................................    211,929
  Other.............................................................        207      $      74
                                                                      ---------      ---------
          Total current maturities..................................    466,336             74
                                                                      ---------      ---------
Long-term debt:
  Mortgage Notes(b).................................................                   116,625
  Junior Mortgage Notes(c)..........................................                    30,975
  Senior Facility Notes(d)
  Showboat Notes(e).................................................     84,881         84,881
  Other.............................................................        148             13
                                                                      ---------      ---------
          Total long-term debt......................................     85,029        232,494
                                                                      ---------      ---------
Shareholders' equity (deficit):
  Common Stock......................................................        202            377
  Class B Common Stock(f)...........................................
  Capital in excess of par..........................................    102,092        133,615
  Accumulated deficit...............................................   (210,720)      (133,363)
                                                                      ---------      ---------
                                                                       (108,426)           629
  Note receivable from related party................................     (5,318)
                                                                      ---------      ---------
          Total shareholders' equity (deficit)......................   (113,744)           629
                                                                      ---------      ---------
          Total capitalization......................................  $ 437,621      $ 233,197
                                                                      ---------      ---------
                                                                      ---------      ---------

- ---------------
(a) The Series Notes comprise the Series A Notes and the Series B Notes. Historical amounts are net of unamortized discounts of $8,331,000 and $7,447,000 for the Series A Notes and the Series B Notes, respectively.

(b) See "Description of Mortgage Notes." Pro forma balance is net of unamortized discount of $8,375,000.

(c) See "Description of Junior Mortgage Notes." Pro forma balance is net of unamortized discount of $4,025,000.

(d) Assumes no borrowings under the Senior Facility.

(e) See Note 7 of Notes to Consolidated Financial Statements of RII for a description of RII's First Mortgage Non-Recourse Pass-Through Notes due June 30, 2000 (the "Showboat Notes"). Amounts are net of unamortized discount of $20,452,000.

(f) See "Description of Common Stock and Class B Common Stock -- Description of Class B Common Stock."

                             CAPITALIZATION OF RIH

     The following table sets forth the historical consolidated capitalization of RIH and its subsidiaries at December 31, 1993, and RIH's pro forma capitalization at such date after giving effect to the Restructuring.

                                                                           DECEMBER 31, 1993
                                                                         ----------------------
                                                                         HISTORICAL   PRO FORMA
                                                                         ---------    ---------
                                                                             (IN THOUSANDS)
Current maturities of long-term debt:
  Capitalized lease obligations.......................................   $      74    $      74
  Notes payable to affiliate(a).......................................     325,000
                                                                         ---------    ---------
          Total current maturities of long-term debt..................     325,074           74
                                                                         ---------    ---------
Long-term debt:
  RIH Promissory Note due to affiliate(b).............................                  116,625
  RIH Junior Promissory Note due to affiliate(c)......................                   30,975
  RIH Senior Facility Promissory Note(d)
  Capitalized lease obligations.......................................          13           13
                                                                         ---------    ---------
          Total long-term debt........................................          13      147,613
                                                                         ---------    ---------
Shareholder's equity (deficit):
  Common stock(a).....................................................                    1,000
  Excess of liabilities over assets at August 1990 reorganization.....    (198,829)    (198,829)
  Capital in excess of par............................................                  210,331
  Retained earnings...................................................      50,834
                                                                         ---------    ---------
          Total shareholder's equity (deficit)........................    (147,995)      12,502
                                                                         ---------    ---------
          Total capitalization........................................   $ 177,092    $ 160,189
                                                                         ---------    ---------
                                                                         ---------    ---------

- ---------------

(a) Notes payable to GGRI were exchanged for an amount of RIH common stock representing 99.99% of the issued and outstanding stock of RIH as part of the Restructuring.

(b) Note payable to RIHF with terms that mirror the Mortgage Notes. See "Description of Mortgage Notes." Pro forma balance is net of unamortized discount of $8,375,000.

(c) Note payable to RIHF with terms that mirror the Junior Mortgage Notes. See "Description of Junior Mortgage Notes." Pro forma balance is net of unamortized discount of $4,025,000.

(d) If there is a borrowing under the Senior Facility, RIH will have a note payable to RIHF in an equal amount with terms that mirror those of the Senior Facility Notes. See "Restructuring of Series Notes -- Restructuring" for a brief description of the Senior Facility Notes.

                       SELECTED HISTORICAL FINANCIAL DATA

     The information presented below should be read in conjunction with the consolidated financial statements, including notes thereto, presented elsewhere in this Prospectus.

                          RESORTS INTERNATIONAL, INC.
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                     --------------------------------------------------------------------------------------
                                                            1990
                                                  -------------------------
                                                   THROUGH       FROM
  OPERATING INFORMATION (NOTE A)       1989       AUGUST 31    SEPTEMBER 1         1991            1992            1993
- ----------------------------------   ---------    ---------    ------------    ------------    ------------    ------------
Operating revenues (Note B).......   $ 451,254    $293,972       $129,591        $  418,243      $  436,934     $   439,564
                                     ---------    ---------    ------------    ------------    ------------    ------------
                                     ---------    ---------    ------------    ------------    ------------    ------------
Earnings (loss) from operations
  (Note B)........................   $  (7,850)   $ 13,540       $ (1,214)       $   16,036      $   21,502     $    12,898
Recapitalization costs
  (Notes A and C).................      (7,291)   (187,018 )                                         (2,848)         (8,789)
Write-off of goodwill.............    (181,311)
Net gain from purchases of
  subordinated debentures
  (Note D)........................       4,149
Other income (deductions), net
  (Note E)........................    (114,286)      1,884        (12,317)          (58,438)        (73,456)       (105,273)
                                     ---------    ---------    ------------    ------------    ------------    ------------
Loss before income taxes and
  extraordinary item..............    (306,589)   (171,594 )      (13,531)          (42,402)        (54,802)       (101,164)
Income tax benefit (expense)
  (Note F)........................       3,700                                          831           1,348          (1,000)
                                     ---------    ---------    ------------    ------------    ------------    ------------
Loss before extraordinary item....    (302,889)   (171,594 )      (13,531)          (41,571)        (53,454)       (102,164)
Extraordinary item
  (Notes F and G).................                 429,809
                                     ---------    ---------    ------------    ------------    ------------    ------------
Net earnings (loss)...............   $(302,889)   $258,215       $(13,531)       $  (41,571)     $  (53,454)    $  (102,164)
                                     ---------    ---------    ------------    ------------    ------------    ------------
                                     ---------    ---------    ------------    ------------    ------------    ------------
Net loss per share of common stock
  (Note H)........................                               $  (. 68)       $    (2.07)     $    (2.65)    $     (5.07)
                                                               ------------    ------------    ------------    ------------
                                                               ------------    ------------    ------------    ------------
Ratio of earnings to fixed charges
  (Note I)........................          --          --             --                --              --              --
                                     ---------    ---------    ------------    ------------    ------------    ------------
                                     ---------    ---------    ------------    ------------    ------------    ------------

                                                                         AT DECEMBER 31,
                                                    ----------------------------------------------------------
       BALANCE SHEET INFORMATION (NOTE A)             1989         1990        1991        1992        1993
- -------------------------------------------------   ---------    --------    --------    --------    ---------
Total assets.....................................   $ 745,976    $568,746    $567,890    $568,950    $ 575,785
Current maturities of long-term debt (Note J)....   $   1,269    $  1,528    $  1,571    $    828    $ 466,336
Long-term debt, excluding current maturities
  (Note J).......................................   $ 858,931    $341,069    $392,667    $460,712    $  85,029
Shareholders' equity (deficit)...................   $(260,641)   $ 77,041    $ 36,099    $(17,262)   $(113,744)

NOTES TO RII SELECTED HISTORICAL FINANCIAL DATA

     Note A: During 1989, RII and certain of its subsidiaries filed consents to involuntary petitions or filed voluntary petitions for relief under the Bankruptcy Code. The effects of the bankruptcy proceedings reflected in the selected financial data for periods during which the Company operated subject to the jurisdiction of the Bankruptcy Court are (i) the Company stopped accruing interest on its previously outstanding public debt issues in November and December 1989, (ii) the Company stopped amortizing debt issuance costs on the dates the respective interest accruals ceased, and (iii) the Company included in long-term debt at December 31, 1989 sinking funds due in 1990 and accrued interest on public debt stayed in bankruptcy proceedings.

     In 1990 the Company emerged from bankruptcy proceedings pursuant to the Old Plan. The reorganization was accounted for using "fresh start" accounting. Accordingly, all assets and liabilities were restated to reflect their estimated fair values and the accumulated deficit was eliminated. The Company recorded the effects of the reorganization as of August 31, 1990. The 1990 operating information is presented separately for the periods "Through August 31" and "From September 1" due to the new basis of accounting which resulted from the application of fresh start accounting.

     Changes in operations during the past five years include the following:
Amphibious airline operation was sold in December 1990. Security consulting service operations were sold in 1990 and 1991.

     Note B: Operating revenues for 1989 include the sales of various parcels of vacant land in Atlantic City and The Bahamas for net proceeds of $5,053,000. Earnings from operations for 1989 include a net loss of $317,000 on those sales.

     Operating revenues for 1990 include the sales of various parcels of vacant land in The Bahamas for net proceeds of $3,933,000. Earnings from operations for 1990 include gains of $247,000 on those sales.

     Operating revenues for 1992 include the sale of a residential lot in The Bahamas for net proceeds of $213,000. Earnings from operations for 1992 include a net loss of $17,000 on that sale.

     Operating revenues for 1993 include the sale of a residential lot in The Bahamas for net proceeds of $445,000. Earnings from operations for 1993 include a net gain of $224,000 on that sale.

     Note C: See Note 1 of Notes to Consolidated Financial Statements of RII for a discussion of this item in 1992 and 1993.

     Note D: The 1989 net gain from purchases of subordinated debentures resulted from the Company's purchases of $13,528,000 of its subordinated debentures to satisfy sinking fund requirements.

     Note E: This item includes interest income, interest expense and amortization of debt discount and issuance costs.

     Note F:   For the years 1989 through 1992 the Company accounted for income taxes in accordance with Statement of Accounting Standards No. 96, "Accounting for Income Taxes".

     For the year 1989 the Company had net operating losses for purposes of federal and state income taxes. To the extent the carryforward of these net operating losses reduced the existing deferred tax liability, it resulted in a tax benefit for the year. The write-off of goodwill in 1989 was a non-deductible item for income tax purposes.

     No tax provision was recorded for the two periods of 1990 due to the generation of net operating losses for federal and state income tax purposes. The gain on exchange of debt which is reflected in the extraordinary item in 1990 was not taxable. A deferred tax benefit resulted from the elimination of basis differences on the previously outstanding public debt, and is included in the extraordinary item.

     See Note 13 of Notes to Consolidated Financial Statements of RII for discussion of income taxes for 1991, 1992 and 1993.

     Note G: The exchange of securities in connection with the reorganization in 1990 resulted in a gain of $421,611,000 which, together with the related deferred income tax benefit of $8,198,000, was reported as an extraordinary item.

     Note H: See Note 2 of Notes to Consolidated Financial Statements of RII for discussion of net loss per share of common stock. For 1989 and the period through August 31, 1990 there was a sole shareholder of RII. Accordingly, no per share data is disclosed for those periods.

     Note I: The ratios of earnings to fixed charges were computed by dividing earnings available for fixed charges (earnings before income taxes and extraordinary item, adjusted for interest expense, amortization of debt discount and expense and one-third of rent expense) by fixed charges. Fixed charges include interest expense, amortization of debt discount and expense, capitalized interest and one-third of rent expense.

Earnings were insufficient to cover fixed charges by $306,688,000 for 1989; $171,594,000 for the period through August 31, 1990; $13,531,000 for the period from September 1, 1990; $42,402,000 for 1991; $54,802,000 for 1992; and
$101,164,000 for 1993.

     Note J:  These items are presented net of unamortized discounts.

     Note K: RII has not paid any dividends on its capital stock during the five years presented.

                       RESORTS INTERNATIONAL HOTEL, INC.
                           (IN THOUSANDS OF DOLLARS)

                                                           FOR THE YEAR ENDED DECEMBER 31,
                                      -------------------------------------------------------------------------
                                                           1990
                                                  -----------------------
                                                   THROUGH       FROM
OPERATING INFORMATION (NOTE A)          1989      AUGUST 31   SEPTEMBER 1       1991        1992        1993
- ------------------------------------  ---------   ---------   -----------     ---------   ---------   ---------
Operating revenues..................  $ 255,054   $ 158,805    $  76,216      $ 247,474   $ 262,740   $ 271,479
                                      ---------   ---------   -----------     ---------   ---------   ---------
                                      ---------   ---------   -----------     ---------   ---------   ---------
Earnings (loss) from operations.....  $  (7,286)  $   3,449    $   2,304      $  14,819   $  21,049   $  12,068
Recapitalization costs (Note A).....     (2,430)   (119,804)                                   (874)     (2,727)
Write-off of goodwill...............   (105,161)
Affiliated bad debt write-off
  (Note B)..........................                (98,983)
Other income (deductions), net
  (Note C)..........................    (37,565)      5,209        2,696          6,942       7,181       7,422
                                      ---------   ---------   -----------     ---------   ---------   ---------
Earnings (loss) before income taxes
  and extraordinary item............   (152,442)   (210,129)       5,000         21,761      27,356      16,763
Income tax benefit (expense)
  (Note D)..........................      3,400                                  (8,704)    (10,942)       (400)
                                      ---------   ---------   -----------     ---------   ---------   ---------
Earnings (loss) before extraordinary
  item..............................   (149,042)   (210,129)       5,000         13,057      16,414      16,363
Extraordinary item (Note B).........                (17,335)
                                      ---------   ---------   -----------     ---------   ---------   ---------
Net earnings (loss).................  $(149,042)  $(227,464)   $   5,000      $  13,057   $  16,414   $  16,363
                                      ---------   ---------   -----------     ---------   ---------   ---------
                                      ---------   ---------   -----------     ---------   ---------   ---------
Ratio of earnings to fixed charges
  (Note E)..........................         --          --         14.2           15.5        21.5        16.0
                                      ---------   ---------   -----------     ---------   ---------   ---------
                                      ---------   ---------   -----------     ---------   ---------   ---------

                                                                       AT DECEMBER 31,
                                                  ----------------------------------------------------------
       BALANCE SHEET INFORMATION (NOTE A)           1989       1990        1991          1992        1993
- ------------------------------------------------  --------   ---------   ---------     ---------   ---------
Total assets....................................  $414,608   $ 221,193   $ 235,235     $ 250,636   $ 264,164
Current maturities of notes payable to affiliate
  and other long-term debt......................  $    482   $   1,044   $     958     $     643   $ 325,074
Notes payable to affiliate and other long-term
  debt, excluding current maturities............  $356,953   $ 326,787   $ 326,539     $ 325,904   $      13
Shareholder's deficit...........................  $ (6,365)  $(193,829)  $(180,772)    $(164,358)  $(147,995)

NOTES TO RIH SELECTED HISTORICAL FINANCIAL DATA

     Note A: At the end of 1989, when RII and certain of its subsidiaries entered bankruptcy and stopped accruing interest on their public debt, RIH stopped accruing interest on its affiliated notes payable, the terms of which mirrored the terms of certain of the public debt. Also at that time RIH stopped amortizing related debt issuance costs. At December 31, 1989, accrued interest on RIH's affiliated notes payable is included in long-term, rather than current, liabilities.

     In 1990 the Company emerged from bankruptcy proceedings pursuant to the Old Plan. The reorganization was accounted for using "fresh start" accounting. Accordingly, all assets and liabilities were restated to reflect their estimated fair values and the accumulated deficit was eliminated. The Company recorded the effects of the reorganization as of August 31, 1990. The 1990 operating information is presented separately for the periods "Through August 31" and "From September 1" due to the new basis of accounting which resulted from the application of fresh start accounting.

     Note B: RIH's affiliated bad debt write-off resulted from the 1990 reorganization discussed above.

     Note C: Includes interest income, interest expense and amortization of debt discount and issuance costs.

     Note D: For the year ended December 31, 1989, RIH accounted for income taxes under the liability method prescribed by Statement of Financial Accounting Standards No. 96, "Accounting for Income Taxes."

     No tax provision was recorded for the two periods of 1990 due to the generation of additional net operating losses for federal and state income tax purposes during the period through August 31 which were sufficient to offset taxable income generated during the period from September 1.

     See Note 10 of Notes to Consolidated Financial Statements of RIH herein for discussion of income taxes for 1991, 1992 and 1993.

     Note E: The ratios of earnings to fixed charges were computed by dividing earnings available for fixed charges (earnings before income taxes and extraordinary item, adjusted for interest expense, amortization of debt discount and expense, and one-third of rent expense) by fixed charges. Fixed charges include interest expense, amortization of debt discount and expense, and one-third of rent expense. Earnings were insufficient to cover fixed charges by $152,442,000 for 1989 and $210,129,000 for the period through August 31, 1990.

                            PRO FORMA FINANCIAL DATA

     Set forth below is certain unaudited pro forma financial information for RII and RIH. The pro forma balance sheet information as of December 31, 1993 gives effect to the Restructuring as if it occurred on that date. The pro forma statement of operations information for the year ended December 31, 1993 gives effect to the Restructuring as if it occurred on January 1, 1993. However, the pro forma statement of operations information excludes the gains (losses) resulting from the Restructuring and the costs associated therewith. The unaudited pro forma information is not necessarily indicative of future results or what the respective entities' financial position or results of operations would actually have been had the transactions occurred on the dates indicated. Such information should not be used as a basis to project results for any future period.

RIHF

     Pro forma financial information is not presented for RIHF due to its recent incorporation and lack of activity to date. Pursuant to the Restructuring, RIHF is to have notes receivable from RIH (the RIH Promissory Note and the RIH Junior Promissory Note) in amounts equal to its notes payable balance for the Mortgage Notes and the Junior Mortgage Notes. Also, RIHF is to have interest income from the notes receivable from RIH in an amount equal to the interest expense on its notes payable. RIHF is not expected to have any other assets or liabilities or engage in any transactions subsequent to the Restructuring except to the extent that RIHF draws upon the Senior Facility. If RIHF does draw upon the Senior Facility, RIHF will have an additional note receivable from RIH (the RIH Senior Facility Promissory Note) in an amount equal to its notes payable balance pursuant to the Senior Facility (the Senior Facility Notes), and will have interest income from such note receivable in an amount equal to the interest expense on its notes payable.

                          RESORTS INTERNATIONAL, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)

                                                                        DECEMBER 31, 1993
                                                          ------------------------------------------
                                                                          PRO FORMA
                                                           HISTORICAL   ADJUSTMENTS        PRO FORMA
                                                           ----------   -----------        ---------
ASSETS
Current assets:
  Cash and cash equivalents..............................  $   62,546    $   1,220  (a)    $  20,000
                                                                             3,008  (b)
                                                                           (38,774) (c)
                                                                            (8,000) (d)
  Restricted cash equivalents............................      14,248       (1,220) (a)       4,309
                                                                            (6,913) (c)
                                                                            (1,806) (e)
  Receivables, net.......................................      19,297      (13,269) (c)       6,028
  Inventories............................................       8,664       (6,910) (c)       1,754
  Prepaid expenses.......................................      10,664        2,310  (b)       9,387
                                                                            (2,581) (c)
                                                                            (1,006) (d)
                                                           ----------   -----------       ---------
          Total current assets...........................     115,419      (73,941)          41,478
Property and equipment, net..............................     447,840     (173,478) (c)     274,362
Deferred charges and other assets........................      12,526       (1,264) (c)      11,262
                                                           ----------   -----------       ---------
                                                           $  575,785    $(248,683)       $ 327,102
                                                           ----------   -----------       ---------
                                                           ----------   -----------       ---------
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term debt, net..............  $  466,336    $(466,262) (c)   $      74
  Accounts payable and accrued liabilities...............      84,164      (40,366) (c)      39,905
                                                                            (2,087) (d)
                                                                            (1,806) (e)
                                                           ----------   -----------       ---------
          Total current liabilities......................     550,500     (510,521)          39,979
                                                           ----------   -----------       ---------
Long-term debt, net......................................      85,029      147,465  (c)     232,494
                                                           ----------   -----------       ---------
Deferred income taxes....................................      54,000                        54,000
                                                           ----------                     ---------
Shareholders' equity (deficit):
  Common stock...........................................         202          169  (c)         377
                                                                                 6  (d)
  Capital in excess of par...............................     102,092       30,665  (c)     133,615
                                                                               858  (d)
  Accumulated deficit....................................    (210,720)      85,140  (c)    (133,363)
                                                                            (7,783) (d)
                                                           ----------   -----------       ---------
                                                             (108,426)     109,055              629
  Note receivable from related party.....................      (5,318)       5,318  (b)           0
                                                           ----------   -----------       ---------
          Total shareholders' equity (deficit)...........    (113,744)     114,373              629
                                                           ----------   -----------       ---------
                                                           $  575,785    $(248,683)       $ 327,102
                                                           ----------   -----------       ---------
                                                           ----------   -----------       ---------

           See Notes to Pro Forma Consolidated Balance Sheet of RII.

                          RESORTS INTERNATIONAL, INC.

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

     (a) Reflects the reclassification of the balance of the collateral account for the Series Notes from restricted cash equivalents to non-restricted cash and cash equivalents.

     (b) Reflects (i) prepayment of fees due Griffin Group through September 17, 1994 pursuant to the Griffin Services Agreement by application of such amount as a reduction of the balance of the note receivable from Griffin Group (the "Group Note") and (ii) collection of the remaining balance of the Group Note.

     (c) Reflects the exchange, net of related tax effects, of the Series Notes for the following:

          (i) $125,000,000 principal amount of Mortgage Notes;

          (ii) $35,000,000 principal amount of Junior Mortgage Notes, and 35,000 shares of Class B Common Stock to be issued therewith;

          (iii) Excess Cash, which has been adjusted to include the $2,542,000 distribution that RII received in March 1994 from a litigation trust ( the "Litigation Trust") established under the Old Plan to pursue certain claims against a former affiliate.

          (iv) 40% of the outstanding Common Stock after giving effect to the Restructuring, assuming the Griffin Warrants are exercised; and

          (v) the consideration received from the SIHL Sale (see "Restructuring of Series Notes -- Restructuring"). As this was not reflected in the historical consolidated balance sheet of RII at December 31, 1993, the pro forma adjustments recording this component of the exchange reflect the elimination of balances of RII's subsidiaries whose equity or assets and liabilities were transferred in the SIHL Sale (the "PIRL Group"), after adjustment of their combined working capital to $12,000,000, of which cash is a minimum of $5,000,000.

     (d) Reflects the write-off of prepaid recapitalization costs and settlement of other recapitalization costs through cash payments and the issuance of 612,500 shares of Common Stock, a portion of which were accrued for at December 31, 1993.

     (e) Reflects the distribution of the remaining funds held for the benefit of holders of beneficial interests in the Litigation Trust; at least a portion of such distribution will be in settlement of Litigation Trust expenses.

                          RESORTS INTERNATIONAL, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             FOR THE YEAR ENDED DECEMBER 31, 1993
                                                          -------------------------------------------
                                                                         PRO FORMA
                                                          HISTORICAL    ADJUSTMENTS         PRO FORMA
                                                          ----------    -----------         ---------
Revenues:
  Casino...............................................   $  307,059     $ (62,943) (f)     $ 244,116
  Rooms................................................       35,708       (28,734) (f)        6,974
  Food and beverage....................................       46,843       (30,917) (f)       15,926
  Other casino/hotel revenues..........................       23,330       (18,867) (f)        4,463
  Other operating revenues.............................       18,122       (18,121) (f)            1
  Real estate related..................................        8,502          (445) (f)        8,057
                                                          ----------    -----------        ---------
                                                             439,564      (160,027)          279,537
                                                          ----------    -----------        ---------
Expenses:
  Casino...............................................      189,304       (47,696) (f)      141,608
  Rooms................................................       10,906        (7,504) (f)        3,402
  Food and beverage....................................       41,859       (24,149) (f)       17,710
  Other casino/hotel operating expenses................       69,918       (35,154) (f)       34,764
  Other operating expenses.............................       14,697       (14,697) (f)            0
  Selling, general and administrative..................       71,700       (24,340) (f)       47,360
  Provision for doubtful receivables...................        2,889        (1,988) (f)          901
  Depreciation.........................................       27,924       (14,169) (f)       13,755
  Real estate related..................................        1,605          (221) (f)        1,384
  Unallocated corporate expense........................       (4,136)           (8) (f)       (2,584)
                                                                             4,635  (g)
                                                                            (3,075) (h)
                                                          ----------    -----------        ---------
                                                             426,666      (168,366)          258,300
                                                          ----------    -----------        ---------
Earnings from operations...............................       12,898         8,339            21,237
Other income (deductions):
  Interest income......................................        3,174         6,350  (f)        2,774
                                                                            (6,750) (i)
  Interest expense.....................................      (57,244)           50  (f)      (26,034)
                                                                            48,891  (j)
                                                                           (17,731) (k)
  Amortization of debt discount........................      (51,203)       49,170  (j)       (2,762)
                                                                              (729) (k)
  Recapitalization costs...............................       (8,789)        3,335  (f)            0
                                                                             5,454  (l)
                                                          ----------    -----------        ---------
Loss before income taxes...............................     (101,164)       96,379            (4,785)
Income tax expense.....................................       (1,000)                         (1,000)
                                                          ----------    -----------        ---------
Net loss...............................................   $ (102,164)    $  96,379  (m)    $  (5,785)
                                                          ----------    -----------        ---------
                                                          ----------    -----------        ---------
Net loss per share.....................................   $    (5.07)                      $    (.15)
                                                          ----------                       ---------
                                                          ----------                       ---------
Weighted average number of shares outstanding..........       20,157                          37,712(n)
                                                          ----------                       ---------
                                                          ----------                       ---------
Ratio of earnings to fixed charges.....................           --                              --
                                                          ----------                       ---------
                                                          ----------                       ---------

      See Notes to Pro Forma Consolidated Statement of Operations of RII.

                          RESORTS INTERNATIONAL, INC.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

     (f) Reflects the elimination of operating results of PIRL Group.

     (g) Reflects the elimination of the management fee charged to PIRL Group by RII. Such fee was based on 3% of certain PIRL Group gross revenues.

     (h) Reflects the elimination of costs incurred by RII for services provided to the PIRL Group including accounting, data processing and other support services.

     (i) Reflects the elimination of interest income on RIH's $50,000,000 note receivable from a former Bahamian affiliate which was cancelled pursuant to the terms of the Restructuring.

     (j) Reflects the elimination of interest expense and amortization of debt discount on the Series Notes.

     (k) Reflects interest expense and amortization of debt discount on the Mortgage Notes and the Junior Mortgage Notes.

     (l) Reflects the elimination of recapitalization costs incurred in connection with the Restructuring.

     (m) The pro forma adjustments (f) through (l) affecting RII's consolidated earnings do not include the gains (losses) resulting from the Restructuring and the costs associated therewith. Assuming the Restructuring was effective December 31, 1993, the operating loss on the Restructuring, resulting from the difference between the carrying value of the PIRL Group and its fair value, would have been approximately $62,000,000. For purposes of this computation, fair value was estimated based on the terms of the SIHL Sale. Also assuming the Restructuring was effective on that date, the extraordinary gain on the Restructuring would have been approximately $145,000,000.

     (n) Reflects (i) the issuance of 612,500 shares of Common Stock to financial advisers in settlement of certain recapitalization costs and (ii) the issuance to holders of the Series Notes of 40% of the outstanding Common Stock after giving effect to the Restructuring, assuming the Griffin Warrants are exercised.

                       RESORTS INTERNATIONAL HOTEL, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                           (IN THOUSANDS OF DOLLARS)

                                                                     DECEMBER 31, 1993
                                                           --------------------------------------
                                                                          PRO FORMA
                                                           HISTORICAL    ADJUSTMENTS    PRO FORMA
                                                           ----------    -----------    ---------
ASSETS
Current assets:
  Cash and cash equivalents.............................   $   25,947     $ (10,947)(a) $  15,000
  Receivables, net......................................        5,114                       5,114
  Interest receivable from affiliate....................        1,125        (1,125)(b)         0
  Note receivable from affiliate........................       50,000       (50,000)(b)         0
  Inventories...........................................        1,754                       1,754
  Prepaid expenses......................................        5,642         2,310 (c)     7,952
                                                           ----------    -----------    ---------
          Total current assets..........................       89,582       (59,762)       29,820
Property and equipment, net.............................      163,320                     163,320
Deferred charges and other assets.......................       11,262                      11,262
                                                           ----------    -----------    ---------
                                                           $  264,164     $ (59,762)    $ 204,402
                                                           ----------    -----------    ---------
                                                           ----------    -----------    ---------
LIABILITIES AND SHAREHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Current maturities of long-term debt..................   $       74                   $      74
  Accounts payable and accrued liabilities..............       24,813                      24,813
  Notes payable to affiliate............................      325,000     $(325,000)(d)         0
  Due to parent company.................................       42,859         2,310 (c)         0
                                                                            (45,169)(e)
                                                           ----------    -----------    ---------
          Total current liabilities.....................      392,746      (367,859)       24,887
                                                           ----------    -----------    ---------
Notes payable to affiliate -- RIH Promissory Note and
  RIH Junior Promissory Note, net.......................                    147,600 (e)   147,600
                                                                         -----------    ---------
Other long-term debt....................................           13                          13
                                                           ----------                   ---------
Deferred income taxes...................................       19,400                      19,400
                                                           ----------                   ---------
Shareholder's equity (deficit):
  Common stock..........................................                      1,000 (d)     1,000
  Excess of liabilities over assets at August 31, 1990
     reorganization.....................................     (198,829)                   (198,829)
  Capital in excess of par..............................                    (10,947)(a)   210,331
                                                                            (51,125)(b)
                                                                            324,000 (d)
                                                                            (51,597)(e)
  Retained earnings.....................................       50,834       (50,834)(e)         0
                                                           ----------    -----------    ---------
          Total shareholder's equity (deficit)..........     (147,995)      160,497        12,502
                                                           ----------    -----------    ---------
                                                           $  264,164     $ (59,762)    $ 204,402
                                                           ----------    -----------    ---------
                                                           ----------    -----------    ---------

           See Notes to Pro Forma Consolidated Balance Sheet of RIH.

                       RESORTS INTERNATIONAL HOTEL, INC.

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Reflects the distribution to GGRI of cash not needed for current operations. GGRI, in turn, distributed these funds to RII for its distribution of Excess Cash to holders of Series Notes.

(b) Reflects (i) the assumption by GGRI of RIH's note receivable from a former Bahamian affiliate and accrued interest thereon and (ii) RIH's distribution to GGRI of such note and accrued interest as a return of surplus.

(c) Reflects prepayment of fees due Griffin Group through September 17, 1994 pursuant to the Griffin Services Agreement by application of such amount as a reduction of the Group Note balance receivable by RII.

(d) Reflects GGRI's exchange of RIH's note payable to GGRI for RIH's issuance to GGRI of 999,900 shares of RIH common stock, which is to represent 99.99% of the issued and outstanding common stock of RIH.

(e) Reflects the distribution to RII of the RIH Promissory Note and the RIH Junior Promissory Note in repayment of the intercompany debt owed to RII by RIH, with the balance being a return of surplus.

                       RESORTS INTERNATIONAL HOTEL, INC.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           (IN THOUSANDS OF DOLLARS)

                                                               FOR THE YEAR ENDED DECEMBER 31, 1993
                                                            -------------------------------------------
                                                                           PRO FORMA
                                                            HISTORICAL    ADJUSTMENTS         PRO FORMA
                                                            ----------    -----------         ---------
Revenues:
  Casino.................................................    $ 244,116                        $ 244,116
  Rooms..................................................        6,974                            6,974
  Food and beverage......................................       15,926                           15,926
  Other casino/hotel revenues............................        4,463                            4,463
                                                            ----------                        ---------
                                                               271,479                          271,479
                                                            ----------                        ---------
Expenses:
  Casino.................................................      141,608                          141,608
  Rooms..................................................        3,402                            3,402
  Food and beverage......................................       17,710                           17,710
  Other casino/hotel operating expenses..................       34,764                           34,764
  Selling, general and administrative....................       47,362                           47,362
  Provision for doubtful receivables.....................          901                              901
  Depreciation...........................................       13,664                           13,664
                                                            ----------                        ---------
                                                               259,411                          259,411
                                                            ----------                        ---------
Earnings from operations.................................       12,068                           12,068
Other income (deductions):
  Interest income........................................        7,615     $  (6,750) (f)           865
  Interest expense.......................................         (193)      (17,731) (g)      (17,924)
  Amortization of debt discount..........................                       (729) (g)         (729)
  Recapitalization costs.................................       (2,727)        2,727  (h)            0
                                                            ----------    -----------        ---------
Earnings (loss) before income taxes......................       16,763       (22,483)           (5,720)
Income tax expense.......................................         (400)                           (400)
                                                            ----------    -----------        ---------
Net earnings (loss)......................................    $  16,363     $ (22,483)        $  (6,120)
                                                            ----------    -----------        ---------
                                                            ----------    -----------        ---------
Ratio of earnings to fixed charges.......................         16.0                              --
                                                            ----------                       ---------
                                                            ----------                       ---------

      See Notes to Pro Forma Consolidated Statement of Operations of RIH.

                       RESORTS INTERNATIONAL HOTEL, INC.

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(f) Reflects the elimination of interest income on the note receivable from a former Bahamian affiliate, which note was distributed to GGRI as a return of surplus.

(g) Reflects interest expense and amortization of debt discount on the RIH Promissory Note and the RIH Junior Promissory Note.

(h) Reflects the elimination of recapitalization costs incurred in connection with the Restructuring.

                         MARKET PRICES OF COMMON STOCK

     The Common Stock is listed and traded on the AMEX. As of April 15, 1994, there were 20,157,234 shares of Common Stock outstanding and held of record by approximately 1,924 holders. As a result of the Restructuring, approximately 17,000,000 additional shares of Common Stock were issued. The following table sets forth, for the periods listed, the high and low quarterly sales prices per share of Common Stock on the AMEX. In view of the Restructuring and other factors that usually affect stock prices, the prices shown should not be considered as an indication of future market prices.

                                                                             HIGH    LOW
                                                                             ----   -----
    1992:
      First Quarter.......................................................   $2 3/4 $1 1/4
      Second Quarter......................................................   2 3/8  1
      Third Quarter.......................................................   1 1/4   3/4
      Fourth Quarter......................................................   1 1/4  11/16
    1993:
      First Quarter.......................................................   1 1/8  13/16
      Second Quarter......................................................   3 7/8  13/16
      Third Quarter.......................................................   2 3/4  1 9/16
      Fourth Quarter......................................................   2 1/8  1 3/8
    1994:
      First Quarter.......................................................   1 7/8  1 5/16
      Second Quarter (through May      , 1994)............................

     On May   , 1994, the last trading day prior to the date of this Prospectus,
the closing price for Common Stock on the AMEX was $          . No cash
dividends on the Common Stock were paid during any of the periods listed above.

     There were no Mortgage Notes or Units, consisting of Junior Mortgage Notes and Class B Common Stock, outstanding prior to the Effective Date. Consequently, no market price information for these securities is included in this Prospectus.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

     Following is management's discussion and analysis of financial condition and results of operations ("M D & A") of the Company, RIH and RIHF. The Company's Atlantic City casino/hotel segment and Resorts Casino Hotel are the operations and property of RIH. For M D & A of RIH the relevant portions of the Company's M D & A should be read in conjunction with the sections specifically designated as "RIH." M D & A of RIHF, which was formed in June 1993 and has had no operations to date, is limited to a prospective discussion specifically identified in "Financial Condition -- Liquidity."

FINANCIAL CONDITION

  Liquidity

     The Company. At December 31, 1993, the Company's current liabilities exceeded its current assets by $435,081,000 because the Series Notes, which were due April 15, 1994 were classified as current liabilities (due within one year). The Company's working capital at December 31, 1993 included unrestricted cash and equivalents of $62,546,000. A substantial amount of the unrestricted cash and equivalents is required for day-to-day operations, including approximately $15,000,000 of currency and coin on hand which amount varies by days of the week, holidays and seasons, as well as approximately $15,000,000 of additional cash balances necessary to meet current working capital needs.

     The principal amount of the Series Notes outstanding was $481,907,000. According to the terms of the Series Notes, the interest due on the maturity date would have approximated $36,000,000 and RII's total obligation would have been approximately $518,000,000. See "Restructuring of Series Notes" for a description of the recently effected Restructuring and "Pro Forma Financial Data" for pro forma effects of the Restructuring on RII's working capital.

     Management believes that the Restructuring will improve the Company's long-term liquidity and enhance its ability to meet its financial obligations as they become due. Although the Restructuring resulted in a significant reduction in the Company's unrestricted cash and equivalents due to the distribution of Excess Cash to holders of the Series Notes, the Company retained $20,000,000 of unrestricted cash and equivalents and will have the $20,000,000 Senior Facility available for one year from the Effective Date of the Restructuring should the Company have unforeseen cash needs. The Company believes that the Senior Facility will serve as a safeguard if an emergency arises from current operations, or serve as a source of funds for a profitable investment opportunity.

     See "Risk Factors -- Continuing High Leverage; Future Refinancings" for a discussion regarding the Company's long-term liquidity.

     RIH. At December 31, 1993, RIH's current liabilities exceeded its current assets by $303,164,000 because its notes payable to GGRI in the amount of $325,000,000, which were due upon demand, were classified as current liabilities. RIH's working capital at December 31, 1993 included $25,947,000 of cash and equivalents. The day-to-day operations of RIH require approximately $10,000,000 of currency and coin on hand which amount varies by days of the week, holidays and seasons. Additional cash balances are necessary to meet current working capital needs.

     Pursuant to the Restructuring, the notes payable to GGRI were canceled. Also, RIH, through its affiliated notes payable to RIHF, will be the principal source of funds for servicing the Mortgage Notes and the Junior Mortgage Notes, as well as the Senior Facility Notes to the extent issued. Based on projected operating results, management believes that RIH's liquidity will continue to be satisfactory after the Restructuring; however, management can give no assurances as to RIH's future liquidity due to the possibility of unanticipated events and circumstances inherent in any projections.

     RIHF. RIHF was formed for the purpose of issuing the Mortgage Notes and the Junior Mortgage Notes as part of the Restructuring, as well as the Senior Facility Notes to the extent issued. Also as part of the Restructuring, RIHF obtained notes receivable from RIH with terms that mirror the terms of the Mortgage

Notes and the Junior Mortgage Notes with the intent that RIH pay interest to RIHF on RIHF's interest payment dates so that RIHF will have cash available to make its interest payments on those dates. It is not anticipated that RIHF will have any other operations.

  Capital Expenditures and Other Uses of Funds

     The Company. In recent years, capital expenditures consistently have been a significant use of financial resources. See capital additions by geographic and business segment in the table entitled "Identifiable Assets, Depreciation and Capital Additions" below. Pursuant to a capital expenditure program developed by the Company in 1989, virtually all guest rooms and public areas at Resorts Casino Hotel were refurbished by the end of 1993. Also pursuant to this program, virtually all guest rooms in the Company's Paradise Island facilities were refurbished by 1991.

     Capital additions for Resorts Casino Hotel in 1991 amounted to $22,734,000 as approximately 200 guest rooms in the East Tower were refurbished and certain information systems were upgraded. In 1992, capital additions amounted to $15,548,000 and included the conversion of the parking garage from valet to self-parking, the construction of a covered walkway from the garage to the Resorts Casino Hotel, the continued renovation of guest rooms, the purchase of additional slot machines and improvements to the building's infrastructure. Capital additions in 1993 amounted to $21,618,000, as the Company converted certain back-of-the-house space into an 8,000 square foot simulcast facility which houses nine betting windows and customer-operated terminals and approximately 80 seats for simulcast betting operations, as well as 25 poker tables, various other table games and a full service bar. Also, certain casino renovations were completed, 280 slot machines were purchased, most of which replaced older models, and the new VIP slot and table player lounge, "Club Griffin," opened. In addition, guest room refurbishment continued and a new centralized mobile communications system was installed. With the completion of the capital expenditure program in 1993, recurring capital expenditures to keep existing facilities competitive can be expected to approximate $12,000,000 per year for the Resorts Casino Hotel.

     Capital additions in 1991 for Paradise Island properties, which were disposed of in the SIHL Sale, amounted to $3,726,000 as new carpeting was installed in the casino, a new casino management system was implemented and certain kitchen areas and guest rooms were renovated. Capital additions for 1992 totalled $4,317,000, and included the installation of 37 new slot machines, expansion of the Paradise Island Airport parking lot, upgrading existing computer equipment and restaurant renovations. In 1993 the Company expended $3,747,000 which included the purchase of 110 new slot machines as replacements for older models as well as various maintenance projects. The expenditures for 1991, 1992 and 1993 were somewhat curtailed from those originally planned, in response to the operating performance of the Company's facilities on Paradise Island. The Company's capital expenditures on Paradise Island in 1994 through the SIHL Sale were limited to maintenance projects.

     The Company continually monitors its capital expenditure plan and considers both the timing and the scope of certain projects to be flexible. Thus, economic developments and other factors may cause the Company to deviate from its present capital expenditure plans.

     Another significant use of funds in recent years has been recapitalization costs. Payments of legal, financial and other advisory fees and costs amounted to $8,095,000 and $2,460,000 in 1993 and 1992, respectively, in contemplation of a restructuring of the Series Notes and payments of $237,000, $2,954,000 and $5,883,000 in 1993, 1992 and 1991, respectively, for costs associated with the Old Plan.

     RIH. Expenditures for capital improvements described above have been, by far, the largest use of funds for RIH for the periods discussed here. Deposits made with the Casino Reinvestment Development Authority (the "CRDA") as required by the New Jersey Casino Control Act, repayments of debt under capitalized leases, and payment to RII of RIH's allocable portion (approximately one-third) of recapitalization costs have been other uses of funds by RIH in these periods.

  Capital Resources and Other Sources of Funds

     The Company. Since 1991, operations have been the most significant source of funds to the Company.

     In 1993 Merv Griffin, the Chairman of the Board of RII, made a partial payment of $3,477,000 of principal on his note payable to RII (the "Griffin Note"). As described in Note 10 of Notes to Consolidated Financial Statements of RII, the Griffin Note was then cancelled and a new note (the Group Note) from Griffin Group was substituted therefor. After certain amounts payable to Griffin Group under the Griffin Services Agreement were offset against the Group Note, pursuant to the Restructuring, the then remaining balance of the Group Note (approximately $3,000,000) was collected by RII and distributed to holders of Series Notes as part of Excess Cash.

     As part of the Restructuring, and as noted above, the Company will have the $20,000,000 Senior Facility available for one year from the Effective Date for the Company's working capital and general corporate purposes.

     RIH.  Since 1991 operations have been the main source of funds for RIH.

RESULTS OF OPERATIONS

  General

     The following discussion addresses certain operations which were disposed of through the SIHL Sale. They include the Paradise Island portion of the casino/hotel segment, the Paradise Island portion of the real estate related segment and the airline segment.

  Revenues

                                                               FOR THE YEAR ENDED DECEMBER 31,
                                                              ----------------------------------
                                                                1991         1992         1993
                                                              --------     --------     --------
                                                                  (IN THOUSANDS OF DOLLARS)
Casino/hotel:
  Atlantic City, New Jersey:
     Casino................................................   $218,881     $233,780     $244,116
     Rooms.................................................      8,074        8,766        6,974
     Food and beverage.....................................     16,406       16,056       15,926
     Other casino/hotel....................................      4,113        4,138        4,463
                                                              --------     --------     --------
                                                               247,474      262,740      271,479
                                                              --------     --------     --------
  Paradise Island, The Bahamas:
     Casino................................................     61,003       66,120       62,943
     Rooms.................................................     33,173       30,235       28,734
     Food and beverage.....................................     36,053       32,851       30,917
     Other casino/hotel....................................     17,563       17,890       18,867
                                                              --------     --------     --------
                                                               147,792      147,096      141,461
                                                              --------     --------     --------
          Total casino/hotel...............................    395,266      409,836      412,940
                                                              --------     --------     --------
Real estate related:
  Atlantic City, New Jersey................................      7,542        7,813        8,057
  Paradise Island, The Bahamas.............................                     213          445
                                                              --------     --------     --------
                                                                 7,542        8,026        8,502
                                                              --------     --------     --------
Airline....................................................     18,234       22,483       21,802
Other segments.............................................         97          162          115
Intersegment eliminations..................................     (2,896)      (3,573)      (3,795)
                                                              --------     --------     --------
Revenues from operations...................................   $418,243     $436,934     $439,564
                                                              --------     --------     --------
                                                              --------     --------     --------

  Casino/hotel -- Atlantic City, New Jersey

     Casino revenues from the Company's Atlantic City casino/hotel increased by $10,336,000 in 1993 and $14,899,000 in 1992. Disregarding casino revenues derived from poker and simulcasting, which activities commenced on June 28, 1993, the increase in table and slot win was $4,591,000, or a 2% increase over 1992. The Atlantic City casino industry had a net increase in table and slot win of 2% over 1992, while the average increase over the previous four years was 4.2%. The Company believes that the increased competition from other newly opened or expanded jurisdictions which permit gaming has slowed the growth of gaming revenue in Atlantic City and, for the Company in 1993, has significantly increased the cost of obtaining additional revenue.

     For both years the Company's increased casino revenues resulted primarily from increased slot revenues. The improvement in slot revenues resulted from the effect of increases in amounts wagered by patrons, while the hold percentage (ratio of casino win to total amount wagered for slots or total amount of chips purchased for table games) declined. This reflects management's decision to decrease the slot hold percentage in order to attract more slot players and to encourage increased slot wagering per player, as well as marketing programs which targeted slot players.

     In 1993 and 1992 the Company's table game revenues declined, as did the entire Atlantic City casino industry's. In 1993 the Company's decline of 3.3%, as compared to the industry's decline of 3.1%, was due to a lower hold percentage, while the amounts wagered on table games did not fluctuate significantly from the prior year. In 1992, the Company's decline of 6.5%, as compared to the industry's decline of 3.3%, was due to a decrease in amounts wagered and, to a lesser extent, a decrease in the table game hold percentage.

     Although total occupancy was relatively flat in 1993 compared to 1992, the number of complimentary rooms provided to casino patrons increased. The reduced occupancy from rooms sold resulted in lower room revenues during 1993 and contributed to the decrease in food and beverage revenues.

  Casino/hotel -- Paradise Island, The Bahamas

     Revenues from the Company's Paradise Island casino/hotel operations, which were disposed of in the SIHL Sale, decreased by $5,635,000 in 1993 and by $696,000 in 1992.

     In 1993 casino revenues decreased $3,177,000 primarily due to the effect of a decrease in table game hold percentage from 16.5% in 1992 to 14.4% in 1993. The Company's average table game hold percentage over the four years ended 1992 was 17.2%. The effect of this decrease was partially offset by the effect of an increase in table game drop and improved slot win. Room revenues and food and beverage revenues also were lower in 1993 due to lower occupancy, net of complimentary rooms. Although total air arrivals to the Paradise Island -- New Providence Island area increased by 5% in 1993, the Company lost market share as it did not continue to reduce room rates in response to significant rate reductions by competitors.

     In 1992 increased casino revenue was more than offset by decreased room revenue and food and beverage revenue. Casino revenue was up due to increases in both slot win and table game win. The increase in table game revenue reflected an increase in drop (amount of chips purchased), the favorable effect of which more than offset the impact of a decline in the table game hold percentage. The decrease in room revenue was due to reduced room rates and occupancy, net of complimentary rooms. The reduction in occupancy also had an adverse effect on food and beverage revenue. Total air arrivals to the Paradise Island -- New Providence Island area were down in 1992 by 10%, which management of the Company attributed to the continuing economic recession and reduced air service available. In addition, the Company's competitors reduced room rates in 1992 and the Company, in an effort to maintain occupancy, did the same.

  Real Estate Related

     Atlantic City real estate related revenues in 1993, 1992 and 1991 represent rent from ACS pursuant to the Showboat Lease. Such rent receipts are restricted for the payment of interest on the Showboat Notes. See Note 7 of Notes to Consolidated Financial Statements of RII.

     The Paradise Island real estate related revenues in 1993 and 1992 resulted from the sale of residential lots on Paradise Island.

  Airline

     Airline revenues decreased by $681,000 in 1993 due primarily to a decrease in passenger revenues during the fourth quarter of the year, as competition from the south Florida-Nassau routes increased. In addition to the new Jet Shuttle service that began operations earlier in the year, during the fourth quarter of 1993, Trinity Air, a Bahamian carrier, commenced operations offering jet service at lower fares than those offered by the Company on its south Florida-Paradise Island routes and by other carriers on their south Florida-Nassau routes. Also, from mid-November 1993 through early January 1994, Bahamasair changed the aircraft used for its south Florida-Nassau flights to jets with a larger seating capacity. Also affecting airline revenues in 1993 was a decrease in revenues from contract training, flight and maintenance work for non-affiliated parties.

     Airline revenues increased by $4,249,000 in 1992 due primarily to an increase in number of passengers flown as other airlines ceased their flights or reduced the frequency of their flights to The Bahamas and the Company expanded its flight schedule. Also, 1992 includes revenues from contracted training, flight and maintenance work for non-affiliated parties.

  Contribution to Consolidated Loss Before Income Taxes

                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                ---------------------------------
                                                                  1991        1992        1993
                                                                --------    --------    ---------
                                                                (IN THOUSANDS OF DOLLARS)
Casino/hotel:
  Atlantic City, New Jersey..................................   $ 14,817    $ 21,051    $  12,069
  Paradise Island, The Bahamas*..............................     (5,707)     (5,592)      (9,979)
                                                                --------    --------    ---------
                                                                   9,110      15,459        2,090
                                                                --------    --------    ---------
Real estate related:
  Atlantic City, New Jersey..................................      5,911       6,425        6,654
  Paradise Island, The Bahamas...............................                    (17)         224
                                                                --------    --------    ---------
                                                                   5,911       6,408        6,878
                                                                --------    --------    ---------
Airline*.....................................................         83          77          (14)
Other segments...............................................       (148)        (70)        (122)
Unallocated corporate expense................................      1,080        (372)       4,066
                                                                --------    --------    ---------
Earnings from operations.....................................     16,036      21,502       12,898
Other income (deductions):
  Interest income............................................      4,824       4,969        3,174
  Interest expense...........................................    (31,157)    (40,856)     (57,244)
  Amortization of debt discount..............................    (32,105)    (37,569)     (51,203)
  Recapitalization costs.....................................                 (2,848)      (8,789)
                                                                --------    --------    ---------
Loss before income taxes.....................................   $(42,402)   $(54,802)   $(101,164)
                                                                --------    --------    ---------
                                                                --------    --------    ---------

- ---------------

* The Paradise Island casino/hotel segment subsidized the operation of Paradise Island Airlines, Inc. ("PIA"), a subsidiary of RII, in the amount of $760,000 and $3,329,000 for the years 1991 and 1993, respectively.

  Casino/hotel -- Atlantic City, New Jersey

     Casino, hotel and related operating results decreased by $8,982,000 for 1993 as increased revenues described above were offset by a net increase in operating expenses. The most significant increases in operating expenses were casino promotional costs ($7,700,000), payroll and related costs ($6,000,000), other casino operating expenses ($2,600,000), depreciation ($2,300,000), fees to Griffin Group for services rendered under the Griffin Services Agreement described in Note 10 of Notes to Consolidated Financial Statements of RII ($2,200,000) and entertainers fees and accommodations ($1,000,000). The increase in casino promotional costs was due primarily to a new program in 1993 which rewards slot players by giving cash back to patrons based on their level of play. Since the introduction of the "cash-back" program the Company has reduced cash giveaways to bus patrons and through other promotional mailings. The majority of the increase in payroll and related costs was due to merit and union increases in salary and wage rates. The remaining increase in payroll and related costs and a significant portion of the casino operating costs increase were associated with the new simulcast and poker facility. The increase in entertainment costs resulted from a return to offering more headliner shows in 1993. The most significant cost reductions in 1993 were in the performance and incentive bonus ($3,300,000) and in food and beverage costs ($1,400,000).

     Casino, hotel and related operating results improved by $6,234,000 for 1992 as increased revenues discussed above were partially offset by a net increase in operating expenses. The most significant increases in operating expenses were payroll and related costs ($3,500,000), depreciation ($2,300,000), casino win tax ($1,400,000) and performance incentive bonuses ($1,200,000). The increase in payroll and related costs was due to increases in wages, payroll taxes and union benefits. For 1992 the most significant decrease in net operating expenses was the provision for doubtful receivables ($2,100,000).

     For a discussion of competition in the Atlantic City casino/hotel industry see "Description of Business -- Competition."

  Casino/hotel -- Paradise Island, The Bahamas

     Casino, hotel and related operating results declined by $4,387,000 for 1993 as decreased revenues discussed above were partially offset by a net decrease in operating expenses. These operations suffered, generally, as management's attention was diverted by the impending disposition of the Paradise Island operations contemplated in the Restructuring and the Company experienced the loss of certain key management personnel.

     The most significant reductions in operating expenses for 1993 were in sales and marketing ($1,000,000), food and beverage and other direct costs ($900,000) and gaming taxes and fees ($700,000). The reduction in sales and marketing costs resulted primarily from reductions in advertising during 1993. Gaming taxes and fees declined relative to the decrease in casino revenue. A reduction in occupancy resulted in decreased food, beverage and other direct costs as well as reduced staffing levels and overall operating costs throughout the facility. The most significant increase in operating expenses was the subsidy of PIA ($3,329,000), RII's subsidiary which provides air service between south Florida and the Company's Paradise Island Airport, which increased as PIA's operating results declined. See "Airline" below.

     Casino, hotel and related operating results improved by $115,000 for 1992 as decreased revenues discussed above were more than offset by net decreased operating expenses. The most significant reductions in operating expenses were food, beverage and other direct costs ($1,000,000), depreciation ($800,000), payroll and related costs ($800,000) and the subsidy of PIA ($760,000). The reduced occupancy level and the reduction in number of visitors to the area contributed to an overall reduction in operating costs throughout the facility. The subsidy of PIA decreased as PIA's operating results improved. See "Airline" below. For 1992 the most significant increases in operating expenses were marketing and promotional costs ($1,400,000) and gaming taxes and fees ($1,000,000). The Company increased its marketing and promotional efforts over the prior year in an effort to attract a greater number of patrons to its facilities.

  Real Estate Related

     The comparison of earnings from Atlantic City real estate related activities is affected by increases in rental income under the Showboat Lease described above.

     The Paradise Island real estate related earnings represent the net gain in 1993 and net loss in 1992 on the sales of residential lots on Paradise Island mentioned above.

  Airline

     Airline operating results before the subsidy from the Paradise Island casino/hotel segment decreased by $3,420,000 in 1993 and increased by $754,000 in 1992. For 1993 the decrease resulted primarily from an increase in maintenance costs and, to a lesser extent, the decrease in passenger revenues discussed above.

     For 1992 the increase resulted primarily from the contract work for non-affiliated parties noted above.

  Unallocated Corporate Expense

     Unallocated corporate expense decreased by $4,438,000 in 1993 and increased by $1,452,000 in 1992. These variances resulted primarily from charges recorded in 1992 of approximately $2,900,000 in connection with the start-up, management and subsequent termination of an agreement to manage a casino located in Black Hawk, Colorado. Also affecting corporate expense for 1993 is a reduction in corporate payroll and related costs ($800,000). Also affecting corporate expense for 1992 was a reduction in certain corporate insurance costs ($600,000) and an increase in the amount of overhead expense allocated from corporate to certain operations ($600,000).

     The Environmental Protection Agency ("EPA") has named a predecessor to RII as a potentially responsible party in the Bay Drum hazardous waste site (the "Site") in Tampa, Florida which the EPA has listed on the National Priorities List. No formal action has commenced against RII and RII intends to dispute any claims of this nature, if asserted. Although it may ultimately be determined that RII is one of several hundred parties that are jointly and severally liable for the costs of Site remediation and for damages to natural resources at the Site caused by hazardous wastes, the extent of any such liability, if any, cannot be determined at this time.

  Other Income (Deductions)

     The Company. The increase in interest expense in 1993 and 1992 was due to a combination of (i) an increase in the stated interest rates of the Series Notes; (ii) increased principal amounts of debt outstanding due to payment-in-kind interest on the Series Notes; and (iii) changes in the market value of the Series Notes as, through October 15, 1993, the Company recorded interest at the estimated market value of additional Series Notes to be issued in satisfaction of its interest obligations. Subsequent to October 15, 1993 the Company's option to satisfy interest on the Series Notes through the issuance of additional Series Notes was no longer available. Thus, effective October 16, 1993 the Company began recording interest expense on the Series Notes at the stated rate in lieu of a discounted rate to reflect market value. Amortization of debt discount increased in 1993 and 1992 primarily due to the additional discounts associated with Series Notes issued in satisfaction of interest obligations.

     The Company's interest expense and amortization of debt discount are expected to be significantly less after the Restructuring.

     Recapitalization costs in 1993 and 1992 include costs of financial advisers retained to assist in the development and analysis of financial alternatives which would enable the Company to reduce its future debt service requirements and other legal and advisory fees incurred in connection with the Restructuring.

     RIH. RIH's interest income has been largely attributable to the $50,000,000 note receivable from a former Bahamian affiliate, which bore interest at 13.5% per year. This note was canceled as part of the Restructuring.

     RIH's interest expense in recent years has been limited to minor amounts incurred on capitalized lease obligations. After the Restructuring RIH is to bear, indirectly, the interest on the Mortgage Notes, the Junior Mortgage Notes and, to the extent issued, the Senior Facility Notes, through notes payable to RIHF, the terms of which will mirror the terms of such debt of RIHF.

  Income Taxes

     The Company. See Note 13 of Notes to Consolidated Financial Statements of RII for an explanation of changes in the Company's effective income tax rate during the years 1991 through 1993.

     RIH. See Note 10 of Notes to Consolidated Financial Statements of RIH for a discussion of RIH's income tax expense for the years 1991 through 1993.

  Identifiable Assets, Depreciation and Capital Additions

                           (IN THOUSANDS OF DOLLARS)

                                                             IDENTIFIABLE ASSETS
                                                 -------------------------------------------
                                                              LESS ACCUMULATED
                                                              DEPRECIATION AND
                                                  GROSS           VALUATION           NET                        CAPITAL
                                                  ASSETS         ALLOWANCES          ASSETS     DEPRECIATION    ADDITIONS
                                                 --------    -------------------    --------    ------------    ---------
                                                                                                  FOR THE YEAR ENDED
                                                              DECEMBER 31, 1993                    DECEMBER 31, 1993
                                                 -------------------------------------------    -------------------------

Casino/hotel:
  Atlantic City, New Jersey...................   $241,544         $ (40,326)        $201,218      $ 13,654      $21,618
  Paradise Island, The Bahamas................    207,003           (46,398)         160,605        13,325        3,747
                                                 --------        ----------         --------    ------------    -------
                                                  448,547           (86,724)         361,823        26,979       25,365
                                                 --------        ----------         --------    ------------    -------
Real estate related:
  Atlantic City, New Jersey...................    110,781               (97)         110,684            29
  Paradise Island, The Bahamas................     33,114                             33,114
                                                 --------        ----------         --------    ------------
                                                  143,895               (97)         143,798            29
                                                 --------        ----------         --------    ------------
Airline.......................................     12,887            (2,750)          10,137           831          445
Other segments................................      1,546               (47)           1,499            13            2
Corporate(A)..................................     58,883              (355)          58,528            72          101
                                                 --------        ----------         --------    ------------    -------
                                                 $665,758         $ (89,973)        $575,785      $ 27,924      $25,913
                                                 --------        ----------         --------    ------------    -------
                                                 --------        ----------         --------    ------------    -------

                                                                                                  FOR THE YEAR ENDED
                                                              DECEMBER 31, 1992                    DECEMBER 31, 1992
                                                 -------------------------------------------    -----------------------
Casino/hotel:
  Atlantic City, New Jersey...................   $212,668         $ (26,644)        $186,024      $ 11,392      $15,548
  Paradise Island, The Bahamas................    208,899           (33,899)         175,000        12,973        4,317
                                                 --------        ----------         --------    ------------    -------
                                                  421,567           (60,543)         361,024        24,365       19,865
                                                 --------        ----------         --------    ------------    -------
Real estate related:
  Atlantic City, New Jersey...................    110,824               (68)         110,756            29
  Paradise Island, The Bahamas................     33,414                             33,414
                                                 --------        ----------         --------    ------------
                                                  144,238               (68)         144,170            29
                                                 --------        ----------         --------    ------------
Airline.......................................     12,923            (1,995)          10,928           805            4
Other segments................................      1,542               (34)           1,508            13
Corporate(A)..................................     51,605              (285)          51,320           110           16
                                                 --------        ----------         --------    ------------    -------
                                                 $631,875         $ (62,925)        $568,950      $ 25,322      $19,885
                                                 --------        ----------         --------    ------------    -------
                                                 --------        ----------         --------    ------------    -------

                                                             IDENTIFIABLE ASSETS
                                                 -------------------------------------------
                                                              LESS ACCUMULATED
                                                              DEPRECIATION AND
                                                  GROSS           VALUATION           NET                        CAPITAL
                                                  ASSETS         ALLOWANCES          ASSETS     DEPRECIATION    ADDITIONS
                                                 --------    -------------------    --------    ------------    ---------
                                                                                                  FOR THE YEAR ENDED
                                                              DECEMBER 31, 1993                    DECEMBER 31, 1993
                                                 -------------------------------------------    -----------------------
Casino/hotel:
  Atlantic City, New Jersey...................   $196,022         $ (16,680)        $179,342      $  9,084      $22,734
  Paradise Island, The Bahamas................    207,924           (21,684)         186,240        13,782        3,726
                                                 --------        ----------         --------    ------------    -------
                                                  403,946           (38,364)         365,582        22,866       26,460
                                                 --------        ----------         --------    ------------    -------
Real estate related:
  Atlantic City, New Jersey...................    112,900               (26)         112,874            19
  Paradise Island, The Bahamas................     33,400                             33,400
                                                 --------        ----------         --------    ------------
                                                  146,300               (26)         146,274            19
                                                 --------        ----------         --------    ------------
Airline.......................................     12,934            (1,163)          11,771           809          280
Other segments................................      1,549               (20)           1,529            14
Corporate(A)..................................     42,909              (175)          42,734           106           10
                                                 --------        ----------         --------    ------------    -------
                                                 $607,638         $ (39,748)        $567,890      $ 23,814      $26,750
                                                 --------        ----------         --------    ------------    -------
                                                 --------        ----------         --------    ------------    -------

- ---------------

(A) Includes cash equivalents, restricted cash equivalents not pledged for operations, and other corporate assets.

                            DESCRIPTION OF BUSINESS

GENERAL

     RII is a holding company which, through its subsidiary, RIH, is principally engaged in the ownership and operation of the Resorts Casino Hotel in Atlantic City, New Jersey. RII was incorporated in Delaware in 1958. It has no significant operations other than those represented by RIH, the owner and operator of the Resorts Casino Hotel. RIH was incorporated in New Jersey in 1903. Prior to the Restructuring, the Company had significant casino, hotel and resort assets and operations in The Bahamas on Paradise Island. See "Restructuring of Series Notes -- Paradise Island Assets Acquired by SIHL."

     Approximately 10 acres of Boardwalk property owned by the Company is leased to ACS under the 99-year net lease, the Showboat Lease. All lease payments due under the Showboat Lease directly service the Company's interest obligations under the Showboat Notes. The leased acreage is the site of the Showboat Casino which is operated by ACS. The Company also owns other real estate in the Atlantic City area, most of which consists of vacant land.

     Casino operations are conducted under a casino license which is subject to periodic review and renewal by action of the Casino Control Commission. The Company's current license was renewed in February 1994 through January 31, 1996 and is subject to certain financial reporting and other conditions. See "Regulation and Gaming Taxes and Fees" below.

     RII's recent bankruptcy proceedings, including the Restructuring of RII's Series Notes and the sale of the Company's former Paradise Island properties, are discussed under "Restructuring of Series Notes."

GAMING FACILITIES

     The Resorts Casino Hotel has a 60,000 square foot casino and a racetrack simulcast betting and poker area of approximately 8,000 square feet. At December 3l, 1993, these gaming areas contained 50 blackjack tables, 25 poker tables, 13 dice tables, 10 roulette tables, 2 baccarat tables, 2 mini-baccarat tables, 2 pai gow poker tables, l big six wheel, 1 sic bo table, 1,916 slot machines and nine betting windows and customer-operated terminals for race book. As described below under "Capital Improvements," the casino and hotel facilities at the Resorts Casino Hotel have undergone extensive renovation and remodeling pursuant to a major capital improvements program.

     During 1993, the Company had total gaming revenues from its Atlantic City casino of $244,116,000. This compares to total gross win of $233,780,000 for 1992 and $218,881,000 for 1991. For 1993 this amount includes simulcast commissions and poker revenue totaling $5,745,000; the Company has offered simulcast betting and poker since late June 1993.

     Casino gaming in Atlantic City is highly competitive and is strictly regulated under the Casino Control Act, which affects virtually all aspects of the Company's Atlantic City casino operations. See "Competition" and "Regulation and Gaming Taxes and Fees" below.

RESORT AND HOTEL FACILITIES

     The Resorts Casino Hotel commenced operations in May 1978 and was the first casino/hotel opened in Atlantic City. This was accomplished by the conversion of the former Haddon Hall Hotel, a classic hotel structure originally built in the early 1900s, into a casino/hotel. It is situated on approximately seven acres of land with approximately 310 feet of Boardwalk frontage overlooking the Atlantic Ocean. The Resorts Casino Hotel consists of two hotel towers, the 15-story East Tower and the nine-story North Tower. In addition to the casino facilities described above, the casino/hotel complex includes approximately 670 guest rooms and suites, the 1,400-seat Superstar Theatre, eight restaurants, two cocktail and entertainment lounges, a new VIP slot and table player lounge, an indoor swimming pool and health club, and retail stores. The complex also has approximately 50,000 square feet of convention facilities, including eight large meeting rooms and a 16,000 square foot ballroom.

     The Company owns a garage that is connected to the Resorts Casino Hotel by a covered walkway. This garage is used for patrons' self-parking and accommodates approximately 700 vehicles. The Company also offers valet parking at nearby, uncovered leased lots that provide space for approximately 600 cars and has an additional leased lot which provides self-parking for approximately 200 cars.

     Consistent with industry practice, the Company reserves a portion of its hotel rooms and suites as complimentary accommodations for high-level casino wagerers. For 1993, 1992 and 1991 the average occupancy rates, including complimentary rooms which were primarily provided to casino patrons, were 92%, 93% and 90%, respectively. The average occupancy rate and weighted average daily room rental, excluding complimentary rooms, were 47% and $62, respectively, for 1993. This compares with 57% and $61, respectively, for 1992, and 51% and $67, respectively, for 1991.

CAPITAL IMPROVEMENTS

     The Company has pursued a major capital improvements program since 1989 in order to compete more effectively in the Atlantic City market. During these five years capital additions at Resorts Casino Hotel exceeded $100,000,000. In 1993 the Company converted certain back-of-the-house space into a simulcast facility, which houses nine betting windows and customer-operated terminals and approximately 80 seats for simulcast betting operations, as well as 25 poker tables, various other table games and a bar with food service. Also, certain casino renovations were completed, 280 slot machines were purchased, most of which replaced older models, and the new VIP slot and table player lounge, "Club Griffin," opened. In addition, guest room refurbishments continued and a new centralized mobile communications system was installed. During the years 1989 through 1992 improvements included refurbishment of rooms in both the East Tower and the North Tower, casino renovations, purchase of new slot machines and gaming equipment, conversion of the parking garage from valet to self-parking, restaurant remodeling and upgrading, renovation of public areas, installation of new computer equipment and management information systems, as well as improvements to the infrastructure such as elevators, air conditioning, and exterior renovations and painting. With the completion of the capital improvements program in 1993, management expects capital expenditures in 1994 to decline to approximately $12,000,000 which will be primarily for maintenance of existing facilities.

MARKETING

     The Company continues to take advantage of the celebrity status of Merv Griffin, who is actively engaged in the marketing of the Resorts Casino Hotel. Mr. Griffin, who is Chairman of the Board of RII, is featured in television commercials and in print advertisements. Mr. Griffin also produced live at the Resorts Casino Hotel "Merv Griffin's New Year's Eve Special 1993" which was broadcast nationwide. Mr. Griffin is to continue to participate in the operations and marketing of the Resorts Casino Hotel through the term of the Griffin Services Agreement. See "Griffin Services Agreement" under "Management of RII -- Executive Compensation -- Compensation Committee Interlocks and Insider Participation."

     The Company's marketing strategy is designed to enhance the appeal of the Resorts Casino Hotel to the mid-and premium-level slot and table game players. For slot players, in 1993 the Company (i) introduced a new "cash-back" program which rewards players with cash refunds or complimentaries based on their volume of play; (ii) expanded and upgraded "Hollywood Hills," its high-limit slot area; and (iii) opened a VIP slot and table player lounge, "Club Griffin." Also, in an effort to attract mid and premium table game players, the Company has established customer development teams to increase opportunities in this market area. The entertainment product has also been modified to attract the mid and premium players through increased booking of star headliners and, in 1993, changing the revue show more frequently than in prior years.

NEW CONVENTION CENTER

     In January 1992, the State of New Jersey enacted legislation that authorized a financing plan for the construction of a new convention center to be located on a 30-acre site next to the Atlantic City train station at the base of the Atlantic City expressway. The Company understands that the new convention center will have

500,000 square feet of exhibit space and an additional 104,200 square feet of meeting rooms. Construction of the new convention center began in early 1993 and it is scheduled to be completed in the fall of 1996.

     The convention center is part of a broader plan that includes an additional expansion of the Atlantic City International Airport and other improvements in Atlantic City. Officials have commented upon the need for improved commercial air service into Atlantic City as a factor in the success of the proposed convention center. See further discussion under "Transportation Facilities" below. Also, in order to spur construction of new hotel rooms and renovation of substandard hotel rooms into deluxe accommodations to support the new convention center, certain funds have been set aside by the CRDA, a public authority created under the Casino Control Act, to aid in financing such projects. Ten casino/hotels have filed proposals to obtain financing for such projects; however, plans for these projects are considered preliminary.

     Although these developments are viewed as positive and favorable to the future prospects of the Atlantic City gaming industry, the Company, at this point, can make no representations as to whether, or to what extent, its operations may be improved by the completion of the new convention center, the proposed airport expansion projects and the proposed increase in number of hotel rooms in the area.

TRANSPORTATION FACILITIES

     The lack of an adequate transportation infrastructure in the Atlantic City area continues to negatively affect the industry's ability to attract patrons from outside a core geographic area. In 1989 the terminal at the Atlantic City International Airport (located approximately 12 miles from Atlantic City) was expanded to handle additional air carriers and large passenger jets, but scheduled service to that airport from major cities by national air carriers remains extremely limited. Also, in 1989 Amtrak express rail service to Atlantic City commenced from Philadelphia, New York, Washington and other major cities in the northeast. This was expected to improve access to Atlantic City and expand the geographic size of the Atlantic City casino industry's marketing base. However, there has been no significant change in the industry's marketing base or in the principal means of transportation to Atlantic City, which continues to be automobile and bus. The resulting geographic limitations and traffic congestion have restricted Atlantic City's growth as a major destination resort. However, the Company understands that the South Jersey Transportation Authority has begun work on a comprehensive master plan for the future development of the airport. The plan is expected to be completed in 1994. Plans for expansion that would approximately double the size of the existing passenger terminal have already been announced and the Company understands that construction of this project is scheduled for completion in 1995.

     The Company continues to utilize day-trip bus programs. A non-exclusive easement enables the Resorts Casino Hotel to utilize a bus tunnel under the adjacent Taj Mahal, which connects Pennsylvania and Virginia Avenues, and a service road exit from the bus tunnel. This reduces congestion around the Pennsylvania Avenue bus entrance to the Resorts Casino Hotel. To comfortably accommodate its bus patrons, the Company has a waiting facility which is located indoors, adjacent to the casino, and offers various amenities.

COMPETITION

     Competition in the Atlantic City casino/hotel industry is intense. Casino/hotels compete primarily on the basis of promotional allowances, entertainment, advertising, services provided to patrons, caliber of personnel, attractiveness of the hotel and casino areas and related amenities, and parking facilities. The Resorts Casino Hotel competes directly with 11 casino/hotels in Atlantic City which, in the aggregate, contain approximately 786,000 square feet of gaming area, including simulcast betting and poker rooms, and 8,700 hotel rooms. The total amount of gaming area of these competing properties is expected to increase as the Showboat has announced plans for a sizable addition to its casino gaming floor and certain other casino/hotels are expected to add simulcasting rooms which are permitted to house other authorized table games. Unlike casino gaming floor area, which is regulated based on the number of guest rooms at a particular property, the size of simulcasting rooms is not limited.

     The Resorts Casino Hotel is located at the eastern end of the Boardwalk adjacent to the Taj Mahal, which is next to the Showboat Casino. These three properties have a total of more than 2,400 hotel rooms and approximately 278,000 square feet of gaming space in close proximity to each other. A 28-foot wide enclosed pedestrian bridge between the Resorts Casino Hotel and the Taj Mahal allows patrons of both hotels and guests for events being held at the Resorts Casino Hotel and at the Taj Mahal to move between the facilities without exposure to the weather. A similar enclosed pedestrian bridge connects the Showboat Casino to the Taj Mahal, allowing patrons to walk under cover among all three casino/hotels. The remaining nine Atlantic City casino/hotels are located approximately one-half mile to one and one-half miles to the west on the Boardwalk or in the Marina area of Atlantic City.

     All Atlantic City casino/hotels compete for customers with casino/hotels located in Nevada, and in certain foreign resort areas, including The Bahamas, particularly with respect to destination-oriented business, including conventions. The Las Vegas casino/hotel industry benefits from a favorable climate and nearby airport facilities that serve most major domestic carriers.

     Atlantic City casino/hotels also compete with casinos located in other U.S. jurisdictions, particularly those close to New Jersey. Colorado, Illinois, Iowa, Louisiana, Mississippi, Missouri and South Dakota have legalized, and several other states, including Pennsylvania, and the District of Columbia are currently considering legalizing limited land-based and riverboat casino gaming. Additionally, certain gaming operations are conducted or have been proposed on Federal Indian reservations in a number of states. In January 1993, a casino on an Indian reservation located in Connecticut was authorized to operate slot machines and in September 1993 this facility was expanded to house more than 3,000 slot machines. Previously, this casino, which opened in early 1991, was only authorized to conduct table gaming operations. In July 1993 the Oneida Indians opened a casino near Syracuse, New York. In October 1993 approval was granted for the construction of a high stakes gambling casino on the St. Regis Mohawk reservation in New York State near the Canadian border, 50 miles southwest of Montreal. Under New York state law, poker and slot machines currently are not permitted. This rapid expansion of casino gaming, particularly that which has been or may be introduced into jurisdictions in close proximity to Atlantic City, may adversely affect the Company's operations as well as the Atlantic City gaming industry.

GAMING CREDIT POLICY

     Credit is extended to selected gaming customers primarily in order to compete with other casino/hotels in Atlantic City which also extend credit to customers. Credit play represented 24% of table game volume at the Resorts Casino Hotel in 1993, 23% in 1992 and 24% in 1991. Gaming receivables, net of allowance for uncollectible amounts, were $3,618,000, $4,503,000 and $5,586,000 as of December 31, 1993, 1992 and 1991, respectively. The collectibility of gaming receivables has an effect on results of operations, and management believes that overall collections have been satisfactory. Atlantic City gaming debts are enforceable under the laws of New Jersey and certain other states, although it is not clear whether other states will honor this policy or enforce judgments rendered by the courts of New Jersey with respect to such debts.

SHOWBOAT LEASE

     The Showboat Casino owned by ACS has approximately 515 guest rooms, a 60-lane bowling center, a 65,000 square foot casino and a 15,000 square foot simulcast betting and poker room. The Showboat Casino is situated on approximately 10 acres which are owned by the Company and leased to ACS pursuant to the Showboat Lease, a 99-year net lease dated October 26, 1983, as amended. The Showboat Lease provided for an initial annual rental, which commenced in March 1987, of $6,340,000, subject to annual adjustment based upon changes in the consumer price index. The annual rental is $8,326,000 for the 1994 lease year.

     The Showboat Notes are secured and serviced by the Showboat Lease, and all lease payments are made to the Indenture Trustee for the Showboat Notes to meet the Company's interest obligations under those notes. See Note 11 of Notes to Consolidated Financial Statements of RII.

     The Showboat Lease provides that if, under New Jersey law, the Company is prohibited from acting as lessor, including any finding by the Casino Control Commission that the Company is unsuitable, the Company must appoint a trustee, acceptable to the Casino Control Commission, to act for the Company and collect all lease payments on the Company's behalf. In that event, the trustee also must proceed to sell the Company's interest in the Showboat Lease and the leased property to a buyer qualified to act as lessor. The net proceeds of any such sale, together with any unremitted rentals, would be paid to the Company. Also, if the Company is no longer able to act as a lessor, as aforesaid, ACS would have an option to acquire ownership of the 10 acres leased from the Company. The option would be exercisable during a period of not more than three months. The purchase price would be an amount equal to the greater of $66,000,000 or the fair market value of the leased acreage, as defined, but in no event may the purchase price be more than 11 times the rent being paid by ACS in the year in which the option may become effective. If the fair market value is not ascertained within the time required by the Casino Control Commission, then the purchase price would be the lesser of $66,000,000 or 11 times the rent being paid by ACS in the year the option may become effective. In the event of any sale of the leased property under the circumstances described above, the disposition of the proceeds of such sale would be governed by the indenture for the Showboat Notes.

     Under the Casino Control Act, both the Company and ACS, because of their lessor-lessee relationship, are jointly and severally liable for the acts of the other with respect to any violations of the Casino Control Act by the other. In order to limit the potential liability that could result from this provision, ACS, its parent, Ocean Showboat, Inc., and the Company have entered into an indemnity agreement pursuant to which they agree to indemnify each other from all liabilities and losses which may arise as a result of acts of the other party that violate the Casino Control Act. The Casino Control Commission could determine, however, that the party seeking indemnification is not entitled to, or is barred from, such indemnification.

SECURITY CONTROLS

     Gaming at the Resorts Casino Hotel is conducted by Company trained and supervised personnel. Prior to employment, all casino personnel must be licensed under the Casino Control Act. Security checks are made to determine, among other matters, that job applicants for key positions have had no criminal ties or associations. The Company employs extensive security and internal controls at its casino. Security in the Resorts Casino Hotel utilizes closed circuit video cameras to monitor the casino floor and money counting areas. The count of monies from gaming is observed daily by government representatives.

SEASONAL FACTORS

     The Company's business activities are strongly affected by seasonal factors that influence the New Jersey beach tourist trade. Higher revenues and earnings are typically realized from the Company's operations during the middle third of the year.

EMPLOYEES

     The Company has approximately 4,000 employees and believes that its employee relations are satisfactory. Approximately 1,600 of the Company's employees are represented by unions. Of these employees, approximately 1,300 are represented by the Hotel Employees and Restaurant Employees International Union Local 54, whose contract expires in September 1994. There are several union contracts covering other union employees.

     All of the Company's casino employees must be licensed under the Casino Control Act. Casino employees are subject to more stringent requirements than non-casino employees, including hotel employees who must be registered with the Casino Control Commission. Each casino employee must meet applicable standards pertaining to such matters as financial responsibility, good character, ability, casino training and experience, and New Jersey residency.

REGULATION AND GAMING TAXES AND FEES

  General

     The Company's operations in Atlantic City are subject to regulation under the Casino Control Act, which authorizes the establishment of casinos in Atlantic City, provides for licensing, regulation and taxation of casinos and created the Casino Control Commission and the Division of Gaming Enforcement. These bodies administer the Casino Control Act. In general, the provisions of the Casino Control Act concern: the ability, character and financial stability and integrity of casino operators, their officers, directors and employees and others financially interested in a casino; the nature and suitability of hotel and casino facilities, operating methods and conditions; and financial and accounting practices. Gaming operations are subject to a number of restrictions relating to the rules of games, number of games, credit play, size and facilities of hotel and casino operations, hours of operation, persons who may be employed, companies which may do business with casinos, the maintenance of accounting and cash control procedures, security and other aspects of the business.

     There were significant regulatory changes in 1993 and early 1994. The Casino Control Commission approved poker, which was implemented in the summer of 1993, and keno, which is anticipated to be implemented in the summer of 1994. Also, the Casino Control Act was amended to allow casinos to expand their casino floors before building the requisite number of hotel rooms, subject to approval of the Casino Control Commission. This amendment was designed to encourage hotel room construction by giving casino licensees an incentive and an added ability to generate money to finance hotel construction. Further legislation was passed allowing the Casino Control Commission to approve increasing a casino's gaming space if a licensee rebuilds existing hotel rooms as part of a neighborhood rehabilitation program. Previous law only allowed for casino expansion if a casino built new hotel rooms. In addition, recent legislation allows gamblers to buy casino chips directly with credit cards.

  Casino License

     A casino license is initially issued for a term of one year and must be renewed annually by action of the Casino Control Commission for the first two renewal periods succeeding the initial issuance of a casino license. Thereafter, a casino license is renewed for a period of two years, although the Casino Control Commission may reopen licensing hearings at any time. A license is not transferable and may be conditioned, revoked or suspended at any time upon proper action by the Casino Control Commission. The Casino Control Act also requires an operations certificate which, in effect, has a term coextensive with that of a casino license.

     On February 26, 1979, the Casino Control Commission granted a casino license to RIH for the operation of the Company's Atlantic City casino. In February 1994, RIH's license was renewed until January 31, 1996. RIH's renewed license is subject to several conditions, including (i) the submission of periodic reports and immediate notification of certain events related to RII's public debt securities to the Casino Control Commission; (ii) obtaining approval of the Casino Control Commission prior to the implementation of any material changes to the Restructuring; (iii) submission of certain financial and other reports relative to the Restructuring and certain other periodic financial reports to the Casino Control Commission; (iv) obtaining approval of the Casino Control Commission prior to making certain payments from RIH to related parties; and (v) obtaining approval of the Casino Control Commission prior to borrowing under the Senior Facility.

  Restrictions on Ownership of Equity and Debt Securities

     The Casino Control Act imposes certain restrictions upon the ownership of securities issued by a corporation which holds a casino license or is a holding, intermediary or subsidiary company of a corporate licensee (collectively, "holding company"). Among other restrictions, the sale, assignment, transfer, pledge or other disposition of any security issued by a corporation which holds a casino license is conditional and shall be ineffective if disapproved by the Casino Control Commission. If the Casino Control Commission finds that an individual owner or holder of any securities of a corporate licensee or its holding company must be qualified and is not qualified under the Casino Control Act, the Casino Control Commission has the right to propose any necessary remedial action. In the case of corporate holding companies and affiliates whose securities are publicly traded, the Casino Control Commission may require divestiture of the security held by any disqualified holder who is required to be qualified under the Casino Control Act.

     In the event that entities or persons required to be qualified refuse or fail to qualify and fail to divest themselves of such security interest, the Casino Control Commission has the right to take any necessary action, including the revocation or suspension of the casino license. If any security holder of the licensee or its holding company or affiliate who is required to be qualified is found disqualified, it will be unlawful for the security holder to: (i) receive any dividends or interest upon any such securities; (ii) exercise, directly or through any trustee or nominee, any right conferred by such securities; or (iii) receive any remuneration in any form from the corporate licensee for services rendered or otherwise. The Amended and Restated Certificate of Incorporation of RII provides that all securities of RII are held subject to the condition that if the holder thereof is found to be disqualified by the Casino Control Commission pursuant to provisions of the Casino Control Act, then that holder must dispose of his or her interest in the securities.

  Remedies

     In the event that it is determined that a licensee has violated the Casino Control Act, or if a security holder of the licensee required to be qualified is found disqualified but does not dispose of his securities in the licensee or holding company, under certain circumstances the licensee could be subject to fines or have its license suspended or revoked.

     The Casino Control Act provides for the mandatory appointment of a conservator to operate the casino and hotel facility if a license is revoked or not renewed and permits the appointment of a conservator if a license is suspended for a period in excess of 120 days. If a conservator is appointed, the suspended or former licensee is entitled to a "fair rate of return out of net earnings, if any, during the period of the conservatorship, taking into consideration that which amounts to a fair rate of return in the casino or hotel industry."

     Under certain circumstances, upon the revocation of a license or failure to renew, the conservator, after approval by the Casino Control Commission and consultation with the former licensee, may sell, assign, convey or otherwise dispose of all of the property of the casino/hotel. In such cases, the former licensee is entitled to a summary review of such proposed sale by the Casino Control Commission and creditors of the former licensee and other parties in interest are entitled to prior written notice of sale.

  License Fees, Taxes and Investment Obligations

     The Casino Control Act provides for casino license renewal fees and other fees based upon the cost of maintaining control and regulatory activities, and various work permits and license fees for the various classes of employees. In addition, a licensee is subject annually to a tax of 8% of "gross revenue" (defined under the Casino Control Act as casino win, less provision for uncollectible accounts up to 4% of casino win) and license fees of $500 on each slot machine.

     The following table summarizes, for the periods shown, the fees and taxes assessed upon the Company by the Casino Control Commission.

                                                               FOR THE YEAR
                                                 -----------------------------------------
                                                    1991           1992           1993
                                                 -----------    -----------    -----------
        Gaming tax............................   $17,384,000    $18,788,000    $19,545,000
        License, investigation, inspection and
          other fees..........................     4,730,000      4,417,000      3,985,000
                                                 -----------    -----------    -----------
                                                 $22,114,000    $23,205,000    $23,530,000
                                                 -----------    -----------    -----------
                                                 -----------    -----------    -----------

     The Casino Control Act, as originally adopted, required a licensee to make investments equal to 2% of the licensee's gross revenue (the "investment obligation") for each calendar year, commencing in 1979, in which such gross revenue exceeded its "cumulative investments" (as defined in the Casino Control
Act). A licensee had five years from the end of each calendar year to satisfy this investment obligation or become liable for an "alternative tax" in the same amount. In 1984 the New Jersey legislature amended the Casino Control Act so that these provisions now apply only to investment obligations for the years 1979 through 1983. Certain issues have been raised concerning the satisfaction of the Company's investment obligations for the years 1979 through 1983. See
Note 15 of Notes to Consolidated Financial Statements of RII for a discussion of these issues.

     Effective for 1984 and subsequent years, the amended Casino Control Act requires a licensee to satisfy its investment obligation by purchasing bonds to be issued by the CRDA or by making other investments authorized by the CRDA, in an amount equal to 1.25% of a licensee's gross revenue. If the investment obligation is not satisfied, then the licensee will be subject to an investment alternative tax of 2.5% of gross revenue. Licensees are required to make quarterly deposits with the CRDA against their current year investment obligations. The Company's investment obligations for the years 1993, 1992 and 1991 amounted to $3,054,000, $2,930,000, and $2,706,000, respectively, and have been satisfied by deposits made with the CRDA. At December 31, 1993, the Company held $4,873,000 face amount of bonds issued by the CRDA and had $12,946,000 on deposit with the CRDA. The CRDA bonds issued through 1993 have interest rates ranging from 5.8% to 7% and have repayment terms of between 41 and 50 years.

PROPERTIES

  General

     The Company's casino, resort hotel and related properties in Atlantic City, together with certain other properties, described below, are owned in fee, except for approximately 1.2 acres of the Resorts Casino Hotel site which are leased pursuant to ground leases expiring from 2056 through 2067.

     RIH's fee and leasehold interests in the Resorts Casino Hotel and the contiguous parking garage, any additions or improvements to those properties, and all furniture, fixtures, machinery and equipment of RIH related thereto comprise the collateral securing the Mortgage Notes, the Mortgage Note Guaranty, the Junior Mortgage Notes, the Junior Mortgage Note Guaranty and, if issued, the Senior Facility Notes and the RIH Senior Facility Guaranty. The Showboat Lease, including the land subject to the lease, secures the payment of the Showboat Notes.

  Other Properties

     The Company owns various non-operating sites in Atlantic City that could be developed and are available for sale. These sites consist primarily of vacant land in Great Island, Brigantine Island and the marina area, and waterfront parcels in the inlet section. In view of the generally depressed state of the commercial real estate market in Atlantic City and the condition of the economy generally, the Company does not anticipate any significant real estate activity in the foreseeable future.

     RII is the owner of real property located at Brigantine Boulevard on Brigantine Island that consists of approximately 40 acres ("Rum Point"), of which only approximately 17 acres can potentially be developed because the remaining portions constitute wetlands areas and consequently are not available for development. Additional environmental and coastal restrictions apply to the development of Rum Point, though the Company currently is attempting to have the restrictions modified to permit development.

     RII owns in fee an approximately 552 acre parcel located in Atlantic City on Blackhorse Pike (the "Great Island Property"), of which approximately 500 acres are considered to be wetlands. The Company owns in fee an eight acre parcel located in the marina area of Atlantic City immediately adjacent to the Harrah's Casino Hotel. The Company also owns in fee various individual parcels of property located in the area of Atlantic City known as the South Inlet which in the aggregate constitute approximately 10 acres and a parcel of land in Atlantic City consisting of approximately seven acres and a warehouse thereon. The Company is the owner of various additional properties at scattered sites in Atlantic City. Principal among these is the so-called "Trans Expo" site, a 2.3 acre parcel located near the site of the new convention center.

                               MANAGEMENT OF RII

DIRECTORS AND EXECUTIVE OFFICERS

     The directors of RII are:

                                                                                DIRECTOR
                                   NAME                                AGE        SINCE
        ----------------------------------------------------------     ---      ---------
        Merv Griffin..............................................     68         1988
          Chairman of the Board of Directors
        William Fallon............................................     40         1994
        Thomas E. Gallagher.......................................     49         1993
        Jay Green.................................................     47         1994
        Charles Masson............................................     41         1994
        Vincent Naimoli...........................................     56         1994

     Pursuant to RII's Amended and Restated Certificate of Incorporation, the total number of directors is fixed at six. The Board of Directors is classified into three equal classes, Class I, Class II, and Class III, which have staggered three year terms. Notwithstanding the foregoing, each director shall serve until his successor is elected and qualified or until his earlier death, resignation or removal. Messrs. Gallagher and Green comprise Class I, Messrs. Naimoli and Fallon comprise Class II, and Messrs. Griffin and Masson comprise Class III. Messrs. Masson and Naimoli serve as Class B Directors. See "Description of Common Stock and Class B Common Stock."

     The audit committee of the RII Board of Directors will consist of two independent directors. Messrs. Griffin and Gallagher are members of the Executive Committee of the Board of Directors.

     Pursuant to the Plan, Antonio C. Alvarez II, Warren Cowan, Joseph G. Kordsmeier and Paul C. Sheeline resigned from the RII Board of Directors as of the Effective Date, and Messrs. Fallon, Green, Masson and Naimoli were appointed to the Board of Directors.

     The executive officers of RII are:

                                                                               EXECUTIVE
                                                                                OFFICER
                                     NAME                                AGE     SINCE
        ---------------------------------------------------------------  ----  ---------
        Merv Griffin...................................................    68    1988
          Chairman of the Board of Directors
        Christopher D. Whitney.........................................    50    1988
          Office of the President, Executive Vice President, Chief of
             Staff,
             General Counsel and Secretary
        Matthew B. Kearney.............................................    54    1982
          Office of the President, Executive Vice President -- Finance,
             Chief Financial Officer and Treasurer
        David G. Bowden................................................    53    1979
          Vice President -- Controller, Chief Accounting Officer,
             Assistant Secretary and Assistant Treasurer

     The officers of RII serve at the pleasure of the Board of Directors of RII.

     Pursuant to an agreement dated as of September 27, 1993 between RII and David P. Hanlon (the "Hanlon Termination Agreement") (see "Executive Compensation" below), David P. Hanlon resigned as of October 31, 1993, from his positions as President, Chief Executive Officer and a director of RII. RII currently is managed by an Office of the President comprised of Mr. Whitney and Mr. Kearney.

  Business Experience

     The principal occupations and business experience for the last five years or more of the directors and executive officers of RII are as follows:

          Merv Griffin -- Chairman of the Board of RII since November 1988; Chairman of Griffco Resorts Holding, Inc. ("Griffco," a company which through September 1990 was owned by Mr. Griffin and from November 1988 through September 1990 was RII's parent) from its incorporation in May 1986 to September 1990; President of Griffco from September 1988 to September 1990; Chairman of Griffin Group since its incorporation in September 1988; Chairman of January Enterprises, Inc. ("January Enterprises") a television production and holding company doing business as Merv Griffin Enterprises, from 1964 to May 1986, and Chief Executive Officer from 1964 through March 1994; director of Hollywood Park Operating Company from 1987 to June 1991; television and radio producer since 1945. Merv Griffin created and produced the nationally syndicated television game shows, "Wheel of Fortune" and "Jeopardy." For 21 years, through 1986, Merv Griffin hosted "The Merv Griffin Show", a nationally syndicated talk show. In 1986, Merv Griffin sold January Enterprises to The Coca Cola Company, but he continues to act as Executive Producer of "Wheel of Fortune" and "Jeopardy," presently produced by an affiliate of Sony Pictures Entertainment, Inc.

          William Fallon -- Executive Vice President of R.M. Bradley & Co. Inc. ("Bradley"), a real estate brokerage and management company, since March 1994; Senior Vice President of Bradley from 1988 to March 1994; other positions with Bradley from 1979 to 1988; a director of Massachusetts Certified Development Corporation, a small business development company, since 1987.

          Thomas E. Gallagher -- President and Chief Executive Officer of Griffin Group since April 1992 and a director of Players International, Inc., a riverboat gaming company, since December 1992. For the preceding 15 years, Mr. Gallagher was a partner of the law firm of Gibson, Dunn & Crutcher.

          Jay M. Green -- Executive Vice President Finance and Administration and Treasurer of Culbro Corporation ("Culbro"), a diversified consumer and industrial products company since 1988; Chairman of the Board of The Eli Witt Company, a Culbro subsidiary, since February 1993; prior to 1988, Vice President and Controller of Columbia Pictures Entertainment, Inc.

          Charles Masson -- President of McCloud Partners, a private advisory firm, since June 1993; a director of Salomon Brothers Inc from 1991 through May 1993; Vice President of Salomon Brothers Inc from 1983 through 1990.

          Vincent J. Naimoli -- Chairman, President and Chief Executive Officer of Harvard Industries, Inc. since 1993; Chairman and Chief Executive Officer of Doehler-Jarvis Corporation since 1991; Chairman, President and Chief Executive Officer of Ladish Company, Inc. since 1993; Managing General Partner of the Tampa Bay Baseball Ownership Group since 1992; Chairman, President and Chief Executive Officer of Anchor Industries International, Inc., an operating and holding company, since 1989; a director of Lincoln Foodservice Products, Inc. since 1991; a director of Simplicity Pattern Company since 1990; Chairman, President and Chief Executive Officer of Anchor Glass Container Corporation from 1983 through 1989.

          Christopher D. Whitney -- Office of the President of RII since November 1993; Executive Vice President of RII since December 1989; General Counsel to and Secretary of RII since February 1989; Chief of Staff of RII since December 1988; Senior Vice President of RII from December 1988 to December 1989; Senior Vice President, Law & Government and General Counsel of Harrah's East, Inc. from November 1984 to December 1988; Vice President, General Counsel and Secretary of Harrah's, the western branch of the casino subsidiary of Holiday Corporation ("Holiday") located in Reno, Nevada, from June 1983 to November 1984; Vice President, General Counsel and Secretary of Perkins Restaurants, Inc., Holiday's restaurant group subsidiary then located in Minneapolis, Minnesota from November 1981 to June 1983; Vice President & Associate General Counsel (Litigation) of Holiday in Memphis, Tennessee from January 1979 to November 1981.

          Matthew B. Kearney -- Office of the President of RII since November 1993; Executive Vice President -- Finance of RII since September 1993; Chief Financial Officer of RII since 1982; Vice President -- Finance of RII from 1982 through September 1993.

          David G. Bowden -- Vice President -- Controller and Chief Accounting Officer of RII since 1979.

EXECUTIVE COMPENSATION

     The following table (the "RII Summary Compensation Table") sets forth information concerning compensation earned by, paid to or awarded to each individual serving as RII's Chief Executive Officer or acting in a similar capacity during 1993 and to each of the other executive officers of RII who were serving as executive officers at December 31, 1993, for services rendered in all capacities to RII and its subsidiaries.

                                                       ANNUAL COMPENSATION                 LONG TERM
                                              --------------------------------------    COMPENSATION --
                                                                        OTHER ANNUAL    NUMBER OF STOCK     ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR     SALARY       BONUS       COMPENSATION    OPTIONS GRANTED    COMPENSATION
- -----------------------------------   ----    --------    ----------    ------------    ---------------    ------------
David P. Hanlon....................   1993    $677,103    $  719,661(2)                                     $2,682,714(7)
  President and Chief                 1992    $764,231    $1,206,435(3)   $177,776(5)                       $   36,738
  Executive Officer(1)                1991    $750,000    $1,325,000(3)                    1,094,800(6)
Christopher D. Whitney.............   1993    $300,000    $  100,000(4)                                     $   13,379(7)
  Office of the President,            1992    $300,000    $  125,000(2)                                     $   14,592
  Executive Vice President and        1991    $283,269    $  150,000(2)                      100,000
    Chief of Staff
Matthew B. Kearney.................   1993    $281,712    $  100,000(4)                                     $   26,419(7)
  Office of the President,            1992    $275,000    $  125,000(2)                                     $   16,074
  Executive Vice                      1991    $266,635    $  125,000(2)                       87,500
    President -- Finance and Chief
    Financial Officer
David G. Bowden....................   1993    $135,000                                                      $   31,303(7)
  Vice President -- Controller        1992    $135,000    $   40,000(2)                                     $    8,126
    and Chief Accounting Officer      1991    $131,654    $   35,000(2)                       25,000

- ---------------

(1) Mr. Hanlon resigned from all positions with RII and its subsidiaries as of October 31, 1993.

(2) Represents performance bonus for year in which presented.

(3) Includes $375,000 in each of 1992 and 1991 for special incentive bonus payments in satisfaction of a guaranteed bonus in connection with Mr. Hanlon's agreement to enter into employment with the Company. Also includes performance bonuses of $831,435 for 1992 and $950,000 for 1991.

(4) Represents bonus in recognition of efforts relative to the Restructuring.

(5) Includes $157,776 for legal fees and expenses incurred in connection with the preparation and negotiation of the Hanlon Employment Agreement (defined below under "Employment Contracts and Termination of Employment and Change in Control Arrangements -- David P. Hanlon").

(6) The 1990 Stock Option Plan provided for the grant to Mr. Hanlon of options to purchase 5% of the shares of Common Stock Outstanding, as defined, which amount by its definition is subject to adjustment. The amount reflected in the table is based on Common Stock Outstanding at December 31, 1993. Due to the expiration of certain 1990 Stock Options in connection with certain employee terminations, since that date the number of shares under option to Mr. Hanlon has decreased. As of April 15, 1994, Mr. Hanlon had options to purchase 1,089,275 shares.

(7) Includes $2,648,656 for Mr. Hanlon pursuant to the Hanlon Termination Agreement (see "Employment Contracts and Termination of Employment and Change in Control Arrangements -- David P. Hanlon" below); the cost of group life and health insurance: Mr. Hanlon -- $16,109, Mr. Whitney -- $7,379, Mr. Kearney -- $20,794 and Mr. Bowden -- $28,603; the Company's contribution to a defined contribution group retirement plan: Mr. Hanlon -- $10,000, Mr. Whitney -- $6,000, Mr. Kearney -- $5,625 and Mr. Bowden -- $2,700; and the cost of additional disability coverage for Mr. Hanlon -- $7,949.

     See also the description of the Griffin Services Agreement under "Compensation Committee Interlocks and Insider Participation -- Griffin Services Agreement" below for a description of compensation to Griffin Group for certain services rendered by Mr. Griffin.

     No options were granted in 1993 to the executive officers named in the RII Summary Compensation Table. Accordingly, no "Option Grant Table" is presented herein. The following table sets forth information as of December 31, 1993, concerning the unexercised options held by executive officers named in the RII Summary Compensation Table, none of whom exercised options in 1993. No options held by those executive officers were in-the-money at December 31, 1993. Options are "in-the-money" when the fair market value of underlying common stock exceeds the exercise price of the option. All options held by the named executives have an exercise price of $1.875 per share. The closing price of Common Stock on December 31, 1993, was $1.625 per share.

                                                                     NUMBER OF UNEXERCISED
                                                                 OPTIONS AT DECEMBER 31, 1993,
                              NAME                               ALL OF WHICH WERE EXERCISABLE
    ---------------------------------------------------------   --------------------------------
    David P. Hanlon..........................................               1,094,800(1)
    Christopher D. Whitney...................................                 100,000
    Matthew B. Kearney.......................................                  87,500
    David G. Bowden..........................................                  25,000

     -------------------------

     (1) This amount was based on Common Stock Outstanding, as defined, as of December 31, 1993. See Note (6) to RII Summary Compensation Table above.

  Compensation of Directors

     RII's non-employee directors are each entitled to receive $35,000 annually as compensation for serving as a director, $500 for each Board meeting attended and $500 for each Committee meeting attended when such Committee meeting is not held on the same day as a Board meeting or another Committee meeting. No compensation was paid to Mr. Griffin or Mr. Hanlon for their services as directors of RII in 1993. However, Griffin Group was compensated for certain services provided by Mr. Griffin, including Mr. Griffin's serving as Chairman of the Board of RII. See the description of the Griffin Services Agreement under "Compensation Committee Interlocks and Insider Participation -- Griffin Services Agreement" below.

     Messrs. Alvarez, Cowan, Gallagher, Kordsmeier and Sheeline received $41,500, $42,000, $6,333, $43,000 and $42,500, respectively, for their services as directors during 1993.

  Employment Contracts and Termination of Employment and Change in Control Arrangements

     David P. Hanlon. Pursuant to the Hanlon Termination Agreement, RII and Mr. Hanlon mutually agreed to the termination, as of October 31, 1993, of the employment agreement (the "Hanlon Employment Agreement") between RII and Mr. Hanlon dated as of September 17, 1992, pursuant to which Mr. Hanlon served as President and Chief Executive Officer of RII.

     Pursuant to the Hanlon Termination Agreement, Mr. Hanlon received a $719,661 performance bonus for 1993 that was earned pursuant to the Hanlon Employment Agreement but not yet paid as of October 31, 1993. In addition, pursuant to the Hanlon Termination Agreement, Mr. Hanlon received the present value of future base salary pursuant to the Hanlon Employment Agreement as determined under the Hanlon Termination Agreement in the sum of $1,303,076 and $1,345,580 in respect of the performance bonuses for fiscal years ending 1994 and 1995 payable under the Hanlon Employment Agreement. In addition, Mr. Hanlon received a bonus from RII in the amount of $325,000 in connection with the Restructuring. Finally, Mr. Hanlon will receive a bonus of $300,000 in connection with the disposition of the Paradise Island operations. Accordingly, Mr. Hanlon would receive a total of $625,000 in connection with the Restructuring. Mr. Hanlon is also entitled to participate in all of RII's benefit plans through and including September 16, 1995, unless Mr. Hanlon receives a comparable benefit in connection with subsequent employment. Mr. Hanlon will retain all 1990 Stock Options previously granted to him.

     Christopher D. Whitney and Matthew B. Kearney. The Company has employment agreements with Messrs. Whitney and Kearney, both dated as of May 3, 1991, which were extended to May 1995. The respective terms of employment each will renew automatically for another year unless either party to the agreement notifies the other that the term is not to be renewed. Mr. Whitney's agreement provides for an annual salary of $300,000 and Mr. Kearney's agreement was recently amended to provide for an annual salary of $300,000. If the Company terminates the executive's employment without cause, as defined, the executive will be entitled to receive base salary payments through the end of his term of employment. If such a termination of his employment follows a change in control, as defined, the executive will receive a lump-sum payment equal to the present value of such base salary payments.

  Compensation Committee Interlocks and Insider Participation

     Compensation Committee Members. Messrs. Griffin, Alvarez and Sheeline served as members of the Compensation Committee of the Board of Directors of RII during 1993. Mr. Griffin also served as an officer of RII.

     Griffin Services Agreement. Griffin Group, Merv Griffin and RII entered into a License and Services Agreement (the "Old Griffin Services Agreement") in September 1990. Pursuant to the Old Griffin Services Agreement, Griffin Group granted the Company a non-exclusive license to use the name and likeness of Merv Griffin for purposes of advertising and promoting the Company's facilities and operations, and Merv Griffin agreed to serve as Chairman of the Board of Directors of RII. In addition, Griffin Group agreed to provide to the Company the non-exclusive services of Merv Griffin, on a limited basis, to host or present shows in which he is a featured performer at the Company's facilities. Under the Old Griffin Services Agreement, the Company was not required to compensate Griffin Group and the Company has not paid any compensation to Griffin Group, or to Mr. Griffin directly, for Mr. Griffin's services to the Company under the Old Griffin Services Agreement. The term of the Old Griffin Services Agreement was for a period of two years, which expired on September 16, 1992.

     In April 1993 RII and RIH entered into the Griffin Services Agreement, dated and effective as of September 17, 1992 to replace the Old Griffin Services Agreement as of its expiration. Pursuant to the Griffin Services Agreement, Griffin Group granted RII and RIH a non-exclusive license to use the name and likeness of Merv Griffin, in certain advertising media and limited merchandising, for the sole purpose of advertising and promoting the Resorts Casino Hotel. In connection with such license, Griffin Group will not grant any similar license to any casino/hotel located in Atlantic City during the term of the Griffin Services Agreement, so long as RII and RIH own or operate casino and hotel facilities in Atlantic City. Although the Griffin Services Agreement also granted the same license rights with respect to the Company's former Paradise Island operations, Mr. Griffin is no longer associated with those operations.

     Pursuant to the Griffin Services Agreement, Griffin Group also agreed to provide to RII and RIH, for the term of the Griffin Services Agreement, the non-exclusive services of Merv Griffin, subject to the performance by RII and RIH of its obligations under the Griffin Services Agreement, as (i) Chairman of the Board of Directors of RII, (ii) host, producer, presenter and featured performer relative to certain shows to be presented at the Resorts Casino Hotel,
(iii) as consultant and marketing adviser, (iv) in certain capacities, as spokesperson for RII and RIH and (v) as participant in certain radio, television and print advertisements.

     The Griffin Services Agreement will continue in force (unless earlier terminated under certain circumstances, including but not limited to a change in control of RII, Merv Griffin no longer serving as Chairman of the Board of Directors of RII or a sale of the Resorts Casino Hotel) until September 17, 1997.

     Under the Griffin Services Agreement, Griffin Group was entitled to receive from RII and RIH $4,100,000 upon execution of such agreement, as compensation for the first two years of services. The Griffin Services Agreement also provides for additional compensation to Griffin Group in the amounts of $2,205,000, $2,310,000 and $2,425,000 for services during the third, fourth and fifth years, respectively, of the term of the Griffin Services Agreement. In lieu of paying in cash, at the Company's option, it could satisfy its obligation to make any of the payments required under the Griffin Services Agreement by reducing the amount of the Group Note described below under "Indebtedness of Management."

     RIH made the $4,100,000 payment for the first two years under the Griffin Services Agreement in April 1993. In September 1993, RII satisfied its obligation to make the $2,205,000 payment for the year ending September 16, 1995 by reducing the Group Note by that amount. Prior to the Effective Date, RII satisfied the Company's $2,310,000 obligation to Griffin Group for the fourth year of the Griffin Services Agreement also by reducing the principal amount of the Group Note in an equal amount. RII received payment of the remaining balance of the Group Note (approximately $3,000,000) plus accrued interest from the Griffin Group and distributed the proceeds of such payment to the holders of the Series Notes pursuant to the Plan.

     Pursuant to the Griffin Services Agreement, as additional compensation, RII issued to the Griffin Group, on the Effective Date of the Plan, the Griffin Warrants to purchase 10% of the Common Stock of RII. The Griffin Warrants are exercisable until the fourth anniversary of the Effective Date at the lesser of
(i) the average market price of RII's Common Stock for the 20 trading days following the Effective Date and (ii) $1.875.

     RII and RIH also have agreed to indemnify Merv Griffin and Griffin Group for certain costs and liabilities arising in connection with the Griffin Services Agreement or Merv Griffin's services, or the service of any employee of Griffin Group, as a director or officer of RII or any subsidiary thereof.

     Pursuant to the Griffin Services Agreement, RII and RIH have agreed to maintain for at least four years comprehensive public liability, personal injury and umbrella insurance coverage in specified amounts for both Griffin Group and Merv Griffin, individually.

     RII and RIH also have agreed to reimburse Griffin Group for certain expenses incurred by Griffin Group and Merv Griffin in connection with the license and services agreed to under the Griffin Services Agreement. If Griffin Group fails to perform its obligations pursuant to the Griffin Services Agreement, all unearned advance payments to Griffin Group will be repaid to the Company.

     Indemnity Agreement. RII agreed to indemnify Merv Griffin pursuant to an Indemnity Agreement (the "Indemnity Agreement"), executed on September 19, 1990, against any and all losses by reason of, arising from, in connection with, or relating to the Acquisition Claims (as defined in the Indemnity Agreement). The Acquisition Claims relate to all claims asserted against Mr. Griffin in connection with the acquisition of RII by Griffco in November 1988, and all transactions consummated in connection therewith, including the sale of the Taj Mahal to certain affiliates of Donald J. Trump and the issuance of certain debt securities by GGRI. RII also agreed to reimburse Mr. Griffin for any out-of-pocket expenses (including counsel fees) incurred by him in connection with the enforcement of, or preservation of any rights under, the Indemnity Agreement.

     Other Transactions. The Company reimbursed Griffin Group $358,000, $396,000, $219,000 and $13,000 for charter air services rendered in 1991, 1992, 1993 and to date in 1994, respectively, to Mr. Griffin as well as other directors and officers of RII for travel related to Company business.

     In 1991, 1992 and 1993 the Company did business with various subsidiaries of January Enterprises of which Merv Griffin was Chief Executive Officer through March 1994. In 1991 the Company paid $235,000 and provided certain facilities and personnel for the production of the "Ruckus Game Show" at Resorts Casino Hotel. Also in 1991, the Company provided facilities, labor and accommodations relative to the production of "Merv Griffin's 1991 New Year's Eve Special" which was broadcast live from Resorts Casino Hotel. In 1992 the Company agreed to pay $100,000 and provided certain facilities, labor and accommodations in connection with the production of the live television broadcast of "Merv Griffin's New Year's Eve Special 1992" from Resorts Casino Hotel. In 1993 the Company agreed to the same terms as in 1992 for the production of the live television broadcast of "Merv Griffin's New Year's Eve Special 1993." The Company received certain promotional considerations in connection with the television broadcast of these shows.

     In 1994 the Company entered into a barter agreement with Griffin Group whereby certain promotional spots would air on radio stations owned by Griffin Group in exchange for certain packages including rooms, food and beverage and entertainment at the Resorts Casino Hotel. The retail value of the services exchanged are to total approximately $120,000.

     The Company paid Alvarez & Marsal, Inc. ("Alvarez & Marsal") $241,000 in 1991 for financial advisory services performed in connection with the Company's 1990 plan of reorganization. In early 1992, RII entered into an agreement with Alvarez & Marsal pursuant to which it was to provide financial advisory services in connection with the development and analysis of financial alternatives available to the Company, and the development of a long-term financial plan. The Company paid Alvarez & Marsal $300,000 for financial advisory services rendered under this agreement in 1992. According to an amendment to this agreement, RII paid no fees to Alvarez & Marsal during 1993; however, the Company paid a fee of $225,000 in March 1994 and is to issue 112,500 shares of Common Stock to Alvarez & Marsal. Mr. Alvarez, a shareholder of Alvarez & Marsal, was a member of RII's Board of Directors from September 1990 until the Effective Date.

     Certain Business Relationships. The Company retained Verner, Liipfert, Bernhard, McPherson and Hand during 1992 and 1993 for certain legal services. Mr. Sheeline, who was Of Counsel to such law firm through March 1993, was a director of RII from 1990 until the Effective Date.

     Indebtedness of Management. In September 1990, Merv Griffin, Chairman of the Board of RII, purchased 4,400,000 shares of Common Stock for which RII received $12,345,000 in cash and a $11,000,000 promissory note, the Griffin Note. The Griffin Note was secured by a letter of credit issued by a bank, bore interest at 8% per year and was due upon demand. In April 1993, simultaneous with RIH's payment to Griffin Group of $4,100,000 for the first two years of service under the Griffin Services Agreement described above under "Compensation Committee Interlocks and Insider Participation -- Griffin Services Agreement," Mr. Griffin made a partial payment on the Griffin Note, resulting in a remaining balance of $7,523,333. The Griffin Note was then canceled and the $7,523,333 Group Note, payable by Griffin Group, a company controlled by Merv Griffin, was substituted therefor. The Group Note was payable on demand and bore interest at the rate of 3% per year. Merv Griffin personally guaranteed payment of the Group Note. The Group Note was retired as described above in "Griffin Services Agreement".

                               MANAGEMENT OF RIHF

DIRECTORS AND EXECUTIVE OFFICERS

     The directors of RIHF are:

                                                                                DIRECTOR
                                    NAME                                AGE     SINCE
        ------------------------------------------------------------    ---     ------
        Christopher D. Whitney......................................     50      1993
        Matthew B. Kearney..........................................     54      1993

     The executive officers of RIHF are:

                                                                                EXECUTIVE
                                                                                OFFICER
                                    NAME                                AGE     SINCE
        ------------------------------------------------------------    ---     ------
        Christopher D. Whitney......................................     50      1993
          President
        Matthew B. Kearney..........................................     54      1993
          Executive Vice President -- Finance
             and Chief Financial Officer

     See "Management of RII" for a description of the business experience of Messrs. Whitney and Kearney. The officers and directors of RIHF presently receive no compensation specifically for their services as directors. However, both of the officers and directors of RIHF serve as officers of RII and are compensated for such services. Messrs. Whitney and Kearney have employment agreements with RII. See "Management of RII -- Executive
Compensation -- Employment Contracts and Termination of Employment and Change in Control Arrangements."

                               MANAGEMENT OF RIH

DIRECTORS AND EXECUTIVE OFFICERS

     The directors of RIH are:

                                                                                DIRECTOR
                                    NAME                                AGE     SINCE
        -------------------------------------------------------------   ----    ------
        Christopher D. Whitney.......................................     50     1991
        Matthew B. Kearney...........................................     54     1993

     The executive officers of RIH are:

                                                                                EXECUTIVE
                                                                                 OFFICER
                                     NAME                                AGE      SINCE
        --------------------------------------------------------------   ----   ---------
        John P. Belisle...............................................     40        1991
          Executive Vice President and Chief Operating Officer
        Christopher D. Whitney........................................     50        1989
          Executive Vice President, Chief of Staff and Secretary
        Matthew B. Kearney............................................     54        1982
          Vice President and Chief Financial Officer
        Kimberly A. Corrigan..........................................     37        1991
          Vice President -- Hotel Operations
        William C. Murtha.............................................     38        1994
          Vice President and General Counsel
        Paul E. Patay.................................................     63        1989
          Vice President -- Food and Beverage
        Michelle Perna................................................     41        1988
          Vice President -- Human Resources
        Anthony P. Rodio..............................................     35        1993
          Vice President -- Finance

  Business Experience

     See "Management of RII -- Directors and Executive Officers -- Business Experience" above for information regarding Messrs. Whitney and Kearney. The principal occupations and business experience for the last five years or more of the directors and executive officers of RIH who do not also serve as executive officers of RII are as follows:

          John P. Belisle -- Executive Vice President and Chief Operating Officer of RIH since November 1993; Senior Vice President -- Casino Operations of RIH from May 1993 to November 1993; Vice
     President -- Marketing of RIH from June 1990 to May 1993; Vice
     President -- Marketing of Trump Castle in Atlantic City, New Jersey from January 1990 to June 1990; Vice President -- Marketing of RIH from September 1989 to January 1990; various other positions with RIH from December 1981 to September 1989.

          Kimberly A. Corrigan -- Vice President -- Hotel Operations of RIH since September 1991; Executive Director -- Hotel Operations of Taj Mahal from September 1990 to September 1991; Executive Director of Operations of Bally's Grand casino/hotel in Atlantic City, New Jersey from June 1986 to August 1989.

          William C. Murtha -- Vice President and General Counsel of RIH since April 1994; private practice, William C. Murtha, Attorney at Law, from October 1993 to March 1994; Vice President and

     General Counsel to the Casino Association of New Jersey from March 1990 to September 1993; Vice President and General Counsel of RIH from 1989 to February 1990.

          Paul E. Patay -- Vice President -- Food and Beverage of RIH since April 1989; manager of food and beverage operations of RIH from December 1988 to April 1989; Vice President -- Food and Beverage of Trump Castle casino/hotel in Atlantic City, New Jersey from September 1985 to May 1988.

          Michelle Perna -- Vice President -- Human Resources of RIH since November 1988; Manager -- Employee Relations and various other positions with Harrah's Marina in Atlantic City, New Jersey from May 1980 to November 1988.

          Anthony P. Rodio -- Vice President -- Finance of RIH since September 1993; Director of Operational Accounting of RIH from October 1990 to September 1993; Casino Controller of Trump Plaza Hotel and Casino in Atlantic City, New Jersey from August 1987 to October 1990.

EXECUTIVE COMPENSATION

     The following table (the "RIH Summary Compensation Table") sets forth information concerning compensation earned by, paid to or awarded to RIH's Chief Executive Officer and to each of the other four most highly compensated executive officers of RIH who were serving as executive officers at December 31, 1993, and another executive officer no longer with RIH, for services rendered in all capacities to RIH, RII and RII's other subsidiaries.

                                                       ANNUAL COMPENSATION
                                               -----------------------------------
                                                                      OTHER ANNUAL      ALL OTHER
    NAME AND PRINCIPAL POSITION        YEAR     SALARY      BONUS     COMPENSATION    COMPENSATION
- ------------------------------------   ----    --------    -------    ------------    -------------
David P. Hanlon.....................   1993      (1)         (1)
  President and Chief Executive        1992      (1)         (1)         (1)
     Officer(3)
Christopher D. Whitney..............   1993      (1)         (1)
  Executive Vice President             1992      (1)         (1)
Matthew B. Kearney..................   1993      (1)         (1)
  Vice President and Chief             1992      (1)         (1)
     Financial Officer
John R. Spina.......................   1993    $212,404                                 $ 184,214(2)
  Executive Vice President and         1992    $198,077    $97,568                      $   7,285
     Chief Operating Officer(4)
John P. Belisle.....................   1993    $184,021                                 $  17,110(2)
  Executive Vice President and Chief   1992    $174,646    $53,068                      $   9,337
     Operating Officer
Michelle Perna......................   1993    $146,065                                 $   5,185(2)
  Vice President -- Human Resources    1992    $127,015    $53,068                      $   8,046

- ------------------

(1) Messrs. Hanlon, Whitney and Kearney were executive officers of RII during 1993. See the RII Summary Compensation Table for information regarding their compensation.

(2) Includes $176,250 settlement for Mr. Spina in connection with his termination; the cost of group life and health insurance: Mr.
    Spina -- $3,690, Mr. Belisle -- $13,480 and Ms. Perna -- $2,315; employer's contribution to a defined contribution group retirement plan: Mr.
    Spina -- $4,274, Mr. Belisle -- $3,630 and Ms. Perna -- $2,870.

(3) Mr. Hanlon served in this capacity through October 1993.

(4) Mr. Spina served in this capacity through November 1993.

     Certain executives of RIH participate in RII's 1990 Stock Option Plan. Their options are to purchase shares of RII's Common Stock. No options were granted in 1993 to the executive officers named in the RIH

Summary Compensation Table. Accordingly, no Option Grant Table is presented herein. The following table sets forth information as of December 31, 1993, concerning the unexercised options held by those executive officers, none of whom exercised options in 1993. No options held by those executive officers were in-the-money at December 31, 1993. All options held by the named executives have an exercise price of $1.875 per share. The closing price of RII's Common Stock on December 31, 1993 was $1.625 per share.

                                                                   NUMBER OF UNEXERCISED
                                                               OPTIONS AT DECEMBER 31, 1993,
                              NAME                             ALL OF WHICH WERE EXERCISABLE
    ---------------------------------------------------------  -----------------------------
    David P. Hanlon..........................................               (1)
    Christopher D. Whitney...................................               (1)
    Matthew B. Kearney.......................................               (1)
    John R. Spina............................................              35,000
    John P. Belisle..........................................              35,000
    Michelle Perna...........................................              30,000

     ----------------------------

     (1) For information regarding fiscal year end option values for Messrs. Hanlon, Whitney and Kearney, see the table of unexercised options at December 31, 1993 under "Management of RII -- Executive Compensation."

  Compensation of Directors

     The directors of RIH presently receive no compensation specifically for their services as directors. However, both directors of RIH serve as officers of RII and are compensated for such services. Also, Mr. Hanlon who served as a director through October 31, 1993, received no compensation specifically for his service as an RIH director, but was compensated as an RII executive officer.

  Employment Contracts and Termination of Employment and Change in Control Arrangements

     Messrs. Whitney and Kearney have employment agreements with RII. See "Management of RII -- Executive Compensation -- Employment Contracts and Termination of Employment and Change in Control Arrangements." Pursuant to the Hanlon Termination Agreement, David P. Hanlon resigned as of October 31, 1993, from his positions as an officer and director of RIH. In connection with Mr. Spina's termination in November 1993, RIH paid Mr. Spina a lump sum settlement of $176,250.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as to the beneficial ownership
of Common Stock as of May   , 1994, giving effect to the Restructuring, by
persons known by RII to be holders of 5% or more of the outstanding Common Stock. The number of shares beneficially owned is based on information furnished by the persons named in the table.

                                                                      SHARES
                                                                    BENEFICIALLY    PERCENT OF
               NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED          CLASS(3)
- ------------------------------------------------------------------  ----------      ----------
Merv Griffin......................................................   9,065,115(1)      21.37%
  c/o The Griffin Group, Inc.
780 Third Avenue, Suite 1801
New York, NY 10017
Certain funds and accounts advised or managed by Fidelity.........   6,678,157(2)      17.69%
Certain funds and accounts advised or managed by TCW..............   2,567,967(2)       6.81%

- ---------------

(1) Ownership includes 4,667,000 shares issuable upon exercise of Griffin Warrants. Related percentage gives effect to their exercise.

(2) The public resale of these shares has been registered under the Securities Act pursuant to the Registration Statement of which this Prospectus is a part. See "Selling Securityholders" and "Plan of Distribution."

(3) The percentages shown give effect to the issuance in the Restructuring of 16,985,000 shares to the holders of the Series Notes and 612,500 shares to financial advisers in settlement of certain recapitalization costs.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as to the beneficial ownership of Common Stock as of April 15, 1994, as adjusted to give effect to the Restructuring, by each person who continued as a director, or became a director on the Effective Date, and by each executive officer (except David P. Hanlon -- see Note (3) to the table) named in the RII Summary Compensation Table and by all such directors and executive officers as a group.

                                                                  AMOUNT AND
                                                               NATURE OF SHARES
                                                                 BENEFICIALLY         PERCENT OF
                    NAME OF BENEFICIAL OWNER                        OWNED              CLASS(5)
    ---------------------------------------------------------  ----------------       ----------
    Merv Griffin.............................................      9,065,115(1)          21.37%
    William Fallon...........................................           None              None
    Thomas E. Gallagher......................................           None              None
    Jay Green................................................           None              None
    Charles Masson...........................................           None              None
    Vincent Naimoli..........................................           None              None
    Christopher D. Whitney...................................        100,000(2)            .26%
    Matthew B. Kearney.......................................         87,500(2)            .23%
    David G. Bowden..........................................         25,000(2)            .07%
    Directors and officers as a group (nine persons)(3)......      9,277,615(4)          21.76%

     -------------------------

     (1) Includes 4,667,000 shares issuable upon exercise of the Griffin
         Warrants.

     (2) Ownership represents shares issuable upon exercise of 1990 Stock Options. Related percentages shown give effect to the exercise of options for such shares.

     (3) David P. Hanlon, who is named in the RII Summary Compensation Table, was a director and executive officer of RII until October 31, 1993. As of April 15, 1994, he beneficially owned 1,089,275 shares of Common Stock, or 2.80% of the shares outstanding (as adjusted for the Restructuring), based on the number of shares issuable upon exercise of 1990 Stock Options. The 2.81% ownership percentage gives effect to the exercise of options for his shares. See Note (6) to RII Summary Compensation Table under "Management of RII -- Executive Compensation".

     (4) Includes 212,500 shares which are issuable upon exercise of 1990 Stock Options and 4,667,000 shares issuable upon exercise of the Griffin Warrants. Related percentage shown gives effect to the exercise of all such stock options and the Griffin Warrants.

     (5) The percentages shown give effect to the issuance in the Restructuring of 16,985,000 shares to the holders of the Series Notes and 612,500 shares to financial advisers in settlement of certain recapitalization costs.

                              CERTAIN TRANSACTIONS

     Messrs. Alvarez, Griffin and Sheeline served as members of the Compensation Committee of the Board of Directors of RII during 1993. Mr. Griffin also served as an officer of RII. See "Management of RII -- Executive
Compensation -- Compensation Committee Interlocks and Insider Participation" for more information relating to these directors.

     The Company paid Rogers & Cowan, Inc. $147,000 and $128,000 for public relations services rendered in 1991 and 1992, respectively, on a non-exclusive basis for the Company's Atlantic City and Paradise Island properties. Mr. Cowan, who was the Chairman of the Board and a shareholder of Rogers & Cowan, Inc. until July 1992, was a director of RII from September 1990 until the Effective Date.

     The Company retained Gibson, Dunn & Crutcher during 1992, 1993 and 1994 to provide certain legal services, including legal services related to the Restructuring. Mr. Gallagher, who was a partner of such law firm through March 31, 1992 has been a director of RII since November 1, 1993.

                         DESCRIPTION OF MORTGAGE NOTES

     The following is a summary of certain provisions of the Mortgage Notes and the Mortgage Note Indenture. Wherever particular provisions of the Mortgage Note Indenture or Mortgage Notes are referred to, such provisions are incorporated by reference herein. References to Sections or Articles refer to Sections or Articles of the Mortgage Note Indenture. The definitions of certain terms used below are set forth in "Certain Definitions" below in this section. All other capitalized terms used in this section but not defined in this Prospectus have the meanings ascribed thereto in the Mortgage Note Indenture and are incorporated by reference herein.

GENERAL

     The Mortgage Notes were issued pursuant to the Mortgage Note Indenture, dated May 3, 1994, among RIHF, RIH and State Street Bank and Trust Company of Connecticut, National Association, as trustee (the "Mortgage Note Trustee"). A copy of the Mortgage Note Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The terms of the Mortgage Note Indenture also are governed by certain provisions of the Trust Indenture Act of 1939 (the "TIA"). The Mortgage Notes are secured subordinated obligations of RIHF in the aggregate principal amount of $125,000,000. The Mortgage Notes will mature on September 15, 2003.

RANKING

     Although the Mortgage Notes are not contractually subordinated to the Senior Facility Notes as to priority of payment, the lien securing the Mortgage Notes is junior to the lien securing the Senior Facility Notes, and the Mortgage Notes therefore are structurally subordinated to the Senior Facility Notes. The lien on the Resorts Casino Hotel securing payment of the RIH Promissory Note is pari passu with the lien securing the Mortgage Note Guaranty and subordinated to the liens securing payment of the RIH Senior Facility Promissory Note, the Senior Facility Guaranty and any other secured Working Capital Facility. (Section 4.03).

     The aggregate principal amount that may be outstanding under the Senior Facility and any other Working Capital Facility is limited to $20,000,000.

INTEREST

     Interest on the Mortgage Notes accrues at a rate of 11% per year. Interest is payable semi-annually on March 15 and September 15 in each year to holders of record at the close of business on the first day of the month in which the Interest Payment Date occurs. RIHF is required to pay interest on overdue principal and, to the extent permitted by law, overdue interest at the rate of 14% per year.

SINKING FUND REQUIREMENTS

     None.

MANDATORY REDEMPTION

     In the event of an RIH Sale, all the Mortgage Notes shall be redeemed by RIHF whether such RIH Sale occurs before, on or after the fifth anniversary of the Effective Date, at par together with interest, if any, accrued and unpaid thereon to the Redemption Date; provided, however, that such obligation of RIHF to redeem the Mortgage Notes in the event of a proposed RIH Sale shall cease to exist if the Holders of not less than 66 2/3% in Outstanding Amount of the Outstanding Mortgage Notes have consented to such proposed RIH Sale. (Section 3.12).

OPTIONAL REDEMPTION

     The Mortgage Notes are redeemable at any time in whole, or from time to time in part, on or after the fifth anniversary of the Effective Date at the election of RIHF, at a redemption price of 100% of their principal amount plus any accrued and unpaid interest to the Redemption Date. (Section 3.12).

     From and after any Redemption Date, if funds for the redemption of any Mortgage Notes called for redemption shall have been made available, such Mortgage Notes will cease to bear interest and the only right of the holders will be to receive payment of the Redemption Price and all interest accrued to such Redemption Date. (Section 13.06).

     The Mortgage Note Indenture requires that notice of any redemption of any Mortgage Notes be given to holders at their addresses, as shown in the register, not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption must specify, among other things, the Redemption Date, the Redemption Price, the principal amount of Mortgage Notes to be redeemed, and, if less than all outstanding Mortgage Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Mortgage Notes to be redeemed and the place or places where the Mortgage Notes to be redeemed are to be surrendered for payment of the Redemption Price. (Section 13.04).

     The Mortgage Note Indenture provides that in the event of redemption of less than all the outstanding Mortgage Notes, the particular Mortgage Notes to be redeemed will be selected by the Mortgage Note Trustee by a random, automated selection process or pro rata, as deemed appropriate by the Mortgage Note Trustee. (Section 13.03).

CASINO CONTROL ACT REGULATION

     The Mortgage Notes are subject to the qualification, divestiture and redemption provisions under the Casino Control Act that are described in "Description of Business -- Regulation and Gaming Taxes and Fees". (Section 13.08).

INTERCREDITOR AGREEMENT

     The RIH Senior Facility Promissory Note, the RIH Senior Facility Guaranty, the RIH Promissory Note, the Mortgage Note Guaranty, the RIH Junior Promissory Note and the Junior Mortgage Note Guaranty are all secured, in part, by the Resorts Casino Hotel. See "Collateral", "Guaranty", "Description of Junior Mortgage Notes -- Collateral" and "Description of Junior Mortgage
Notes -- Guaranty".

     RII, RIH, RIHF, the Mortgage Note Trustee and the Junior Mortgage Note Trustee have entered, and any other lender or lenders (or any trustee or agent acting on behalf of such lender or lenders) under the Junior Mortgage Facility or the Working Capital Facility and the trustee for the indenture pursuant to which the Senior Facility Notes may be issued (the "Senior Facility Trustee"), will enter, into an intercreditor agreement (the "Intercreditor Agreement"), which defines the rights of each such lender in and to its respective security interest in the Resorts Casino Hotel.

     The Intercreditor Agreement provides that: (i) the liens securing payment of the RIH Senior Facility Promissory Note and the RIH Senior Facility Guaranty will be pari passi with each other and senior to liens securing payment of the RIH Promissory Note, the Mortgage Note Guaranty, the RIH Junior Promissory Note and the Junior Mortgage Note Guaranty with respect to payment from proceeds realized upon any sale or other disposition of the Resorts Casino Hotel; and
(ii) the liens securing payment of the RIH Promissory Note and the Mortgage Note Guaranty will be pari passu with each other, and senior to the liens securing payment of the RIH Junior Promissory Note and the Junior Mortgage Note Guaranty, and junior to the liens securing payment of the RIH Senior Facility Promissory Note and the RIH Senior Facility Guaranty with respect to payment from proceeds realized upon any sale or other disposition of the Resorts Casino Hotel.

COLLATERAL

  General

     The Mortgage Notes are secured by the Mortgage Note Trust Estate pursuant to the Mortgage Documents described below. (Article Six).

     The "Mortgage Note Trust Estate" consists of an assignment by RIHF to the Mortgage Note Trustee for the benefit of the holders of the Mortgage Notes, of the RIH Promissory Note in the original aggregate principal amount of $125,000,000, payable in amounts and at times necessary to pay the principal of and interest on the Mortgage Notes, which is secured by a lien on the Resorts Casino Hotel, consisting of RIH's fee and leasehold interests comprising the Resorts Casino Hotel, the contiguous parking garage and property, all additions or improvements constructed thereon, all rents, leases and profits derived therefrom and certain tangible and intangible personal property located on, or used in connection with, the operation of the Resorts Casino Hotel (collectively, the "RIH Mortgage"), comprising the trust estate encumbered pursuant to the RIH Mortgage between RIH, as mortgagor, and RIHF, as mortgagee.

  The RIH Mortgage

     The RIH Mortgage creates a mortgage lien and security interest (subject to the liens securing the RIH Senior Facility Promissory Note, the RIH Senior Facility Guaranty and any other secured Working Capital Facility) in the Resorts Casino Hotel.

RELEASE OF COLLATERAL

     No portion of the Mortgage Note Trust Estate may be released without the consent of the Holders of not less than 66 2/3% in Outstanding Amount of the Mortgage Notes then Outstanding. (Section 11.02). Section 2.02 of the RIH Mortgage provides that, unless an Event of Default shall have occurred and be continuing, RIH may sell or dispose of certain elements of the Resorts Casino Hotel which may have become obsolete or unfit for use or which are no longer necessary in the conduct of its businesses.

LIMITATIONS ON ABILITY TO REALIZE ON COLLATERAL

  General

     If there is an Event of Default under the Mortgage Note Indenture or the RIH Mortgage, the Mortgage Note Trustee, subject to the requirements of the Casino Control Act, may enforce the rights and remedies arising under the RIH Mortgage. The net amount realized in any foreclosure sale for the benefit of holders of the Mortgage Notes will be only that amount that exceeds all amounts then due and owing to creditors, if any, having senior security interests (including the holders of the Senior Facility Notes or the parties to any other secured Working Capital Facility) and certain costs, taxes and other items.

  Certain Regulatory Considerations

     In any foreclosure sale with respect to the Resorts Casino Hotel, the Mortgage Note Trustee could bid the amount of the outstanding Mortgage Notes. The Mortgage Note Trustee would be required to comply with the applicable requirements of the Casino Control Act in any foreclosure sale, including obtaining a casino license.

  Certain Bankruptcy Considerations

     In the event of the filing of a petition under the Bankruptcy Code for RIHF or RIH, applicable provisions of the Bankruptcy Code, including the automatic stay provisions of section 362 of the Bankruptcy Code, may operate to prevent the Mortgage Note Trustee, from taking action to realize on the Mortgage Note Trust Estate if there is an Event of Default.

  Ground Leases

     A substantial portion of the North Tower of the Resorts Casino Hotel, a portion of the adjacent parking garage and a small portion of the casino/hotel are located on land that is owned by unrelated third parties and leased to RIH under long-term ground leases. The ground leases do not provide certain mortgagee protections and, in the event of a default thereunder, the Mortgage Note Trustee may not have the right to cure any such default. However, the Mortgage Note Trustee has the right under the Mortgage Note Indenture to tender defaulted ground lease payments to RIH and require RIH to transmit such funds to the respective ground lessor. If such default is not cured, the lessor under any ground lease may have the right to terminate the ground lease. The termination of any or all of such ground leases could result in the loss of portions of, or rights with respect to, the property subject to the terminated ground lease.

GUARANTY

     RIH has guaranteed payment of principal of and interest on the Mortgage Notes pursuant to the Mortgage Note Guaranty. In addition, the Mortgage Note Guaranty is secured by a lien on the Resorts Casino Hotel pursuant to a mortgage and security agreement with an assignment of rents, and an assignment of leases and rents (collectively, the "RIH Guaranty Mortgage"). The RIH Guaranty Mortgage will encumber the Resorts Casino Hotel on a basis pari passu with the RIH Mortgage. (Article Four)

PAYMENTS OF NET PROCEEDS OF ASSET SALES

     None.

COVENANTS

  Corporate Existence

     Subject to the provisions described under "Limitations on Merger, Consolidation, Transfer or Lease of Property and Assets", the Mortgage Note Indenture provides that each of RIHF and RIH will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of RIHF, RIH and each such Subsidiary and the rights (charter and statutory), licenses, permits, approvals and governmental franchises of it and each of its Subsidiaries necessary to the conduct of its and their respective businesses, including without limitation, all licenses, permits, approvals and franchises necessary to assure the continued operation of RIH's gaming operations at the Resorts Casino Hotel; provided, however, that any direct or indirect wholly owned subsidiary of RIH may consolidate with, merge into or transfer or distribute all or part of its properties and assets to RIH or RIHF or as otherwise provided in Section 10.01 of the Mortgage Note Indenture. (Section 12.04).

  Limitation on Dividends and Restricted Payments

     The Mortgage Note Indenture provides that RIHF will not, directly or indirectly, make, or permit any Subsidiary of RIHF to make, any Restricted Payment.

     The Mortgage Note Indenture also provides that RIH will not, directly or indirectly make, or permit any Subsidiary of RIH to make, any Restricted Payment; provided, however, that: (i) if RIH's Consolidated Interest Coverage Ratio, as certified to the Mortgage Note Trustee by an Officers' Certificate, calculated at the time of the declaration of the dividend or distribution, is equal to or exceeds two, then RIH may declare and pay cash dividends or make cash distributions in respect of any class of capital stock of RIH in an amount not to exceed in the aggregate with any other such cash dividends or distributions declared or made from and after the date of the Mortgage Note Indenture, 50% of RIH's Consolidated Net Income from and after the date of the Mortgage Note Indenture; and (ii) if (1) RIH's Consolidated Interest Coverage Ratio, as certified to the Mortgage Note Trustee by an Officer's Certificate, calculated at the time of the declaration of the dividend or distribution, is equal to or exceeds two, and (2) RIH has cash in excess of the amount required to pay interest on the Mortgage Notes and the Junior Mortgage Notes on the next Interest Payment Date plus $20,000,000, then RIH may declare and pay cash dividends or make cash distributions in respect of any class of capital stock of RIH in an amount not to exceed such excess cash amount.

     The Mortgage Note Indenture further provides that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary of RIH or RIHF: (i) to pay dividends or make any other distribution on the capital stock of such Subsidiary that is owned by RIH, RIHF or a wholly owned Subsidiary of RIHF or RIH, as applicable;
(ii) to pay any Indebtedness owed by such Subsidiary to RIH, RIHF or any wholly owned Subsidiary of RIHF or RIH, as applicable; (iii) to make loans or advances to RIH, RIHF or any wholly owned Subsidiary of RIHF or RIH, as applicable; or
(iv) to transfer any of its property or assets to RIHF, RIH or any wholly owned Subsidiary of RIHF or RIH, as applicable, except (A) any restrictions existing on or prior to the date of the Mortgage Note Indenture, or in connection with agreements in effect, or entered into, on the date of the Mortgage Note Indenture, or any permitted amendments, renewals, refundings, refinancings or extensions thereof; provided, however, that the terms and conditions of any such amendments, renewals, refundings, refinancings or extensions are no more restrictive with respect to the matters set forth in clauses (i) through (iv) of this paragraph than the agreements being amended, refunded, renewed, refinanced or extended; (B) any restrictions or encumbrances existing or arising pursuant to the terms of Indebtedness of a Person outstanding at the time such Person becomes a Subsidiary of RIHF or RIH and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of RIHF or RIH or any permitted amendments, renewals, refinancings or extensions thereof; provided, however, that the terms and conditions of any such amendments, renewals, refundings, refinancings or extensions are no more restrictive with respect to the matters set forth in clauses (i) through (iv) of this paragraph than the agreements being amended, renewed, refunded, refinanced or extended; (C) encumbrances or restrictions existing under or by reason of applicable law or regulation (including, without limitation, the Casino Control Act) or the Mortgage Note Indenture; (D) customary provisions restricting assignment of contracts or subletting or assignment of any lease governing a leasehold interest of any Subsidiary of RIHF or RIH; or (E) net worth maintenance requirements imposed by any governmental authority. (Section 12.07).

  Limitation on Additional Indebtedness and Issuance of Notes

     The Mortgage Note Indenture provides that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, including without limitation through any merger or consolidation to which RIHF, RIH or any of their respective Subsidiaries is a party or through any other acquisition of any such Subsidiary (collectively, "incur"), or have outstanding, any Indebtedness other than, without duplication, the following:

          (i) Indebtedness represented by the Mortgage Notes, the RIH Promissory Note and the Mortgage Note Guaranty;

          (ii) Indebtedness represented by the Junior Mortgage Facility, the RIH Junior Promissory Note and the Junior Mortgage Note Guaranty;

          (iii) Indebtedness represented by the Working Capital Facility, the Working Capital Facility Guaranty and the RIH Senior Facility Promissory Note;

          (iv) Indebtedness represented by Capitalized Lease Obligations in an amount not in excess of $5,000,000 in the aggregate at any time outstanding;

          (v) Indebtedness represented by F, F&E Financing Agreements in an amount not in excess of $10,000,000 in the aggregate at any time outstanding;

          (vi) unsecured Indebtedness in an amount not in excess of $5,000,000 in the aggregate at any time outstanding that is subordinated and junior to the Junior Mortgage Notes at least to the extent set forth in the Subordination Provisions attached to the Mortgage Note Indenture as Exhibit C and which Indebtedness does not have any requirements for amortization payments, mandatory redemption or sinking fund payments prior to the stated maturity of the Junior Mortgage Notes and does not provide for the payment of interest in cash at any time when the most recent installment of interest on the Junior Mortgage Notes was not paid in cash;

          (vii) Non-Recourse Indebtedness in an amount not in excess of $25,000,000 in the aggregate at any time outstanding;

          (viii) After-Acquired Fee Mortgage Debt in an amount not in excess of $3,000,000 in the aggregate at any time outstanding; and

          (ix) Intercompany advances between RIH, RIHF or any of their direct or indirect Subsidiaries on the one hand, and RII, on the other hand, not in excess of $1,000,000 in the aggregate at any time outstanding.

     The Mortgage Note Indenture also provides that RIHF and RIH will not permit any of their respective Subsidiaries to issue (other than to RIHF, RIH or a direct or indirect wholly owned Subsidiary of RIHF or RIH) any capital stock which has voting rights or has a preference as to any distribution over its common stock. (Section 12.08).

  Limitation on Repayment of Subordinated Indebtedness

     The Mortgage Note Indenture provides that neither RIHF nor RIH will, and neither RIHF nor RIH will permit any Subsidiary to, directly or indirectly, purchase, redeem, defease (including, but not limited to, in substance or legal defeasance) or otherwise acquire or retire for value prior to the Stated Maturity of, or prior to any scheduled mandatory redemption or sinking fund payment with respect to (collectively, to "repay" or a "repayment"), the principal of any Indebtedness of RIHF, RIH or any Subsidiary of RIHF or RIH which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Mortgage Notes; provided, however, that the provisions of this paragraph shall not apply with respect to the Indebtedness incurred pursuant to the Junior Mortgage Facility. (Section 12.09).

  Limitation on Certain Transactions

     The Mortgage Note Indenture also provides that each of RIHF and RIH will not, and will not permit any Subsidiary to, repurchase any Mortgage Notes in the open market if an Event of Default shall have occurred and shall be continuing under the Mortgage Note Indenture, under the Junior Mortgage Note Indenture or under the indenture pursuant to which the Senior Facility Notes may be issued (the "Senior Facility Indenture"). (Section 12.10).

  Restriction of Activities

     The Mortgage Note Indenture provides that RIH will not, until the date that is 91 days after the payment in full by RIHF of the principal of (and interest, if any, on) all Outstanding Mortgage Notes, engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of acquiring, financing, owning and operating the Resorts Casino Hotel or additional hotels or casinos or related or ancillary businesses.

     The Mortgage Note Indenture also provides that neither RIHF nor RIH shall make any loans to any Affiliate or any other Person other than (i) Indebtedness of the type described in clause (ix) of the covenant described in "Limitation on Additional Indebtedness and Issuance of Notes", (ii) indebtedness from RIH to RIHF evidenced by the RIH Senior Facility Promissory Note, the RIH Promissory Note and the RIH Junior Promissory Note, and (iii) loans to RII from the proceeds of the Indebtedness represented by the Working Capital Facility; provided, however, that RIH shall have the right to make loans to employees of RIH actively involved in the operation of the Resorts Casino Hotel or to engage in credit transactions in the operation of the Resorts Casino Hotel, if such loans or credit transactions are in the ordinary course of business of operating a casino/hotel.

     The Mortgage Note Indenture further provides that RIHF will not engage in any business (and shall not have any Subsidiaries) other than (i) to collect principal, interest (and any interest on overdue principal and interest) and other amounts under any intercompany notes or guaranties made to the order of or otherwise in favor of RIHF, (ii) to preserve its rights under the Mortgage Note Indenture and the Mortgage Documents and otherwise to comply with its obligations thereunder and under the Mortgage Notes, (iii) to do or cause to be done all things necessary or appropriate to protect the Mortgage Note Trust Estate, (iv) to preserve its rights under the Junior Mortgage Note Indenture and the Junior Mortgage Documents and otherwise to comply with its obligations thereunder and under the Junior Mortgage Notes, (v) to issue the Indebtedness represented by any other Junior Mortgage Facility, (vi) to issue Indebtedness represented by the Working Capital Facility; (vii) to preserve its rights under the Working Capital Facility and otherwise comply with its obligations under the Working Capital Facility, (viii) to incur any other Indebtedness permitted under the Mortgage Note Indenture, (ix) to do all such acts and deeds necessary in connection with the Junior Mortgage Facility and the documents and instruments relating thereto and in connection with the Working Capital Facility and the documents and instruments relating thereto, (x) to declare, issue and pay dividends on, or make any redemptions or repurchases of, RIHF's capital stock as contemplated by its Certificate of Incorporation (to the extent permitted hereby) and otherwise to comply with and perform the provisions of its Certificate of Incorporation and By-laws, and (xi) to do such further acts and deeds to effectuate any of the matters listed in the foregoing clauses of this paragraph. (Section 12.11).

  Limitation on Subsidiaries Consolidated Group

     The Mortgage Note Indenture provides that RIHF and RIH will not have any Subsidiaries except the Subsidiaries existing on the date of the Mortgage Note Indenture and Subsidiaries acquired by RIHF or RIH in transactions not prohibited by the other provisions of the Mortgage Note Indenture which are and shall at all times be wholly owned (directly or indirectly) by RIHF or RIH. (Section 12.12).

  Limitations on Liens

     The Mortgage Note Indenture provides that neither RIHF nor RIH will create, incur, suffer to exist or permit to be created or incurred any mortgage, lien, charge or encumbrance on or pledge of the Mortgage

Documents or any of the Mortgage Note Trust Estate, other than (a) Permitted Encumbrances on the Mortgage Note Trust Estate, (b) liens on the Mortgage Note Trust Estate in connection with Indebtedness permitted by clauses (i), (ii),
(iii), (iv), or (v) of the first paragraph of the covenant described in "Limitation on Additional Indebtedness and Issuance of Notes", and (c) a building contract or notice of intention filed by a mechanic, materialman or laborer under the New Jersey lien law. Without limiting the generality of the previous sentence, but notwithstanding the provisions of such sentence, RIH will not be deemed to have breached such provisions by virtue of the existence of liens for Impositions (as defined in the RIH Mortgage) or mechanics' liens so long as RIH is in good faith contesting the validity of such liens in accordance with the provisions of Section 5.09 of the RIH Mortgage. (Section 12.13).

  Compliance with Laws

     The Mortgage Note Indenture provides that each of RIHF and RIH will comply, and will cause each of its Subsidiaries to comply, with the Casino Control Act and all other applicable statutes (including without limitation ERISA), rules, regulations, orders and restrictions of the United States of America, states and municipalities, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing in respect of the conduct of its business and the ownership of its properties and assets, including without limitation the Mortgage Note Trust Estate, except such as are being contested in good faith by appropriate proceedings in accordance with the Mortgage Documents (to the extent applicable) and except for such noncompliances as will not in the aggregate have a material adverse effect on the business, properties, operations or financial condition of RIHF, RIH or their respective Subsidiaries. (Section 12.14).

  Payment of Taxes and Other Claims

     The Mortgage Note Indenture provides that RIHF or RIH will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon RIHF, RIH or any of their respective Subsidiaries or upon the Mortgage Note Trust Estate or any portion thereof or upon the income, profits or property of RIHF, RIH or any of their respective Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, will by law become a Lien upon the Mortgage Note Trust Estate or upon any other property of RIHF, RIH or any of their respective Subsidiaries; provided, however, that RIHF and RIH shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessments, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings in accordance with the Mortgage Documents (to the extent applicable) if adequate reserves therefor have been established in accordance with GAAP. (Section 12.15).

  Maintenance of Properties

     The Mortgage Note Indenture further provides that each of RIHF and RIH will cause the Mortgage Note Trust Estate and all other properties (other than obsolete equipment) owned by or leased to it or any of its Subsidiaries, and used or useful in the conduct of its business or the business of RIHF, RIH or such Subsidiary to be maintained and kept in good condition, repair and working order, except for reasonable wear and use, and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as required by the Mortgage Documents or, to the extent not governed by the Mortgage Documents, as in the reasonable judgment of the Board of Directors of RIH may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. (Section 12.16).

  Insurance

     The Mortgage Note Indenture provides that each of RIHF and RIH will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, appropriate insurance on each of their respective properties and businesses against liabilities, casualties, risks and contingencies of the type and in amounts required by the Mortgage Documents or, to the extent not governed by the Mortgage Documents, as customarily maintained by corporations and other entities engaged in the same or similar businesses and

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

similarly situated; provided, however, that any such insurer shall be qualified to do business in the jurisdiction where the insured property is located. (Section 12.17).

  Waiver of Stay, Extension or Usury Laws

     The Mortgage Note Indenture provides that each of RIHF and RIH (to the extent that it may lawfully do so) will not, and will not cause or permit any of its Subsidiaries to, at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive RIHF or RIH from paying all or any portion of the principal of, or premium, if any, and interest on the Mortgage Notes or the RIH Promissory Note or the Mortgage Note Guaranty, wherever and whenever enacted, or which may affect the covenants or the performance of the Mortgage
Note Indenture or the RIH Promissory Note or the Mortgage Note Guaranty; and (to the extent that it may lawfully do so) RIHF and RIH will expressly waive all benefit of advantage or any such law, and covenant that they will not hinder, delay or impede the execution of any power granted to the Mortgage Note Trustee in the Mortgage Note Indenture and in the Mortgage Documents, but will suffer and permit the execution of every such power as though no such law had been enacted. (Section 12.18).

  Transactions with Shareholders and Affiliates

     The Mortgage Note Indenture also provides that each of RIHF and RIH will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of RIHF or RIH, unless (a) such transaction is upon fair and reasonable terms which are no less favorable to RIHF or such Subsidiary, as the case may be, than would be available in an arm's-length transaction with an unrelated person and (b) if over $250,000, such transaction is determined in the good faith judgment of a majority of the members of the Board of Directors of either (i) RII, so long as RII owns, directly or indirectly, a majority of the outstanding capital stock of RIH, directly or indirectly, or (ii) RIH, to be in the best interests of RIHF, RIH or such Subsidiary as applicable; provided, however, that this provision shall not apply to (A) any agreements, documents, instruments or transactions entered into in connection with the RIHF Senior Facility Notes, (B) the Griffin Services Agreement, (C) the RII Management Contract or (D) the RII Tax Sharing Agreement. (Section 12.21).

EVENTS OF DEFAULT

     The following events constitute "Events of Default" under the Mortgage Note
Indenture:

          (a) default in the payment of any interest upon any Mortgage Note when such interest becomes due and payable and continuance of such default (the deposit with the Mortgage Note Trustee of funds sufficient to make such interest payment in full being deemed to cure any such default) for a period of ten days;

          (b) default in the payment of all or any portion of the principal of any Mortgage Note at its Maturity;

          (c) default in the performance or breach of any covenant of RIHF or RIH in the Mortgage Note Indenture (other than a covenant a default in the performance or breach of which is specifically dealt with in this paragraph or one of the other clauses set forth herein), the Assignment Agreement or any of the Mortgage Documents and continuance of such default or breach for a period of 30 days (or such shorter or longer cure period, if any, as may be specified in respect of such default or breach in the Assignment Agreement or the applicable Mortgage Document, as the case may be), and (other than with respect to the covenants described in "Covenants -- Limitation on Dividends and Restricted Payments",
     "Covenants -- Limitation on Additional Indebtedness and Issuance of Notes", "Covenants -- Limitation on Repayment of Subordinated Indebtedness", "Covenants -- Limitation on Certain Transactions",
     "Covenants -- Restriction of Activities", "Covenants -- Limitation on Subsidiaries; Consolidated Group", "Covenants -- Limitation on Liens" and "Covenants -- Transactions with Stockholders and

     Affiliates") after there has been given (i) to RIHF by the Mortgage Note Trustee, or (ii) to RIHF and the Mortgage Note Trustee by the Holders of at least 25% in Outstanding Amount of the Outstanding Mortgage Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default"; provided, however, that, if such default or breach is of a covenant set forth in certain specified provisions of the Mortgage Note Indenture, and if such default or breach is of such a nature that is curable but is not susceptible of being cured with due diligence within such 30-day period (or such shorter or longer cure period) (for reasons other than lack of funds), then, under certain circumstances, such period shall be extended for such further period of time (up to a maximum of 60 days) as may reasonably be required to cure such default or breach;

          (d) a proceeding or case shall be commenced, without the application or consent of RIHF or RIH, in any court of competent jurisdiction, seeking
     (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of it debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of RIHF or RIH or of all or any substantial part of its assets, or (iii) similar relief in respect of RIHF or RIH under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days;

          (e) the commencement by RIHF or RIH of a voluntary case under the Federal bankruptcy laws or any other applicable Federal or state law, or the consent or acquiescence by any of them to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of RIHF or RIH or any substantial part of any of their property, or the making by any of them of an assignment for the benefit of creditors, or the taking of action by RIHF or RIH in furtherance of any such action;

          (f) the revocation, suspension or involuntary loss of any Permit which results in the cessation of a substantial portion of the operations of the Resorts Casino Hotel for a period of more than 90 consecutive days;

          (g) (i) a default by RIHF, RIH or any of their Subsidiaries under any Indebtedness (other than the Working Capital Facility and the Junior Mortgage Facility), in an aggregate principal amount in excess of $5,000,000, which default results in the acceleration of the maturity of any such Indebtedness under the evidence of indebtedness, indenture or other instrument governing such Indebtedness; provided, however, that, if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the obligor, or be waived by the holders of such Indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or other instrument and in each case resulting in rescission of such acceleration thereunder, then the Event of Default by reason of such default shall be deemed likewise to have been thereupon cured or waived; or (ii) a default by RIHF, RIH or any of their Subsidiaries under any Indebtedness represented by the Working Capital Facility, or the Junior Mortgage Facility, the effect of which default (after the expiration of any applicable notice or grace periods) is to permit the holder or holders of any such Indebtedness represented by the Working Capital Facility or the Junior Mortgage Facility in an aggregate principal amount in excess of $5,000,000 (or a trustee or agent on behalf of such holder or holders) to cause the acceleration of the maturity of such Indebtedness represented by the Working Capital Facility or the Junior Mortgage Facility under the evidence of indebtedness, indenture or other instrument governing such Indebtedness; provided, however, that if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the obligor, or be waived by the holders of such evidence of Indebtedness, indenture or other instrument (and, if such default resulted in the acceleration of the maturity of such indebtedness, such acceleration shall have been rescinded thereunder), then the Event of Default under the Mortgage Note Indenture by reason of such default shall be deemed likewise to have been thereupon cured or waived; or (iii) the existence of a final judgment of a court of competent jurisdiction in an amount in excess of $3,000,000 against RIHF, RIH or the Mortgage Note Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 30 days (during which execution shall not be effectively stayed) following the date on which such judgment becomes a lien against the Mortgage Note Trust Estate or any

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

     part thereof (unless the lawsuit in question was commenced without effective service of process upon either RIHF or RIH in which case such 30-day period shall not commence until RIHF or RIH receives notice of such final judgment); or (iv) the existence of a final judgment of a court of competent jurisdiction in an amount in excess of $15,000,000 against RIHF, RIH or the Mortgage Note Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days (during which execution shall not be effectively stayed) following the date of such final judgment; or (v) the existence of a final judgment of a court of competent jurisdiction, regardless of amount, against RIHF, RIH or the Mortgage Note Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days (during which execution shall not be effectively stayed) following the date of such final judgment, if such judgment, by itself or upon recordation or other action of the judgment creditor, imposes or would impose a lien on the Mortgage Note Trust Estate or any part thereof senior to the lien of the RIH Mortgage;

          (h) default in the performance, or breach, of any covenant of RIHF or RIH in connection with the restrictions described under "Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Property and Assets";

          (i) the existence of a judgment of a court of competent jurisdiction in an amount in excess of $3,000,000 against RIH regarding the CRDA Dispute, which judgment has not been stayed, satisfied or otherwise provided for, for a period of 30 days (during which execution shall not be effectively stayed) (unless the lawsuit in question was commenced without effective service of process upon RIH in which case such 30-day period shall not commence until RIH receives notice of such final judgment); or

          (j) if RII fails to pay or discharge or cause to be paid or discharged, within 30 days before the same shall become delinquent, all taxes levied or imposed upon RII; provided, however, that no Event of Default or Default shall be deemed to exist under the Mortgage Note Indenture with respect to any tax liability not paid or discharged by RII if and to the extent that the amount, applicability or validity of such tax liability is being contested in good faith by appropriate proceedings if adequate reserves therefor have been established in accordance with GAAP; provided further, however, that this paragraph shall not apply to amounts due with respect to any period during which neither RIHF, RIH nor any of their Subsidiaries is included in RII's consolidated group for Federal income tax purposes. (Section 7.01).

     If an Event of Default (other than one referred to in clause (d) or (e) above) occurs and is continuing, then and in every such case the Mortgage Note Trustee or the Holders of not less than 25% in Outstanding Amount and all accrued interest of the Mortgage Notes Outstanding may declare the Outstanding Amount of all the Mortgage Notes to be due and payable immediately, by a notice in writing to RIHF (and to the Mortgage Note Trustee, if given by any Noteholders), and upon any such declaration such Outstanding Amount shall become immediately due and payable. If an Event of Default referred to in clause (d) or
(e) above occurs, then the Outstanding Amount of all the Mortgage Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which will be expressly waived by RIHF. (Section 7.02).

     At any time after such a declaration of acceleration has been made, but before any judgment or decree for payment of money due on any Mortgage Notes has been obtained by the Mortgage Note Trustee, the Holders of a majority in Outstanding Amount of the Mortgage Notes may, by written notice to RIHF and the Mortgage Note Trustee, rescind and annul such declaration and its consequences if: (a) RIHF has deposited with the Mortgage Note Trustee a sum sufficient to pay (1) all overdue installments of interest on all Mortgage Notes, (2) the principal of any Mortgage Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Mortgage Notes, and (3) all sums paid or advanced by the Mortgage Note Trustee and the reasonable compensation, expenses, disbursements and advances of the Mortgage Note Trustee, its agents and counsel; and (b) all Events of Default, other than the non-payment of the Outstanding Amount of the Mortgage Notes which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in the Mortgage Note Indenture. No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon. (Section 7.02).

LIMITATION ON CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE OF PROPERTY AND ASSETS

     Neither RIHF nor RIH shall consolidate, combine or merge with or into any other Person or permit any other Person to consolidate, combine or merge with or into RIHF or RIH, as the case may be; and neither RIHF with respect to its assets nor RIH with respect to the Mortgage Note Trust Estate shall sell, assign, convey or transfer its interest in such assets or the Mortgage Note Trust Estate, as the case may be, substantially as an entirety (and notwithstanding anything to the contrary contained in the Mortgage Note Indenture (including the proviso at the end of this sentence), but subject to the provisions of the RIH Mortgage regarding dispositions of the Mortgage Note Trust Estate, neither RIHF with respect to its assets nor RIH with respect to the Mortgage Note Trust Estate may sell, assign, convey or transfer such assets or the Mortgage Note Trust Estate, as the case may be, other than substantially as an entirety) to any other Person or group of Persons in one transaction or a series of related transactions, or permit any other Person or group of Persons to convey or transfer all or substantially all of its assets, subject to liabilities other than de minimis liabilities, to RIHF or RIH; and RIHF and RIH shall not transfer, convey, sell or otherwise dispose of to any other Person, or issue to any Person, any equity interest in RIHF or RIH, as the case may be (each such transaction referred to as a "Combination Transaction"); provided, however, that (i) RIHF may engage in a Combination Transaction in which the only other party or parties is RIH or a direct or indirect wholly owned Subsidiary of RIHF or RIH, and (ii) RIHF or RIH may engage in any other Combination Transaction (either independently or at the same time as other Combination Transactions), subject to the following with respect to each such Combination
Transaction: (a) immediately following such Combination Transaction, (1) RIH (or any successor entity) shall be eligible for and shall meet all relevant Legal Requirements, including holding all permits, required for the normal operation of the business of owning and operating the Resorts Casino Hotel, and (2) RIH (or any successor entity) shall be controlled by a Person that is, or shall retain to manage the Resorts Casino Hotel one or more Persons that are, experienced in the operation and management of casino/hotels; (b) in the event RIHF or RIH shall consolidate, combine or merge with or into another Person or sell, assign, convey or transfer its interest in its assets or in the Mortgage Note Trust Estate, as the case may be, substantially as an entirety (but not less than substantially as an entirety) to another Person in one transaction or a series of related transactions, the entity which is formed by or survives such consolidation, combination or merger or the Person to which such assets or the Mortgage Note Trust Estate are conveyed or transferred, (1) shall be organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia; (2) shall expressly assume, by an indenture supplemental to the Mortgage Note Indenture, executed and delivered to the Mortgage Note Trustee, the performance and observance of every covenant, obligation and condition of the Mortgage Note Indenture to be performed or observed by RIHF or RIH, whichever the case may be; (3) shall expressly assume, by an instrument executed and delivered to the Mortgage Note Trustee, the performance of every covenant, obligation and condition of the Mortgage Documents and the Assignment Agreement to be performed by RIHF or RIH, whichever the case may be; (4) immediately after and giving effect to such transaction could incur at least $1.00 of additional Indebtedness under the covenant described in "Covenants -- Limitation on Additional Indebtedness and Issuance of Notes"; (c) immediately after giving effect to such transaction, no Event of Default, or Default under the Mortgage Note Indenture or under the RIH Mortgage, shall have occurred and be continuing; (d) such Combination Transaction shall be on such terms as shall not impair the lien and security and priority of the Mortgage Note Indenture or of the Mortgage Documents or of the Assignment Agreement and the rights and powers of the Mortgage Note Trustee and the Holders of the Mortgage Notes thereunder; and (e) RIHF or RIH, as the case may be, shall have delivered to the Mortgage Note Trustee an Officers' Certificate and an Opinion of Counsel, each of which shall state that such Combination Transaction and such supplemental indenture comply with the provisions of Article Ten of the Mortgage Note Indenture and that all conditions precedent provided for in the Mortgage Note Indenture relating to such transaction have been complied with. (Section 10.01).

     Except as otherwise expressly permitted by the RIH Mortgage and the Mortgage Note Indenture, neither RIHF nor RIH shall sell, assign, lease, hypothecate, pledge, mortgage or otherwise transfer all or any part of the assets of RIHF or the Mortgage Note Trust Estate or any interest therein (including without limitation any interest in the Ground Leases). Without limiting the generality of the foregoing, RIH shall not separate, or attempt to separate, its ownership of its interest in the Ground Leases from the ownership of the buildings constituting the Resorts Casino Hotel or any part thereof. (Section 10.04).

     The foregoing limitations on consolidation, merger, conveyance, transfer or lease of property and assets shall not apply in connection with an RIH Sale. (Section 10.05).

DISCHARGE OF MORTGAGE NOTE INDENTURE; DEFEASANCE

     RIHF may terminate substantially all obligations under the Mortgage Note Indenture at any time by delivering all outstanding Mortgage Notes to the Mortgage Note Trustee for cancellation and paying any other sums payable under the Mortgage Note Indenture. (Article Five).

     The Mortgage Note Indenture also provides that RIHF will be deemed to have paid and discharged the entire Indebtedness on the Mortgage Notes and the provisions of the Mortgage Note Indenture (except as to any surviving rights of transfer or exchange of Mortgage Notes provided for in the Mortgage Note Indenture or the Mortgage Notes and any right to receive payments of principal and interest as provided in this paragraph) if: (1) RIHF irrevocably deposits in trust with the Mortgage Note Trustee, pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Mortgage Note Trustee, U.S. Legal Tender or direct non-callable obligations of, or non-callable obligations guaranteed as to timely payment by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged ("U.S. Government Obligations") maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of the reinvestment of such interest and after payment of all Federal, state and local taxes or other charges or assessments in respect thereof payable by the Mortgage Note Trustee, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof (in form and substance reasonably satisfactory to the Mortgage Note Trustee) delivered to the Mortgage Note Trustee, to pay reasonable compensation to the Mortgage Note Trustee under
Section 8.07 of the Mortgage Note Indenture and the principal of and interest on the outstanding Mortgage Notes on the dates on which any such payments are due and payable in accordance with the terms of the Mortgage Note Indenture and of the Mortgage Notes; (2) such deposits will not cause the Mortgage Note Trustee to have a conflicting interest as defined in and for purposes of the TIA; (3) such deposit will not result in a Default under the Mortgage Note Indenture; (4) RIHF will deliver to the Mortgage Note Trustee an Opinion of Counsel, or a private ruling of the Internal Revenue Service, in form and substance satisfactory to the Mortgage Note Trustee, to the effect that Holders of the Mortgage Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to Federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; (5) the deposit will not result in RIHF, the Mortgage Note Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended; (6) the Holders shall have a perfected security interest under applicable law in the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to clause (1) above; and (7) RIHF has delivered to the Mortgage Note Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this paragraph have been complied with.

     If all or any portion of the Mortgage Notes are to be redeemed through such irrevocable trust, RIHF must make arrangements satisfactory to the Mortgage Note Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Mortgage Note Trustee in the name and at the expense of RIHF.

     The Mortgage Note Trustee and each co-trustee and separate trustee, if any, then acting as such hereunder shall, at the expense of RIHF, execute and deliver a termination statement and such instruments of satisfaction and discharge as may be necessary and pay, assign, transfer and deliver to RIHF or upon Company Order all cash, securities and other personal property then held by it hereunder, other than pursuant to Section 14.01 of the Mortgage Note Indenture. (Section 14.01).

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

MODIFICATION OF INDENTURE

     From time to time, the parties to the Mortgage Note Indenture, without the consent of the Holders of the Mortgage Notes, may enter into one or more supplemental indentures for certain specified purposes, including curing ambiguities, defects or inconsistencies, provided such action does not adversely affect the interests of any Holder. (Section 11.01). Modifications, changes and amendments to the Mortgage Note Indenture also may be made by the parties thereto with the consent of the Holders of not less than 66 2/3% in Outstanding Amount of the Mortgage Notes then Outstanding, except that, without the consent of the Holder of each Mortgage Note affected, no such modification or alteration may (i) change the stated maturity of the principal of, or any installment of interest on, any Mortgage Note, or reduce the principal amount thereof or the premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any Mortgage Note, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), (ii) reduce the percentage in Outstanding Amount of the Mortgage Notes, the consent of whose Holders is required for any amendment, supplement or waiver, (iii) modify or alter the provisions of the proviso of the definition of the term "Outstanding", (iv) modify any of the provisions described in this paragraph or, with certain exceptions, the provisions of the Mortgage Note Indenture regarding waiver of default, or (v) permit the creation of any lien ranking prior to the lien of the RIH Mortgage (except for such liens expressly permitted pursuant to the covenant described under "Covenants -- Limitations on Liens"). (Section 11.02).

TRUSTEE

     The Mortgage Note Trustee may require reasonable indemnity before exercising any of its rights or powers under the Mortgage Note Indenture. (Section 8.03).

REPORTS TO HOLDERS

     RIH will furnish or cause to be furnished to the Mortgage Note Trustee, within 105 days after each fiscal year of RIH: (i) a copy of annual audited financial statements of RIH prepared in conformity with GAAP, accompanied by a report of Ernst & Young or of another firm of independent certified public accountants of recognized national standing selected by RIH (the "National Accountants"), together with a certificate from such National Accountants stating that their audit examination has included a review of the terms of the Mortgage Note Indenture and that the National Accountants have not become aware of any Event of Default or that a Default has occurred and is continuing, and if they have become aware of any such Event of Default or Default, describing it; provided, however, that the National Accountants will not be liable to any Person for any failure to discover any Event of Default or Default in connection with such review; and (ii) a copy of annual unaudited financial statements of RIH, including notes to such financial statements and corresponding management's discussion and analysis, in form and substance and comparable to that which would be required to be filed with the Commission in an Annual Report on Form 10-K under the Exchange Act, prepared in the same manner as the audited financial statements referred to in clause (i) above, signed by a proper accounting officer of RIH. Contemporaneously with the furnishing of such audited financial statements to the Mortgage Note Trustee under clause (i) of this paragraph, RIH will mail copies of such audited financial statements to the Holders (which need not include the certificate referred to in clause (i) above).

     RIH also will furnish or cause to be furnished to the Mortgage Note Trustee, within 60 days after each quarter of each fiscal year of RIH, except the final quarter of such fiscal year, a copy of unaudited financial statements of RIH prepared on a consistent basis with the audited financial statements referred to in clause (i) of the paragraph above, signed by a proper accounting officer of RIH and consisting of at least a balance sheet as at the close of such quarter and statements of operations and cash flow for such quarter and for the period from the beginning of such fiscal year to the close of such quarter, including notes to such financial statements and corresponding management's discussion and analysis, in form and substance comparable to that which would be required to be filed with the Commission in a Quarterly Report on Form 10-Q under the Exchange Act. Contemporaneously with the furnishing of such unaudited financial statements to the

Mortgage Note Trustee, RIH shall mail copies of such unaudited financial statements to the Holders (which need not be signed by a proper accounting officer of RIH).

     RIH will furnish or cause to be furnished to the Mortgage Note Trustee, contemporaneously with the furnishing of a copy of the annual financial statements and of the quarterly financial statements referred to above, an Officers' Certificate dated the date of such annual financial statement or such quarterly financial statements to the effect that no Default or Event of Default has occurred and is continuing, or, if there is any such Default or Event of Default, describing it and the steps, if any, being taken to cure it.

     RIH will furnish or cause to be furnished to the Mortgage Note Trustee, copies of each filing and report made by RIH or RIHF with the Commission pursuant to the reporting and filing requirements of Section 13 or 15(d) of the Exchange Act, within 15 days after RIH or RIHF, as applicable, is required to file the same.

     Pursuant to the Mortgage Note Indenture, if RIH becomes exempt from the Commission reporting and filing requirements of Section 13 or 15(d) of the Exchange Act, RIH will prepare such periodic reports as it would otherwise have been required to file with the Commission and (i) at its own expense, cause all such periodic reports to be filed with the Commission, the Mortgage Note Trustee and any exchange upon which the Mortgage Notes then are listed, in each case on the date when such periodic report would have been required to be filed with the Commission under Section 13 or 15(d) of the Exchange Act, if either of such provisions were applicable, and (ii) keep copies of such periodic reports available at its office and promptly provide any Person who so requests with a copy of any such periodic report, at RIHF's expense.

     Each of RIHF and RIH shall comply with the provisions of sec. 314(a) of the TIA.

     RIHF will deliver to the Mortgage Note Trustee, promptly upon becoming aware of any Default or Event of Default (but in no event later than five business days thereafter) in the performance of any covenant or agreement of the Company contained in the Mortgage Note Indenture or any of the Mortgage Documents, an Officers' Certificate specifying with particularity such event. (Section 12.06).

CERTAIN DEFINITIONS

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage or adoption not more remote than first cousin with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided, however, that, except as may be required under the TIA, the term "Affiliate" shall not include, with respect to RIHF or RIH, any of Fidelity Management & Research Company, TCW Special Credits or funds or accounts managed or advised by either of them.

     "After-Acquired Fee Mortgage Debt" means any Indebtedness secured by an After-Acquired Fee Mortgage.

     "After-Acquired Fee Mortgage" has the meaning stated in Section 2.07 of the RIH Mortgage.

     "Assignment Agreement" means the Assignment of Agreements dated as of the date of the Mortgage Note Indenture, providing for the assignment of the RIH Promissory Note, the RIH Mortgage and certain of the other Mortgage Documents securing the RIH Promissory Note to the Mortgage Note Trustee by RIHF, and acknowledgment thereof by RIH, a copy of which is attached to the Mortgage Note Indenture as Exhibit B.

     "Capitalized Lease Obligation" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP consistently applied, is accounted for as a capitalized lease on the balance sheet of such Person.

     "Consolidated Cash Flow" means, with respect to any Person for any period, an amount equal to the sum of (i) the Consolidated Net Income of such Person for such period determined in accordance with GAAP consistently applied, excluding interest income, interest expense and gains or losses from extraordinary or nonrecurring items, plus (ii) all amounts deducted in computing such Consolidated Net Income in respect of depreciation and amortization, plus (iii) non-cash charges arising from the reduction of CRDA Deposits to market value, minus (iv) CRDA Deposits made during such period.

     "Consolidated Interest Charges" means, with respect to any Person for any period, the consolidated interest expense (not including the non-cash amortization of discount on the original issuance of (a) the RIH Promissory Note, (b) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Junior Mortgage Facility and (c) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Working Capital Facility), whether payable in cash or in-kind (and with respect to RIH, including without limitation the interest paid or accrued (without duplication) on (i) the RIH Promissory Note, (ii) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Junior Mortgage Facility and (iii) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Working Capital Facility), without deduction for interest income (other than cash interest income received from RII in payment of its interest cost on any Working Capital Facility), in each case for such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP consistently applied.

     "Consolidated Interest Coverage Ratio" shall mean, at any date of calculation thereof, the ratio of (a) Consolidated Cash Flow of RIH and its consolidated Subsidiaries for the immediately preceding four consecutive fiscal quarters to (b) Consolidated Interest Charges of RIH and its consolidated Subsidiaries for such period.

     "Consolidated Net Income" means, with respect to any Person for any period, an amount equal to consolidated net income (or loss) of such Person for such period determined in accordance with GAAP consistently applied, plus (a) non-cash charges arising from Federal and state taxes based upon or measured by income, minus (b) non-cash Federal and state tax benefits based upon or measured by income.

     "CRDA Deposits" means (a) the quarterly deposits made by RIH to the Casino Reinvestment Development Authority in an amount equal to 1.25% of RIH's gross revenue in order to satisfy its investment obligation pursuant to the Casino Control Act, and (b) the amounts invested in qualified investments in lieu of any of the quarterly deposits (or portion thereof) referred to in clause (a) above.

     "CRDA Dispute" means the dispute existing on the date hereof between RIH and the New Jersey Casino Reinvestment Development Authority regarding CRDA Deposits and New Jersey Casino Reinvestment Authority Notes, which dispute involves an amount of approximately $30,000,000.

     "F, F&E Financing Agreement" means a purchase money lien upon any Tangible Personal Property (as defined in the RIH Mortgage) and other items constituting Operating Assets (as defined in the RIH Mortgage), such as computer software, which are financed, purchased or leased by RIH, provided that, with certain exceptions, the principal amount of the indebtedness secured by such lien shall not exceed 85% of the cost to RIH of such property at the time of acquisition.

     "Guaranty" means the RIH Mortgage Note Guaranty as set forth in Article Four of the Mortgage Note Indenture.

     "Holder" means a Person in whose name a Mortgage Note is registered.

     "Indebtedness" means, as applied to any Person, without duplication, any indebtedness, exclusive of deferred taxes: (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit; (c) representing the balance deferred and unpaid of the purchase price of any property, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such Person in good faith);

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

(d) any Capitalized Lease Obligations (other than, with respect to RIH or RIHF, the Ground Leases) of such Person; and (e) Indebtedness of others guaranteed by such Person, including without limitation every obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business. The term "Indebtedness" does not include: (1) any of the types of indebtedness described in clauses (a) through (e) above (inclusive) owed by RIHF to RIH or any of their Subsidiaries, by RIH to RIHF or any of their Subsidiaries or by any such Subsidiary to RIH, RIHF or any other such Subsidiary (including without limitation the RIH Promissory Note and the RIH Junior Promissory Note); (2) the Mortgage Note Guaranty, the Junior Mortgage Note Guaranty and any Working Capital Facility Guaranty; (3) matters relating to the CRDA Dispute, New Jersey Casino Reinvestment Development Authority Notes or the CRDA Deposits; and (4) any payments required to be made by RIHF or RIH under the RII Management Agreement, the RII Tax Sharing Agreement or the Services Agreement.

     "Junior Mortgage Documents" means (a) the RIH Junior Mortgage, the RIH Junior Guaranty Mortgage, the RIH Junior Promissory Note, the Junior Assignment of Leases and Rents and any other security document to which either RIH or RIHF is a party relating to the RIH Junior Mortgage Notes, which is executed and delivered pursuant to or in connection with the RIH Junior Mortgage, the RIH Junior Guaranty Mortgage or the Junior Assignment Agreement, and (b) any mortgage, deed of trust, guaranty, promissory note, collateral assignment agreement, assignment of leases and rents, assignment of operating assets and any other security document to which either RIH or RIHF is a party relating to the Junior Mortgage Facility.

     "Junior Mortgage Facility" means the Junior Mortgage Notes and any secured or unsecured facility or facilities entered into by RIH or RIHF providing for the making of loans to RIH or RIHF on a revolving or term basis, or the issuance of notes, debentures or bonds by RIH or RIHF, as such agreement, indenture or instrument may be amended, supplemented or modified from time to time, or any refinancing thereof, in an aggregate principal amount outstanding at any time up to $35,000,000 plus additional notes, debentures or bonds issued in payment of interest accrued on outstanding notes, debentures or bonds; provided, however, that the lender or lenders thereunder (or any trustee or agent acting on behalf of such lender or lenders) shall have executed an intercreditor agreement covering the matters set forth on Exhibit G to the Mortgage Note Indenture. The liens, if any, securing the Junior Mortgage Facility shall be pari passu with the lien of the RIH Junior Mortgage and the RIH Junior Guaranty Mortgage. The term "Junior Mortgage Facility" does not include the Junior Mortgage Note Guaranty.

     "Mortgage Documents" means the RIH Mortgage, the RIH Guaranty Mortgage, the RIH Promissory Note, an Assignment of Leases and Rents and an Assignment of Operating Assets each dated as of the date of the Mortgage Note Indenture by RIH to RIHF and any other security document to which either RIH or RIHF is a party relating to the Mortgage Notes, which is executed and delivered pursuant to or in connection with the RIH Mortgage, the RIH Guaranty Mortgage or the Assignment Agreement.

     "Non-Recourse Indebtedness" means indebtedness incurred in connection with the acquisition, purchase, improvement or development of property or assets (other than the Mortgage Note Trust Estate) used by RIHF, RIH or any Subsidiary of RIH or RIHF to engage in the casino business, the hotel business or related or ancillary business or purpose and which is secured only by such assets and without recourse to RIH, RIHF or any Subsidiary of RIH or RIHF or the Mortgage Note Trust Estate for such indebtedness.

     "Outstanding" when used with respect to Mortgage Notes means, as of the date of determination, all Mortgage Notes theretofore authenticated and delivered under the Mortgage Note Indenture, except:

          (a) Mortgage Notes theretofore canceled by the Mortgage Note Trustee or delivered to the Trustee for cancellation;

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

          (b) Mortgage Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Mortgage Note Trustee or any Paying Agent in trust for the Holders of such Mortgage Notes;

          (c) Mortgage Notes in exchange for or in lieu of which other Mortgage Notes have been authenticated and delivered under the Mortgage Note Indenture; and

          (d) Mortgage Notes alleged to have been destroyed, lost or stolen which have been paid as provided in Section 3.06 of the Mortgage Note Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Mortgage Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Mortgage Notes owned by RIHF or any other obligor upon the Mortgage Notes or any Affiliate of RIHF or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Mortgage Note Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Mortgage Notes which the Mortgage Note Trustee actually knows to be so owned shall be so disregarded.

     "Outstanding Amount" of any Indebtedness at any time means the principal amount outstanding of such Indebtedness at such time.

     "Restricted Payment" means (a) any declaration or payment of any dividend or the making of any distribution to holders of capital stock of RIH or RIHF or any Subsidiary of RIH or RIHF in respect of such capital stock (other than to RIH or RIHF or a direct or indirect wholly owned Subsidiary of RIH or RIHF), (b) any purchase, redemption or other acquisition or retirement for value of any capital stock (or warrants, rights or options to acquire any capital stock or Indebtedness convertible into or exchangeable for any capital stock) of RIH or RIHF or any Subsidiary of RIH or RIHF (other than purchases, redemptions, acquisitions or retirement solely from RIH or RIHF or a direct or indirect wholly owned Subsidiary of RIH or RIHF); provided, however, that any such purchase, redemption or other acquisition or retirement that is required by the Casino Control Commission or under the Casino Control Act shall not constitute a Restricted Payment. The term "Restricted Payment" also shall not include any loan or advance to RII of all or any portion of the proceeds of the Indebtedness represented by the Working Capital Facility.

     "RIH Sale" means (a) a consolidation, combination or merger involving RIH and any other Person, (b) a sale, assignment, conveyance or transfer or RIH's interest in the Mortgage Note Trust Estate, substantially as an entirety, to any other Person or group of Persons in one transaction or a series of related transactions, or (c) any transaction as a result of which RIH ceases to be a direct or indirect wholly owned Subsidiary of RII; provided, however, that any of the transactions described in clauses (a), (b) and (c) above shall not constitute an RIH Sale if the other party or parties to the transaction consists of only one or more of the following Persons: RIHF or any wholly owned direct or indirect subsidiary of RIH or RIHF; provided further, however, that notwithstanding any other provision of this definition, if the primary effect of any of the aforesaid transactions is the redemption of the Mortgage Notes, then such transaction shall not be considered to be a RIH Sale.

     "RII Management Contract" means the Interim Management Agreement.

     "RII Tax Sharing Agreement" means the Tax Sharing Agreement between RII and RIH pursuant to which (i) RIH will not make any payments to RII or any other Affiliate in respect of taxes, other than to reimburse RII for any cash payments actually made by RII in respect of any Federal, state or local income or alternative minimum taxes arising from the earnings or operations of RIH; provided, however, that RIH shall not be required to reimburse RII for cash payments in respect of Federal, state or local income or alternative minimum taxes that would not have been owed but for the reduction, if any, of the amount of the consolidated net operating loss carryforwards or consolidated current losses of the affiliated group of which RII is a common parent which resulted from the inclusion in the consolidated return filed for such group for any taxable year ending after the Effective Date of the income of any entity other than RIH, other than income directly attributable to the consummation of the Plan, including but not limited to the transfer of the stock of

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

RIB and the assets of the U.S. Paradise Island Subsidiaries, and (ii) RIH will be entitled to any refund (plus the interest thereon) of any taxes for which RIH is required to reimburse RII.

     "Subsidiary" of any Person means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

     "Working Capital Facility" means the Senior Facility (and the Senior Facility Notes issued thereunder) and any other secured or unsecured facility or facilities entered into by RIH and/or RIHF providing for the making of working capital loans to RIH or RIHF (with RIH, RII and/or GRI as a guarantor thereunder) on a revolving or term basis, or the issuance of notes, debentures or bonds by RIH, RIHF or RII, as such agreement may be amended, supplemented or modified from time to time, or any refinancing thereof, in an aggregate principal amount up to $20,000,000; provided, however, that the lender or lenders thereunder (or any trustee or agent acting on behalf of such lender or lenders) shall have executed an intercreditor agreement covering the matters set forth on Exhibit G to the Mortgage Note Indenture. The liens, if any, securing the Working Capital Facility may be senior to the lien of the RIH Mortgage, the RIH Guaranty Mortgage, the RIH Junior Mortgage and the RIH Junior Guaranty Mortgage. The term "Working Capital Facility" does not include the Working Capital Facility Guaranty.

                      DESCRIPTION OF JUNIOR MORTGAGE NOTES

     The following is a summary of certain provisions of the Junior Mortgage Notes and the Junior Mortgage Note Indenture. Wherever particular provisions of the Junior Mortgage Note Indenture or Junior Mortgage Notes are referred to, such provisions are incorporated by reference herein. References to Sections or Articles refer to Sections or Articles of the Junior Mortgage Note Indenture. The definition of certain terms used below are set forth in "Certain Definitions" below in this section. All other capitalized terms used in this section but not defined in this Information Statement/Prospectus have the meanings ascribed thereto in the Junior Mortgage Note Indenture and are incorporated by reference herein.

GENERAL

     The Junior Mortgage Notes were issued pursuant to the Junior Mortgage Note Indenture, dated May 3, 1994, among RIHF, RIH and U.S. Trust Company of California, N.A. (the "Junior Mortgage Note Trustee"). A copy of the Junior Mortgage Note Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The terms of the Junior Mortgage Note Indenture also are governed by certain provisions of the TIA. The Junior Mortgage Notes are secured obligations of RIHF in the aggregate principal amount of $35,000,000 plus the principal amount of Junior Mortgage Notes that may be issued in payment of interest as described below. The Junior Mortgage Notes will mature on December 15, 2004.

RANKING

     Although the Junior Mortgage Notes are not contractually subordinated to the Senior Facility Notes and the Mortgage Notes as to priority of payment, the lien securing the Junior Mortgage Notes is junior to the liens securing the Senior Facility Notes and the Mortgage Notes, and the Junior Mortgage Notes therefore are structurally subordinated to the Senior Facility Notes and the Mortgage Notes. The lien on the Resorts Casino Hotel securing payment of the RIH Junior Promissory Note is pari passu with the lien securing the Junior Mortgage Note Guaranty and subordinated to the liens securing payment of the RIH Senior Facility Promissory Note, the RIHF Senior Facility Guaranty, any other secured Working Capital Facility, the RIH Promissory Note and the Mortgage Note Guaranty. (Section 4.03).

INTEREST

     Interest on the Junior Mortgage Notes accrues at a rate of 11.375% per year. Interest is payable semi-annually on June 15 and December 15 in each year (commencing December 15, 1994) to Holders of record at the close of business on the first day of the month in which the interest payment date occurs. RIHF is required

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

to pay interest on overdue principal and, to the extent permitted by law, overdue interest at the rate of 14.375% per year. (Section 3.10).

     RIHF may pay all or any portion of interest accruing on the Junior Mortgage Notes by issuing additional Units comprised of Junior Mortgage Notes (valued, for purposes only of determining the principal amount of additional Junior Mortgage Notes to be issued in respect of interest so paid, at 100% of their principal amount) and Class B Common Stock in lieu of cash in satisfaction of interest payments due, provided that on the interest payment date in question, Consolidated Cash Flow of RIH and its consolidated Subsidiaries for the most recently completed four fiscal quarters is less than $35,000,000. (Section 3.11).

SINKING FUND REQUIREMENTS

     None.

MANDATORY REDEMPTION

     In the event of an RIH Sale, all the Junior Mortgage Notes shall be redeemed by RIHF whether such RIH Sale occurs before, on or after the fifth anniversary of the Effective Date, at par together with interest, if any, accrued and unpaid thereon to the Redemption Date; provided, however, that such obligation of RIHF to redeem the Junior Mortgage Notes in the event of a proposed RIH Sale shall cease to exist if the Holders of not less than 66 2/3% in Outstanding Amount of the Outstanding Junior Mortgage Notes have consented to such proposed RIH Sale. (Section 3.13).

OPTIONAL REDEMPTION

     The Junior Mortgage Notes are redeemable at any time in whole, or from time to time in part, on or after the fifth anniversary of the Effective Date at the election of RIHF, at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the Redemption Date. (Section 3.13).

     From and after any Redemption Date, if funds for the redemption of any Junior Mortgage Notes called for redemption shall have been made available, such Junior Mortgage Notes will cease to bear interest and the only right of the Holders will be to receive payment of the Redemption Price and all interest accrued to such Redemption Date. (Section 13.06).

     The Junior Mortgage Note Indenture requires that notice of any redemption of any Junior Mortgage Notes be given to Holders at their addresses, as shown in the register, not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption must specify, among other things, the Redemption Date, the Redemption Price, the principal amount of Junior Mortgage Notes to be redeemed, and, if less than all outstanding Junior Mortgage Notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Junior Mortgage Notes to be redeemed and the place or places where the Junior Mortgage Notes to be redeemed are to be surrendered for payment of the Redemption Price. (Section 13.04).

     The Junior Mortgage Note Indenture provides that in the event of redemption of less than all the outstanding Junior Mortgage Notes, the particular Junior Mortgage Notes to be redeemed will be selected by the Junior Mortgage Note Trustee by a random, automated selection process or pro rata, as deemed appropriate by the Junior Mortgage Note Trustee. (Section 13.03).

LIMITATION ON OPEN-MARKET PURCHASES

     The Junior Mortgage Note Indenture provides that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, purchase or otherwise acquire (other than pursuant to a redemption described in Article Thirteen of the Junior Mortgage Note Indenture) any Junior Mortgage Notes unless all interest accrued on the Junior Mortgage Notes and payable on the Interest Payment Date immediately preceding the date of such repurchase was paid solely in cash and not in Additional Notes. (Section 12.22). In addition, the Junior Mortgage Note Indenture provides that RIHF and RIH will not, and will not permit any of their respective subsidiaries to, repurchase any Junior Mortgage Notes in the open market if an Event of Default has occurred and is continuing under the Junior Mortgage Note Indenture, the Mortgage Note Indenture or the Senior Facility Note Indenture. (Section 12.10).

CASINO CONTROL ACT REGULATION

     The Junior Mortgage Notes are subject to the qualification, divestiture and redemption provisions under the Casino Control Act that are described in "Description of Business -- Regulation and Gaming Taxes and Fees". (Section 13.08).

INTERCREDITOR AGREEMENT

     See "Description of Mortgage Notes -- Intercreditor Agreement".

COLLATERAL

  General

     The Junior Mortgage Notes are secured by the Junior Mortgage Note Trust Estate pursuant to the Mortgage Documents described below. (Article Six).

     The "Junior Mortgage Note Trust Estate" consists of an assignment by RIHF to the Junior Mortgage Note Trustee for the benefit of the Holders of the Junior Mortgage Notes, of the RIH Junior Promissory Note in the original aggregate principal amount of $35,000,000, payable in amounts and at times necessary to pay the principal of and interest on the Junior Mortgage Notes, which is secured by a lien on Resorts Casino Hotel, consisting of RIH's fee and leasehold interests comprising the Resorts Casino Hotel, the contiguous parking garage and property, all additions or improvements constructed thereon, all rents, issues and profits derived therefrom and certain tangible and intangible personal property located on, or used in connection with, the operation of the Resorts Casino Hotel (collectively, the "RIH Junior Mortgage"), comprising the trust estate, encumbered pursuant to the RIH Junior Mortgage between RIH, as mortgagor, and RIHF, as mortgagee.

  The RIH Junior Mortgage

     The RIH Junior Mortgage creates a mortgage lien and security interest (subject to the liens securing the RIH Senior Facility Promissory Note, the RIH Senior Facility Guaranty, any other secured Working Capital Facility, the RIH Promissory Note and the RIH Mortgage Note Guaranty) in the Resorts Casino Hotel.

RELEASE OF COLLATERAL

     No portion of the Junior Mortgage Trust Estate may be released without the consent of the Holders of not less than 66 2/3% in Outstanding Amount of the Junior Mortgage Notes then Outstanding. (Section 11.02). Section 2.02 of the RIH Junior Mortgage provides that RIH may, unless an Event of Default shall have occurred and be continuing, sell or dispose of certain elements of the Resorts Casino Hotel which may have become obsolete or unfit for use or which are no longer necessary in the conduct of its businesses.

LIMITATIONS ON ABILITY TO REALIZE ON COLLATERAL

  General

     If there is an Event of Default under the Junior Mortgage Note Indenture or the RIH Junior Mortgage, the Junior Mortgage Note Trustee, subject to the requirements of the Casino Control Act, may enforce the rights and remedies arising under the RIH Junior Mortgage. The net amount realized in any foreclosure sale for the benefit of Holders of the Junior Mortgage Notes will be only that amount that exceeds all amounts then due and owing to creditors, if any, having senior security interests (including the Holders of the RIHF Senior Facility Notes, the parties to any other secured Working Capital Facility and the holders of the Mortgage Notes and the related Mortgage Note Guaranty) and certain costs, taxes and other items.

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

  Certain Regulatory Considerations

     In any foreclosure sale with respect to the Resorts Casino Hotel, the Junior Mortgage Note Trustee could bid the amount of the outstanding Junior Mortgage Notes. The Junior Mortgage Note Trustee would be required to comply with the applicable requirements of the Casino Control Act in any foreclosure sale, including obtaining a casino license.

  Certain Bankruptcy Considerations

     In the event of the filing of a petition under the Bankruptcy Code for RIHF or RIH, applicable provisions of the Bankruptcy Code, including the automatic stay provisions of section 362 of the Bankruptcy Code, may operate to prevent the Junior Mortgage Note Trustee from taking action to realize on the Junior Mortgage Trust Estate if there is an Event of Default.

  Ground Leases

     A substantial portion of the North Tower of the Resorts Casino Hotel, a portion of the adjacent parking garage and a small portion of the casino/hotel are located on land that is owned by unrelated third parties and leased to RIH under long-term ground leases. The ground leases do not provide certain mortgagee protections and, in the event of a default thereunder, the Junior Mortgage Note Trustee may not have the right to cure any such default. However, the Junior Mortgage Note Trustee has the right under the Junior Mortgage Note Indenture to tender defaulted ground lease payments to RIH and require RIH to transmit such funds to the respective ground lessor. If such default is not cured, the lessor under any ground lease may have the right to terminate the ground lease. The termination of any or all of such ground leases could result in the loss of portions of, or rights with respect to, the property subject to the terminated ground lease.

GUARANTY

     RIH has guaranteed payment of principal of and interest on the Junior Mortgage Notes pursuant to the Junior Mortgage Note Guaranty. In addition, the Junior Mortgage Note Guaranty is secured by a lien on the Resorts Casino Hotel pursuant to a mortgage and security agreement with an assignment of rents, and an assignment of leases and rents (collectively, the "RIH Guaranty Mortgage"). The RIH Junior Guaranty Mortgage will encumber the Resorts Casino Hotel on a basis pari passu with the RIH Junior Mortgage. (Article Four)

PAYMENTS OF NET PROCEEDS OF ASSET SALES

     None.

COVENANTS

  Corporate Existence

     Subject to the provisions described under "Limitations on Merger, Consolidation, Transfer or Lease of Property and Assets", the Junior Mortgage
Note Indenture provides that each of RIHF and RIH will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries in accordance with the respective organizational documents of RIHF, RIH and each such Subsidiary and the rights (charter and statutory), licenses, permits, approvals and governmental franchises of it and each of its Subsidiaries necessary to the conduct of its and their respective businesses, including without limitation all licenses, permits, approvals and franchises necessary to assure the continued operation of RIH's gaming operations at the Resorts Casino Hotel; provided, however, any direct or indirect wholly owned subsidiary of RIH may consolidate with, merge into or transfer or distribute all or part of its properties and assets to RIH or RIHF or as otherwise provided in Section 10.01 of the Junior Mortgage Note Indenture. (Section 12.04).

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

  Limitation on Dividends and Restricted Payments

     The Junior Mortgage Note Indenture provides that RIHF will not, directly or indirectly, make, or permit any Subsidiary of RIHF to make, any Restricted Payment.

     The Junior Mortgage Note Indenture also provides that RIH will not, directly or indirectly make, or permit any Subsidiary of RIH to make, any Restricted Payment; provided, however, that: (i) if RIH's Consolidated Interest Coverage Ratio, as certified to the Junior Mortgage Note Trustee by an Officers' Certificate calculated at the time of the declaration of the dividend or distribution, is equal to or exceeds two, then RIH may declare and pay cash dividends or make cash distributions in respect of any class of capital stock of RIH in an amount not to exceed in the aggregate with any other such cash dividends or distributions declared or made from and after the date of the Junior Mortgage Note Indenture, 50% of RIH's Consolidated Net Income from and after the Effective Date; and (ii) if (1) RIH's Consolidated Interest Coverage Ratio, as certified to the Junior Mortgage Note Trustee by an Officer's Certificate, calculated at the time of the declaration of the dividend or distribution is equal to or exceeds two; and (2) RIH has cash in excess of the amount required to pay interest on the Junior Mortgage Notes and the Mortgage Notes on the next Interest Payment Date plus $20,000,000, then RIH may declare and pay cash dividends or make cash distributions in respect of any class of capital stock of RIH in an amount not to exceed such excess cash amount.

     The Junior Mortgage Note Indenture further provides that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Subsidiary of RIH or RIHF: (i) to pay dividends or make any other distribution on the capital stock of such Subsidiary that is owned by RIH, RIHF or a wholly owned Subsidiary of RIHF or RIH, as applicable; (ii) to pay any Indebtedness owed by such Subsidiary to RIH, RIHF or any wholly owned Subsidiary of RIHF or RIH, as applicable; (iii) to make loans or advances to RIH, RIHF or any wholly owned Subsidiary of RIHF or RIH, as applicable; or (iv) to transfer any of its property or assets to RIHF, RIH or any wholly owned Subsidiary of RIHF or RIH, as applicable, except (A) any restrictions existing on or prior to the date of the Junior Mortgage Note Indenture, or in connection with agreements in effect, or entered into, on the date of the Junior Mortgage Note Indenture, or any permitted amendments, renewals, refundings, refinancings or extensions thereof; provided, however, that the terms and conditions of any such amendments, renewals, refundings, refinancings or extensions are no more restrictive with respect to the matters set forth in clauses (i) through (iv) of this paragraph than the agreements being amended, refunded, renewed, refinanced or extended; (B) any restrictions or encumbrances existing or arising pursuant to the terms of Indebtedness of a Person outstanding at the time such Person becomes a Subsidiary of RIHF or RIH and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of RIHF or RIH or any permitted amendments, renewals, refinancings or extensions thereof; provided, however, that the terms and conditions of any such amendments, renewals, refundings, refinancings or extensions are no more restrictive with respect to the matters set forth in clauses (i) through (iv) of this paragraph than the agreements being amended, renewed, refunded, refinanced or extended; (C) encumbrances or restrictions existing under or by reason of applicable law or regulation (including, without limitation, the Casino Control Act) or the Junior Mortgage Note Indenture; (D) customary provisions restricting assignment of contracts or subletting or assignment of any lease governing a leasehold interest of any Subsidiary of RIHF or RIH; or (E) net worth maintenance requirements imposed by any governmental authority. (Section 12.07).

  Limitation on Additional Indebtedness and Issuance of Notes

     The Junior Mortgage Note Indenture provides that RIHF and RIH will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, including, without limitation, through any merger or consolidation to which RIHF, RIH or any of their respective Subsidiaries is a party or through any other acquisition of any such Subsidiary (collectively, "incur"), or have outstanding, any Indebtedness other than, without duplication, the following:

          (i) Indebtedness represented by the Mortgage Notes, the RIH Promissory Note and the Mortgage Note Guaranty;

          (ii) Indebtedness represented by the Junior Mortgage Facility, the RIH Junior Promissory Note and the Junior Mortgage Note Guaranty;

          (iii) Indebtedness represented by the Working Capital Facility, the Working Capital Facility Guaranty and the RIH Senior Facility Promissory Note;

          (iv) Indebtedness represented by Capitalized Lease Obligations in an amount not in excess of $5,000,000 in the aggregate at any time outstanding;

          (v) Indebtedness represented by F,F&E Financing Agreements in an amount not in excess of $10,000,000 in the aggregate at any time outstanding;

          (vi) unsecured Indebtedness in an amount not in excess of $5,000,000 in the aggregate at any time outstanding that is subordinated and junior to the Junior Mortgage Notes at least to the extent set forth in the Subordination Provisions attached to the Junior Mortgage Note Indenture as Exhibit C and which Indebtedness does not have any requirements for amortization payments, mandatory redemption or sinking fund payments prior to the Stated Maturity of the Junior Mortgage Notes and does not provide for the payment of interest in cash at any time when the most recent installment of interest on the Junior Mortgage Notes was not paid in cash;

          (vii) Non-Recourse Indebtedness in an amount not in excess of $25,000,000 in the aggregate at any time outstanding;

          (viii) After-Acquired Fee Mortgage Debt in an amount not in excess of $3,000,000 in the aggregate at any time outstanding; and

          (ix) Intercompany advances between RIH, RIHF or any of their direct or indirect Subsidiaries on the one hand, and RII, on the other hand, not in excess of $1,000,000 in the aggregate at any time outstanding.

     The Junior Mortgage Note Indenture also provides that RIHF and RIH will not permit any of their respective Subsidiaries to issue (other than to RIHF, RIH or a direct or indirect wholly owned Subsidiary of RIHF or RIH) any capital stock which has voting rights or has a preference as to any distribution over its common stock. (Section 12.08).

  Limitation on Repayment of Subordinated Indebtedness

     The Junior Mortgage Note Indenture provides that neither RIHF nor RIH will, and neither RIHF nor RIH will permit any Subsidiary to, directly or indirectly, purchase, redeem, defease (including, but not limited to, in substance or legal defeasance) or otherwise acquire or retire for value prior to the Stated Maturity of, or prior to any scheduled mandatory redemption or sinking fund payment with respect to (collectively, to "repay" or a "repayment"), the principal of any Indebtedness of RIHF, RIH or any Subsidiary of RIHF or RIH which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Junior Mortgage Notes. (Section 12.09).

  Limitation on Certain Transactions

     The Junior Mortgage Note Indenture also provides that each of RIHF and RIH will not, and will not permit any Subsidiary to, repurchase any Junior Mortgage Notes in the open market if an Event of Default shall have occurred and shall be continuing under the Mortgage Note Indenture, the Junior Mortgage Note Indenture or under the Senior Facility Indenture. (Section 12.10).

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

  Restriction of Activities

     The Junior Mortgage Note Indenture provides that RIH will not, until the date that is 91 days after the payment in full by RIHF of the principal of (and interest, if any, on) all Outstanding Junior Mortgage Notes, engage in any business or investment activities other than those necessary for, incident to, connected with or arising out of acquiring, financing, owning and operating the Resorts Casino Hotel or additional hotels or casinos or related or ancillary businesses.

     The Junior Mortgage Note Indenture also provides that neither RIHF nor RIH will make any loans to any Affiliate or any other Person other than (i) Indebtedness of the type described in clause (ix) of the covenant described in "Limitation on Additional Indebtedness and Issuance of Notes", (ii) indebtedness from RIH to RIHF evidenced by the RIH Senior Facility Promissory Note, the RIH Promissory Note and the RIH Junior Promissory Note, and (iii) loans to RII from the proceeds of the Indebtedness represented by the Working Capital Facility; provided, however, that RIH shall have the right to make loans to employees of RIH actively involved in the operation of the Resorts Casino Hotel or to engage in credit transactions in the operation of the Resorts Casino Hotel, if such loans or credit transactions are in the ordinary course of business of operating a casino/hotel.

     The Junior Mortgage Note Indenture further provides that RIHF will not engage in any business (and will not have any Subsidiaries) other than (i) to collect principal, interest (and any interest on overdue principal and interest) and other amounts under any intercompany notes or guaranties made to the order of or otherwise in favor of RIHF, (ii) to preserve its rights under the Junior Mortgage Note Indenture and the Mortgage Documents and otherwise to comply with its obligations thereunder and under the Junior Mortgage Notes, (iii) to do or cause to be done all things necessary or appropriate to protect the Junior Mortgage Trust Estate, (iv) to preserve its rights under the Mortgage Note Indenture and the Senior Mortgage Documents and otherwise to comply with its obligations thereunder and under the Mortgage Notes, (v) to issue Indebtedness represented by the Working Capital Facility, (vi) to preserve its rights under the Working Capital Facility and otherwise comply with its obligations under the Working Capital Facility, (vii) to incur any other Indebtedness permitted under the Junior Mortgage Note Indenture, (viii) to do all such acts and deeds necessary in connection with the Junior Mortgage Facility and the documents and instruments relating thereto and the Working Capital Facility and the documents and instruments relating thereto, (ix) to declare, issue and pay dividends on, or make any redemptions or repurchases of, RIHF's capital stock as contemplated by its Certificate of Incorporation (to the extent permitted by the Junior Mortgage Note Indenture) and otherwise to comply with and perform the provisions of its Certificate of Incorporation and By-laws, and (x) to do such further acts and deeds to effectuate any of the matters listed in the foregoing clauses of this paragraph. (Section 12.11).

  Limitation on Subsidiaries; Consolidated Group

     The Junior Mortgage Note Indenture provides that RIHF and RIH will not have any Subsidiaries except the Subsidiaries existing on the date of the Junior Mortgage Note Indenture and Subsidiaries acquired by RIHF or RIH in transactions not prohibited by the other provisions of the Junior Mortgage Note Indenture which are and shall at all times be wholly owned (directly or indirectly) by RIHF or RIH. (Section 12.12).

  Limitations on Liens

     The Junior Mortgage Note Indenture provides that neither RIHF nor RIH will create, incur, suffer to exist or permit to be created or incurred any mortgage, lien, charge or encumbrance on or pledge of the Mortgage Documents or any of the Junior Mortgage Trust Estate, other than (a) Permitted Encumbrances on the Junior Mortgage Note Trust Estate, (b) liens on the Junior Mortgage Note Trust Estate in connection with Indebtedness permitted by clauses (i), (ii), (iii),
(iv) or (v) of the first paragraph of the covenant described in "Limitation on Additional Indebtedness and Issuance of Notes", and (c) a building contract or notice of intention filed by a mechanic, materialman or laborer under the New Jersey lien law. Without limiting the generality of the previous sentence, but notwithstanding the provisions of such sentence, RIH shall not be deemed to have breached such provisions by virtue of the existence of liens for Impositions (as defined in the RIH Junior Mortgage) or mechanics' liens so long as RIH is in good faith contesting the validity of such liens in accordance with the provisions of Section 5.09 of the RIH Junior Mortgage. (Section 12.13).

  Compliance with Laws

     The Junior Mortgage Note Indenture provides that each of RIHF and RIH will comply, and will cause each of its Subsidiaries to comply, with the Casino Control Act and all other applicable statutes (including, without limitation, ERISA), rules, regulations, orders and restrictions of the United States of America, states and municipalities, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing in respect of the conduct of its business and the ownership of its properties and assets, including, without limitation, the Junior Mortgage Note Trust Estate, except such as are being contested in good faith by appropriate proceedings in accordance with the Mortgage Documents (to the extent applicable) and except for such noncompliances as will not in the aggregate have a material adverse effect on the business, properties, operations or financial condition of RIHF, RIH or their respective Subsidiaries. (Section 12.14).

  Payment of Taxes and Other Claims

     The Junior Mortgage Note Indenture provides that RIHF or RIH will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon RIHF, RIH or any of their respective Subsidiaries or upon the Junior Mortgage Note Trust Estate or any portion thereof or upon the income, profits or property of RIHF, RIH or any of their respective Subsidiaries, and
(b) all lawful claims for labor, materials and supplies which, if unpaid, will by law become a Lien upon the Junior Mortgage Note Trust Estate or upon any other property of RIHF, RIH or any of their respective Subsidiaries; provided, however, that RIHF and RIH shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessments, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings in accordance with the Mortgage Documents (to the extent applicable) if adequate reserves therefor have been established in accordance with GAAP. (Section 12.15).

  Maintenance of Properties

     The Junior Mortgage Note Indenture further provides that each of RIHF and RIH will cause the Junior Mortgage Trust Estate and all other properties (other than obsolete equipment) owned by or leased to it or any of its Subsidiaries, and used or useful in the conduct of its business or the business of RIHF, RIH or such Subsidiary to be maintained and kept in good condition, repair and working order, except for reasonable wear and use, and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as required by the Mortgage Documents or, to the extent not governed by the Mortgage Documents, as in the reasonable judgment of the Board of Directors of RII may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. (Section 12.16).

  Insurance

     The Junior Mortgage Note Indenture provides that each of RIHF and RIH will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, appropriate insurance on each of their respective properties and businesses against liabilities, casualties, risks and contingencies of the type and in amounts required by the Mortgage Documents or, to the extent not governed by the Mortgage Documents, as customarily maintained by corporations and other entities engaged in the same or similar businesses and similarly situated; provided, however, that any such insurer shall be qualified to do business in the jurisdiction where the insured property is located. (Section 12.17).

  Waiver of Stay, Extension or Usury Laws

     The Junior Mortgage Note Indenture provides that each of RIHF and RIH (to the extent that it may lawfully do so) will not, and will not cause or permit any of its Subsidiaries to, at any time insist upon, or plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive RIHF or RIH from paying all or any portion of the principal of, or premium, if any, and interest on the Junior Mortgage Notes or the RIH Junior Promissory Note or the Junior Mortgage Note Guaranty, wherever and whenever enacted, or which may affect the covenants or the performance of the Junior Mortgage Note Indenture or the RIH Junior Promissory Note or the Junior Mortgage Note Guaranty; and (to the extent that it may lawfully do so) RIHF and RIH will expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power granted to the Junior Mortgage Note Trustee in the Junior Mortgage Note Indenture and in the Mortgage Documents, but will suffer and permit the execution of every such power as though no such law had been enacted. (Section 12.18).

  Transactions with Shareholders and Affiliates

     The Junior Mortgage Note Indenture also provides that each of RIHF and RIH will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of RIHF or RIH, unless (a) such transaction is upon fair and reasonable terms which are no less favorable to RIHF or such Subsidiary, as the case may be, than would be available in an arm's-length transaction with an unrelated person and (b) if over $250,000, such transaction is determined in the good faith judgment of a majority of the members of the Board of Directors of either (i) RII, so long as RII owns directly or indirectly a majority of the outstanding capital stock of RIH, directly or indirectly, or (ii) RIH, to be in the best interests of RIHF, RIH or such Subsidiary as applicable; provided, however, that this provision shall not apply to (A) any agreements, documents, instruments or transactions entered into in connection with the RIHF Senior Facility Notes, (B) the Services Agreement,
(C) the RII Management Contract, or (D) the RII Tax Sharing Agreement. (Section 12.21).

EVENTS OF DEFAULT

     The following events constitute "Events of Default" under the Junior Mortgage Note Indenture:

          (a) default in the payment of any interest upon any Junior Mortgage Note when such interest becomes due and payable and continuance of such default (the deposit with the Junior Mortgage Note Trustee of funds sufficient to make such interest payment in full being deemed to cure any such default) for a period of ten days;

          (b) default in the payment of all or any portion of the principal of any Junior Mortgage Note at its Maturity;

          (c) default in the performance or breach of any covenant of RIHF or RIH in the Junior Mortgage Note Indenture (other than a covenant a default in the performance or breach of which specifically dealt with in this paragraph or one of the other clauses set forth herein), the Assignment Agreement or any of the Mortgage Documents and continuance of such default or breach for a period of 30 days (or such shorter or longer cure period, if any, as may be specified in respect of such default or breach in the Assignment Agreement or the applicable Mortgage Document, as the case may
     be), and (other than with respect to the covenants described in "Covenants -- Limitation on Dividends and Restricted Payments",
     "Covenants -- Limitation on Additional Indebtedness and Issuance of Notes", "Covenants -- Limitation on Repayment of Subordinated Indebtedness", "Covenants -- Limitation on Certain Transactions",
     "Covenants -- Restriction of Activities", "Covenants -- Limitations on Subsidiaries, Consolidated Group", "Covenants -- Limitation on Liens" and "Covenants -- Transactions with Stockholders and Affiliates") after there has been given (i) to RIHF by the Junior Mortgage Note Trustee, or (ii) to RIHF and the Junior Mortgage Note Trustee by the Holders of at least 25% in Outstanding Amount of the Outstanding Junior Mortgage Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default"; provided, however, that, if such default or breach is of a covenant set forth in certain specified provisions of the Junior Mortgage Note Indenture, and if such default or breach is of such a nature that is curable but is not susceptible of being cured with due diligence within such 30-day period (or such shorter or longer cure period) (for reasons other than lack of funds), then, under certain circumstances, such period shall be extended for such further period of time (up to a maximum of 60 days) as may reasonably be required to cure such default or breach;

          (d) a proceeding or case shall be commenced, without the application or consent of RIHF or RIH, in any court of competent jurisdiction, seeking
     (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of RIHF or RIH or of all or any substantial part of its assets, or (iii) similar relief in respect of RIHF or RIH under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days;

          (e) the commencement by RIHF or RIH of a voluntary case under the federal bankruptcy laws or any other applicable federal or state law, or the consent or acquiescence by any of them to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of RIHF or RIH or any substantial part of any of their property, or the making by any of them of an assignment for the benefit of creditors, or the taking of action by RIHF or RIH in furtherance of any such action;

          (f) the revocation, suspension or involuntary loss of any Permit which results in the cessation of a substantial portion of the operations of the Resorts Casino Hotel for a period of more than 90 consecutive days;

          (g) (i) a default by RIHF, RIH or any of their Subsidiaries under any Indebtedness (other than the Indebtedness represented by the Working Capital Facility and the Junior Mortgage Facility in an aggregate principal amount in excess of $5,000,000), which default results in the acceleration of the maturity of any such Indebtedness under the evidence of indebtedness, indenture or other instrument governing such Indebtedness; provided, however, that, if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the obligor, or be waived by the holders of such Indebtedness, in each case as may be permitted by such evidence of indebtedness, indenture or other instrument and in each case resulting in rescission of such acceleration thereunder, then the Event of Default under the Junior Mortgage Note Indenture by reason of such default shall be deemed likewise to have been thereupon cured or waived; or (ii) a default by RIHF, RIH or any of their Subsidiaries under any Indebtedness represented by the Working Capital Facility or the Junior Mortgage Facility, the effect of which default (after the expiration of any applicable notice or grace periods) is to permit the holder or holders of any such Indebtedness represented by the Working Capital Facility or the Junior Mortgage Facility in an aggregate principal amount in excess of $5,000,000 (or a trustee or agent on behalf of such holder or holders) to cause the acceleration of the maturity of such Indebtedness represented by the Working Capital Facility or the Junior Mortgage Facility under the evidence of indebtedness, indenture or other instrument governing such Indebtedness; provided, however, that if such default under such evidence of indebtedness, indenture or other instrument shall be cured by the obligor, or be waived by the holders of such evidence of indebtedness, indenture or other instrument (and, if such default resulted in the acceleration of the maturity of such Indebtedness, such acceleration shall have been rescinded thereunder), then the Event of Default under the Junior Mortgage Note Indenture by reason of such default shall be deemed likewise to have been thereupon cured or waived; or (iii) the existence of a final judgment of a court of competent jurisdiction in an amount in excess of $3,000,000 against RIHF, RIH or the Junior Mortgage Note Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 30 days (during which execution shall not be effectively stayed) following the date on which such judgment becomes a lien against the Junior Mortgage Note Trust Estate or any part thereof (unless the lawsuit in question was commenced without effective service of process upon either RIHF or

     RIH in which case such 30-day period shall not commence until RIHF or RIH receives notice of such final judgment); or (iv) the existence of a final judgment of a court of competent jurisdiction in an amount in excess of $15,000,000 against RIHF, RIH or the Junior Mortgage Note Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days (during which execution shall not be effectively stayed) following the date of such final judgment; or (v) the existence of a final judgment of a court of competent jurisdiction, regardless of amount, against RIHF, RIH or the Junior Mortgage Note Trust Estate, which judgment has not been satisfied or otherwise provided for, for a period of 60 days (during which execution shall not be effectively stayed) following the date of such final judgment, if such judgment, by itself or upon recordation or other action of the judgment creditor, imposes or would impose a lien on the Junior Mortgage Note Trust Estate or any part thereof senior to the lien of the RIH Junior Mortgage;

          (h) default in the performance, or breach, of any covenant of RIHF or RIH in connection with the provisions described in "Limitation on Consolidation, Merger, Conveyance, Transfer or Lease of Property and Assets";

          (i) the existence of a judgment of a court of competent jurisdiction in an amount in excess of $3,000,000 against RIH regarding the CRDA Dispute, which judgment has not been stayed, satisfied or otherwise provided for, for a period of 30 days (during which execution shall not be effectively stayed) (unless the lawsuit in question was commenced without effective service of process upon RIH in which case such 30-day period shall not commence until RIH receives notice of such final judgement); or

          (j) if RII fails to pay or discharge or cause to be paid or discharged, within 30 days before the same shall become delinquent, all taxes levied or imposed upon RII; provided, however, that no Event of Default or Default will be deemed to exist under the Junior Mortgage Note Indenture with respect to any tax liability not paid or discharged by RII if and to the extent that the amount, applicability or validity of such tax liability is being contested in good faith by appropriate proceedings if adequate reserves therefor have been established in accordance with GAAP; provided, further, however, that this paragraph shall not apply to amounts due with respect to any period during which neither RIHF, RIH nor any of their Subsidiaries is included in RII's consolidated group for Federal income tax purposes. (Section 7.01);

     If an Event of Default (other than one referred to in clause (d) or (e) above) occurs and is continuing, then and in every such case the Junior Mortgage Note Trustee or the Holders of not less than 25% in Outstanding Amount and all accrued interest of the Junior Mortgage Notes Outstanding may declare the Outstanding Amount of all the Junior Mortgage Notes to be due and payable immediately, by a notice in writing to RIHF (and to the Junior Mortgage Note Trustee, if given by any Noteholders), and upon any such declaration such Outstanding Amount shall become immediately due and payable. If an Event of Default referred to in clause (d) or (e) above occurs, then the Outstanding Amount of all the Junior Mortgage Notes shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which will be expressly waived by RIHF. (Section 7.02).

     At any time after such a declaration of acceleration has been made, but before any judgment or decree for payment of money due on any Junior Mortgage Notes has been obtained by the Junior Mortgage Note Trustee, the Holders of a majority in Outstanding Amount of the Junior Mortgage Notes may, by written notice to RIHF and the Junior Mortgage Note Trustee, rescind and annul such declaration and its consequences if: (a) RIHF has deposited with the Junior Mortgage Note Trustee a sum sufficient to pay (1) all overdue installments of interest on all Junior Mortgage Notes, (2) the principal of any Junior Mortgage Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Junior Mortgage Notes, and (3) all sums paid or advanced by the Junior Mortgage Note Trustee and the reasonable compensation, expenses, disbursements and advances of the Junior Mortgage Note Trustee, its agents and counsel; and (b) all Events of Default, other than the non-payment of the Outstanding Amount of the Junior Mortgage Notes which have become due solely by such declaration of acceleration, have been cured or have been waived as provided in the Junior Mortgage Note Indenture. No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon. (Section 7.02).

LIMITATION ON CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE OF PROPERTY AND ASSETS

     Neither RIHF nor RIH shall consolidate, combine or merge with or into any other Person or permit any other Person to consolidate, combine or merge with or into RIHF or RIH, as the case may be; and neither RIHF with respect to its assets nor RIH with respect to the Junior Mortgage Note Trust Estate shall sell, assign, convey or transfer its interest in such assets or the Junior Mortgage Note Trust Estate, as the case may be, substantially as an entirety (and notwithstanding anything to the contrary contained in the Junior Mortgage Note Indenture (including the proviso at the end of this sentence), but subject to the provisions of the RIH Junior Mortgage regarding dispositions of the Junior Mortgage Note Trust Estate, neither RIHF with respect to its assets nor RIH with respect to the Junior Mortgage Note Trust Estate may sell, assign, convey or transfer such assets or the Junior Mortgage Trust Estate, as the case may be, other than substantially as an entirety) to any other Person or group of Persons in one transaction or a series of related transactions, or permit any other Person or group of Persons to convey or transfer all or substantially all of its assets, subject to liabilities other than de minimis liabilities, to RIHF or RIH; and RIHF and RIH shall not transfer, convey, sell or otherwise dispose of to any other Person, or issue to any Person, any equity interest in RIHF or RIH, as the case may be (each such transaction referred to as a "Combination Transaction"); provided, however, that (i) RIHF may engage in a Combination Transaction in which the only other party or parties is RIH or a direct or indirect wholly owned Subsidiary of RIHF or RIH, and (ii) RIHF or RIH may engage in any other Combination Transaction (either independently or at the same time as other Combination Transactions), subject to the following with respect to each such Combination Transaction: (a) immediately following such Combination Transaction, (1) RIH (or any successor entity) shall be eligible for and shall meet all relevant Legal Requirements, including holding all permits, required for the normal operation of the business of owning and operating the Resorts Casino Hotel, and (2) RIH (or any successor entity) shall be controlled by a Person that is, or shall retain to manage the Resorts Casino Hotel one or more Persons that are, experienced in the operation and management of casino hotels;
(b) in the event RIHF or RIH shall consolidate, combine or merge with or into another Person or sell, assign, convey or transfer its interest in its assets or in the Junior Mortgage Note Trust Estate, as the case may be, substantially as an entirety (but not less than substantially as an entirety) to another Person in one transaction or a series of related transactions, the entity which is formed by or survives such consolidation, combination or merger or the Person to which such assets or the Junior Mortgage Note Trust Estate are conveyed or transferred, (1) shall be organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia; (2) shall expressly assume, by an indenture supplemental to the Junior Mortgage Note Indenture, executed and delivered to the Junior Mortgage Note Trustee, the performance and observance of every covenant, obligation and condition of the Junior Mortgage Note Indenture to be performed or observed by RIHF or RIH, whichever the case may be; (3) shall expressly assume, by an instrument executed and delivered to the Junior Mortgage Note Trustee, the performance of every covenant, obligation and condition of the Mortgage Documents and the Assignment Agreement to be performed by RIHF or RIH, whichever the case may be; (4) immediately after giving effect to such transaction could incur at least $1.00 of additional Indebtedness under the covenant described in "Covenants -- Limitation on Additional Indebtedness and Issuance of Notes"; (c) immediately after giving effect to such transaction, no Event of Default, or Default under the Junior Mortgage Note Indenture or under the RIH Junior Mortgage, shall have occurred and be continuing; (d) such Combination Transaction shall be on such terms as shall not impair the lien and security and priority of the Junior Mortgage Note Indenture or of the Mortgage Documents or of the Assignment Agreement and the rights and powers of the Junior Mortgage Note Trustee and the Holders of the Junior Mortgage Notes thereunder; and (e) RIHF or RIH, as the case may be, shall have delivered to the Junior Mortgage Note Trustee an Officers' Certificate and an Opinion of Counsel, each of which shall state that such Combination Transaction and such supplemental indenture comply with the provisions of Article Ten of the Junior Mortgage Note Indenture and that all conditions precedent provided for in the Junior Mortgage Note Indenture relating to such transaction have been complied with. (Section 10.01).

     Except as otherwise expressly permitted by the RIH Junior Mortgage and the Junior Mortgage Note Indenture, neither RIHF nor RIH shall sell, assign, lease, hypothecate, pledge, mortgage or otherwise transfer all or any part of the assets of RIHF or the Junior Mortgage Note Trust Estate or any interest therein (including without limitation any interest in the Ground Leases). Without limiting the generality of the

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foregoing, RIH shall not separate, or attempt to separate, its ownership of its interest in the Ground Leases from the ownership of the buildings constituting the Resorts Casino Hotel or any part thereof. (Section 10.04).

     The foregoing limitations on consolidation, merger, conveyance, transfer or lease of property and assets shall not apply in connection with an RIH Sale. (Section 10.05).

DISCHARGE OF JUNIOR MORTGAGE NOTE INDENTURE

     RIHF may terminate substantially all obligations under the Junior Mortgage
Note Indenture at any time by delivering all outstanding Junior Mortgage Notes to the Junior Mortgage Note Trustee for cancellation and paying any other sums payable under the Junior Mortgage Note Indenture. (Article Five).

MODIFICATION OF INDENTURE

     From time to time, the parties to the Junior Mortgage Note Indenture, without the consent of the Holders of the Junior Mortgage Notes, may enter into one or more supplemental indentures for certain specified purposes, including curing ambiguities, defects or inconsistencies, provided such action does not adversely affect the interests of any Holder. (Section 11.01). Modifications, changes and amendments to the Junior Mortgage Note Indenture also may be made by the parties thereto with the consent of the Holders of not less than 66 2/3% in Outstanding Amount of the Junior Mortgage Notes then Outstanding, except that without the consent of the Holder of each Junior Mortgage Note affected, no such modification or alteration may (i) change the Stated Maturity of the principal of, or any installment of interest on, any Junior Mortgage Note, or reduce the principal amount thereof or the premium payable upon the redemption thereof, or change any Place of Payment where, or the coin or currency in which, any Junior Mortgage Note, or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
Date), (ii) reduce the percentage in Outstanding Amount of the Junior Mortgage Notes, the consent of whose Holders is required for any amendment, supplement or waiver, (iii) modify or alter the provisions of the proviso of the definition of the term "Outstanding", (iv) modify any of the provisions described in this paragraph or, with certain exceptions, the provisions of the Junior Mortgage Indenture regarding waiver of default, or (v) permit the creation of any lien ranking prior to the lien of the RIH Junior Mortgage (except for such liens expressly permitted pursuant to the covenant described under "Covenants -- Limitations on Liens"). In addition, the Holders of 66 2/3% in aggregate principal amount of the Mortgage Notes must consent to any amendment of the Junior Mortgage Note Indenture allowing for the redemption of the Junior Mortgage Notes prior to the fifth anniversary of the Effective Date unless such redemption is in connection with an RIH Sale. (Section 11.02).

TRUSTEE

     The Junior Mortgage Note Trustee may require reasonable indemnity before exercising any of its rights or powers under the Junior Mortgage Note Indenture. (Section 8.03).

REPORTS TO HOLDERS

     RIH will furnish or cause to be furnished to the Junior Mortgage Note Trustee, within 105 days after each fiscal year of RIH: (i) a copy of annual audited financial statements of RIH prepared in conformity with GAAP, accompanied by a report of Ernst & Young or of another firm of independent certified public accountants of recognized national standing selected by RIH (the "National Accountants"), together with a certificate from such National Accountants stating that their audit examination has included a review of the terms of the Junior Mortgage Note Indenture and that the National Accountants have not become aware of any Event of Default or that a Default has occurred and is continuing, and if they have become aware of any such Event of Default or Default, describing it; provided, however, that the National Accountants will not be liable to any Person for any failure to discover any Event of Default in connection with such review; and (ii) a copy of annual unaudited financial statements of RIH, including notes to such financial statements and corresponding management's discussion and analysis, in form and substance comparable to that which would

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

be required to be filed with the Commission in an Annual Report on Form 10-K under the Exchange Act, prepared in the same manner as the audited financial statements referred to in clause (i) above, signed by a proper accounting officer of RIH. Contemporaneously with the furnishing of such audited financial statements to the Junior Mortgage Note Trustee under clause (i) of this paragraph, RIH will mail copies of such audited financial statements to the Holders (which need not include the certificate referred to in clause (i) above).

     RIH also will furnish or cause to be furnished to the Junior Mortgage Note Trustee, within 60 days after each quarter of each fiscal year of RIH, except the final quarter of such fiscal year, a copy of unaudited financial statements of RIH prepared on a consistent basis with the audited financial statements referred to in clause (i) of the paragraph above, signed by a proper accounting officer of RIH and consisting of at least a balance sheet as at the close of such quarter and statements of operations and cash flow for such quarter and for the period from the beginning of such fiscal year to the close of such quarter, including notes to such financial statements and corresponding management's discussion and analysis, in form and substance comparable to that which would be required to be filed with the Commission in a Quarterly Report on Form 10-Q under the Exchange Act. Contemporaneously with the furnishing of such unaudited financial statements to the Mortgage Note Trustee, RIH shall mail copies of such unaudited financial statements to the Holders (which need not be signed by a proper accounting officer of RIH).

     RIH will furnish or cause to be furnished to the Junior Mortgage Note Trustee, contemporaneously with the furnishing of a copy of the annual financial statements and of the quarterly financial statements referred to above, an Officers' Certificate dated the date of such annual financial statement or such quarterly financial statements to the effect that no Default or Event of Default has occurred and is continuing, or, if there is any such Default or Event of Default, describing it and the steps, if any, being taken to cure it.

     RIH will furnish or cause to be furnished to the Junior Mortgage Note Trustee, copies of each filing and report made by RIH or RIHF with the Commission pursuant to the reporting and filing requirements of Section 13 or 15(d) or the Exchange Act, within 15 days after RIH or RIHF, as applicable, is required to file the same.

     Pursuant to the Junior Mortgage Note Indenture, if RIH becomes exempt from the Commission reporting and filing requirements of Section 13 or 15(d) of the Exchange Act, RIH will prepare such periodic reports as it would otherwise have been required to file with the Commission and (i) at its own expense, cause all such periodic reports to be filed with the Commission, the Junior Mortgage Note Trustee and any exchange upon which the Junior Mortgage Notes then are listed, in each case on the date when such periodic report would have been required to be filed with the Commission under Section 13 or 15(d) of the Exchange Act, if either or such provisions were applicable, and (ii) keep copies of such periodic reports available at its office and promptly provide any Person who so requests with a copy of any such periodic report, at RIHF's expense.

     Each of RIHF and RIH shall comply with the provisions of sec. 314(a) of the TIA.

     RIHF will deliver to the Trustee, promptly upon becoming aware of any Default or Event of Default (but in no event later than five business days thereafter) in the performance of any covenant or agreement of RIHF contained in the Junior Mortgage Note Indenture or any of the Mortgage Documents, an Officers' Certificate specifying with particularity such event. (Section 12.06).

CERTAIN DEFINITIONS

     "Additional Junior Mortgage Notes" means additional Junior Mortgage Notes issued in payment of interest accrued on outstanding Junior Mortgage Notes pursuant to Section 3.11 of the Junior Mortgage Note Indenture.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and, with respect to any specified natural Person, any other Person having a relationship by blood, marriage or adoption not more remote than first cousin with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and

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

"controlled" have meanings correlative to the foregoing; provided, however, that, except as may be required under the TIA, the term "Affiliate" shall not include, with respect to RIHF or RIH, any of Fidelity Management & Research Company, TCW Special Credits or funds or accounts managed or advised by either of them.

     "After-Acquired Fee Mortgage Debt" means any Indebtedness secured by an After-Acquired Fee Mortgage.

     "After-Acquired Fee Mortgage" has the meaning stated in Section 2.07 of the RIH Junior Mortgage.

     "Assignment Agreement" means the Assignment of Agreements providing for the assignment of the RIH Junior Promissory Note, the RIH Junior Mortgage and certain of the other Mortgage Documents securing the RIH Junior Promissory Note to the Junior Mortgage Note Trustee by RIHF, and acknowledgment thereof by RIH, a copy of which is attached to the Junior Mortgage Note Indenture as Exhibit B.

     "Capitalized Lease Obligation" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP consistently applied, is accounted for as a capitalized lease on the balance sheet of such Person.

     "Consolidated Cash Flow" means, with respect to any Person for any period, an amount equal to the sum of (i) the Consolidated Net Income of such Person for such period determined in accordance with GAAP consistently applied, excluding interest income, interest expense and gains or losses from extraordinary or nonrecurring items, plus (ii) all amounts deducted in computing such Consolidated Net Income in respect of depreciation and amortization, plus (iii) non-cash charges arising from the reduction of CRDA Deposits to market value, minus (iv) CRDA Deposits made during such period.

     "Consolidated Interest Charges" means, with respect to any Person for any period, the consolidated interest expense (not including the non-cash amortization of discount on the original issuance of (a) the RIH Promissory Note, (b) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Junior Mortgage Facility and (c) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Working Capital Facility), whether payable in cash or in-kind (and with respect to RIH, including, without limitation, the interest paid or accrued (without duplication) on (i) the RIH Promissory Note, (ii) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Junior Mortgage Facility and (iii) any intercompany indebtedness of RIH issued in connection with Indebtedness represented by the Working Capital Facility), without deduction for interest income (other than cash interest income received from RII in payment of its interest cost on any Working Capital Facility), in each case for such Person and its consolidated Subsidiaries for such period determined in accordance with GAAP consistently applied.

     "Consolidated Interest Coverage Ratio" shall mean, at any date of calculation thereof, the ratio of (a) Consolidated Cash Flow of RIH and its consolidated Subsidiaries for the immediately preceding four consecutive fiscal quarters to (b) Consolidated Interest Charges of RIH and its consolidated Subsidiaries for such period.

     "Consolidated Net Income" means, with respect to any Person for any period, an amount equal to consolidated net income (or loss) of such Person for such period determined in accordance with GAAP consistently applied, plus (a) non-cash charges arising from Federal and state taxes based upon or measured by income, minus (b) non-cash Federal and state tax benefits based upon or measured by income.

     "CRDA Deposits" means (a) the quarterly deposits made by RIH to the Casino Reinvestment Development Authority in an amount equal to 1.25% of RIH's gross revenue in order to satisfy its investment obligation pursuant to the Casino Control Act, and (b) the amounts invested in qualified investments in lieu of any of the quarterly deposits (or portion thereof) referred to in clause (a) above.

     "CRDA Dispute" means the dispute existing on the date hereof between RIH and the New Jersey Casino Reinvestment Development Authority regarding CRDA Deposits and New Jersey Casino Reinvestment Authority Notes, which dispute involves an amount of approximately $30,000,000.

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

     "Default" means the occurrence and continuance of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default.

     "F, F&E Financing Agreement" means a purchase money lien upon any Tangible Personal Property (as defined in the RIH Junior Mortgage) and other items constituting Operating Assets (as defined in the RIH Junior Mortgage), such as computer software, which are financed, purchased or leased by RIH, provided that, with certain exceptions, the principal amount of the indebtedness secured by such lien shall not exceed 85% of the cost to RIH of such property at the time of acquisition.

     "Guaranty" means the RIH Junior Mortgage Note Guaranty as set forth in Article Four of the Junior Mortgage Note Indenture.

     "Holder" means a Person in whose name a Junior Mortgage Note is registered.

     "Indebtedness" means, as applied to any Person, without duplication, any indebtedness, exclusive of deferred taxes: (a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof); (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit; (c) representing the balance deferred and unpaid of the purchase price of any property, if and to the extent such indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such Person in good faith); (d) any Capitalized Lease Obligations (other than, with respect to RIH or RIHF, the Ground Leases) of such Person; and (e) Indebtedness of others guaranteed by such Person, including without limitation every obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the Holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business. The term "Indebtedness" does not include: (1) any of the types of indebtedness described in clauses (a) through (e) above (inclusive) owed by RIHF to RIH or any of their Subsidiaries, by RIH to RIHF or any of their Subsidiaries or by any such Subsidiary to RIH, RIHF or any other such Subsidiary (including without limitation the RIH Promissory Note and the RIH Junior Promissory Note); (2) the Mortgage Note Guaranty, the Junior Mortgage Note Guaranty, and any Working Capital Facility Guaranty; (3) matters relating to the CRDA Dispute, New Jersey Casino Reinvestment Development Authority Notes or the CRDA Deposits; and (4) any payments required to be made by RIHF or RIH under the RII Management Agreement, the RII Tax Sharing Agreement or the Services Agreement.

     "Junior Mortgage Facility" means the Junior Mortgage Notes and any secured or unsecured facility or facilities entered into by RIH or RIHF providing for the making of loans to RIH or RIHF on a revolving or term basis, or the issuance of notes, debentures or bonds by RIH or RIHF, as such agreement, indenture or instrument may be amended, supplemented or modified from time to time, or any refinancing thereof, in an aggregate principal amount outstanding at any time up to $35,000,000 plus additional notes, debentures or bonds issued in payment of interest accrued on outstanding notes, debentures or bonds; provided, however, that the lender or lenders thereunder (or any trustee or agent acting on behalf of such lender or lenders) shall have executed an intercreditor agreement covering the matters set forth on Exhibit G to the Junior Mortgage Note Indenture. The liens, if any, securing the Junior Mortgage Facility shall be pari passu with the lien of the RIH Junior Mortgage and the RIH Junior Guaranty Mortgage. The term "Junior Mortgage Facility" does not include the Junior Mortgage Note Guaranty.

     "Mortgage Documents" means (a) the RIH Junior Mortgage, the RIH Junior Guaranty Mortgage, the RIH Junior Promissory Note, an Assignment of Leases and Rents and an Assignment of Operating Assets each dated as of the date of the Junior Mortgage Note Indenture and any other security document to which either RIH or RIHF is a party relating to the Junior Mortgage Notes, which is executed and delivered pursuant to or in connection with the RIH Junior Mortgage, the RIH Junior Guaranty Mortgage or the

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

Assignment Agreement, and (b) any mortgage, deed of trust, guaranty, promissory note, collateral assignment agreement, assignment of leases and rents, assignment of operating assets and any other security document to which either RIH or RIHF is a party relating to the Junior Mortgage Facility.

     "Non-Recourse Indebtedness" means indebtedness incurred in connection with the acquisition, purchase, improvement or development of property or assets (other than the Junior Mortgage Note Trust Estate) used by RIHF, RIH or any Subsidiary of RIH or RIHF to engage in the casino business, the hotel business or related or ancillary business or purpose and which is secured only by such assets and without recourse to RIH, RIHF or any Subsidiary of RIH or RIHF or the Junior Mortgage Note Trust Estate for such indebtedness.

     "Outstanding" when used with respect to Junior Mortgage Notes means, as of the date of determination, all Junior Mortgage Notes theretofore authenticated and delivered under this Indenture, except:

          (a) Junior Mortgage Notes theretofore canceled by the Junior Mortgage Note Trustee or delivered to the Junior Mortgage Note Trustee for cancellation;

          (b) Junior Mortgage Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Junior Mortgage Note Trustee or any Paying Agent in trust for the Holders of such Junior Mortgage Notes;

          (c) Junior Mortgage Notes in exchange for or in lieu of which other Junior Mortgage Notes have been authenticated and delivered under the Junior Mortgage Note Indenture; and

          (d) Junior Mortgage Notes alleged to have been destroyed, lost or stolen which have been paid as provided in Section 3.06 of the Junior Mortgage Note Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Junior Mortgage Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Junior Mortgage Notes owned by RIHF or any other obligor upon the Junior Mortgage Notes or any Affiliate of RIHF or of such other obligor shall be disregarded and deemed not to be Outstanding. In determining whether the Junior Mortgage Note Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Junior Mortgage Notes which the Junior Mortgage Note Trustee actually knows to be so owned shall be so disregarded.

     "Outstanding Amount" of any Indebtedness at any time means the principal amount outstanding of such Indebtedness at such time.

     "Restricted Payment" means (a) any declaration or payment of any dividend or the making of any distribution to Holders of capital stock of RIH or RIHF or any Subsidiary of RIH or RIHF in respect of such capital stock (other than to RIH or RIHF or a direct or indirect wholly owned Subsidiary of RIH or RIHF), (b) any purchase, redemption or other acquisition or retirement for value of any capital stock (or warrants, rights or options to acquire any capital stock or Indebtedness convertible into or exchangeable for any capital stock) of RIH or RIHF or any Subsidiary of RIH or RIHF (other than purchases, redemptions, acquisitions or retirement solely from RIH or RIHF or a direct or indirect wholly owned Subsidiary of RIH or RIHF); provided, however, that any such purchase, redemption or other acquisition or retirement that is required by the Casino Control Commission or under the Casino Control Act shall not constitute a Restricted Payment. The term "Restricted Payment" also shall not include any loan or advance to RII of all or any portion of the proceeds of the Indebtedness represented by the Working Capital Facility.

     "RIH Sale" means (a) a consolidation, combination or merger involving RIH and any other Person, (b) a sale, assignment, conveyance or transfer or RIH's interest in the Junior Mortgage Note Trust Estate, substantially as an entirety, to any other Person or group of Persons in one transaction or a series of related transactions, or (c) any transaction as a result of which RIH ceases to be a direct or indirect wholly owned Subsidiary of RII; provided, however, that any of the transactions described in clauses (a), (b) and (c) above shall not constitute an RIH Sale if the other party or parties to the transaction consists of only one or more of the following Persons: RIHF or any wholly owned direct or indirect subsidiary of RIH or RIHF; and provided, further, however, that notwithstanding any other provision of this definition, if the primary effect of any of the

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

aforesaid transactions is the redemption of the Junior Mortgage Notes, then such transaction shall not be considered to be a RIH Sale.

     "RII Management Contract" means the Interim Management Agreement.

     "RII Tax Sharing Agreement" means the Tax Sharing Agreement between RII and RIH pursuant to which (i) RIH will not make any payments to RII or any other Affiliate in respect of taxes, other than to reimburse RII for any cash payments actually made by RII in respect of any Federal, state or local income or alternative minimum taxes arising from the earnings or operations of RIH; provided, however, that RIH shall not be required to reimburse RII for cash payments in respect of Federal, state or local income or alternative minimum taxes that would not have been owed but for the reduction, if any, of the amount of the consolidated net operating loss carryforwards or consolidated current losses of the affiliated group of which RII is a common parent which resulted from the inclusion in the consolidated return filed for such group for any taxable year ending after the Effective Date of the income of any entity other than RIH, other than income directly attributable to the consummation of the Plan, including but not limited to the transfer of the stock of RIB and the assets of the U.S. Paradise Island Subsidiaries, and (ii) RIH will be entitled to any refund (plus the interest thereon) of any taxes for which RIH is required to reimburse RII.

     "Senior Mortgage Documents" means the RIH Mortgage, the RIH Guaranty Mortgage, the RIH Promissory Note, the Senior Assignment of Leases and Rents and any other security document to which either RIH or RIHF is a party relating to the Mortgage Notes, which is executed and delivered pursuant to or in connection with the RIH Mortgage, the RIH Guaranty Mortgage or the Senior Assignment Agreement.

     "Subsidiary" of any Person means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

     "Working Capital Facility" means the RIHF Senior Facility (and the RIHF Senior Facility Notes issued thereunder) and any other secured or unsecured facility or facilities entered into by RIH and/or RIHF providing for the making of working capital loans to RIH or RIHF (with RIH, RII and/or GRI as a guarantor thereunder) on a revolving or term basis, or the issuance of notes, debentures or bonds by RIH, RIHF or RII, as such agreement may be amended, supplemented or modified from time to time, or any refinancing thereof, in an aggregate principal amount up to $20,000,000; provided, however, that the lender or lenders thereunder (or any trustee or agent acting on behalf of such lender or lenders) shall have executed an intercreditor agreement covering the matters set forth on Exhibit G to the Junior Mortgage Note Indenture. The liens, if any, securing the Working Capital Facility may be senior to the lien of the RIH Junior Mortgage, the RIH Junior Guaranty Mortgage, the RIH Senior Mortgage and the RIH Senior Guaranty Mortgage. The term "Working Capital Facility" does not include the Working Capital Facility Guaranty.

              DESCRIPTION OF COMMON STOCK AND CLASS B COMMON STOCK

GENERAL

     RII is a Delaware corporation that has two classes of authorized and outstanding common stock; the Common Stock and the Class B Common Stock. The Class B Common Stock may only be issued as part of the Units and is essentially a non-participating stock that entitles its holders to elect two directors (the "Class B Directors") to the RII Board of Directors. THE CLASS B COMMON STOCK MAY NOT BE TRANSFERRED SEPARATELY FROM THE RELATED JUNIOR MORTGAGE NOTES. All the outstanding shares of Common Stock and Class B Common Stock are validly issued, fully paid and non-assessable.

CASINO CONTROL ACT REGULATION

     The Common Stock and the Class B Common Stock are subject to the qualification, divestiture and redemption provisions under the Casino Control Act that are described in "Description of Business -- Regulation and Gaming Taxes and Fees".

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

DESCRIPTION OF COMMON STOCK

     Number of Shares Authorized. Up to 100,000,000 shares of Common Stock are authorized.

     Dividends. Holders of Common Stock are entitled to share ratably in such dividends as may be declared by RII's Board of Directors and paid by RII out of funds legally available therefor.

     Redemption. The Common Stock is subject to redemption if a holder is required to qualify under the Casino Control Act and refuses or fails to so qualify and subsequently fails to divest itself of such Common Stock.

     Liquidation Rights. In the event of a dissolution, liquidation or winding up of RII, the holders of Common Stock are entitled to share ratably with the holders of Class B Common Stock in all assets remaining after payment of liabilities and liquidation preferences, if any, to the extent of the $.01 par value per share of each such class, with the balance of such proceeds payable pro rata to the holders of the Common Stock.

     Election of Directors. Holders of the Common Stock are entitled to elect two-thirds of the RII Board of Directors (or one less than half of the RII Board of Directors if on more than six occasions, which need not be consecutive, RIHF either (i) makes Payments-In-Kind in respect of the Junior Mortgage Notes or
(ii) fails to make interest payments in respect of the Junior Mortgage
Notes -- a "Class B Triggering Event"). The directors are to be divided into three classes of directors serving staggered three-year terms. Upon redemption or cancellation of all the outstanding Class B Common Stock, holders of the Common Stock are entitled to elect the RII Board of Directors. The classified board provision could have the effect of making the removal of incumbent directors more difficult, and therefore of discouraging a third party from attempting to obtain control of RII, even though such attempt might be beneficial to RII and its stockholders.

     Voting Rights. The holders of Common Stock are entitled to one vote per share on all matters on which stockholders are entitled to vote, other than the election of directors by the holders of the Class B Common Stock.

     Preemptive Rights.  None.

DESCRIPTION OF CLASS B COMMON STOCK

     Number of Shares Authorized. Up to 120,000 shares of Class B Common Stock are authorized. Authorized and unissued shares of Class B Common Stock will be issued only as part of Units that are issuable if Payments-In-Kind are made with respect to the Junior Mortgage Notes.

     Dividends. The holders of Class B Common Stock are not entitled to participate in any dividends which may be declared by RII's Board of Directors.

     Redemption. Upon the redemption, or cancellation following the purchase thereof, of each $1,000 principal amount of Junior Mortgage Notes, RII will redeem, at a price of $.01 per share, the share of Class B Common Stock issued as a Unit with each $1,000 principal amount of Junior Mortgage Notes. The Class B Common Stock also is subject to redemption if a holder is required to qualify under the Casino Control Act and refuses or fails to so qualify and subsequently fails to divest itself of such Class B Common Stock.

     Liquidation Rights. In the event of a dissolution, liquidation or winding up of RII, the holders of Class B Common Stock are entitled to share ratably with the holders of the Common Stock in all assets remaining after payment of liabilities and liquidation preferences, if any, to the extent of the $.01 par value per share of each such class.

     Restrictions of Transfer. Each share of Class B Common Stock will be issued as part of a Unit with each $1,000 principal amount of Junior Mortgage Notes and may not be transferred separately from such Junior Mortgage Note.

     Election of Directors. Holders of the Class B Common Stock are entitled to elect one-third of the entire RII Board of Directors (or following the Class B Triggering Event in connection with the Junior Mortgage Notes, a majority of the entire RII Board of Directors).

     Voting Rights. The holders of Class B Common Stock are not entitled to any voting rights, except (i) in the election of directors by the holders of the Class B Common Stock as described above, (ii) to the extent required under the Delaware General Corporation Law, and (iii) with respect to certain amendments to the Amended and Restated Certificate of Incorporation or the Amended and Restated By-laws of RII that would affect the Class B Common Stock.

     Preemptive Rights.  None.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion describes all of the material Federal income tax consequences of acquiring, holding and disposing of the Mortgage Notes, Units consisting of Junior Mortgage Notes and Class B Common Stock (collectively, the "Debt Securities") and the Common Stock and, to the extent that it relates to matters of law and subject to the qualifications, assumptions and limitations stated herein, constitutes the opinion of Gibson, Dunn & Crutcher, special tax counsel to the Company ("Counsel"). The following discussion does not include all matters that may be relevant to any particular holder in light of such holder's particular facts and circumstances. Certain holders, including financial institutions, broker-dealers, tax-exempt entities, insurance companies, foreign persons and stockholders who acquired their stock through the exercise of an employee stock option or otherwise as compensation, may be subject to special rules not discussed below. The discussion assumes that holders hold their Debt Securities or Common Stock as "capital assets" (generally property held for investments) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Tax Code").

     The discussion and opinions set forth in this section "Certain Federal Income Tax Considerations" are based upon the provisions of the Tax Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect as of the date hereof and all of which are subject to change (possibly on a retroactive basis) by legislation, administrative action or judicial decision. No rulings from the Internal Revenue Service (the "Service") have been or will be requested with respect to any of the tax issues discussed herein.

     EACH INVESTOR SHOULD CONSULT WITH ITS OWN TAX ADVISER CONCERNING THE SPECIFIC TAX CONSEQUENCES TO SUCH INVESTORS OF ACQUIRING, HOLDING AND DISPOSING OF THE DEBT SECURITIES AND THE COMMON STOCK, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

TREATMENT OF THE DEBT SECURITIES AS DEBT OF RIH FOR FEDERAL INCOME TAX PURPOSES

     Whether the formal, or nominal, obligor of any given instrument will be treated as the obligor of the instrument for Federal income tax purposes depends upon all of the facts and circumstances, and no single characteristic or factor is determinative. Where the nominal obligor exists solely to be the nominal issuer of the instrument and the instrument is "mirrored" by an instrument with virtually identical terms issued by a related party, the Service will closely scrutinize the reality of the nominal obligor's "obligation." In addition, there is substantial authority in the law for the position that, where a person issues a debt obligation to a third party pursuant to a disclosed nominee arrangement with a related person, the debt can be deemed to be indebtedness of the related person for Federal income tax purposes, provided that certain formalities are observed. The substantial authority standard is an objective standard involving an analysis of the law and the application of the law to the relevant facts, and is less stringent than the more likely than not standard. There is substantial authority for the tax treatment of an item only if the weight of the authority supporting the treatment is substantial in relation to the weight of authority supporting contrary treatment, taking all relevant authorities into account. There may be substantial authority for more than one position.

     With respect to the Debt Securities, a conclusion that RIHF rather than RIH is the true obligor for Federal income tax purposes would disregard totally the economic substance of the transaction and would elevate "empty forms" over substance, something the courts generally have not done. Counsel does note, however, that generally a validly formed and maintained corporate entity will not be ignored for Federal income tax purposes, and the courts have held taxpayers to strict standards when such taxpayers have sought to disregard the form of the transaction chosen by them. Accordingly, although the issue is not free from doubt, based upon the foregoing factors, the issuance of the RIH Mortgage and the RIH Junior Mortgage to support the Debt Securities, the identical terms (when combined with the RIH Mortgages) of the RIH Promissory Note and the RIHF Mortgage Notes, and of the RIH Junior Promissory Note and the RIHF Junior Mortgage Notes, the existence of the Nominee Agreement between RIHF and RIH and the fact that at all times the assets of RIH will be the ultimate and only source of payment on the Debt Securities, the Company intends to take the position for Federal income tax purposes that the Debt Securities are to be treated as obligations of RIH for Federal income tax purposes, and the following discussion assumes such treatment.

     If, however, the Service were to treat RIHF, the formal obligor of the Debt Securities, as the obligor for Federal income tax purposes, such treatment should not materially adversely affect the treatment of the Mortgage Notes or the Junior Mortgage Notes as debt for Federal income tax purposes, as discussed below (see "-- Classification of Debt Securities as Debt Rather than Equity").

CLASSIFICATION OF DEBT SECURITIES AS DEBT RATHER THAN EQUITY

     Whether an instrument constitutes debt or equity for Federal income tax purposes is an inherently factual question, and no single characteristic is determinative. Based upon an analysis of the applicable legal authorities, it is more likely than not that the Mortgage Notes will be treated as debt, and there is substantial authority that the Junior Mortgage Notes will be treated as debt obligations for Federal income tax purposes, and the following discussion assumes such treatment in both such cases.

     Due to the factual nature of the determination as to the treatment of instruments such as the Debt Securities, however, there can be no assurance that in either of such cases the Service would not challenge such treatment of the Debt Securities as indebtedness, or that a court would not sustain such a challenge. If it were determined that any of the Debt Securities constitute equity for Federal income tax purposes, then (a) payments of interest on such Debt Securities would not be deductible by the Company and could be taxed as dividend income to the holders; (b) payments of principal on such Debt Securities would be treated as redemption distributions under Section 302 of the Tax Code, which could result in either gain or dividend income to the holders; and (c) certain corporate holders may be entitled to a dividends-received deduction with respect to payments of principal or interest that are taxed as dividends. The loss of the interest deduction with respect to all or a portion of the Debt Securities also would increase the Company's taxable income, resulting in a greater utilization of the Company's net operating loss ("NOL") carryovers and, ultimately, potentially substantially increasing the Company's Federal income tax liability sooner than currently anticipated.

OID WITH RESPECT TO THE NEW DEBT SECURITIES

     On February 2, 1994, the Service issued regulations (the "Regulations") relating to the determination and treatment of OID with respect to debt instruments. The regulations are effective for debt obligations issued on or after April 3, 1994.

     In general, subject to a de minimis rule, a debt obligation will be treated as being issued with OID if there exists a difference between the "stated redemption price at maturity" of the instrument and such instrument's "issue price."

     The stated redemption price at maturity of a debt obligation is the aggregate of all payments due to the holder under such debt obligation at or prior to its maturity date, other than interest that is actually and unconditionally payable in cash or property at a single fixed (or a qualified floating) rate (or a permitted combination of the two) at least annually (qualified stated interest payments or "QSIPs"). Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. QSIPs are included in income at the time they are accrued or received, in accordance with the holder's usual method of accounting for Federal income tax purposes.

     Pursuant to Section 1273(a)(3) of the Tax Code and the Regulations promulgated thereunder, if the OID with respect to an obligation is de minimis, i.e., less than .25% of the obligation's stated redemption price at maturity multiplied by the number of complete years from the issue date to the maturity date, the amount of OID with respect to such obligation is considered to be zero.

     Under the Regulations, the determination of the issue price of a debt obligation will depend, in part, on whether such obligation, or the property for which the debt obligation is exchanged, is treated as "traded on an established market" at any time during the 60-day period ending 30 days after the issue date (the "Trading Testing Period"). If the debt obligation is listed on an established exchange, or such debt obligation is otherwise traded on an established market, the issue price of the debt obligation will be the fair market value of such obligation as of the issue date (i.e., the trading price). If the debt obligation is not treated as "traded on an established market" the issue price will equal the fair market value, as of the issue date, of the portion of the property deemed to be exchanged therefor, assuming such property is listed or deemed to be so traded.

     In the case of the Mortgage Notes, interest will be payable in cash on a semi-annual basis, commencing on September 15, 1994. Such semi-annual interest payments on the Mortgage Notes should qualify as QSIPs. Therefore, assuming that the Mortgage Notes are, as expected, listed on the AMEX, whether the Mortgage Notes will be treated as being issued with OID will depend upon whether the trading price of such notes on the date the Mortgage Notes originally are issued and traded is less than, equal to, or in excess of, the stated redemption price at maturity of such notes. Moreover, the Mortgage Notes will be treated as issued with OID only if the issue price is less than their face amount by more than the statutory de minimis amount. Thus, assuming that the maturity date of the Mortgage Notes is at least nine (but less than ten) years from their issue date, the Mortgage Notes will be treated as issued without OID if their issue price exceeds 97.75% of their stated redemption price at maturity.

     However, in the case of the Junior Mortgage Notes, interest is payable on a semi-annual basis commencing on December 15, 1994 in cash, or, under certain circumstances, in kind. Because interest on such notes may, under certain circumstances, be paid through the issuance of additional Payment-In-Kind notes and the rate of interest of such Payment-In-Kind notes will be the same as the rate of interest on the Junior Mortgage Notes, none of the interest payments on the Junior Mortgage Notes will qualify as QSIPs, and such notes, therefore, will be treated as issued with OID without regard to the initial trading price of such notes.

     Although the issue is not free from doubt, the Company also intends to take the position that the provisions of Section 1273(c)(2) of the Tax Code (relating to debt instruments issued as part of an "investment unit") do not apply in determining the issue price of the Debt Securities. If, however, the provisions of Section 1273(c)(2) of the Tax Code were held to apply to any of the Debt Securities, and the Debt Securities were found to have been issued as part of an investment unit, under the Regulations the issue price of an investment unit is to be allocated between (or among) the unit's components based on their relative fair market values. The issuer's allocation of the issue price of the investment unit is binding on all holders of the investment unit except for the holder who explicitly discloses (on such holder's Federal income tax return for the year in which the investment unit is acquired) that such holder's allocation of the issue price of the investment unit is different from the issuer's allocation. (Because the Company intends to take the position that none of the Debt Securities should be treated as having been issued as part of a investment unit for purposes of Section 1273(c)(2) of the Tax Code and calculate and report OID with respect to the Debt Securities accordingly, a holder wishing to take a different position should consult such holder's own tax advisor.)

CONSEQUENCES IF THE DEBT SECURITIES ARE ISSUED WITH OID

     If a Debt Security is issued with OID, a holder, subject to the adjustments discussed below, must include in gross income for Federal income tax purposes the sum of the daily portions of OID for each day during the taxable year or portion thereof during which the holder holds the Debt Security, whether or not the holder actually receives a payment relating to OID in such years. The daily portion is determined by allocating to each day of the relevant "accrual period" a pro rata portion of an amount equal to (a) the product of (i) the "adjusted issue price" of the Debt Securities at the beginning of each accrual period, multiplied by (ii) the yield to maturity of the Debt Security (determined by semi-annual compounding) less (b) the sum of any QSIPs during the accrual period. The adjusted issue price of a Debt Security at the beginning of any accrual period is its issue price increased by all accrued OID for prior accrual periods and decreased by the amount of any payment previously made on the Debt Security other than a QSIP. The accrual period for a Debt Security (except for any initial short period) is each six-month period which ends on the date in each calendar year corresponding to the maturity date of the Debt Securities or the date six months before such maturity date.

     Therefore, prospective holders of the Debt Securities should be aware that a holder will be required to include OID in income as such OID accrues, regardless of the holders' method of accounting and regardless of when such holder receives cash payments relating to the OID. A holder's tax basis in a Debt Security will be increased by the amount of OID included in the holder's income and reduced by the amount of all interest payments on the Debt Security that are not QSIPs.

     Under the Regulations, the issuance of Payment-In-Kind notes in lieu of a cash payment does not constitute payment. (As discussed in the preceding paragraphs, a cash payment (other than a payment that is QSIP) is not treated as interest but rather reduces the adjusted issue price of the instrument). Accordingly, the Company intends to treat, for Federal income tax purposes, the issuance of any Payment-In-Kind notes in lieu of a cash payment of interest as not constituting a payment of interest with respect to the Junior Mortgage Notes. Moreover, since each holder of a Junior Mortgage Note will recognize, as ordinary income, through the accrual of OID, the full amount of interest with respect to the Junior Mortgage Notes (as well as with respect to any Payment-In-Kind notes issued in payment of interest with respect to such Notes), such holder generally should not also recognize additional ordinary income upon receipt of a Payment-In-Kind note or a cash payment of stated interest.

     Further, the Regulations treat a Junior Mortgage Note and any additional debt instrument issued with respect thereto (such as a Payment-In-Kind note) as part of the same debt issue. Accordingly, the adjusted basis and adjusted issue price of a Junior Mortgage Note would be allocated between such Junior Mortgage Note and any Payment-In-Kind notes received with respect thereto, based on their respective principal amounts. The Regulations treat payments made with respect to Payment-In-Kind notes as payments made on the Junior Mortgage Note.

     A subsequent purchaser of a Debt Security issued with OID who purchases the note at a cost less than the remaining stated redemption price at maturity but greater than its adjusted issue price immediately before such purchase (a purchase of an "acquisition premium") also will be required to include in gross income the sum of the daily portions of OID on that Debt Security. In computing the daily portions of OID for such a purchaser, however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the holder's basis in the Debt Security on the date of purchase exceeds the adjusted issue price of the Debt Security at that time, and the denominator of which is the sum of the daily portions for that Debt Security for all days beginning on the date after the purchase date and ending on the maturity date.

     A purchaser of a Debt Security who purchases the Debt Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased the Debt Security at a premium, and may elect to amortize such premium under a constant yield method. Such an election would apply to all taxable bonds held at or acquired after the beginning of the holder's taxable year as to which the election is made, and may be revoked only with the consent of the Service. The Tax Code provides that amortizable premium will be treated (except as provided in U.S. Treasury regulations) as an offset to interest income for all purposes rather than as a separate interest deduction item.

     The Company will be required to furnish annually to the Service and to each holder information regarding the amount of OID attributable to that year.

SALE, EXCHANGE OR REDEMPTION

     Upon the sale, exchange or redemption of a Debt Security or a share of Common Stock for cash, a holder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and the holder's adjusted basis in such property (except to the extent that (i) the amount realized is attributable to accrued interest, OID or taxable dividends not previously included in income, which amount will be taxed as ordinary income or (ii) in the case of a redemption of Common Stock, the holder disposes of less than all of such holder's stock, in which case the redemption proceeds may be treated as a dividend, which, if so treated, will be taxed as ordinary income). Assuming that the holder holds the property as a capital asset, such gain or loss will be capital gain or loss except (in the case of a Debt Security) to the extent of any accrued market discount (see "Market Discount" below), and will be long-term capital gain or loss if the property has been held for more than one year at the time of the sale, exchange or redemption.

     Under the Regulations, an unscheduled payment made on a debt instrument such as a Debt Security prior to maturity that results in a substantial pro rata reduction of each payment of principal and interest remaining on the instrument is treated as a payment in retirement of a portion of the instrument, which may result in gain or loss to the holder. The gain or loss is calculated by treating the debt obligation as consisting of two instruments, one that is retired and one that remains outstanding, and by allocating the adjusted issue price, the holder's adjusted basis and the accrued but unpaid qualified stated interest between the two instruments based upon the portion of the obligation that is treated as retired by the pro rata prepayment.

MARKET DISCOUNT

     A holder of a Debt Security generally will be required to treat any gain recognized on the sale, exchange, redemption or other disposition of the Debt Security as ordinary income to the extent of any accrued market discount. The market discount rules also provide that a holder who acquires a Debt Security at a market discount may be required to defer a portion of any interest expense that may otherwise be deductible on any indebtedness incurred or maintained to purchase or carry such Debt Security until the holder disposes of the Debt Security in a taxable transaction.

     "Market discount" can be defined generally as the excess of the stated redemption price at maturity of a Debt Security (adjusted to exclude any unaccrued OID) over the holder's tax basis in the Debt Security immediately after its acquisition. In addition, under a de minimis exception, the amount of market discount is considered to be zero if it is less than the product of .25% of the stated redemption price of the Debt Security at maturity (possibly adjusted to exclude unaccrued OID) multiplied by the number of complete years from acquisition to maturity. Market discount generally will accrue ratably during the period from the date of acquisition to the maturity date of the Debt Security, unless the holder elects to accrue such discount on the basis of the constant yield method.

     A holder of a Debt Security acquired at a market discount may elect to include the market discount in income as interest as it accrues, in which case the foregoing rules would not apply. This election would apply to all Debt Securities with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies. The election may be revoked only with the consent of the Service.

POTENTIAL APPLICATION OF HIGH YIELD DEBT OBLIGATION RULES

     As noted above, the Junior Mortgage Notes will be, and the Mortgage Notes may be issued with original issue discount for Federal income tax purposes. Under the "AHYDO" rules contained in Sections 163(e) and (i) of the Tax Code, if a debt obligation with a term of more than five years has "significant" OID, and has a yield to maturity of five percentage points or more in excess of a specified rate (generally the U.S. Treasury note rate for instruments of similar maturities), interest deductions with respect to OID accruing on such instrument may be deferred until such OID is paid in cash, or, if the yield to maturity exceeds six percentage points above the specified rate, the deduction for such excess may be denied completely and the OID may be treated as dividend income for purposes of the dividend received deduction, rather than interest income, to the holder (provided the issuer has adequate earnings and profits to support such a dividend). The Junior Mortgage Notes will be issued with significant OID. Accordingly, depending on the applicable federal rate in effect on the date the Debt Securities are issued, it is possible that the AHYDO rules will apply to accruals of OID on the Junior Mortgage Notes.

BACKUP WITHHOLDING

     Under the Tax Code, a holder of a Debt Security may be subject, under certain circumstances, to "backup withholding" at a rate of 31% with respect to payments in respect of interest and OID thereon or the gross proceeds from the disposition thereof. This withholding generally applies only if the holder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN"), (ii) furnishes an incorrect TIN, (iii) is notified by the Service that he or she has failed to report properly payments of interest and dividends and the Service has notified the Company that he or she is subject to backup withholding, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided in its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a holder under the backup withholding rules does not constitute additional tax, and is allowable as a credit against such holder's Federal income tax liability, provided that the required information is furnished to the Service. Holders of Debt Securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                                   LITIGATION

NEW YORK SUPREME COURT -- FRIEDMAN DERIVATIVE ACTION

     RII has been named as the nominal defendant in an action (Arthur M. Friedman suing derivatively on behalf of RII v. Merv Griffin et al. and RII, Nominal Defendant) brought derivatively on its behalf by a shareholder, Arthur Friedman. The complaint was filed in the Supreme Court of the State of New York, New York County on January 27, 1994 and was amended in February 1994. The defendants in the action, as amended, are Merv Griffin, Griffin Group, Thomas E. Gallagher, David P. Hanlon, who was President, Chief Executive Officer and a director of RII through October 31, 1993, and four former directors of RII. The complaint seeks to recover for the Company an unspecified sum of money as compensatory damages for allegedly wrongful acts by the defendants. The allegations include that the defendants improperly (i) permitted defendant Griffin not to repay money he allegedly owed to the Company and (ii) paid defendant Hanlon excessive compensation.

U.S. DISTRICT COURT ACTION -- RII V. LOWENSCHUSS

     In October 1989 RII filed an action in the U.S. District Courts for the Eastern District of Pennsylvania to recover certain sums paid to the defendant, as trustee for two Individual Retirement Accounts, for RII stock in the 1988 merger, in which RII was acquired by Merv Griffin. This action was transferred to the Bankruptcy Court for the District of New Jersey (the "New Jersey District Court"). After the transfer, the New Jersey District Court granted RII's motion to amend its complaint to allege two new claims for fraudulent conveyance against the defendant.

     In the New Jersey District Court, RII filed a motion for summary judgment and the defendant filed a motion to dismiss. That Court issued an opinion in February 1992 denying both parties' motions. In August 1992, the defendant filed a petition in the Bankruptcy Court for the District of Nevada (the "Nevada District Court"), thus staying RII's action in New Jersey. The Nevada District Court confirmed Lowenschuss' plan of reorganization in October 1993. RII is currently appealing the confirmation order and other orders of the Nevada District Court.

                            SELLING SECURITYHOLDERS

     This Prospectus covers resales of Mortgage Notes, Units and Common Stock received in the Restructuring by the Selling Securityholders named below who may be deemed to be underwriters of such securities within the meaning of the Securities Act. The table below provides certain information as of the date of this

Prospectus with respect to those holders of Mortgage Notes, Units and Common Stock presently known by the Company to be Selling Securityholders for whose accounts Mortgage Notes, Units or Common Stock may be sold pursuant to this Prospectus. The information presented in the table is based on information furnished to the Company by the Selling Securityholders and other sources that the Company has not verified. Because the Selling Securityholders may sell all or some part of the Mortgage Notes, Units or Common Stock that they hold pursuant to this Prospectus, no estimate can be given as to the amount of Mortgage Notes, Units or Common Stock that will be held by the Selling Securityholders at any time subsequent to the date of this Prospectus. See "Plan of Distribution." The Selling Securityholders listed below are funds and accounts advised or managed by either Fidelity (or an affiliate thereof) or TCW. For information relating to the prior ownership of Series Notes by such funds and accounts, the participation of Fidelity and TCW in the negotiations relating to the Restructuring of the Series Notes pursuant to the Plan, including certain reimbursements in connection therewith, and the extension of the Senior Facility to RIHF by the funds and accounts managed by Fidelity, see "Restructuring of Series Notes." Other than relationships arising in connection with such matters, none of the Selling Securityholders has had a material relationship within the past three years with the Company.

SECURITIES OFFERED

                                                                         UNITS
                                MORTGAGE NOTES         ------------------------------------------         COMMON STOCK
                          --------------------------     CLASS B       PRINCIPAL                    ------------------------
                           PRINCIPAL     PERCENT OF    COMMON STOCK    AMOUNT OF      PERCENT OF                 PERCENT OF
          NAME              AMOUNT      OUTSTANDING*      SHARES      JUNIOR NOTES   OUTSTANDING*     SHARES    OUTSTANDING*
- ------------------------  -----------   ------------   ------------   ------------   ------------   ----------  ------------
Fidelity Funds and
 Accounts
Fidelity Charles Street
  Trust: Fidelity Asset
  Manager...............  $   480,000        0.39%           134      $    134,000        0.39%         65,621       0.17%
Fidelity Summer Street
  Trust: Fidelity
  Capital & Income
  Fund..................   29,028,000       23.34          8,127         8,127,000       23.34       3,964,360      10.50
Fidelity Advisor Series
  II: Fidelity Advisor
  High Yield Fund.......      440,000        0.35            123           123,000        0.35          60,098       0.16
Fidelity Puritan Trust:
  Fidelity Puritan
  Fund..................    2,444,000        1.96            684           684,000        1.96         333,839       0.88
Fidelity Fixed-Income
  Trust: Spartan High
  Income Fund...........    2,317,000        1.86            648           648,000        1.86         316,453       0.84
Variable Insurance
  Products Funds: High
  Income
  Portfolio.............      955,000        0.77            267           267,000        0.77         130,483       0.35
Variable Insurance
  Products Funds II:
  Asset Manager
  Portfolio.............      160,000        0.13             44            44,000        0.13          21,851       0.06
Fidelity Magellan
  Fund..................    2,043,000        1.64            572           572,000        1.64         279,028       0.74
Fidelity Management
  Trust Company on
  behalf of various
  private investment
  accounts managed by
  it....................   11,030,000        8.87          3,088         3,088,000        8.87       1,506,424       3.99

                                                                         UNITS
                                MORTGAGE NOTES         ------------------------------------------         COMMON STOCK
                          --------------------------     CLASS B       PRINCIPAL                    ------------------------
                           PRINCIPAL     PERCENT OF    COMMON STOCK    AMOUNT OF      PERCENT OF                 PERCENT OF
          NAME              AMOUNT      OUTSTANDING*      SHARES      JUNIOR NOTES   OUTSTANDING*     SHARES    OUTSTANDING*
- ------------------------  -----------   ------------   ------------   ------------   ------------   ----------  ------------
TCW Funds and Accounts
TCW Special Credits
 Fund II................    4,382,000        3.52          1,227         1,227,000        3.52         598,574       1.59
TCW Special Credits
  Fund IIb..............    3,997,000        3.21          1,119         1,119,000        3.21         545,929       1.45
TCW Special Credits
  Fund III..............    7,004,000        5.63          1,961         1,961,000        5.63         956,658       2.53
TCW Special Credits as
  investment manager on
  behalf of the Common
  Fund for Bond
  Investments...........      709,000        0.57            198           198,000        0.57          96,947       0.26
TCW Special Credits as
  investment manager on
  behalf of the Inland
  Steel Industries, Inc.
  Pension Fund..........      949,000        0.76            265           265,000        0.76         129,710       0.34
TCW Special Credits as
  investment manager on
  behalf of the
  Weyerhaeuser Company
  Master Retirement
  Trust.................    1,758,000        1.41            492           492,000        1.41         240,149       0.64
                          -----------      ------      ------------   ------------      ------      ----------     ------
         Total..........  $67,696,000       54.41%        18,949      $ 18,949,000       54.41%      9,246,124      24.50%
                          -----------      ------      ------------   ------------      ------      ----------     ------
                          -----------      ------      ------------   ------------      ------      ----------     ------

- ---------------
* Certain securities which are reserved for issuance upon settlement of certain claims against the Company, which were outstanding when the Company entered bankruptcy proceedings in 1989, are not considered outstanding for purposes of calculating the percentage of outstanding of each class.

                               PLAN OF DISTRIBUTION

  GENERAL

     The Company will not receive any of the proceeds from the sale by the Selling Securityholders of the Mortgage Notes, Units or Common Stock offered hereby. Such securities, which are listed on the AMEX, may be sold by the Selling Securityholders in ordinary brokerage transactions on the AMEX or otherwise at prices prevailing at the time of sale or at such other prices as may be negotiated among the parties. Any or all of the Mortgage Notes, Units or Common Stock may be sold from time to time to purchasers directly by any of the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer their Mortgage Notes, Units or Common Stock through dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Mortgage Notes, Units or Common Stock for whom they act as agents. The Selling Securityholders and any such dealers or agents that participate in the distribution of the Mortgage Notes, Units or Common Stock may be deemed to be underwriters within the meaning of the Securities Act, and any profit on the sale of the Mortgage Notes, Units or Common Stock by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Mortgage Notes, Units and Common Stock may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Securityholders or by an agreement between the Selling Securityholders and dealers. Brokers or dealers acting in connection with the sale of the Mortgage Notes, Units or Common Stock contemplated by this Prospectus may receive fees or commissions in connection therewith.

     At the time a particular offer of Mortgage Notes, Units or Common Stock is made, to the extent required, a supplement to this Prospectus will be prepared which will identify and set forth the terms of the offering, including the name or names of any dealers or agents, the purchase price paid for Mortgage Notes, Units or Common Stock, as the case may be, purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Mortgage Notes, Units and Common Stock.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Mortgage Notes, Units or Common Stock may not simultaneously engage in market making activities with respect to the Mortgage Notes, Units or Common Stock, as the case may be, for a period of nine business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Securityholders and any person participating in the distribution of the Mortgage Notes, Units or Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Mortgage Notes, Units or Common Stock by the Selling Securityholders or any other person.

     In order to comply with certain states' securities laws, if applicable, the Mortgage Notes, Units or Common Stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Mortgage Notes, Units and Common Stock may not be sold unless they have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available.

REGISTRATION RIGHTS AGREEMENT

     Pursuant to a Registration Rights Agreement, dated as of April 29, 1994, among RIHF, RII and RIH, and Fidelity and TCW (the "Registration Rights Agreement"), the Company agreed to file the Registration Statement, of which this Prospectus is a part, with the Commission and use its best efforts to have it declared effective. Under the terms of the Registration Rights Agreement, substantially all of the expenses of the offering will be paid by the Company. Furthermore, the Company has agreed to keep the Registration Statement continuously effective, subject to certain blackout periods, for a period of up to two years following the Effective Date. In addition, the Company and the Selling Securityholders are obligated to indemnify each other against certain liabilities, including liabilities arising under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Mortgage Notes, the Junior Mortgage Notes, the Common Stock and the Class B Common Stock will be passed upon for the Company by Gibson, Dunn & Crutcher. The validity of the Mortgage Note Guaranty and the Junior Mortgage Note Guaranty under New Jersey law will be passed upon for RIH by Ravin, Sarasohn, Cook, Baumgarten, Fisch & Baime, a Professional Corporation.

                                    EXPERTS

     The consolidated financial statements and schedules of RII and RIH at December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, and the balance sheet of RIHF at December 31, 1993, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

              INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

                                                                                        PAGE
                                                                                        ----
FINANCIAL STATEMENTS
CONSOLIDATED FINANCIAL STATEMENTS OF
  RESORTS INTERNATIONAL, INC.:
     Report of Independent Auditors..................................................    F-2
     Consolidated Balance Sheets at December 31, 1992 and 1993.......................    F-3
     Consolidated Statements of Operations for the years ended December 31, 1991,
      1992 and 1993..................................................................    F-4
     Consolidated Statements of Cash Flows for the years ended December 31, 1991,
      1992 and 1993..................................................................    F-5
     Consolidated Statements of Changes in Shareholders' Equity (Deficit) for the
      years ended December 31, 1991, 1992 and 1993...................................    F-6
     Notes to Consolidated Financial Statements......................................    F-7
CONSOLIDATED FINANCIAL STATEMENTS OF
  RESORTS INTERNATIONAL HOTEL, INC.:
     Report of Independent Auditors..................................................   F-23
     Consolidated Balance Sheets at December 31, 1992 and 1993.......................   F-24
     Consolidated Statements of Operations and Changes in Retained Earnings for the
      years ended December 31, 1991, 1992 and 1993...................................   F-25
     Consolidated Statements of Cash Flows for the years ended December 31, 1991,
      1992 and 1993..................................................................   F-26
     Notes to Consolidated Financial Statements......................................   F-27
FINANCIAL STATEMENT OF
  RESORTS INTERNATIONAL HOTEL FINANCING, INC.:
     Report of Independent Auditors..................................................   F-36
     Balance Sheet at December 31, 1993..............................................   F-37
     Notes to Balance Sheet..........................................................   F-38
SUPPLEMENTARY DATA
     Consolidated Selected Quarterly Financial Data for
       Resorts International, Inc. (unaudited).......................................   F-39
     Consolidated Selected Quarterly Financial Data for
       Resorts International Hotel, Inc. (unaudited).................................   F-40

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Resorts International, Inc.

     We have audited the accompanying consolidated balance sheets of Resorts International, Inc. as of December 31, 1993 and 1992, and the related consolidated statements of operations, changes in shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Resorts International, Inc. at December 31, 1993 and 1992, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

     As explained in Notes 1 and 7, the Series Notes become due and payable in April 1994. It presently appears unlikely the Company has the ability to redeem the Series Notes at maturity. In addition, the Company is not in compliance with a covenant contained in the indenture for the Series Notes and therefore an event of default has occurred. As a result of such default the trustee may accelerate the maturity of the Series Notes or may allow foreclosure upon the collateral securing the Series Notes. The Company proposes to restructure the Series Notes and anticipates filing a prepackaged bankruptcy plan of reorganization as part of such restructuring. Consummation of the plan of reorganization would be subject to a number of conditions including regulatory and governmental approvals and confirmation by the bankruptcy court. There can be no assurance as to whether or when the restructuring will be effected. These conditions and events raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
February 18, 1994 except for
paragraph 8 of Note 1, as to
which the date is March 17, 1994

                          RESORTS INTERNATIONAL, INC.

                          CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS OF DOLLARS, EXCEPT PAR VALUE)

                                                                              DECEMBER 31,
                                                                         ----------------------
                                                                           1992         1993
                                                                         ---------    ---------
                                            ASSETS
Current assets:
     Cash (including cash equivalents of $36,344 and $41,273).........   $  56,818    $  62,546
     Restricted cash equivalents......................................      10,069       14,248
     Receivables, net.................................................      25,457       19,297
     Inventories......................................................       8,531        8,664
     Prepaid expenses.................................................       7,062       10,664
                                                                         ---------    ---------
          Total current assets........................................     107,937      115,419
                                                                         ---------    ---------
Property and equipment:
     Land and land rights, including land held for investment,
      development and resale..........................................     243,900      243,336
     Land improvements and utilities..................................      22,519       22,891
     Hotels and other buildings.......................................     170,250      182,011
     Furniture, machinery and equipment...............................      67,693       80,424
     Construction in progress.........................................       1,215        1,277
                                                                         ---------    ---------
                                                                           505,577      529,939
     Less accumulated depreciation....................................     (54,761)     (82,099)
                                                                         ---------    ---------
          Net property and equipment..................................     450,816      447,840
Deferred charges and other assets.....................................      10,197       12,526
                                                                         ---------    ---------
                                                                         $ 568,950    $ 575,785
                                                                         ---------    ---------
                                                                         ---------    ---------
                     LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
     Current maturities of long-term debt, net of unamortized
      discount........................................................   $     828    $ 466,336
     Accounts payable and accrued liabilities.........................      71,672       84,164
                                                                         ---------    ---------
          Total current liabilities...................................      72,500      550,500
                                                                         ---------    ---------
Long-term debt, net of unamortized discount...........................     460,712       85,029
                                                                         ---------    ---------
Deferred income taxes.................................................      53,000       54,000
                                                                         ---------    ---------
Commitments and contingencies (Note 15)
Shareholders' deficit:
     Common stock -- 20,157,234 shares outstanding -- $.01 par
      value...........................................................         202          202
     Capital in excess of par.........................................     102,092      102,092
     Accumulated deficit..............................................    (108,556)    (210,720)
                                                                         ---------    ---------
                                                                            (6,262)    (108,426)
     Note receivable from related party...............................     (11,000)      (5,318)
                                                                         ---------    ---------
          Total shareholders' deficit.................................     (17,262)    (113,744)
                                                                         ---------    ---------
                                                                         $ 568,950    $ 575,785
                                                                         ---------    ---------
                                                                         ---------    ---------

             See Notes to Consolidated Financial Statements of RII.

                          RESORTS INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                ---------------------------------
                                                                  1991        1992        1993
                                                                --------    --------    ---------
Revenues:
     Casino..................................................   $279,884    $299,900    $ 307,059
     Rooms...................................................     41,247      39,001       35,708
     Food and beverage.......................................     52,459      48,907       46,843
     Other casino/hotel revenues.............................     21,676      22,028       23,330
     Other operating revenues................................     15,435      19,072       18,122
     Real estate related.....................................      7,542       8,026        8,502
                                                                --------    --------    ---------
                                                                 418,243     436,934      439,564
                                                                --------    --------    ---------
Expenses:
     Casino..................................................    166,133     176,119      189,304
     Rooms...................................................     12,112      11,799       10,906
     Food and beverage.......................................     45,508      42,819       41,859
     Other casino/hotel operating expenses...................     64,054      64,654       69,918
     Other operating expenses................................     12,055      15,549       14,697
     Selling, general and administrative.....................     71,732      73,262       71,700
     Provision for doubtful receivables......................      6,373       4,047        2,889
     Depreciation............................................     23,814      25,322       27,924
     Real estate related.....................................      1,612       1,599        1,605
     Unallocated corporate expense...........................     (1,186)        262       (4,136)
                                                                --------    --------    ---------
                                                                 402,207     415,432      426,666
                                                                --------    --------    ---------
Earnings from operations.....................................     16,036      21,502       12,898
Other income (deductions):
     Interest income.........................................      4,824       4,969        3,174
     Interest expense........................................    (31,157)    (40,856)     (57,244)
     Amortization of debt discount...........................    (32,105)    (37,569)     (51,203)
     Recapitalization costs..................................                 (2,848)      (8,789)
                                                                --------    --------    ---------
Loss before income taxes.....................................    (42,402)    (54,802)    (101,164)
Income tax benefit (expense).................................        831       1,348       (1,000)
                                                                --------    --------    ---------
Net loss.....................................................   $(41,571)   $(53,454)   $(102,164)
                                                                --------    --------    ---------
                                                                --------    --------    ---------
Net loss per share of common stock...........................   $  (2.07)   $  (2.65)   $   (5.07)
                                                                --------    --------    ---------
                                                                --------    --------    ---------
Weighted average number of shares outstanding................     20,092      20,146       20,157
                                                                --------    --------    ---------
                                                                --------    --------    ---------

             See Notes to Consolidated Financial Statements of RII.

                          RESORTS INTERNATIONAL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                              -----------------------------------
                                                                1991         1992         1993
                                                              ---------    ---------    ---------
Cash flows from operating activities:
     Cash received from customers..........................   $ 411,456    $ 432,212    $ 441,354
     Cash paid to suppliers and employees..................    (378,312)    (390,012)    (393,013)
                                                              ---------    ---------    ---------
          Cash flow from operations before interest and
            income taxes...................................      33,144       42,200       48,341
     Interest received.....................................       4,014        5,211        3,809
     Interest paid.........................................      (9,228)      (8,463)      (8,440)
     Income taxes refunded, net of payments................         729        1,484          306
                                                              ---------    ---------    ---------
          Net cash provided by operating activities........      28,659       40,432       44,016
                                                              ---------    ---------    ---------
Cash flows from investing activities:
     Payments for property and equipment...................     (25,587)     (19,832)     (25,308)
     Proceeds from sales of property and equipment.........         147          213          445
     Proceeds from prior year sales of property and
       equipment...........................................       1,676        2,484
     CRDA deposits and bond purchases......................      (2,689)      (2,871)      (3,025)
     Proceeds from sales of short-term money market
       securities with maturities greater than three
       months..............................................                    2,083        1,377
     Purchases of short-term money market securities with
       maturities greater than three months................                   (1,768)        (492)
                                                              ---------    ---------    ---------
          Net cash used in investing activities............     (26,453)     (19,691)     (27,003)
                                                              ---------    ---------    ---------
Cash flows from financing activities:
     Collection on note receivable from shareholder........                                 3,477
     Payments of recapitalization costs....................      (5,883)      (5,414)      (8,332)
     Repayments of non-public debt.........................      (2,064)      (1,619)      (2,251)
                                                              ---------    ---------    ---------
          Net cash used in financing activities............      (7,947)      (7,033)      (7,106)
                                                              ---------    ---------    ---------
Net increase (decrease) in cash and cash equivalents.......      (5,741)      13,708        9,907
Cash and cash equivalents at beginning of period...........      58,920       53,179       66,887
                                                              ---------    ---------    ---------
Cash and cash equivalents at end of period.................   $  53,179    $  66,887    $  76,794
                                                              ---------    ---------    ---------
                                                              ---------    ---------    ---------

             See Notes to Consolidated Financial Statements of RII.

                          RESORTS INTERNATIONAL, INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                           (IN THOUSANDS OF DOLLARS)

                                                                 CAPITAL
                                                                    IN
                                                       COMMON     EXCESS     ACCUMULATED       NOTE
                                                       STOCK      OF PAR       DEFICIT      RECEIVABLE
                                                       ------    --------    -----------    -----------
Balance at December 31, 1990........................    $200     $101,372     $ (13,531)     $  (11,000)
Settlement of Other Class 3C Claims.................       1          594
Stock awards........................................                   34
Net loss for year 1991..............................                            (41,571)
                                                       ------    --------    -----------    -----------
Balance at December 31, 1991........................     201      102,000       (55,102)        (11,000)
Settlement of Other Class 3C Claims.................       1           92
Net loss for year 1992..............................                            (53,454)
                                                       ------    --------    -----------    -----------
Balance at December 31, 1992........................     202      102,092      (108,556)        (11,000)
Collection on note receivable from shareholder......                                              3,477
Cancellation of note receivable from shareholder....                                              7,523
Issuance of note receivable from Griffin Group......                                             (7,523)
Reduction of note receivable from Griffin Group
  applied to prepaid services.......................                                              2,205
Net loss for year 1993..............................                           (102,164)
                                                       ------    --------    -----------    -----------
Balance at December 31, 1993........................    $202     $102,092     $(210,720)     $   (5,318)
                                                       ------    --------    -----------    -----------
                                                       ------    --------    -----------    -----------

             See Notes to Consolidated Financial Statements of RII.

                          RESORTS INTERNATIONAL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- RESTRUCTURING OF SERIES NOTES

     The term "Company" as used herein includes Resorts International, Inc. ("RII") and/or one or more of its subsidiaries, as the context may require.

     The outstanding principal amount of RII's Senior Secured Redeemable Notes due April 15, 1994 (the "Series Notes") is $481,907,000. Including the interest due on the maturity date of approximately $36,000,000, RII's total obligation at maturity will amount to approximately $518,000,000. Sources of repayment or refinancing at maturity have been uncertain for some time; the Company has been working with its financial advisers on developing and analyzing financial alternatives, as well as developing a long-term financial plan, since late 1991.

     In this connection, management of the Company, with the assistance of its legal and financial advisers, engaged in discussions with representatives ("Fidelity" and "TCW") of major holders of Series Notes in an effort to reach an agreement as to the terms of a possible restructuring of the Series Notes. Further negotiations were conducted among the Company, Fidelity, TCW and an unrelated party ("SIIL") regarding SIIL's acquisition of a 60% interest in the Company's Paradise Island assets (the "SIHL Sale") through a subsidiary of SIIL ("SIHL") formed for that purpose. This process resulted in the filing by RII and certain of its subsidiaries on October 25, 1993 of a Form S-4 Registration Statement with the Securities and Exchange Commission. That Registration Statement describes in detail the restructuring (the "Restructuring") which RII and GGRI, Inc. ("GGRI"), RII's subsidiary which guaranteed the Series Notes, propose to accomplish through a prepackaged bankruptcy joint plan of reorganization (the "Plan"). On February 1, 1994, after certain amendments, the Registration Statement was declared effective. On February 5, 1994 the solicitation of acceptances of the Plan commenced with the mailing of the Information Statement/Prospectus for Solicitation of Votes on Prepackaged Plan of Reorganization, ballots and other materials to holders of Series Notes and equity interests in RII.

     The Restructuring contemplates, among other things, the exchange of the Series Notes for: (i) $125,000,000 principal amount of 11% Mortgage Notes due 2003 (the "Mortgage Notes") to be issued by Resorts International Hotel Financing, Inc. ("RIHF"), a newly formed subsidiary of RII, and guaranteed by Resorts International Hotel, Inc. ("RIH"), RII's subsidiary that owns and operates Merv Griffin's Resorts Casino Hotel in Atlantic City (the "Resorts Casino Hotel"); (ii) $35,000,000 principal amount of 11.375% Junior Mortgage Notes due 2004 (the "Junior Mortgage Notes") to be issued by RIHF and guaranteed by RIH; (iii) 40% of RII's common stock on a fully diluted basis (excluding certain stock options); (iv) either (a) $65,000,000 in cash, plus interest at an annual rate of 7.5% from January 1, 1994 through the closing date of the SIHL Sale, plus 40% of the capital stock of SIHL, representing the consideration to be received from the proposed SIHL Sale, or, if the SIHL Sale is not consummated, (b) 100% of the equity of P.I. Resorts Limited ("PIRL"), a subsidiary of RII which was recently formed to be a holding company in the event of the spin-off (the "PIRL Spin-Off") of 100% of the equity of RII's Bahamian subsidiaries and, through subsidiaries, the assets of RII and certain of its domestic subsidiaries which support the Company's Bahamian operations, and related liabilities; (v) the Company's Excess Cash, as defined in the Plan, which is estimated to be at least $30,000,000 and (vi) rights to receive distributions in respect of units of beneficial interest owned by RII in a litigation trust (the "Litigation Trust") established pursuant to RII's 1990 plan of reorganization.

     The Restructuring also provides for certain funds or accounts managed by Fidelity to enter into a senior credit facility with RIHF (the "Senior Facility") which will allow RIHF to borrow up to $20,000,000 through the issuance of notes. The Senior Facility is to be available for a single borrowing during the one-year period from the date the Plan becomes effective. Notes issued pursuant to the Senior Facility will bear interest at 11% per year and mature in 2002.

                          RESORTS INTERNATIONAL, INC.

     Consummation of the Plan is subject to a number of conditions including, but not limited to, confirmation by the Bankruptcy Court and receipt of required regulatory approvals of the New Jersey Casino Control Commission (the "Casino Control Commission") and the Government of The Bahamas.

     For the Plan to be confirmed by the Bankruptcy Court, the Plan must comply with various requirements of the Bankruptcy Code. Also, to confirm the Plan on a consensual basis, acceptances must be received from (i) holders of Series Notes constituting at least 66 2/3% in principal amount and more than 50% in number of those voting and (ii) at least 66 2/3% each of RII's common stock and outstanding stock options voted. In addition to the vote required by the Bankruptcy Code, a condition to confirmation of the Plan is the entry of an order declaring that certain security documents (the "Security Documents") under which the liens on the property securing the Series Notes were granted or created shall be deemed released and terminated. To effectuate such termination and release consensually, the record holders of at least 66 2/3% in aggregate principal amount of the outstanding Series Notes and the record holders of at least a majority in aggregate principal amount of each series of the Series Notes must consent to the termination of the Security Documents. There are several other conditions to confirmation of the Plan which, subject to the approval of Fidelity and TCW (in certain circumstances), may be waived by RII and GGRI.

     The solicitation period ended on March 15, 1994. The solicitation agent has advised the Company that it has received the requisite acceptances for confirmation of the Plan and sufficient consents to release the Security Documents. The Company intends to proceed with the filing of its prepackaged bankruptcy cases; however, there can be no assurance as to whether or when the Restructuring will be effected, or that any restructuring that may ultimately be consummated will be on terms similar to those of the Restructuring.

     For information as to revenues and contribution to consolidated loss before income taxes of the operations to be disposed of pursuant to the Restructuring (through either the SIHL Sale or the PIRL Spin-Off) see the segment tables included in "Management's Discussion and Analysis of Financial Condition and Results of Operations." Operations to be disposed of include the Paradise Island portion of the casino/hotel segment, the Paradise Island portion of the real estate related segment and the airline segment.

     Recapitalization costs in 1992 and 1993 include costs of financial advisers retained to assist in the development and analysis of financial alternatives which would enable the Company to reduce its future debt service requirements and other legal and advisory fees incurred in connection with the currently proposed Restructuring.

  Event of Default

     As of September 30, 1993, RII was not in compliance with its covenant contained in the indenture for the Series Notes (the "Series Note Indenture") to maintain a Tangible Net Worth, as defined in the Series Note Indenture, of at least $50,000,000. Since that date RII's Tangible Net Worth has continued to decline. On February 2, 1994, 30 days after receiving notice of such default from the trustee for the Series Notes (the "Series Note Trustee"), this default became an Event of Default. Upon the occurrence of an Event of Default, the Series Note Trustee may accelerate the maturity of the Series Notes by declaring all unpaid principal of and accrued interest on the Series Notes due and payable or may foreclose upon the collateral securing the Series Notes (the "Collateral"). (See Note 7 for a description of the Collateral.) In addition, the holders of 40% in principal amount of the Series Notes then outstanding may require the Series Note Trustee to accelerate the maturity of the Series Notes.

     If the Series Note Trustee accelerates the maturity of the Series Notes or forecloses upon the Collateral, RII and GGRI, as guarantor of the Series Notes, and certain of their subsidiaries whose assets are pledged to secure the Series Notes (including RIH and Resorts International (Bahamas) 1984 Limited ("RIB"), RII's indirect subsidiary, which together with its subsidiaries owns and operates the Company's Bahamian properties) would be forced to seek immediate protection under chapter 11 of title 11 of the United States

                          RESORTS INTERNATIONAL, INC.

Code (the "Bankruptcy Code"). If such events occur, there can be no assurance that the Restructuring would be implemented, that a reorganization of RII and GGRI rather than a liquidation would occur or that any reorganization that might occur would be on terms as favorable to the holders of Series Notes and holders of RII's common stock as the terms of the Plan.

NOTE 2 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of RII and all significant subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation. The accounts of foreign subsidiaries are maintained in U.S. dollars.

  Revenue Recognition

     The Company records as revenue the win from casino gaming activities which represents the difference between amounts wagered and amounts won by patrons. Revenues from hotel and related services and from theatre ticket sales are recognized at the time the related service is performed.

  Complimentary Services

     The Consolidated Statements of Operations reflect each category of operating revenues excluding the retail value of complimentary services provided to casino patrons without charge. The rooms, food and beverage, and other casino/hotel operations departments allocate a percentage of their total operating expenses to the casino department for complimentary services provided to casino patrons. These allocations do not necessarily represent the incremental cost of providing such complimentary services to casino patrons. Amounts allocated to the casino department from the other operating departments were as follows:

                                                                 1991      1992      1993
                                                                -------   -------   -------
                                                                (IN THOUSANDS OF DOLLARS)
    Rooms.....................................................  $ 3,563   $ 3,738   $ 4,470
    Food and beverage.........................................   19,254    20,805    20,353
    Other casino/hotel operations.............................    5,839     6,408     7,412
                                                                -------   -------   -------
    Total allocated to casino.................................  $28,656   $30,951   $32,235
                                                                -------   -------   -------
                                                                -------   -------   -------

  Cash Equivalents

     The Company considers all of its short-term money market securities purchased with maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value due to the short maturity of these instruments.

  Inventories

     Inventories of provisions, supplies and spare parts are carried at the lower of cost (first-in, first-out) or market.

  Property and Equipment

     Property and equipment are depreciated over their estimated useful lives using the straight-line method for financial reporting purposes.

                          RESORTS INTERNATIONAL, INC.

  Casino Reinvestment Development Authority ("CRDA") Obligations

     Under the New Jersey Casino Control Act ("Casino Control Act"), the Company is obligated to purchase CRDA bonds, which will bear a below-market interest rate, or make an alternative qualifying investment. The Company charges to expense an estimated discount related to CRDA investment obligations as of the date the obligation arises based on fair market interest rates of similar quality bonds in existence as of that date. On the date the Company actually purchases the CRDA bond, the estimated discount previously recorded is adjusted to reflect the actual terms of the bonds issued and the then existing fair market interest rate for similar quality bonds.

     The discount on CRDA bonds purchased is amortized to interest income over the life of the bonds using the effective interest rate method.

  Payment-In-Kind ("PIK") Interest Accrual

     When the Company elects to satisfy its interest obligations through PIK instead of cash interest payments, for financial statement purposes, such interest is accrued at the estimated market value of the notes to be issued. The discount resulting from the difference between face value and estimated market value of the additional notes decreases interest expense of the current period and is amortized to expense over the remaining life of the issue.

  Income Taxes

     RII and all of its domestic subsidiaries file consolidated U.S. federal income tax returns.

     For the years 1991 and 1992, the Company accounted for income taxes under the liability method prescribed by Statement of Financial Accounting Standards No. 96 ("SFAS 96"), "Accounting for Income Taxes." Under this method, the deferred tax liability is determined based on the difference between the financial reporting and tax bases of assets and liabilities and enacted tax rates which will be in effect for the years in which the differences are expected to reverse. The deferred tax liability is reduced by cumulative tax credits and losses being carried forward for tax purposes, subject to applicable limitations.

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." SFAS 109 supersedes SFAS 96 but retains the liability method of accounting for income taxes. Among other changes, SFAS 109 changed the recognition and measurement criteria for deferred tax assets included in SFAS 96.

     There are no income taxes in The Bahamas and the income of RII's subsidiaries in The Bahamas is generally not subject to U.S. federal income taxation until it is distributed to a U.S. parent. Deferred federal income taxes are provided on the undistributed earnings of Bahamian subsidiaries.

  Per Share Data

     Per share data was computed using the weighted average number of shares of common stock outstanding.

NOTE 3 -- CASH EQUIVALENTS

     Cash equivalents and restricted cash equivalents at December 31, 1993 included reverse repurchase agreements (federal government securities purchased under agreements to resell those securities) with the institutions listed in the following table under which the Company had not taken delivery of the underlying

                          RESORTS INTERNATIONAL, INC.

securities. These agreements matured January 3, 1994 except for $596,000 with City National Bank of Florida which matured January 31, 1994.

                                                                     (IN THOUSANDS OF DOLLARS)
    City National Bank of Florida...................................          $14,634
    National Westminster Bank NJ....................................          $ 5,945
    First Fidelity Bank N.A., South Jersey..........................          $ 4,780
    Summit Trust Company............................................          $ 4,278

     The Company's cash equivalents at December 31, 1993 also included U.S. Treasury Bills and bank time deposits.

NOTE 4 -- RESTRICTED CASH EQUIVALENTS

     Components of restricted cash equivalents at December 31 were as follows:

                                                                      1992          1993
                                                                     -------       -------
                                                                   (IN THOUSANDS OF DOLLARS)
    Amount, including interest earned, on deposit with trustee for
      Litigation Trust............................................   $ 4,969       $ 4,278
    Escrow for the SIHL Sale......................................                   4,000
    Showboat Lease payments and interest earned thereon held by
      trustee (see Note 11).......................................     3,303         3,405
    Collateral account for Series Notes...........................     1,183         1,220
    Cash equivalents securing letters of credit and other
      guarantees..................................................       614         1,345
                                                                     -------       -------
                                                                     $10,069       $14,248
                                                                     -------       -------
                                                                     -------       -------

     If the agreement for the SIHL Sale is terminated, under certain circumstances RII may be required to reimburse certain of SIHL's expenses. Escrow for the SIHL Sale represents funds set aside for that purpose pursuant to a related escrow agreement.

                          RESORTS INTERNATIONAL, INC.

NOTE 5 -- RECEIVABLES

     Components of receivables at December 31 were as follows:

                                                                      1992          1993
                                                                     -------       -------
                                                                   (IN THOUSANDS OF DOLLARS)
    Gaming........................................................   $19,476       $15,566
         Less allowance for doubtful accounts.....................    (6,952)       (6,598)
                                                                     -------       -------
                                                                      12,524         8,968
                                                                     -------       -------
    Non-gaming:
         Hotel and related........................................     5,850         6,131
         Other trade..............................................     2,970         2,560
         Interest on note receivable from related party...........       927           271
         Contracts and notes......................................       211           212
         Bahamian duty refunds receivable.........................       719            48
         Refundable state income taxes............................       499            36
         Other....................................................     2,969         2,347
                                                                     -------       -------
                                                                      14,145        11,605
         Less allowance for doubtful accounts.....................    (1,212)       (1,276)
                                                                     -------       -------
                                                                      12,933        10,329
                                                                     -------       -------
                                                                     $25,457       $19,297
                                                                     -------       -------
                                                                     -------       -------

NOTE 6 -- ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Components of accounts payable and accrued liabilities at December 31 were as follows:

                                                                      1992          1993
                                                                     -------       -------
                                                                   (IN THOUSANDS OF DOLLARS)
    Accrued interest..............................................   $ 9,928       $18,464
    Accrued payroll and related taxes and benefits................    16,178        16,277
    Customer deposits and unearned revenues.......................     7,976         9,768
    Trade payables................................................     6,701         8,524
    Accrued gaming taxes, fees and related assessments............     8,166         7,719
    Litigation Trust and related expenses.........................     4,327         3,513
    Accrued costs of recapitalization.............................     2,372         3,510
    Other accrued liabilities.....................................    16,024        16,389
                                                                     -------       -------
                                                                     $71,672       $84,164
                                                                     -------       -------
                                                                     -------       -------

NOTE 7 -- LONG-TERM DEBT

     Pursuant to the Company's 1990 plan of reorganization, RII issued the Series Notes, consisting of the Series A Notes and the Series B Notes, and the First Mortgage Non-Recourse Pass-Through Notes due June 30, 2000 (the "Showboat Notes").

                          RESORTS INTERNATIONAL, INC.

     The carrying value and fair value by component of long-term debt at December 31 were as follows:

                                                    1992                         1993
                                           ----------------------       ----------------------
                                           CARRYING       FAIR          CARRYING       FAIR
                                             VALUE        VALUE           VALUE        VALUE
                                           ---------    ---------       ---------    ---------
                                                        (IN THOUSANDS OF DOLLARS)
    Series A Notes.......................  $230,410     $131,334        $ 262,531    $ 176,552
         Less unamortized discount.......   (24,636 )                      (8,331)
                                           ---------                    ---------
                                            205,774                       254,200
                                           ---------                    ---------
    Series B Notes.......................   190,182      107,453          219,376      147,530
         Less unamortized discount.......   (19,265 )                      (7,447)
                                           ---------                    ---------
                                            170,917                       211,929
                                           ---------                    ---------
    Showboat Notes.......................   105,333       88,480          105,333       94,800
         Less unamortized discount.......   (22,485 )                     (20,452)
                                           ---------                    ---------
                                             82,848                        84,881
    Capitalized leases...................     2,001        2,001              355          355
                                           ---------    ---------       ---------    ---------
                                            461,540      329,268          551,365      419,237
    Less due within one year.............      (828 )       (828 )       (466,336)    (324,289)
                                           ---------    ---------       ---------    ---------
                                           $460,712     $328,440        $  85,029    $  94,948
                                           ---------    ---------       ---------    ---------
                                           ---------    ---------       ---------    ---------

     The fair value presented above for the Company's long-term debt is based on December 31 closing market prices for publicly traded debt and carrying value for capitalized leases, because capitalized leases are not considered material to the total.

     The Series Notes are guaranteed as to payment of principal and interest by GGRI, the subsidiary of RII which, through its Bahamian subsidiaries, owns and operates the Company's Bahamian properties, and are secured by the Collateral described below. The Series A Notes and the Series B Notes will rank pari passu with respect to amounts realized upon any sale or other disposition of the Collateral.

     The Collateral consists of:

          (i) RII's fee and leasehold interests in substantially all of its real properties other than the 99-year net lease of a 10 acre site underlying the Showboat Casino Hotel in Atlantic City (the "Showboat Lease") and the real property that is subject to the Showboat Lease;

          (ii) the fee and leasehold interests in the real and personal property of Resorts Casino Hotel and the contiguous parking garage which interests are owned by RIH;

          (iii) all of the outstanding capital stock of RIH and GGRI and all of RII's other direct and indirect domestic subsidiaries;

          (iv) promissory notes made by RIH in the aggregate principal amount of $325,000,000;

          (v) 66% of the outstanding voting stock and 100% of the non-voting stock of RIB, the Bahamian subsidiary of GGRI which together with its subsidiaries owns and operates the Company's Bahamian properties; and

          (vi) a $50,000,000 promissory note made by RIB and guarantees thereof by certain of RIB's subsidiaries.

     The Collateral described above consists of substantially all of the assets of the Company other than the Showboat Lease and the real property that is subject to the Showboat Lease.

                          RESORTS INTERNATIONAL, INC.

     The Series Notes bear interest as follows:

                                                                          SERIES A   SERIES B
                                                                          --------   --------
    April 11, 1990 through April 15, 1991...............................      6%
    May 8, 1990 through April 15, 1991..................................                11%
    Year ended April 15, 1992...........................................      9%        15%
    Year ended April 15, 1993...........................................     12%        15%
    Year ending April 15, 1994..........................................     15%        15%

     Interest on the Series Notes is payable semi-annually on April 15 and October 15 in each year. The Series Note Indenture allowed RII to satisfy all or any portion of interest accruing on the Series Notes to date by making PIK payments.

     On each interest payment date through October 15, 1993, the Company elected to make PIK payments. The cumulative principal amounts of Series A and Series B Notes issued to satisfy such interest obligations were $75,031,000 and $80,626,000, respectively.

     In accordance with the Company's 1990 plan of reorganization, $1,250,000 principal amount of Series B Notes were issued through December 31, 1993 in settlement of certain claims ("Other Class 3C Claims") against RII and certain of its subsidiaries which were outstanding as of the date the Company filed for relief under the Bankruptcy Code. Additional Series B Notes may be issued in the future in settlement of Other Class 3C Claims.

     The Series Note Indenture contains certain restrictive covenants on the part of RII, including restrictions on (i) the payment of cash dividends or redemptions of capital stock by RII; (ii) the repurchase of any Series Notes other than at par, unless certain conditions are met; (iii) the incurrence of additional indebtedness, with certain exceptions; (iv) mergers and consolidations with entities other than affiliates of RII; and (v) the ability of RII and its subsidiaries to sell their assets.

     As discussed in Note 1, an Event of Default has occurred with respect to the Series Notes. Also as discussed in Note 1, the Company intends to restructure the Series Notes as proposed in the Restructuring; however, there can be no assurance as to whether or when such Restructuring will be effected.

     The Showboat Notes are non-recourse notes, secured by a mortgage encumbering the real property which is subject to the Showboat Lease, by a collateral assignment of the Showboat Lease, and by a pledge of any proceeds of the sale of such mortgage and collateral assignment.

     Interest on the Showboat Notes consists of a pass-through (subject to certain adjustments) of the lease payments received under the Showboat Lease. See Note 11 for a description of the Showboat Lease. Interest is payable semi-annually on January 15 and July 15.

     The weighted average effective interest rates on RII's publicly held debt at December 31, 1993 were as follows: Series A Notes -- 27.7%; Series B
Notes -- 28.7%; and Showboat Notes -- 11.1%.

     Minimum principal payments of long-term debt outstanding as of December 31, 1993, for the five years thereafter are as follows: 1994 -- $482,114,000;
1995 -- $140,000; 1996 -- $8,000; 1997 -- None; 1998 -- None.

NOTE 8 -- SHAREHOLDERS' DEFICIT

     RII is authorized to issue 50,000,000 shares of common stock. Of the 20,157,234 outstanding at December 31, 1993, 20,000,000 were issued in 1990 as the Company emerged from bankruptcy proceedings, 20,000 were awarded to certain members of RII's Board of Directors in 1991, and 137,234 were issued in

                          RESORTS INTERNATIONAL, INC.

settlement of Other Class 3C Claims. Additional shares of RII's common stock may be issued in the future in settlement of Other Class 3C Claims.

     See Note 10 for a description of notes receivable from related parties.

NOTE 9 -- STOCK OPTION PLAN

     The Resorts International, Inc. Senior Management Stock Option Plan (the "1990 Stock Option Plan") authorizes the grant of stock options to members of the Company's management. The number of shares which may be granted under the 1990 Stock Option Plan may not exceed 10% of the shares of Common Stock Outstanding, as defined in the 1990 Stock Option Plan, subject to adjustment. Pursuant to the 1990 Stock Option Plan, options to purchase up to 5% of the shares of Common Stock Outstanding could be granted to David P. Hanlon, who was the President and Chief Executive Officer of RII until October 31, 1993; the remaining options could be granted to other eligible employees at the discretion of a committee appointed by the Board of Directors of RII.

     In 1991 the Company granted an option to Mr. Hanlon to purchase 5% of the Common Stock Outstanding at an exercise price of $1.875 per share, the fair market value on the date of grant. Although Mr. Hanlon's employment with the Company terminated effective October 31, 1993, pursuant to an agreement dated September 27, 1993 between RII and Mr. Hanlon, Mr. Hanlon is to retain his option until its expiration on October 31, 1997. This option was fully exercisable at December 31, 1993.

     In addition to Mr. Hanlon's option, options to purchase the following shares of RII's common stock were outstanding at December 31, 1993:

EXERCISE               OPTIONS                 OPTIONS
 PRICE               OUTSTANDING             EXERCISABLE
- --------             -----------             -----------
 $1.875                634,000                 627,000
  $1.75                 30,000                  10,000
                     -----------             -----------
                       664,000                 637,000
                     -----------             -----------
                     -----------             -----------

     No shares were issued in connection with the exercise of stock options during 1991, 1992 or 1993.

NOTE 10 -- RELATED PARTY TRANSACTIONS

  License and Services Agreements

     Pursuant to the Company's 1990 plan of reorganization, Merv Griffin, Chairman of RII's Board of Directors, The Griffin Group, Inc. (the "Griffin Group"), a corporation controlled by Mr. Griffin, and RII entered into a License and Services Agreement. Pursuant to this agreement, for the two years ended September 16, 1992, RII was granted a non-exclusive license to use Mr. Griffin's name and likeness to promote its facilities and operations and Mr. Griffin agreed to act as Chairman of the Board of RII and to provide certain other services without compensation, subject to certain conditions relating principally to the continuation of his control of the Company.

     In April 1993, RII, RIH and Griffin Group entered into a License and Services Agreement (the "Griffin Services Agreement") effective as of September 17, 1992. Pursuant to this agreement, Griffin Group granted RII and RIH a non-exclusive license to use the name and likeness of Merv Griffin to advertise and promote the Company's facilities and operations. Also pursuant to the Griffin Services Agreement, Mr. Griffin is to provide certain services to the Company, including serving as Chairman of the Board of RII and as a host, producer and featured performer in various shows to be presented in Resorts Casino Hotel, and furnishing marketing and consulting services.

                          RESORTS INTERNATIONAL, INC.

     The Griffin Services Agreement is to continue until the later of September 17, 1996 or the fourth anniversary of the consummation of a Reorganization (as defined, which would include a restructuring such as that discussed in Note 1) of RII; but in no event shall the term extend beyond September 17, 1997. If a Reorganization has not been consummated by September 17, 1996, the Griffin Services Agreement shall terminate on that date. The Griffin Services Agreement provides for earlier termination under certain circumstances including, among others, a change of control (as defined) of the Company and Mr. Griffin ceasing to serve as Chairman of the Board of RII. The Restructuring described in Note 1 contemplates that the Griffin Services Agreement will remain in place.

     The Griffin Services Agreement provides for compensation to Griffin Group in the amount of $2,000,000 for the year ended September 16, 1993, and in specified amounts for each of the following years, which increase at approximately 5% per year. In accordance with the Griffin Services Agreement, upon signing, the Company paid Griffin Group $4,100,000, representing compensation for the first two years. Thereafter, the Griffin Services Agreement calls for annual payments on September 17, each representing a prepayment for the year ending two years hence. In lieu of paying in cash, at the Company's option, it may satisfy its obligation to make any of the payments required under the Griffin Services Agreement by reducing the amount of the Group Note described below. In September 1993 the Company notified Griffin Group that it would satisfy its obligation to make the $2,205,000 payment for the year ending September 16, 1995 by reducing the Group Note by that amount. In the event of an early termination of the Griffin Services Agreement, and depending on the circumstances of such early termination, all or a portion of the compensation paid to Griffin Group in respect of the period subsequent to the date of termination may be required to be repaid to the Company.

     The Griffin Services Agreement also provides for the issuance to Griffin Group, on the effective date of a Reorganization of RII, of warrants (the "Griffin Warrants") to purchase 10% of the common stock of the reorganized entity on a fully diluted basis. In connection with the events described in Note 1, RII's Board of Directors subsequently approved certain revisions to the exercise price of the Griffin Warrants. The Griffin Warrants are to be exercisable at the lesser of (i) the average market price of RII's common stock for the 20 trading days following the effective date of a Reorganization and
(ii) $1.875.

     The Company agreed to indemnify, defend and hold harmless Griffin Group and Mr. Griffin against certain claims, losses and costs, and to maintain certain insurance coverage with Mr. Griffin and Griffin Group as named insureds.

  Notes Receivable from Related Parties

     Pursuant to the Company's 1990 plan of reorganization, in September 1990 RII received $12,345,000 in cash and an $11,000,000 promissory note (the "Griffin Note") from Merv Griffin for certain shares of RII common stock purchased by him. In April 1993, in accordance with the Griffin Services Agreement, Mr. Griffin made a partial payment of $4,100,000 on this note comprised of $3,477,000 principal and $623,000 accrued interest. The Griffin Note, which then had a remaining balance of $7,523,000, was cancelled and a new note from Griffin Group (the "Group Note") in the amount of $7,523,000 was substituted therefor. As noted above, in September 1993 the balance of the Group Note was reduced by $2,205,000. The Group Note, which is unconditionally guaranteed as to principal and interest by Mr. Griffin, due on demand and bears interest at the rate of 3% per annum, comprises the note receivable from related party reflected on the accompanying Consolidated Balance Sheet as of December 31, 1993.

  Other

     The Company reimbursed Griffin Group $358,000, $396,000, and $181,000 for charter air services related to Company business rendered in 1991, 1992 and 1993, respectively.

                          RESORTS INTERNATIONAL, INC.

     In 1991, 1992 and 1993 the Company did business with various subsidiaries of January Enterprises, Inc. ("January Enterprises"), of which Merv Griffin is Chief Executive Officer. In 1991 the Company paid $235,000 and provided certain facilities and personnel for the production of the "Ruckus Game Show" at Resorts Casino Hotel. Also in 1991, the Company provided facilities, labor and accommodations relative to the production of "Merv Griffin's 1991 New Year's Eve Special" which was broadcast live from Resorts Casino Hotel. In each of 1992 and 1993 the Company agreed to pay $100,000 and provided certain facilities, labor and accommodations in connection with the production of the live television broadcast of "Merv Griffin's New Year's Eve Special" from Resorts Casino Hotel. The Company received certain promotional considerations in connection with the television broadcast of these shows.

     Antonio C. Alvarez II, a shareholder of Alvarez & Marsal, Inc., has been a member of the Board of Directors of RII since September 1990. The Company paid Alvarez & Marsal, Inc. $241,000 and $300,000 for financial advisory services rendered in 1991 and 1992, respectively.

     Warren Cowan, who was Chairman of Rogers & Cowan, Inc. until July 1992, has been a member of the Board of Directors of RII since September 1990. The Company paid Rogers & Cowan, Inc. $147,000 and $128,000 for public relations services rendered for the Company's Atlantic City and Paradise Island properties in 1991 and 1992, respectively.

NOTE 11 -- SHOWBOAT LEASE

     The Company leases to a subsidiary ("ACS") of Showboat, Inc., a resort and casino operator, approximately 10 acres of land adjacent to the Boardwalk in Atlantic City. Under the 99-year net lease, lease payments are payable in equal monthly installments on the first day of each month. The annual lease payment for the lease year ending March 31, 1994, is $8,118,000. The lease payment is to be adjusted annually, as of April 1, for changes in the consumer price index.

     Pursuant to the lease agreement, the Company is unable to transfer its interest in the lease, other than to an affiliate, without giving ACS the opportunity to purchase such interest at terms no less favorable than agreed to by any other party.

     As described in Note 7, the Showboat Notes are secured by a mortgage encumbering the real property which is subject to the Showboat Lease, by a collateral assignment of the Showboat Lease, and by a pledge of any proceeds of the sale of such mortgage and collateral assignment. Lease payments under the Showboat Lease are required to be passed-through to holders of the Showboat Notes.

NOTE 12 -- RETIREMENT PLANS

     RII and certain of its subsidiaries participate in a defined contribution plan covering substantially all of their non-union, full-time employees. The Company makes contributions to this plan based on a percentage of eligible employee contributions. Total pension expense for this plan was $740,000, $767,000 and $804,000 in 1991, 1992 and 1993, respectively.

     In 1991 the Company recorded a gain of $344,000 resulting from the settlement of a defined benefit plan which was terminated in 1989. Net periodic pension income for this plan for 1991 amounted to $121,000.

     In addition to the plans described above, union and certain other employees of several subsidiary companies are covered by multi-employer defined benefit pension plans to which subsidiaries make contributions. Such contributions totalled $2,404,000, $1,403,000 and $1,392,000 in 1991, 1992 and 1993,
respectively.

                          RESORTS INTERNATIONAL, INC.

NOTE 13 -- INCOME TAXES

     As discussed in Note 2, the Company adopted SFAS 109 effective January 1, 1993. There was no effect on the accompanying Consolidated Statements of Operations nor was there a cumulative effect of adopting SFAS 109.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of December 31, 1993 were as follows:

                                                                      (IN THOUSANDS OF DOLLARS)
    Deferred tax liabilities:
      Basis differences on property and equipment..................           $ (85,200)
      Other........................................................              (3,100)
                                                                           ------------
              Total deferred tax liabilities.......................             (88,300)
                                                                           ------------
                                                                           ------------
    Deferred tax assets:
      Net operating loss carryforwards.............................             259,900
      Basis differences on debt....................................              15,100
      Book reserves not yet deductible for tax.....................              17,100
      Tax credit carryforwards.....................................               2,900
      Other........................................................               5,300
                                                                           ------------
              Total deferred tax assets............................             300,300
      Valuation allowance for deferred tax assets..................            (266,000)
                                                                           ------------
              Deferred tax assets, net of valuation allowance......              34,300
                                                                           ------------
    Net deferred tax liabilities...................................           $ (54,000)
                                                                           ------------
                                                                           ------------

     During 1991 the Company received a federal income tax refund of $831,000. The refund related to the carryback of certain 1983 credits to 1980 and was issued when the examination of the Company's 1983 tax return was waived. Such amount was recorded as a federal income tax benefit in 1991. During 1992 the Company received federal income tax refunds of $1,348,000 when the audit of the Company's 1981 and 1982 tax returns was completed. Such amount was recorded as a federal income tax benefit in 1992.

     In August 1993 tax law changes were enacted which resulted in an increase in the Company's federal income tax rate. The increase resulted in a $1,000,000 increase in the Company's deferred income tax liability and a deferred income tax provision of the same amount.

     Net operating losses were generated for federal tax purposes in 1991, 1992 and 1993, so no current federal tax provision was recorded in those years. No state tax provision was recorded in those years due to the utilization of state net operating loss carryforwards in states where the Company generated taxable income.

                          RESORTS INTERNATIONAL, INC.

     The effective income tax rate on the loss before income taxes varies from the statutory federal income tax rate as a result of the following factors:

                                                                1991       1992       1993
                                                               ------     ------     ------
    Statutory federal income tax rate......................    (34.0)%    (34.0)%    (35.0)%
    Net operating losses for which no tax benefit was
      recognized...........................................      33.4%      33.6%      34.7%
    Income taxes refunded..................................     (2.0)%     (2.5)%
    Other, including impact of increase in tax rate in
      1993.................................................        .6%        .4%       1.3%
                                                               ------     ------     ------
    Effective tax expense (benefit) rate...................     (2.0)%     (2.5)%       1.0%
                                                               ------     ------     ------
                                                               ------     ------     ------

     The Company provides deferred taxes on the unremitted earnings of its Bahamian subsidiaries by allowing for the sale of the Bahamian assets in the SFAS 109/SFAS 96 computations as it is the intention of the Company to sell its Bahamian assets. The Company anticipates that taxes on any such sale will be offset by net operating loss carryforwards under the provisions of the Internal Revenue Code for gains existing as of the date of change in ownership.

     For federal tax purposes the Company had net operating loss carryforwards of approximately $742,000,000 at December 31, 1993. Of this amount, approximately $260,000,000 is not limited as to use and expires from 2005 through 2008. Due to a change of ownership of RII in 1990, the balance of the tax loss carryforward which expires from 1999 through 2005 is limited in its availability to offset future taxable income of the Company. Though otherwise limited, such loss carryforwards would be available to offset gains on sales of assets owned at the date of change in ownership of the Company which are sold within five years of that date.

     At December 31, 1993 RII and its subsidiaries had significant net operating loss carryforwards in New Jersey, which expire from 1994 through 2000, and in Florida, which expire from 1994 through 2008.

     Also, for federal tax purposes, the Company had tax credit carryforwards of $2,900,000 at December 31, 1993 which expire from 1998 through 2008.

     The source of loss before income taxes was as follows:

                                                              1991        1992        1993
                                                            --------    --------    ---------
                                                                 (IN THOUSANDS OF DOLLARS)
    U.S. source loss.....................................   $(30,095)   $(41,526)   $ (81,542)
    Foreign source loss..................................    (12,307)    (13,276)     (19,622)
                                                            --------    --------    ---------
    Loss before income taxes.............................   $(42,402)   $(54,802)   $(101,164)
                                                            --------    --------    ---------
                                                            --------    --------    ---------

                          RESORTS INTERNATIONAL, INC.

NOTE 14 -- STATEMENTS OF CASH FLOWS

     Supplemental disclosures required by Statement of Financial Accounting Standards No. 95 "Statement of Cash Flows" are presented below.

                                                                 1991         1992        1993
                                                               ---------    --------    ---------
                                                                    (IN THOUSANDS OF DOLLARS)
Reconciliation of net loss to net cash provided by operating activities:
  Net loss..................................................   $ (41,571)   $(53,454)   $(102,164)
     Adjustments to reconcile net loss to net cash provided
       by operating activities:
       Depreciation.........................................      23,814      25,322       27,924
       Amortization (principally debt discount).............      32,415      37,565       51,251
       Interest expense settled by issuance of long-term
          debt..............................................      19,584      31,165       40,268
       Provision for doubtful receivables...................       6,373       4,047        2,889
       Provision for discount on CRDA obligations...........       1,574       1,451        1,541
       Deferred tax provision...............................                                1,000
       Recapitalization costs...............................                   2,848        8,789
       Stock awards.........................................          34
       Net loss on sales of property and equipment..........         533         113          220
       Net (increase) decrease in accounts receivable.......      (9,719)      2,744        2,236
       Net (increase) decrease in inventories and
          prepaids..........................................        (433)        429         (849)
       Net (increase) decrease in deferred charges and other
          assets............................................         296      (1,499)        (416)
       Net increase (decrease) in accounts payable and
          accrued liabilities...............................      (4,241)    (10,299)      11,327
                                                               ---------    --------    ---------
       Net cash provided by operating activities............   $  28,659    $ 40,432    $  44,016
                                                               ---------    --------    ---------
                                                               ---------    --------    ---------
  Non-cash investing and financing transactions:
     Exchange of note receivable from shareholder for note
       receivable from Griffin Group........................                            $   7,523
     Reduction in note receivable from Griffin Group applied
       to prepaid services..................................                            $   2,205
     Increase in liabilities for additions to property and
       equipment and other assets...........................   $   1,180    $    112    $     632
     Reclassifications to other assets from receivables and
       property and equipment...............................   $     674    $    337    $     450
     Other Class 3C Claims settled for common stock and
       Series B Notes.......................................   $   1,448    $    227

NOTE 15 -- COMMITMENTS AND CONTINGENCIES

  CRDA

     The Casino Control Act, as originally adopted, required a licensee to make investments equal to 2% of the licensee's gross revenue (as defined under the Casino Control Act) (the "investment obligation") for each calendar year, commencing in 1979, in which such gross revenue exceeded its "cumulative investments" (as defined in the Casino Control Act). A licensee had five years from the end of each calendar year to satisfy this investment obligation or become liable for an "alternative tax" in the same amount. In 1984 the New Jersey legislature amended the Casino Control Act so that these provisions now apply only to investment obligations for the years 1979 through 1983.

                          RESORTS INTERNATIONAL, INC.

     Effective for 1984 and subsequent years, the amended Casino Control Act requires a licensee to satisfy its investment obligation by purchasing bonds to be issued by the CRDA, or by making other investments authorized by the CRDA, in an amount equal to 1.25% of a licensee's gross revenue. If the investment obligation is not satisfied, then the licensee will be subject to an investment alternative tax of 2.5% of gross revenue. Since 1985, a licensee has been required to make quarterly deposits with the CRDA against its current year investment obligation.

     An analysis of RIH's investment obligations under the Casino Control Act and RIH's means of settlement since 1979 follows:

                                                             1979-1983   1984-1993    TOTAL
                                                             --------    --------    --------
                                                                 (IN THOUSAND OF DOLLARS)
    Investment obligations................................   $(21,637)   $(29,172)   $(50,809)
    Means of settlement:
         Housing related investments under audit..........     13,104                  13,104
         Housing related investments previously
           approved.......................................      1,000                   1,000
         CRDA deposits/bond purchases.....................      7,533      28,479      36,012
                                                             --------    --------    --------
    Remaining investment obligation at December 31, 1993,
      which was deposited in January 1994.................   $      0    $   (693)   $   (693)
                                                             --------    --------    --------
                                                             --------    --------    --------

     With regard to the housing related investments under audit, in January 1988 the CRDA notified the Company of its interpretation as to the periods of time during which expenditures could be made to satisfy investment obligations. CRDA's interpretation differs from RIH's and if found to be correct would decrease the amount of RIH's qualifying expenditures by approximately $5,000,000 to $6,000,000. RIH believes that its interpretation is correct and intends to contest this issue.

     RIH also received a letter dated November 9, 1989, from the State of New Jersey Department of the Treasury (the "Treasury") stating that the housing related investments made by RIH were not sufficient to meet its investment obligation for the years 1979 through 1983. The letter also stated that alternative tax in the amount of $21,637,000 was due for those years, in addition to penalties and interest thereon which amounted to $12,514,000 as of the date of the letter. As set forth in the table above, the Company believes that $8,533,000 of such obligations have been settled; $7,533,000 in cash and $1,000,000 by previously approved housing related investments. Also, the Company has received audit reports issued by an agency acting on behalf of the Treasury identifying $10,165,000 of project development costs available for investment credit towards the investment obligation. This leaves a total of $2,939,000 of housing related investments under audit in question. The Company has notified the Treasury that it takes exception to the Treasury's computation of amounts due. Further, the Company believes that the $2,939,000 of housing related investments in question will be found, under further audit, to have been satisfied.

     Although these matters have been dormant for some time, the Company was recently verbally contacted by the Treasury and expects further communication regarding the Treasury's proposal for a resolution of these matters in the near future. If the CRDA's interpretation as to the periods of time during which qualifying expenditures can be made is found to be correct, or if the Treasury's issue is determined adversely, RIH could be required to pay the relevant amount in cash to the CRDA. In the opinion of management, based upon advice of counsel, the aggregate liability, if any, arising from these issues will not have a material adverse effect on the accompanying consolidated financial statements.

     As reflected in the table above, through December 31, 1993, RIH had made CRDA deposits/bond purchases totalling $36,012,000. However, in August 1989 RIH donated $12,048,000 to the CRDA in exchange for which RIH was relieved of its obligation to purchase CRDA bonds of $18,193,000. Because RIH already had the $18,193,000 for bond purchases on deposit with the CRDA, the difference between this

                          RESORTS INTERNATIONAL, INC.

amount and the amount of the donation, or $6,145,000, was refunded to RIH in August 1989. Thus, at December 31, 1993, RIH had a remaining balance of $4,873,000 face value of bonds issued by the CRDA and had $12,946,000 on deposit with the CRDA. These bonds and deposits, net of an estimated discount charged to expense to reflect the below-market interest rate payable on the bonds, were recorded as other assets in the Company's Consolidated Balance Sheets.

     RIH records charges to expense to reflect the below-market interest rate payable on the bonds it may have to purchase to fulfill its investment obligation at the date the obligation arises. The charges in 1991, 1992 and 1993 for discounts on obligations arising in those years were $1,574,000, $1,451,000 and $1,541,000, respectively.

  Litigation

     RII and certain of its subsidiaries are defendants in certain litigation. In the opinion of management, based upon advice of counsel, the aggregate liability, if any, arising from such litigation will not have a material adverse effect on the accompanying consolidated financial statements.

NOTE 16 -- GEOGRAPHIC AND BUSINESS SEGMENT INFORMATION

     Schedules of geographic and business segment information relating to (i) revenues, (ii) contribution to consolidated loss before income taxes and (iii) identifiable assets, depreciation and capital additions are included in "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Resorts International Hotel, Inc.

     We have audited the accompanying consolidated balance sheets of Resorts International Hotel, Inc. as of December 31, 1993 and 1992, and the related consolidated statements of operations and changes in retained earnings and cash flows for each of the three years in the period ended December 31, 1993. Resorts International Hotel, Inc. (RIH) is a wholly-owned subsidiary of Resorts International, Inc. (RII). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Resorts International Hotel, Inc. at December 31, 1993 and 1992, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

     As noted above, RIH is a wholly-owned subsidiary of RII, and as disclosed in the financial statements and related notes, has extensive intercompany relationships with RII and its affiliates. RII has significant debt (the Series Notes) which becomes due and payable in April, 1994. It presently appears unlikely that RII has the ability to redeem these Series Notes at maturity. In addition, RII is not in compliance with a covenant contained in the indenture for the Series Notes and therefore an event of default has occurred. As a result of such default the trustee may accelerate the maturity of the Series Notes or may allow foreclosure upon the collateral securing the Series Notes. RII proposes to restructure the Series Notes and anticipates filing a prepackaged bankruptcy plan of reorganization as part of such restructuring. Consummation of the plan of reorganization would be subject to a number of conditions including regulatory and governmental approvals and confirmation by the bankruptcy court. There can be no assurance as to whether or when the restructuring will be effected. These conditions and events raise substantial doubt about RII's ability to continue as a going concern. Because of the aforementioned conditions relating to RII, there is also substantial doubt about the ability of RIH, as RII's principal operating subsidiary, to continue as a going concern. The financial statements of RIH do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
February 18, 1994, except for
paragraph 14 of Note 12, as to
which the date is March 17, 1994

                       RESORTS INTERNATIONAL HOTEL, INC.

                          CONSOLIDATED BALANCE SHEETS
                  (IN THOUSANDS OF DOLLARS, EXCEPT PAR VALUE)

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1992        1993
                                                                           --------    --------
                                            ASSETS
Current assets:
     Cash (including cash equivalents of $9,728 and $11,446)............   $ 22,643    $ 25,947
     Receivables, net...................................................      5,406       5,114
     Interest receivable from affiliate.................................      4,500       1,125
     Note receivable from affiliate.....................................     50,000      50,000
     Inventories........................................................      1,542       1,754
     Prepaid expenses...................................................      1,862       5,642
                                                                           --------    --------
          Total current assets..........................................     85,953      89,582
Property and equipment, net of accumulated depreciation.................    155,689     163,320
Deferred charges and other assets.......................................      8,994      11,262
                                                                           --------    --------
                                                                           $250,636    $264,164
                                                                           --------    --------
                                                                           --------    --------
                             LIABILITIES AND SHAREHOLDER'S DEFICIT
Current liabilities:
     Current maturities of long-term debt...............................   $    643    $     74
     Accounts payable and accrued liabilities...........................     26,073      24,813
     Notes payable to affiliate.........................................                325,000
     Due to parent company..............................................     62,374      42,859
                                                                           --------    --------
          Total current liabilities.....................................     89,090     392,746
                                                                           --------    --------
Long-term debt:
     Notes payable to affiliate.........................................    325,000
     Other..............................................................        904          13
                                                                           --------    --------
                                                                            325,904          13
                                                                           --------    --------
Deferred income taxes...................................................                 19,400
                                                                                       --------
Commitments and contingencies (Notes 6 and 12)
Shareholder's deficit:
     Common stock -- $1 par value
       100 shares issued and outstanding
     Excess of liabilities over assets at August 31, 1990
      reorganization....................................................   (198,829)   (198,829)
     Retained earnings..................................................     34,471      50,834
                                                                           --------    --------
          Total shareholder's deficit...................................   (164,358)   (147,995)
                                                                           --------    --------
                                                                           $250,636    $264,164
                                                                           --------    --------
                                                                           --------    --------

             See Notes to Consolidated Financial Statements of RIH.

                       RESORTS INTERNATIONAL HOTEL, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        AND CHANGES IN RETAINED EARNINGS
                           (IN THOUSANDS OF DOLLARS)

                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                 --------------------------------
                                                                   1991        1992        1993
                                                                 --------    --------    --------
Revenues:
     Casino...................................................   $218,881    $233,780    $244,116
     Rooms....................................................      8,074       8,766       6,974
     Food and beverage........................................     16,406      16,056      15,926
     Other casino/hotel revenues..............................      4,113       4,138       4,463
                                                                 --------    --------    --------
                                                                  247,474     262,740     271,479
                                                                 --------    --------    --------
Expenses:
     Casino...................................................    123,523     127,847     141,608
     Rooms....................................................      3,367       3,582       3,402
     Food and beverage........................................     17,679      17,658      17,710
     Other casino/hotel operating expenses....................     31,499      33,281      34,764
     Selling, general and administrative......................     44,023      46,507      47,362
     Provision for doubtful receivables.......................      3,480       1,414         901
     Depreciation.............................................      9,084      11,402      13,664
                                                                 --------    --------    --------
                                                                  232,655     241,691     259,411
                                                                 --------    --------    --------
Earnings from operations......................................     14,819      21,049      12,068
Other income (deductions):
     Interest income..........................................      7,505       7,576       7,615
     Interest expense.........................................       (563)       (395)       (193)
     Recapitalization costs...................................                   (874)     (2,727)
                                                                 --------    --------    --------
Earnings before income taxes..................................     21,761      27,356      16,763
Income tax expense............................................     (8,704)    (10,942)       (400)
                                                                 --------    --------    --------
Net earnings..................................................     13,057      16,414      16,363
Retained earnings at beginning of period......................      5,000      18,057      34,471
                                                                 --------    --------    --------
Retained earnings at end of period............................   $ 18,057    $ 34,471    $ 50,834
                                                                 --------    --------    --------
                                                                 --------    --------    --------

             See Notes to Consolidated Financial Statements of RIH.

                       RESORTS INTERNATIONAL HOTEL, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (IN THOUSANDS OF DOLLARS)

                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                              -----------------------------------
                                                                1991         1992         1993
                                                              ---------    ---------    ---------
Cash flows from operating activities:
     Cash received from customers..........................   $ 244,825    $ 261,462    $ 272,150
     Cash paid to suppliers and employees..................    (216,805)    (229,911)    (250,281)
                                                              ---------    ---------    ---------
          Cash flow from operations before interest
            and income taxes...............................      28,020       31,551       21,869
     Interest received.....................................       7,526        4,204       10,973
     Interest paid.........................................        (563)        (395)        (193)
     Income taxes paid to parent...........................      (8,704)     (10,942)
                                                              ---------    ---------    ---------
          Net cash provided by operating activities........      26,279       24,418       32,649
                                                              ---------    ---------    ---------
Cash flows from investing activities:
     Payments for property and equipment...................     (21,570)     (15,495)     (21,013)
     Proceeds from sale of property and equipment..........          67
     CRDA deposits and bond purchases......................      (2,689)      (2,871)      (3,025)
                                                              ---------    ---------    ---------
          Net cash used in investing activities............     (24,192)     (18,366)     (24,038)
                                                              ---------    ---------    ---------
Cash flows from financing activities:
     Advances from (repayments to) parent company and
       affiliates..........................................       2,200        1,582         (515)
     Recapitalization costs paid to parent.................                     (874)      (2,727)
     Repayments of debt....................................      (1,498)      (1,003)      (2,065)
                                                              ---------    ---------    ---------
          Net cash provided by (used in) financing
            activities.....................................         702         (295)      (5,307)
                                                              ---------    ---------    ---------
Net increase in cash and cash equivalents..................       2,789        5,757        3,304
Cash and cash equivalents at beginning of period...........      14,097       16,886       22,643
                                                              ---------    ---------    ---------
Cash and cash equivalents at end of period.................   $  16,886    $  22,643    $  25,947
                                                              ---------    ---------    ---------
                                                              ---------    ---------    ---------

             See Notes to Consolidated Financial Statements of RIH.

                       RESORTS INTERNATIONAL HOTEL, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Resorts International Hotel, Inc. ("RIH"), a wholly owned subsidiary of Resorts International, Inc. ("RII"), owns and operates Merv Griffin's Resorts Casino Hotel ("Resorts Casino Hotel"), a casino/hotel complex located in Atlantic City, New Jersey.

  Principles of Consolidation

     The consolidated financial statements include the accounts of RIH and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

  Revenue Recognition

     RIH records as revenue the win from gaming activities which represents the difference between amounts wagered and amounts won by patrons. Revenues from hotel and related services and from theatre ticket sales are recognized at the time the related service is performed.

  Complimentary Services

     The consolidated statements of operations reflect each category of operating revenues excluding the retail value of complimentary services provided to casino patrons without charge. The rooms, food and beverage, and other casino/hotel operations departments allocate a percentage of their total operating expenses to the casino department for complimentary services provided to casino patrons. These allocations do not necessarily represent the incremental cost of providing such complimentary services to casino patrons.

     Amounts allocated to the casino department from the other operating departments were as follows for the years ended December 31:

                                                                 1991       1992       1993
                                                                -------    -------    -------
                                                                  (IN THOUSANDS OF DOLLARS)
    Rooms....................................................   $ 2,949    $ 3,010    $ 3,728
    Food and beverage........................................    15,963     16,709     16,250
    Other casino/hotel operations............................     5,699      6,174      7,216
                                                                -------    -------    -------
              Total allocated to casino......................   $24,611    $25,893    $27,194
                                                                -------    -------    -------
                                                                -------    -------    -------

  Cash Equivalents

     RIH considers all of its short-term money market securities purchased with maturities of three months or less to be cash equivalents. The carrying value of cash equivalents approximates fair value due to the short maturity of these instruments.

  Inventories

     Inventories of provisions, supplies and spare parts are carried at the lower of cost (first-in, first-out) or market.

  Property and Equipment

     Property and equipment are depreciated over their estimated useful lives using the straight-line method for financial reporting purposes.

                       RESORTS INTERNATIONAL HOTEL, INC.

  Casino Reinvestment Development Authority ("CRDA") Obligations

     Under the New Jersey Casino Control Act ("Casino Control Act"), RIH is obligated to purchase CRDA bonds, which will bear a below-market interest rate, or make an alternative qualifying investment. RIH charges to expense an estimated discount related to CRDA investment obligations as of the date the obligation arises based on fair market interest rates of similar quality bonds in existence as of that date. On the date RIH actually purchases the CRDA bond, the estimated discount previously recorded is adjusted to reflect the actual terms of the bonds issued and the then existing fair market interest rate for similar quality bonds. The discount on CRDA bonds purchased is amortized to interest income over the life of the bonds using the effective interest rate method.

  Income Taxes

     RIH and RII's other domestic subsidiaries file consolidated federal income tax returns with RII.

     Effective January 1, 1993 RIH adopted the liability method of accounting prescribed by Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Although RIH is a member of a consolidated group for federal income tax purposes, RIH applies SFAS 109 on a separate return basis for financial reporting purposes.

     Prior to the adoption of SFAS 109 RIH had agreed with RII to provide for U.S. federal and state income taxes using a combined rate of 40%. Material transactions which would have been subject to combined tax rates significantly different from the 40% rate were to be separately tax effected. The resulting liability was settled on a current basis.

NOTE 2 -- RECEIVABLES

     Components of receivables at December 31 were as follows:

                                                                      1992          1993
                                                                     -------       -------
                                                                   (IN THOUSANDS OF DOLLARS)
    Gaming.......................................................    $ 8,703       $ 8,116
         Less allowance for doubtful accounts....................     (4,200)       (4,498)
                                                                     -------       -------
                                                                       4,503         3,618
                                                                     -------       -------
    Non-gaming:
         Hotel and related.......................................        450           534
         Other...................................................        501         1,002
                                                                     -------       -------
                                                                         951         1,536
         Less allowance for doubtful accounts....................        (48)          (40)
                                                                     -------       -------
                                                                         903         1,496
                                                                     -------       -------
                                                                     $ 5,406       $ 5,114
                                                                     -------       -------
                                                                     -------       -------

NOTE 3 -- NOTE RECEIVABLE FROM AFFILIATE

     In 1988, RIH loaned $50,000,000 pursuant to a pre-arranged back-to-back loan to Resorts International (Bahamas) 1984 Limited ("RIB"), an indirect wholly owned subsidiary of RII, in exchange for a promissory note (the "RIB Note"). Such note is payable on demand and bears interest at 13 1/2% per annum, with interest payments due each May 1 and November 1. The note is guaranteed by certain of RIB's subsidiaries. The guarantees are secured by mortgages on the Paradise Island Resort & Casino, the Ocean Club Golf & Tennis Resort, and the Paradise Paradise Beach Resort on Paradise Island in The Bahamas, and all furniture, machinery and equipment used in connection therewith. The RIB Note and the mortgages securing payment

                       RESORTS INTERNATIONAL HOTEL, INC.

thereof have been assigned as part of the collateral for the Senior Secured Redeemable Notes due April 15, 1994 issued by RII (the "Series Notes"). See Notes 6 and 12.

NOTE 4 -- PROPERTY AND EQUIPMENT

     Components of property and equipment at December 31 were as follows:

                                                                     1992           1993
                                                                   --------       --------
                                                                  (IN THOUSANDS OF DOLLARS)
    Land and land rights.......................................    $ 53,250       $ 53,250
    Land improvements..........................................         130            158
    Hotel and other buildings..................................      93,235        104,475
    Furniture, machinery and equipment.........................      31,168         40,456
    Construction in progress...................................         326            802
                                                                   --------       --------
                                                                    178,109        199,141
         Less accumulated depreciation.........................     (22,420)       (35,821)
                                                                   --------       --------
                                                                   $155,689       $163,320
                                                                   --------       --------
                                                                   --------       --------

     Substantially all of RIH's property and equipment has been pledged as collateral for the Series Notes issued by RII. See Note 6.

NOTE 5 -- ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Components of accounts payable and accrued liabilities at December 31 were as follows:

                                                                      1992          1993
                                                                     -------       -------
                                                                   (IN THOUSANDS OF DOLLARS)
    Accrued payroll and related taxes and benefits...............    $10,530       $ 9,159
    Accrued gaming taxes, fees and related assessments...........      6,556         6,620
    Customer deposits and unearned revenues......................      2,294         3,363
    Trade payables...............................................      1,528         1,847
    Other accrued liabilities....................................      5,165         3,824
                                                                     -------       -------
                                                                     $26,073       $24,813
                                                                     -------       -------
                                                                     -------       -------

NOTE 6 -- NOTES PAYABLE TO AFFILIATE

     In 1988, GGRI, Inc. ("GGRI"), a subsidiary of RII, issued $325,000,000 principal amount of publicly traded notes. GGRI loaned the proceeds of the notes to RIH in exchange for (i) two promissory notes payable to GGRI (the "RIH-GGRI Notes"); (ii) a first mortgage on the Resorts Casino Hotel and the other properties owned by RIH, and a first priority security interest in the personal property of RIH; and (iii) the assignment of the RIB Note for $50,000,000 and mortgage securing such note. See Note 3.

     In 1990 the terms of the RIH-GGRI Notes were modified and such amended notes were pledged as collateral for the Series Notes issued by RII. In 1992 the notes were further amended (the "Second Amended RIH-GGRI Notes").

     The sole purpose of the Second Amended RIH-GGRI Notes is to collateralize RII's Series Notes. The Second Amended RIH-GGRI Notes are payable on demand after April 15, 1994 and are non-interest bearing, but the principal due on demand by GGRI accretes according to a schedule. As of April 15, 1994, the principal amount of the notes would accrete to $446,150,000. However, GGRI and RIH have entered into an intercompany agreement whereby GGRI will not require payment of the amount in excess of the original

                       RESORTS INTERNATIONAL HOTEL, INC.

$325,000,000 principal amount of the notes unless GGRI is instructed to do so by the Indenture Trustee or other collateral pledgee of the Series Notes. At December 31, 1993 the accretion in principal amount of these notes in excess of $325,000,000 amounted to $109,943,000.

     The Second Amended RIH-GGRI Notes and the RIB Note described in Note 3 relate to intercompany loans which are not anticipated to be repaid in the ordinary course of business. Also, RII has proposed a restructuring of the Series Notes (see Note 12), which may also affect these and other intercompany relationships among RII's subsidiaries. Thus, it is not practicable at this time to estimate the fair value of RIH's intercompany notes without incurring excessive costs. RIH's assets were restated to their estimated fair values at August 31, 1990. See Note 4 for a summary of RIH's property and equipment balances.

     The indenture for RII's Series Notes restrict RIH from the incurrence of additional indebtedness, with certain exceptions.

NOTE 7 -- OTHER LONG-TERM DEBT

     The other long-term debt consists of capitalized lease obligations under which RIH is the lessee of certain equipment. These leases expire through 1996 and bear interest rates from 15.1% to 21.0%.

NOTE 8 -- RELATED PARTY TRANSACTIONS

     RIH recorded the following income and expenses from RII and other affiliates:

                                                                    1991      1992      1993
                                                                   ------    ------    ------
                                                                   (IN THOUSANDS OF DOLLARS)
    Income -- RIB
         Interest...............................................   $6,750    $6,750    $6,750
                                                                   ------    ------    ------
                                                                   ------    ------    ------
    Expenses -- RII
         Parent services fee....................................   $8,154    $8,629    $8,911
         Property rentals.......................................      325       325       325
                                                                   ------    ------    ------
                                                                   $8,479    $8,954    $9,236
                                                                   ------    ------    ------
                                                                   ------    ------    ------

     RII charges RIH a fee of three percent of gross revenues for administrative and other services. Also, recapitalization costs reflected on the consolidated statements of operations represent RIH's allocated portion, approximately one-third, of RII's consolidated recapitalization costs.

     In addition to the above, charges for insurance costs are allocated to RIH based on relative amounts of operating revenue, payroll, property value, or other appropriate measures.

  License and Services Agreement

     In April 1993, RII, RIH and The Griffin Group, Inc. (the "Griffin Group"), a corporation controlled by Merv Griffin, Chairman of the Board of RII, entered into a license and services agreement (the "Griffin Services Agreement") effective as of September 17, 1992, upon the expiration of the previous license and services agreement.

     Pursuant to the Griffin Services Agreement, Griffin Group granted RII and RIH a non-exclusive license to use the name and likeness of Merv Griffin to advertise and promote the facilities and operations of RII and its subsidiaries. Also pursuant to the Griffin Services Agreement, Mr. Griffin is to provide certain services to RII and RIH, including serving as Chairman of the Board of RII and as a host, producer and featured performer in various shows to be presented in Resorts Casino Hotel, and furnishing marketing and consulting services.

                       RESORTS INTERNATIONAL HOTEL, INC.

     The Griffin Services Agreement is to continue until the later of September 17, 1996 or the fourth anniversary of the consummation of a Reorganization (as defined, which would include a restructuring such as that discussed in Note 12) of RII; but in no event shall the term extend beyond September 17, 1997. If a Reorganization has not been consummated by September 17, 1996, then the Griffin Services Agreement shall terminate on that date. The Griffin Services Agreement provides for earlier termination under certain circumstances including, among others, a change of control (as defined) of RII and RIH and Mr. Griffin ceasing to serve as Chairman of the Board of RII.

     The Griffin Services Agreement provides for compensation to Griffin Group in the amount of $2,000,000 for the year ended September 16, 1993, and in specified amounts for each of the following years, which increase at approximately 5% per year. In accordance with the Griffin Services Agreement, upon signing RIH paid Griffin Group $4,100,000, representing compensation for the first two years. Thereafter, the Griffin Services Agreement calls for annual payments on September 17, each representing a prepayment for the year ending two years hence. In the event of an early termination of the Griffin Services Agreement, and depending on the circumstances of such early termination, all or a portion of the compensation paid to Griffin Group in respect of the period subsequent to the date of termination may be required to be repaid to RII and RIH.

     RII and RIH agreed to indemnify, defend and hold harmless Griffin Group and Mr. Griffin against certain claims, losses and costs, and to maintain certain insurance coverage with Mr. Griffin and Griffin Group as named insureds.

NOTE 9 -- RETIREMENT PLANS

     RIH has a defined contribution plan (the "Savings Plan"), in which substantially all non-union employees are eligible to participate. Employees of certain other affiliated companies are also eligible to participate in the Savings Plan. Under the Savings Plan, eligible participating employees may contribute up to a total of 4% of their annual cash compensation as a basic contribution and may also elect to contribute up to an additional 10% as a voluntary contribution. RIH and other subsidiaries of RII contribute an amount equal to 50% of their employees' basic contributions and, on a discretionary basis, may make additional contributions. RIH's contributions under the Savings Plan were $654,000, $665,000 and $681,000 for the years 1991, 1992 and 1993, respectively.

     Union employees are covered by various multi-employer pension plans to which contributions are made by RIH and other unrelated employers. Contributions by RIH were $745,000, $827,000 and $844,000 for the years 1991, 1992 and 1993, respectively.

NOTE 10 -- INCOME TAXES

     As discussed in Note 1 RIH adopted SFAS 109 effective January 1, 1993. In connection with the adoption of SFAS 109 RIH's deferred tax liability of $19,000,000 as of January 1, 1993 was transferred to RIH from RII. There were no other effects on the accompanying consolidated financial statements.

                       RESORTS INTERNATIONAL HOTEL, INC.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of RIH's deferred tax liabilities and assets as of December 31, 1993 were as follows:

                                                                  (IN THOUSANDS OF DOLLARS)
    Deferred tax liabilities:
         Basis differences on land.............................           $ (19,300)
         Other.................................................              (1,300)
                                                                        -----------
              Total deferred tax liabilities...................             (20,600)
                                                                        -----------
    Deferred tax assets:
         Net operating loss carryforwards......................              65,800
         Basis differences on property and equipment, excluding
           land................................................               3,500
         Book reserves not yet deductible for tax..............              13,900
         Tax credit carryforwards..............................               2,000
         Other.................................................                 100
                                                                        -----------
              Total deferred tax assets........................              85,300
         Valuation allowance for deferred tax assets...........             (84,100)
                                                                        -----------
              Deferred tax assets, net of valuation
                allowance......................................               1,200
                                                                        -----------
    Net deferred tax liabilities...............................           $ (19,400)
                                                                        -----------
                                                                        -----------

     In August 1993 tax law changes were enacted which resulted in an increase in RIH's federal income tax rate. The increase resulted in a $400,000 increase in RIH's deferred income tax liability and a deferred income tax provision of the same amount. The provision for income taxes in 1993 also includes a current federal provision of $2,600,000 related to federal taxable income generated in 1993, which is offset by a deferred federal benefit of $2,600,000 resulting from the recognition of the carryback of future deductible amounts.

     The effective income tax rate on earnings before income taxes varies from the statutory federal income tax rate as a result of the following factors:

                                                                                   1993
                                                                                  ------
    Statutory federal income tax rate...........................................  (35.0)%
    Deferred income tax benefit based on carryback of temporary differences.....    15.7%
    Net operating loss utilization..............................................    16.3%
    Other, including impact of increase in tax rate.............................      .6%
                                                                                  ------
    Effective tax rate..........................................................   (2.4)%
                                                                                  ------
                                                                                  ------

     As described in Note 1, prior to the adoption of SFAS 109, RIH had an agreement with RII to provide for federal and state income taxes at a combined rate of 40%. In 1991 and 1992 this resulted in income tax expense of $8,704,000 and $10,942,000, respectively.

     For federal tax purposes RIH had net operating loss carryforwards of approximately $188,000,000 at December 31, 1993 which expire from 2003 through 2005. These loss carryforwards were produced in periods prior to a change in ownership of the consolidated group of which RIH is a part; therefore, these loss carryforwards are limited in their availability to offset future taxable income.

     At December 31, 1993, RIH had net operating loss carryforwards in New Jersey of approximately $156,000,000, which expire from 1994 through 1997.

                       RESORTS INTERNATIONAL HOTEL, INC.

     Also, for federal tax purposes, RIH had tax credit carryforwards of $2,000,000 at December 31, 1993 which expire from 1998 through 2008.

NOTE 11 -- STATEMENTS OF CASH FLOWS

     Supplemental disclosure required by Statement of Financial Accounting Standards No. 95, "Statement of Cash Flows," is presented below for the periods indicated.

                                                                     1991       1992       1993
                                                                    -------    -------    -------
                                                                    (IN THOUSANDS OF DOLLARS)
Reconciliation of net earnings to net cash provided by operating activities:
  Net earnings...................................................   $13,057    $16,414    $16,363
     Adjustments to reconcile net earnings to net cash provided by operating activities:
          Recapitalization costs.................................                  874      2,727
          Depreciation...........................................     9,084     11,402     13,664
          Provision for doubtful receivables.....................     3,480      1,414        901
          Net loss on sale of property...........................       268          8        323
          Deferred tax provision.................................                             400
          Provision for discount on CRDA obligations, net of
            amortization.........................................     1,574      1,447      1,538
          Net increase in receivables............................    (2,199)      (346)      (609)
          Net (increase) decrease in interest receivable from
            affiliate............................................               (3,375)     3,375
          Net (increase) decrease in inventories and prepaid
            expenses.............................................     1,724       (580)    (3,992)
          Net (increase) decrease in deferred charges and other
            assets...............................................       189     (1,309)      (754)
          Net decrease in accounts payable and accrued
            liabilities..........................................      (898)    (1,531)    (1,287)
                                                                    -------    -------    -------
  Net cash provided by operating activities......................   $26,279    $24,418    $32,649
                                                                    -------    -------    -------
                                                                    -------    -------    -------
Non-cash investing and financing transactions:
     Increase in liabilities for additions to property and
       equipment and other assets................................   $ 1,180    $   112    $   632
                                                                    -------    -------    -------
                                                                    -------    -------    -------

NOTE 12 -- COMMITMENTS AND CONTINGENCIES

  CRDA

     The Casino Control Act, as originally adopted, required a licensee to make investments equal to 2% of the licensee's gross revenue (as defined under the Casino Control Act) (the "investment obligation") for each calendar year, commencing in 1979, in which such gross revenue exceeded its "cumulative investments" (as defined in the Casino Control Act). A licensee had five years from the end of each calendar year to satisfy this investment obligation or become liable for an "alternative tax" in the same amount. In 1984, the New Jersey legislature amended the Casino Control Act so that these provisions now apply only to investment obligations for the years 1979 through 1983.

     Effective for 1984 and subsequent years, the amended Casino Control Act requires a licensee to satisfy its investment obligation by purchasing bonds to be issued by the CRDA, or by making other investments authorized by the CRDA, in an amount equal to 1.25% of a licensee's gross revenue. If the investment obligation is not satisfied, then the licensee will be subject to an investment alternative tax of 2.5% of gross revenue. Since 1985, a licensee has been required to make quarterly deposits with the CRDA against its current year investment obligation.

                       RESORTS INTERNATIONAL HOTEL, INC.

     An analysis of RIH's investment obligations under the Casino Control Act and RIH's means of settlement since 1979 follows:

                                                             1979-1983   1984-1993    TOTAL
                                                             --------    --------    --------
                                                                (IN THOUSANDS OF DOLLARS)
    Investment obligations................................   $(21,637)   $(29,172)   $(50,809)
    Means of settlement:
         Housing related investments under audit..........     13,104                  13,104
         Housing related investments previously
           approved.......................................      1,000                   1,000
         CRDA deposits/bond purchases.....................      7,533      28,479      36,012
                                                             --------    --------    --------
    Remaining investment obligation at December 31, 1993,
      which was deposited in January 1994.................   $      0    $   (693)   $   (693)
                                                             --------    --------    --------
                                                             --------    --------    --------

     With regard to the housing related investments under audit, in January 1988, the CRDA notified RIH of its interpretation as to the periods of time during which expenditures could be made to satisfy investment obligations. CRDA's interpretation differs from RIH's and if found to be correct would decrease the amount of RIH's qualifying expenditures by approximately $5,000,000 to $6,000,000. RIH believes that its interpretation is correct and intends to contest this issue.

     RIH also received a letter dated November 9, 1989, from the State of New Jersey Department of the Treasury (the "Treasury") stating that the housing related investments made by RIH were not sufficient to meet its investment obligation for the years 1979 through 1983. The letter also stated that alternative tax in the amount of $21,637,000 was due for those years, in addition to penalties and interest thereon which amounted to $12,514,000 as of the date of the letter. As set forth in the table above, RIH believes that $8,533,000 of such obligations have been settled; $7,533,000 in cash and $1,000,000 by previously approved housing related investments. Also, RIH has received audit reports issued by an agency acting on behalf of the Treasury identifying $10,165,000 of project development costs available for investment credit towards the investment obligation. This leaves a total of $2,939,000 of housing related investments under audit in question. RIH has notified the Treasury that it takes exception to the Treasury's computation of amounts due. Further, RIH believes that the $2,939,000 of housing related investments in question will be found, under further audit, to have been satisfied.

     Although these matters have been dormant for some time, RIH was recently verbally contacted by the Treasury and expects further communication regarding the Treasury's proposal for a resolution of these matters in the near future. If the CRDA's interpretation as to the periods of time during which qualifying expenditures can be made is found to be correct, or if the Treasury's issue is determined adversely, RIH could be required to pay the relevant amount in cash to the CRDA. In the opinion of management, based upon advice of counsel, the aggregate liability, if any, arising from these issues will not have a material adverse effect on the accompanying consolidated financial statements.

     As reflected in the table above, through December 31, 1993, RIH had made CRDA deposits/bond purchases totalling $36,012,000. However, in August 1989 RIH donated $12,048,000 to the CRDA in exchange for which RIH was relieved of its obligation to purchase CRDA bonds of $18,193,000. Because RIH already had the $18,193,000 for bond purchases on deposit with the CRDA, the difference between this amount and the amount of the donation, or $6,145,000, was refunded to RIH in August 1989. Thus, at December 31, 1993, RIH had a remaining balance of $4,873,000 face value of bonds issued by the CRDA and had $12,946,000 on deposit with the CRDA. These bonds and deposits, net of an estimated discount charged to expense to reflect the below-market interest rate payable on the bonds, were recorded as other assets in RIH's Consolidated Balance Sheets.

                       RESORTS INTERNATIONAL HOTEL, INC.

     RIH records charges to expense to reflect the below-market interest rate payable on the bonds it may have to purchase to fulfill its investment obligation at the date the obligation arises. The charges in 1991, 1992 and 1993 for discounts on obligations arising in those years were $1,574,000, $1,451,000 and $1,541,000, respectively.

  Proposed Restructuring of Series Notes

     On October 25, 1993 RII and certain of its subsidiaries, including RIH, filed a Form S-4 Registration Statement with the Securities and Exchange Commission describing in detail a restructuring (the "Restructuring") of the Series Notes which RII and GGRI, the guarantor of the Series Notes, propose to accomplish through a prepackaged bankruptcy joint plan of reorganization (the "Plan"). On February 1, 1994, after certain amendments, the Registration Statement was declared effective. On February 5, 1994 the solicitation of acceptances of the Plan from holders of the Series Notes and equity interests in RII commenced.

     The Restructuring contemplates the exchange of the Series Notes for, among other things, $125,000,000 principal amount of 11% mortgage notes due 2003 (the "Mortgage Notes") to be issued by Resorts International Hotel Financing, Inc. ("RIHF"), a newly formed subsidiary of RII, and to be secured by a mortgage on Merv Griffin's Resorts Casino Hotel in Atlantic City (the "Resorts Casino Hotel") and guaranteed by Resorts International Hotel, Inc. ("RIH"), RII's subsidiary that owns and operates Resorts Casino Hotel, and $35,000,000 principal amount of 11.375% junior mortgage notes due 2004 (the "Junior Mortgage Notes") to be issued by RIHF and to be secured by a junior mortgage on the Resorts Casino Hotel and guaranteed by RIH.

     The Restructuring also provides for a senior credit facility (the "Senior Facility") which will allow RIHF to borrow up to $20,000,000 through the issuance of notes (the "Senior Facility Notes"). The Senior Facility is to be available for a single borrowing during the one-year period from the date the Plan becomes effective. The Senior Facility Notes will be guaranteed by RIH, bear interest at 11% per year and mature in 2002.

     The Restructuring contemplates that, in order to meet RIHF's debt service requirements, RIH will issue intercompany notes payable to RIHF whose amounts and terms will mirror those of the Mortgage Notes, the Junior Mortgage Notes and, to the extent issued, the Senior Facility Notes. Various intercompany transactions are proposed in connection with RIH's issuance of such notes payable to RIHF which, if effected, would result in, among other things, (i) the cancellation of the $325,000,000 Second Amended RIH-GGRI Notes, (ii) the cancellation of the $50,000,000 RIB Note and (iii) RIH becoming a wholly owned subsidiary of GGRI.

     Consummation of the Plan is subject to a number of conditions including, but not limited to, confirmation by the Bankruptcy Court and receipt of required regulatory approvals of the Casino Control Commission and the Government of The Bahamas.

     The solicitation period ended on March 15, 1994. The solicitation agent has advised RII and GGRI that they have received the requisite acceptances for confirmation of the Plan. They intend to proceed with the filing of their prepackaged bankruptcy cases; however, there can be no assurance as to whether or when the Restructuring will be effected, or that any restructuring that may ultimately be consummated will be on terms similar to those of the Restructuring.

  Litigation

     RIH is a defendant in certain litigation. In the opinion of management, based upon the advice of counsel, the aggregate liability, if any, arising from such litigation will not have a material adverse effect on the accompanying consolidated financial statements.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders of Resorts International, Inc. Resorts International Hotel Financing, Inc.

     We have audited the accompanying balance sheet of Resorts International Hotel Financing, Inc. ("RIHF") as of December 31, 1993. RIHF, a company formed by Resorts International, Inc. ("RII"), was organized for the purpose of issuing public debt securities in connection with a plan of reorganization of RII. RIHF is a wholly owned subsidiary of RII. This balance sheet is the responsibility of RIHF's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of RIHF at December 31, 1993, in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
March 17, 1994

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.

                                 BALANCE SHEET

                                                                               DECEMBER 31, 1993
                                                                               -----------------
                                             ASSETS
Due from RII................................................................          $10
                                                                                      ---
                                                                                      ---
                                      SHAREHOLDER'S EQUITY
Shareholder's equity -- Capital in excess of par............................          $10
                                                                                      ---
                                                                                      ---

                      See Notes to Balance Sheet of RIHF.

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.

                             NOTES TO BALANCE SHEET

NOTE 1 -- ORGANIZATION AND OPERATIONS

     Resorts International Hotel Financing, Inc. ("RIHF") was incorporated under the laws of the State of Delaware in June 1993 and has had no operations to date. RIHF, a wholly owned subsidiary of Resorts International, Inc. ("RII"), was organized for the purpose of issuing public debt securities in connection with a plan of reorganization of RII. RIHF is authorized to issue 1,000 shares with a par value of $.01 per share. One share was issued to RII for $10 in October 1993.

NOTE 2 -- PROPOSED ISSUANCE OF NOTES

     On October 25, 1993, RII and certain of its subsidiaries, including RIHF, filed a Form S-4 Registration Statement with the Securities and Exchange Commission describing in detail a restructuring (the "Restructuring") of the Senior Secured Redeemable Notes due April 15, 1994 (the "Series Notes") which RII and GGRI, Inc. ("GGRI"), a subsidiary of RII and the guarantor of the Series Notes, propose to accomplish through a prepackaged bankruptcy joint plan of reorganization (the "Plan"). On February 1, 1994, after certain amendments, the Registration Statement was declared effective. On February 5, 1994 the solicitation of acceptances of the Plan from holders of the Series Notes and equity interests in RII commenced.

     The Restructuring contemplates the exchange of the Series Notes for, among other things, $125,000,000 principal amount of 11% mortgage notes due 2003 (the "Mortgage Notes") to be issued by RIHF and to be secured by a mortgage on Merv Griffin's Resorts Casino Hotel in Atlantic City (the "Resorts Casino Hotel") and guaranteed by Resorts International Hotel, Inc.("RIH"), RII's subsidiary that owns and operates Resorts Casino Hotel, and $35,000,000 principal amount of 11.375% junior mortgage notes due 2004 (the "Junior Mortgage Notes") to be issued by RIHF and to be secured by a junior mortgage on the Resorts Casino Hotel and guaranteed by RIH.

     The Restructuring also provides for a senior credit facility (the "Senior Facility") which will allow RIHF to borrow up to $20,000,000 through the issuance of notes (the "Senior Facility Notes"). The Senior Facility is to be available for a single borrowing during the one-year period from the date the Plan becomes effective. The Senior Facility Notes will be guaranteed by RIH, bear interest at 11% per year and mature in 2002.

     The Restructuring contemplates that, in order to meet RIHF's debt service requirements, RIH will issue intercompany notes payable to RIHF whose amounts and terms will mirror those of the Mortgage Notes, the Junior Mortgage Notes and, to the extent issued, the Senior Facility Notes.

     Consummation of the Plan is subject to a number of conditions including, but not limited to, confirmation by the Bankruptcy Court and receipt of required regulatory approvals of the Casino Control Commission and the Government of The Bahamas.

     The solicitation period ended on March 15, 1994. The solicitation agent has advised RII and GGRI that they have received the requisite acceptances for confirmation of the Plan. They intend to proceed with the filing of their prepackaged bankruptcy cases; however, there can be no assurance as to whether or when the Restructuring will be effected, or that any restructuring that may ultimately be consummated will be on terms similar to those of the Restructuring.

                          RESORTS INTERNATIONAL, INC.

           CONSOLIDATED SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)

     The table below reflects selected quarterly financial data for the years 1992 and 1993.

                                                              1992                                        1993
                                            -----------------------------------------   -----------------------------------------
             FOR THE QUARTER                 FIRST      SECOND     THIRD      FOURTH     FIRST      SECOND     THIRD      FOURTH
- ------------------------------------------  --------   --------   --------   --------   --------   --------   --------   --------
Operating revenues........................  $111,631   $106,246   $112,377   $106,680   $114,154   $106,697   $117,007   $101,706
                                            --------   --------   --------   --------   --------   --------   --------   --------
                                            --------   --------   --------   --------   --------   --------   --------   --------
Earnings (loss) from operations...........  $  5,789   $  4,847   $  9,471   $  1,395   $  9,106   $  1,791   $  9,783   $ (7,782)
Recapitalization costs....................      (300)    (1,043)      (994)      (511)      (593)    (1,156)    (3,130)    (3,910)
Other income (deductions), net (A)........   (18,501)   (18,748)   (17,744)   (18,463)   (21,411)   (26,003)   (25,757)   (32,102)
                                            --------   --------   --------   --------   --------   --------   --------   --------
Loss before income taxes..................   (13,012)   (14,944)    (9,267)   (17,579)   (12,898)   (25,368)   (19,104)   (43,794)
Income tax benefit (expense)..............                                      1,348                           (1,000)
                                            --------   --------   --------   --------   --------   --------   --------   --------
Net loss..................................  $(13,012)  $(14,944)  $ (9,267)  $(16,231)  $(12,898)  $(25,368)  $(20,104)  $(43,794)
                                            --------   --------   --------   --------   --------   --------   --------   --------
                                            --------   --------   --------   --------   --------   --------   --------   --------
Net loss per share of common stock........  $   (.65)  $   (.74)  $   (.46)  $   (.80)  $   (.64)  $  (1.26)  $  (1.00)  $  (2.17)
                                            --------   --------   --------   --------   --------   --------   --------   --------
                                            --------   --------   --------   --------   --------   --------   --------   --------

- ------------------
(A) Includes interest income, interest expense and amortization of debt discount.

                       RESORTS INTERNATIONAL HOTEL, INC.

           CONSOLIDATED SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
                           (IN THOUSANDS OF DOLLARS)

     The table below reflects selected quarterly financial data for the years 1992 and 1993.

                                                               1992                                        1993
                                             ----------------------------------------    ----------------------------------------
             FOR THE QUARTER                  FIRST     SECOND      THIRD     FOURTH      FIRST     SECOND      THIRD     FOURTH
- ------------------------------------------   -------    -------    -------    -------    -------    -------    -------    -------
Operating revenues........................   $61,587    $65,907    $75,586    $59,660    $60,336    $67,678    $80,800    $62,665
                                             -------    -------    -------    -------    -------    -------    -------    -------
                                             -------    -------    -------    -------    -------    -------    -------    -------
Earnings (loss) from operations...........   $ 2,159    $ 5,287    $11,975    $ 1,628    $ 2,444    $ 2,565    $10,796    $(3,737)
Recapitalization costs....................       (75)      (335)      (294)      (170)      (198)      (317)    (1,065)    (1,147)
Other income (deductions), net (A)........     1,735      1,754      1,842      1,850      1,796      1,763      1,882      1,981
                                             -------    -------    -------    -------    -------    -------    -------    -------
Earnings (loss) before income taxes.......     3,819      6,706     13,523      3,308      4,042      4,011     11,613     (2,903)
Income tax expense........................    (1,529)    (2,681)    (5,410)    (1,322)                            (400)
                                             -------    -------    -------    -------    -------    -------    -------    -------
Net earnings (loss).......................   $ 2,290    $ 4,025    $ 8,113    $ 1,986    $ 4,042    $ 4,011    $11,213    $(2,903)
                                             -------    -------    -------    -------    -------    -------    -------    -------
                                             -------    -------    -------    -------    -------    -------    -------    -------

- ---------------

(A) Includes interest income and interest expense.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses payable by the Company in connection with the sale of the Mortgage Notes, Units and Common Stock being registered. All items are estimated except the SEC registration fee.

        SEC registration fee..............................................   $ 44,393
        Printing..........................................................     65,000
        Legal fees and expenses...........................................    215,000
        Accounting fees and expenses......................................     10,000
        Transfer agent fees...............................................     40,200
        Miscellaneous.....................................................     25,407
                                                                             --------
                  Total...................................................   $400,000
                                                                             --------
                                                                             --------

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     RII and RIHF are Delaware corporations. Section 145 ("Section 145") of the Delaware General Corporation Law ("DGCL") provides a Delaware corporation with broad powers to indemnify its officers and directors in certain circumstances.

     Additionally, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

     RII. As permitted under the DGCL, Article Fifth of RII's Restated Certificate of Incorporation ("Article Fifth") provides that:

          (1) A director of RII shall not be personally liable to RII or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to RII or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after approval by the shareholders of this Article Fifth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of RII shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section by the shareholders of RII shall be prospective only and shall not adversely affect any right or protection of a director of RII existing at the time of such repeal or modification.

          (2) RII shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of RII) by reason of the fact that he is or was or has agreed to become a director or officer of RII, or is or was serving or has agreed to serve at the request of RII as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of RII. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of RII.

          (3) RII shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of RII to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of RII, or is or was serving or has agreed to serve at the request of RII as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of RII except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to RII unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

          (4) Notwithstanding the other provisions of Article Fifth, to the extent that a director or officer of RII has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

          (5) Any indemnification under Sections 1 and 2 above (unless ordered by a court), shall be paid by RII unless a determination is made (i) by a majority of the members of the Board of Directors who were not parties to such action, suit or proceeding even if less than a quorum, or (ii) if such a majority of the disinterested members of the Board of Directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 of Article Fifth.

          (6) Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections 1 and 2 above in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by RII in advance of the final disposition of such action, suit or proceeding, provided, however, that the payment of such costs, charges and expenses (including attorneys' fees) incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by RII as authorized in Article Fifth. Such costs, charges and expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Board of Directors deems appropriate. The majority of the Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employer, employee or agent of RII, authorize RII's counsel to represent such person, in any action, suit or proceeding, whether or not RII is a party to such action, suit or proceeding.

          (7) The indemnification provided by Article Fifth shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and so as to action in another capacity while holding office or while employed by or acting as agent for RII, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under Article Fifth shall be deemed to be a contract between RII and each director, officer, employee or agent of RII who serves or served in such capacity at any time while Article Fifth is in effect. Any repeal or modification of Article Fifth or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of RII arising hereunder. Article Fifth shall be binding upon any successor corporation of this Company, whether by way of acquisition, merger, consolidation or otherwise.

          (8) RII shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of RII, or is or was serving at the request of RII as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Article Fifth; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

     As permitted under the DGCL, Article V of RII's proposed Amended and Restated Certificate of Incorporation provides that:

          A. Elimination of Certain Liability of Directors. A director of RII shall not be personally liable to RII or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to RII or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the Effective Date to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of RII shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section by the stockholders of RII shall be prospective only and shall not adversely affect any right or protection of a director of RII existing at the time of such repeal or modification.

          B. Actions, Suits or Proceedings Other than by or in the Right of RII. RII shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of RII) by reason of the fact that he is or was or has agreed to become a director or officer of RII, or is or was serving or has agreed to serve at the request of RII as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of RII. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of RII.

          C. Actions or Suits by or in the Right of RII. RII shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of RII to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of RII, or is or was serving or has agreed to serve at the request of RII as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action or suit and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of RII except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to RII unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

          D. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Article V, to the extent that a director or officer of RII has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections A and B of this Article V, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

          E. Determination of Right to Indemnification. Any indemnification under Sections A and B of this Article V (unless ordered by a court) shall be paid by RII unless a determination is made (i) by a majority of the members of the Board of Directors who were not parties to such action, suit or proceeding even if less than a quorum, or (ii) if such a majority of the disinterested members of the Board of Directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders, that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections A and B of this Article V.

          F. Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys' fees) incurred by a person referred to in Sections A and B of this Article V in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by RII in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by RII as authorized in this Article V. Such costs, charges and expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the majority of the Board of Directors deems appropriate. The majority of the Board of Directors may, in the manner set forth above, and upon approval of such director, officer, employer, employee or agent of RII, authorize RII's counsel to represent such person, in any action, suit or proceeding, whether or not RII is a party to such action, suit or proceeding.

          G. Procedure for Indemnification. Any indemnification under Sections B, C and D, or advance of costs, charges or expenses (including attorneys' fees) under Section F of this Article V, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. The right to indemnification or advances as granted by this Article V shall be enforceable by the director or officer in any court of competent jurisdiction, if RII denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person's costs and expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by RII. It shall be a defense to any such action that the claimant has not met the standard of conduct set forth in Sections B or C of this Article V, but the burden of proving such defense shall be on RII. Neither the failure of RII (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections B or C of this Article V, nor the act that there has been an actual determination by RII (including its Board of Directors, its independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          H. Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article V shall not be deemed exclusive of any other rights to which any director, officer, employee or agent seeking indemnification may be entitled under any law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for RII, and shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification under this Article V shall be deemed to be a contract between RII and each director, officer, employee or agent of RII who serves or served in such capacity at any time while this Article V is in effect. Any repeal or modification of this Article V or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director, officer, employee or agent or the obligations of RII arising hereunder. This Article V shall be binding upon any successor corporation to RII, whether by way of acquisition, merger, consolidation or otherwise.

          I. Insurance. RII shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of RII, or is or was serving at the request of RII as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article V, provided, however, that such insurance is available on reasonable and acceptable terms, which determination shall be made by a vote of a majority of the Board of Directors.

          J. Savings Clause. If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then RII
     (i) shall nevertheless indemnify each director and officer of RII, and (ii) may nevertheless indemnify each employee and agent of RII, as to costs, charges and expenses (including attorneys' fees), judgments, fine and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of RII, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the full extent permitted by applicable law.

          K. Subsequent Amendment. No amendment, modification or repeal of this Article V shall affect or impair in any way the rights of any director or officer of RII to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or appeal.

          L. Subsequent Legislation. If the DGCL is amended to further expand the indemnification permitted to directors, officers, employees or agents of RII, then RII shall indemnify such persons to the fullest extent permitted by the DGCA, as so amended.

     RIHF. As permitted under DGCL, Article IX of RIHF's By-laws ("Article Ninth") provides that:

          (1) RIHF shall indemnify any person who shall be or shall have been a party or shall be threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of RIHF) by reason of the fact that he shall be or shall have been a director, officer, employee or agent of RIHF, or shall be or shall have been serving at the request of RIHF as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he shall have acted in good faith and in a manner he reasonably shall have believed to be in or not opposed to the best interests of RIHF, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct shall have been unlawful. The termination of any action, suit or proceedings by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person shall not have acted in good faith and in a manner which he reasonably shall have believed to be in or not opposed to the best interests of RIHF, and, with respect to any criminal action or proceeding, that he shall have had reasonable cause to believe that his conduct shall have been unlawful.

          (2) RIHF shall indemnify any person who shall be or shall have been a party or shall be threatened to be made a party to any threatened, pending or completed action or suit by or in the right of RIHF to procure a judgment in its favor by reason of the fact that he shall be or shall have been a director, officer, employee or agent of RIHF, or shall be or shall have been serving at the request of RIHF as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he shall have acted in good faith and in a manner he reasonably shall have believed to be in or not opposed to the best interests of RIHF, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to RIHF unless and only to the extent that the court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person shall be fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (3) Any indemnification under Section 1 or 2 above (unless ordered by a court) shall be made by RIHF only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent shall be proper in the circumstances because he shall have met the applicable standard of conduct set forth in Section 1 or 2 above. Such determination shall be made (i) by the Board by a majority vote of a quorum consisting of directors who shall not have been parties to such action, suit or proceeding, (ii) if such a quorum shall not be obtainable, or, even if obtainable, if a quorum of disinterested directors shall so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

          (4) Notwithstanding the other provisions of Article Ninth, to the extent that a director, officer, employee or agent of RIHF shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by RIHF in advance of the final disposition of such action, suit or proceeding as authorized by the Board in the specific case upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he shall not be entitled to be indemnified by RIHF as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

          (6) The indemnification provided by Article Ninth shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled by law or under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (7) Upon resolution passed by the Board, RIHF may purchase and maintain insurance on behalf of any person who shall be or shall have been a director, officer, employee or agent of RIHF, or shall be or shall have been serving at the request of RIHF as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not RIHF would have the power to indemnify him against such liability under the provisions of Article Ninth.

     RIH. RIH is a New Jersey corporation. Section 14A:3-5 of the New Jersey Business Corporation Act ("NJBCA") grants a corporation broad powers to indemnify officers and directors of the corporation, in certain situations. As permitted under the NJBCA, Article VIII of RIH's By-Laws provides that RIH shall indemnify each present and future director and officer of the corporation against, and each such director and officer shall be entitled without further act on his part to indemnity from RIH for, all expenses (including the amount of judgments and the amount of reasonable settlements made with a view to the curtailment of costs of litigation, other than amounts paid to RIH itself) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a director or officer of the corporation which he serves as a director or officer at the request of RIH, whether or not he continues to be such director or officer at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such director or officer (a) in respect of matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duties as such director or officer or (b) in respect of any matter in which any settlement is effected, to any amount in excess of the amount of expenses which might reasonably have been incurred by such director or officer in conducting such litigation to a final conclusion; provided, further, that in no event shall anything herein contained be so construed as to protect, or to authorize the corporation to indemnify, such director, or officer against any liability to RIH or to its security holders to which he would otherwise be subject by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office as such director or officer.

     The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such director or officer and shall be in addition to all other rights to which such director or officer may be entitled as a matter of law.

     Registration Rights Agreement. Pursuant to Section 5 of the Registration Rights Agreement, dated as of April 29, 1994, among RIHF, RII and RIH, and Fidelity and TCW, on behalf of various funds and accounts (the "Holders" or a "Holder," or the "Sellers" or a "Seller") that Fidelity and TCW advise or manage,and which are to own, on the Effective Date, securities being registered under this Registration Statement (the "Registrable Securities"), the Company and the Holders of the Registrable Securities are subject to certain indemnification provisions, including the following:

          (a) Indemnification by the Company. The Company agrees to indemnify, to the full extent permitted by law, each participating Holder of Registrable Securities, its officers, directors, partners, employees and agents and each person or entity that controls such Holder (within the meaning of the [Securities] Act), and any investment advisor thereof or agent therefor against all losses, claims, damages, liabilities and expenses (including reasonable out-of-pocket costs of investigation and reasonable legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they are made) not misleading, except insofar as the same arise out of or are based upon any information with respect to such Seller furnished in writing to the Company by such Seller. The Company will also indemnify any selling brokers, dealer managers and similar securities industry professionals participating in the distribution and their officers and directors and each person who controls such persons or entities (within the meaning of the [Securities] Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

          (b) Indemnification by Holders of Registrable Securities. In connection with the Registration Statement in which a Holder of Registrable Securities is participating, each such Holder will furnish to the Company, in writing, such information and affidavits with respect to such Holder as the Company reasonably requests for use in connection with such Registration Statement or any prospectus included therein and agrees to indemnify, to the extent permitted by law, the Company, its directors, officers, employees and agents and each person or entity that controls the Company (within the meaning of the [Securities] Act), and any investment advisor thereof or agent therefor against any losses, claims, damages, liabilities and expenses (including reasonable out-of-pocket costs of investigation and reasona-ble legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or prospectus or any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in or should have been contained in any information or affidavit with respect to such Holder so furnished in writing by such Holder expressly for inclusion in such Registration Statement.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Within the past three years, RII has issued the following unregistered securities in reliance upon the exemption provided by Section 1145 of the Bankruptcy Code:

          The indenture for the Series Notes issued pursuant to the Old Plan allowed RII to satisfy all or any portion of interest accruing on the Series Notes by making Payment-In-Kind payments in lieu of making cash interest payments. On five semi-annual interest payment dates in the past three years, RII issued an aggregate of approximately $63,500,000 principal amount of Series A Notes and approximately $66,300,000 principal amount of Series B Notes as Payment-In-Kind interest payments on the Series Notes to holders of record on the record dates for the respective interest payments.

          The Old Plan provided for the settlement of certain claims ("Other Class 3C Claims") against RII and certain of its subsidiaries which were outstanding as of the date the Company filed for relief under the Bankruptcy Code through the issuance of Series B Notes and shares of RII's Common Stock. At various dates during the past three years Other Class 3C Claims of approximately $2,130,000 were settled through the issuance of $457,000 principal amount of Series B Notes and 50,210 shares of Common Stock to holders of Other Class 3C Claims.

     Within the past three years, RII has issued the following unregistered securities in reliance upon the exemption provided by Section 4(2) of the Securities Act:

          On June 21, 1991, RII awarded 5,000 shares of RII's Common Stock to each of four members then serving on its Board of Directors (i.e., Antonio
     C. Alvarez, J. Louis Binder, Warren Cowan and Paul C. Sheeline) in recognition of their service to the Company. On June 21, 1991, the value of these shares was $35,000 based upon the closing price of $1.75 per share on the AMEX on that date. These 20,000 shares were issued on August 15, 1991.

          Pursuant to an agreement dated March 1, 1992 (and amended on September 14, 1992) between Alvarez & Marsal, Inc. ("Alvarez & Marsal") and RII, Alvarez & Marsal provided financial advisory services to the Company in exchange for various cash fees and the issuance of 112,500 shares of RII's Common Stock. According to the agreement, the shares were to be earned upon receipt of the number and amount of consents sufficient to confirm a "prepackaged" plan of reorganization under chapter 11 of the Bankruptcy Code. The value of these shares on March 15, 1994, which was the date the solicitation period for the Company's Plan ended and the requisite number and amount of consents were received, was $155,000 based upon the closing price of $1.375 per share on the AMEX on that date. These 112,500 shares are to be issued as of a date prior to the Effective Date of the Restructuring.

          RII engaged Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") as of February 12, 1992 to provide financial advisory services to the Company in exchange for various cash fees and shares of RII's Common Stock. A total of 500,000 shares were earned during the period in which DLJ provided services to the Company (between February 1992 and April 1993). The value of these shares totalled $710,000 based upon the closing prices on the AMEX during the period in which shares were earned. These 500,000 shares are to be issued as of a date prior to the Effective Date of the Restructuring.

     Within the past three years, RIHF has issued the following unregistered securities in reliance upon the exemption provided by Section 4(2) of the Securities Act:

          In October 1993, in connection with its incorporation, RIHF issued one share of its Common Stock to RII for $10.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     A.  Exhibits

EXHIBIT
NUMBERS                                       EXHIBIT                                      PAGE+
- --------    ----------------------------------------------------------------------------   ----
 2.01       Plan of Reorganization. (Incorporated by reference to Appendix A of the
            Information Statement/Prospectus included in Form S-4 Registration Statement
            No. 33-50733.)
 3.01       Form of Amended and Restated Certificate of Incorporation of RII (as to be
            in effect on the Effective Date of the Plan).
 3.02       Form of Amended and Restated By-Laws of RII (as to be in effect on the
            Effective Date of the Plan).
 3.03       Restated Certificate of Incorporation of RII. (Incorporated by reference to
            Exhibit (3)(a) to RII's Form 10-K Annual Report for the fiscal year ended
            December 31, 1990, in File No. 1-4748.)
 3.04       By-laws, as amended, of RII. (Incorporated by reference to Exhibit (4)(d) to
            RII's Form 10-Q Quarterly Report for the quarter ended September 30, 1990, in File No. 1-4748.)
 3.05       Certificate of Incorporation of RIH.*
 3.05(a)    Form of Certificate of Amendment of Certificate of Incorporation of RIH.
 3.06       By-laws of RIH.*
 3.07       Certificate of Incorporation of RIHF.*
 3.08       By-laws of RIHF.*
 4.01       See Exhibits 3.01 and 3.02 as to the rights of holders of RII Common Stock and RII Class B Common Stock after giving effect to the Restructuring.
 4.02       See Exhibits 3.03 and 3.04 as to the rights of holders of RII Common Stock prior to giving effect to the Restructuring.
 4.03       [Not used].
 4.04       Form of Indenture among RIHF, as issuer, RIH, as guarantor, and State Street
            Bank and Trust Company of Connecticut, National Association, as trustee, with respect to RIHF 11% Mortgage Notes due 2003.*
 4.05       Form of Indenture between RIHF, as issuer, RIH, as guarantor, and U.S. Trust
            Company of California, N.A., as trustee, with respect to RIHF 11.375% Junior
            Mortgage Notes due 2004.*
 4.06       Indenture dated as of September 14, 1990, between RII and Chemical Bank
            (successor to Manufacturers Hanover Trust Company), as Trustee, with respect to RII's Senior Secured Redeemable Notes due April 15, 1994, with Exhibits as executed. (Incorporated by reference to Exhibit (4)(a)(1) to RII's Form
            10-Q Quarterly Report for the quarter ended September 30, 1990, in File No.
            1-4748.)
 4.07       Amended and Restated RIH $200,000,000 Senior Note. (Incorporated by
            reference to Exhibit (4)(a)(2) to RII's 10-Q Quarterly Report for the
            quarter ended September 30, 1990, in File No. 1-4748.)
 4.08       Amended and Restated RIH $125,000,000 Senior Note. (Incorporated by
            reference to Exhibit (4)(a)(3) to RII's 10-Q Quarterly Report for the
            quarter ended September 30, 1990, in File No. 1-4748.)

EXHIBIT
NUMBERS                                       EXHIBIT                                      PAGE+
- --------    ----------------------------------------------------------------------------   ----
 4.09       RII Pledge Agreement. (Incorporated by reference to Exhibit Q to RII's Form
            8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)
 4.10       Assignment of Leases and Rents, RII as Assignor. (Incorporated by reference to Exhibit U to RII's Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)
 4.11       Resorts International (Bahamas) 1984 Limited ("RIB") $50,000,000 Promissory
            Note to RIH. (Incorporated by reference to Exhibit V to RII's Form 8-A
            Registration Statement dated July 19, 1990, in File No. 1-4748.)
 4.12       Indenture of Mortgage from Paradise Island Limited. (Incorporated by reference to Exhibit W to RII's Form 8-A Registration Statement dated July
            19, 1990, in File No. 1-4748.)
 4.13       Indenture of Mortgage from Paradise Beach Inn Limited. (Incorporated by reference to Exhibit X to RII's Form 8-A Registration Statement dated July
            19, 1990, in File No. 1-4748.)
 4.14       Guaranty by Paradise Beach Inn Limited (Incorporated by reference to Exhibit
            Z to RII's Form 8-A Registration Statement dated July 19, 1990, in File No.
            1-4748.)
 4.15       Indenture of Mortgage from Island Hotel Company Limited. (Incorporated by reference to Exhibit AA to RII's Form 8-A Registration Statement dated July
            19, 1990, in File No. 1-4748.)
 4.16       Guaranty by Island Hotel Company Limited (Incorporated by reference to
            Exhibit BB to RII's Form 8-A Registration Statement dated July 19, 1990, in
            File No. 1-4748.)
 4.17       RIB Collateral Assignment Agreement among RIH, GRI, RIB, Paradise Island
            Limited, Island Hotel Company Limited, Paradise Beach Inn Limited and the
            Bank of New York. (Incorporated by reference to Exhibit CC to RII's Form 8-A
            Registration Statement dated July 19, 1990, in File No. 1-4748.)
 4.18       RII Security Agreement. (Incorporated by reference to Exhibit P to RII's
            Form 8-A Registration Statement dated July 19, 1990, in File No. 1-4748.)
 4.19       Indenture dated as of September 14, 1990, between RII and The Bank of New
            York as Trustee, with respect to RII's Mortgage Non-Recourse Pass-Through
            Notes due June 30, 2000, with Exhibits as executed. (Incorporated by reference to Exhibit (4)(b) to RII's 10-Q Quarterly Report for the quarter ended September 30, 1990, in File No. 1-4748.)
 4.20       RII Senior Management 1990 Stock Option Plan. (Incorporated by reference to
            Exhibit 8.5 to Exhibit 35 to RII's Form 8 Amendment No. 1 to RII's 8-K
            Current Report dated August 30, 1990, in File No. 1-4748.)
 4.21       Griffin Group Warrant.*
 4.22       Form of Mortgage between RIH and State Street Bank and Trust Company of
            Connecticut, National Association, securing Guaranty of RIHF Mortgage
            Notes.*
 4.23       Form of Mortgage between RIH and RIHF, securing RIH Promissory Note.*
 4.24       Form of Assignment of Agreements made by RIHF, as Assignor, to State Street
            Bank and Trust Company of Connecticut, National Association, as Assignee,
            regarding RIH Promissory Note.*
 4.25       Form of Assignment of Leases and Rents made by RIH, as Assignor, to RIHF, as
            Assignee, regarding RIH Promissory Note.*
 4.26       Form of Assignment of Leases and Rents made by RIH, as Assignor, to State
            Street Bank and Trust Company of Connecticut, National Association, as
            Assignee, regarding Guaranty of RIHF Mortgage Notes.*

EXHIBIT
NUMBERS                                       EXHIBIT                                      PAGE+
- --------    ----------------------------------------------------------------------------   ----
 4.27       Form of Assignment of Operating Assets made by RIH, as Assignor, to RIHF, as
            Assignee, regarding RIH Junior Promissory Note.*
 4.28       Form of Assignment of Operating Assets made by RIH, as Assignor, to State
            Street Bank and Trust Company of Connecticut, National Association, as
            Assignee, regarding Guaranty of RIHF Mortgage Notes.*
 4.29       Form of Mortgage between RIH and U.S. Trust Company of California, N.A., securing Guaranty of RIHF Junior Mortgage Notes.*
 4.30       Form of Mortgage between RIH and RIHF, securing RIH Junior Promissory Note.*
 4.31       Form of Assignment of Agreements made by RIHF, as Assignor, to, U.S. Trust
            Company of California, N.A., as Assignee, regarding RIH Junior Promissory
            Note.*
 4.32       Form of Assignment of Leases and Rents made by RIH, as Assignor, to RIHF, as
            Assignee, regarding RIH Junior Promissory Note.*
 4.33       Form of Assignment of Leases and Rents made by RIH, as Assignor, to U.S.
            Trust Company of California, N.A., as Assignee, regarding Guaranty of RIHF
            Junior Mortgage Notes.*
 4.34       Form of Assignment of Operating Assets made by RIH, as Assignor, to RIHF, as
            Assignee, regarding RIH Promissory Note.*
 4.35       Form of Assignment of Operating Assets made by RIH, as Assignor, to U.S.
            Trust Company of California, N.A., as Assignee, regarding the Guaranty of the RIHF Junior Mortgage Notes.*
 4.36       Form of Amended and Restated $125,000,000 RIH Promissory Note (Incorporated
            by reference to Exhibit A to Exhibit 4.04 hereto.)
 4.37       Form of Amended and Restated $35,000,000 RIH Junior Promissory Note
            (Incorporated by reference to Exhibit A to Exhibit 4.05.)
 4.38       Form of RII 1994 Stock Option Plan. (Incorporated by reference to Exhibit C to Exhibit 2.01.)
 5.01       Opinion of Gibson, Dunn & Crutcher.
 5.02       Opinion of Ravin, Sarasohn, Cook, Baumgarten, Fisch & Baime, a Professional
            Corporation.
 8.01       Opinion of Gibson, Dunn & Crutcher regarding tax matters.
10.01-      [Not used.]
10.10
10.11       Lease Agreement, dated October 26, 1983, between RII and Ocean Showboat,
            Inc. (Incorporated by reference to Exhibit (10)(c)(i) to RII's 10-K Annual
            Report for the fiscal year ended December 31, 1986, in File No. 1-4748.)
10.12       First Amendment, dated January 15, 1985, to Lease Agreement, dated October
            26, 1983, between RII and Atlantic City Showboat, Inc. (assignee from affiliate D Ocean Showboat, Inc.). (Incorporated by reference to Exhibit
            (10)(c)(ii) to RII's 10-K Annual Report for the fiscal year ended December
            31, 1984, in File No. 1-4748.)
10.13       Second and Third Amendments, dated July 5 and October 28, 1985, respectively, to Lease Agreement, dated October 26, 1983, between RII and
            Atlantic City Showboat, Inc. (Incorporated by reference to Exhibit
            (10)(c)(iii) to RII's 10-K Annual Report for the fiscal year ended December
            31, 1985, in File No. 1-4748.)

EXHIBIT
NUMBERS                                       EXHIBIT                                      PAGE+
- --------    ----------------------------------------------------------------------------   ----
10.14       Restated Third Amendment, dated August 28, 1986, to Lease Agreement, dated
            October 26, 1983, between RII and Atlantic City Showboat, Inc. (Incorporated by reference to Exhibit (10)(c)(iv) to RII's 10-K Annual Report for the
            fiscal year ended December 31, 1986, in File No. 1-4748.)
10.15       Fourth Amendment, dated December 16, 1986, to Lease Agreement, dated October
            26, 1983, between RII and Atlantic City Showboat, Inc. (Incorporated by
            reference to Exhibit (10)(c)(v) to RII's 10-K Annual Report for the fiscal year ended December 31, 1986, in File No. 1-4748.)
10.16       Fifth Amendment, dated February 1987, to Lease Agreement, dated October 26,
            1983, between RII and Atlantic City Showboat, Inc. (Incorporated by
            reference to Exhibit (10)(c)(vi) to RII's 10-K Annual Report for the fiscal year ended December 31, 1986, in File No. 1-4748.)
10.16(a)    Sixth Amendment, dated March 13, 1987, to Lease Agreement, dated October 26,
            1983, between RII and Atlantic City Showboat, Inc. (Incorporated by
            reference to Exhibit (10)(c)(vii) to RII's Form 10-K Annual Report for the
            fiscal year ended December 31, 1986, in File No. 1-4748.)
10.17       Seventh Amendment, dated October 18, 1988, to Lease Agreement, dated October
            26, 1983, between RII and Atlantic City Showboat, Inc. (Incorporated by
            reference to Exhibit (10)(c)(viii) to RII's 10-K Annual Report for the fiscal year ended December 31, 1988, in File No. 1-4748.)
10.18       RII Executive Health Plan (Incorporated by reference to Exhibit 10(c)(1) to
            RII's 10-K Annual Report for the fiscal year ended December 31, 1992, in
            File No. 1-4748.)
10.19       Resorts Retirement Savings Plan. (Incorporated by reference to Exhibit
            (10)(c)(2) to RII's 10-K Annual Report for the fiscal year ended December
            31, 1991, in File No. 1-4748.)
10.20       Employment Agreement, dated as of September 17, 1990, between RII and David
            P. Hanlon. (Incorporated by reference to Exhibit 9.3A to Exhibit 35 to the
            Form 8 Amendment dated November 16, 1990, to RII's 8-K Current Report dated
            August 30, 1990, in File No. 1-4748.)
10.21       Employment Agreement, dated May 3, 1991, between the RII and Christopher D.
            Whitney. (Incorporated by reference to Exhibit (10(d)(2) to RII's 10-K
            Annual Report for the fiscal year ended December 31, 1991, in File No.
            1-4748.)
10.22       Amendment to Employment Agreement, dated as of December 3, 1992, between RII and Christopher D. Whitney.*
10.23       Employment Agreement, dated May 3, 1991, between RII and Matthew B. Kearney.
            (Incorporated by reference to Exhibit (10)(d)(3) to RII's 10-K Annual Report for the fiscal year ended December 31, 1991, in File No. 1-4748.)
10.24       Amendment to Employment Agreement, dated December 3, 1992, between RII and
            Matthew B. Kearney.*
10.25       Second Amendment to Employment Agreement, dated September 24, 1993, between
            RII and Matthew B. Kearney.*
10.26       Employment Agreement, dated as of September 17, 1992, between RII and David
            P. Hanlon. (Incorporated by reference to Exhibit 10(d)(4) to RII's 10-K
            Annual Report for the fiscal year ended December 31, 1992, in File No.
            1-4748.)
10.27       Termination Agreement, dated as of September 27, 1993, between RII and David
            P. Hanlon.*

EXHIBIT
NUMBERS                                       EXHIBIT                                      PAGE+
- --------    ----------------------------------------------------------------------------   ----
10.28       Stock Option Agreement, dated as of May 3, 1991, between RII and David P.
            Hanlon. (Incorporated by reference to Exhibit (10)(e)(1) to RII's 10-K
            Annual Report for the fiscal year ended December 31, 1991, in File No.
            1-4748.)
10.29       Stock Option Agreement, dated as of May 3, 1991, between RII and Christopher
            D. Whitney. (Incorporated by reference to Exhibit (10)(e)(2) to RII's 10-K
            Annual Report for the fiscal year ended December 31, 1991, in File No.
            1-4748.)
10.30       Stock Option Agreement, dated as of May 3, 1991, between RII and Matthew B.
            Kearney. (Incorporated by reference to Exhibit (10)(e)(5) to RII's 10-K
            Annual Report for the fiscal year ended December 31, 1991, in File No.
            1-4748.)
10.31       Stock Option Agreement, dated as of May 3, 1991, between RII and David G.
            Bowden. (Incorporated by reference to Exhibit (10)(e)(5) to RII's 10-K
            Annual Report for the fiscal year ended December 31, 1991, in File No.
            1-4748.)
10.32       [Not used.]
10.33       Amendment No. 1, dated as of September 17, 1992, to Exhibit 10.30
            (Incorporated by reference to Exhibit 10(e)(6) to RII's 10-K Annual Report for the fiscal year ended December 31, 1992, in File No. 1-4748.)
10.34(a)    License and Services Agreement, dated as of September 17, 1992, among the
            Griffin Group, RII and RIH.*
10.34(b)    Form of Amendment to License and Service Agreement, dated as of September
            17, 1992 among the Griffin Group Inc., RII and RIH.*
10.35       License and Services Agreement, dated as of September 17, 1990, among Merv
            Griffin, the Griffin Group and RII. (Incorporated by reference to Exhibit
            1.46 to Exhibit 35 to the Form 8 Amendment dated November 16, 1990, to the registrant's 8-K Current Report dated August 30, 1990, in File No. 1-4748.)
10.36       Litigation Trust Agreement, dated as of September 17, 1990, among RII, RIFI,
            GRH, and GRI. (Incorporated by reference to Exhibit 1.46 to Exhibit 35 to the Form 8 Amendment dated November 16, 1990, to the registrant's 8-K
            Current Report dated August 30, 1990, in File No. 1-4748.)
10.37(a)    Promissory Note, dated September 28, 1990, between Merv Griffin and RII.
            (Incorporated by reference to Exhibit 9.1B to Exhibit 35 to the Form 8
            Amendment dated November 16, 1990, to the registrant's 8-K Current Report dated August 30, 1990, in File No. 1-4748.)
10.37(b)    Griffin Group Note. (Incorporated by reference to Exhibit 1 to Exhibit
            10.34(a) to Form S-4 Registration Statement No. 33-50733.)
10.37(c)    Guaranty dated September 17, 1992 by Mervyn E. Griffin in favor of RII
            (Incorporated by reference to Exhibit 2 to Exhibit 10.34(a) to Form S-4
            Registration Statement No. 33-50733.)
10.38       Letter of Credit, dated October 1, 1990, by Morgan Guaranty Trust Company of
            New York. (Incorporated by reference to Exhibit 9.1B to Exhibit 35 to the
            Form 8 Amendment dated November 16, 1990, to RII's 8-K Current Report dated
            August 30, 1990, in File No. 1-4748.)
10.39       Letters extending the termination date of Exhibit 10.38 (Incorporated by reference to Exhibit 10(i)(2) to RII's 10-K Annual Report for the fiscal year ended December 31, 1992 in File No. 1-4748.
10.40       Indemnity Agreement, executed on September 19, 1990, between Merv Griffin and RII. (Incorporated by reference to Exhibit 9.6 to Exhibit 35 to the Form
            8 Amendment dated November 16, 1990, to RII's Form 8-K Current Report dated
            August 30, 1990, in File No. 1-4748.)

EXHIBIT
NUMBERS                                       EXHIBIT                                      PAGE+
- --------    ----------------------------------------------------------------------------   ----
10.41       [Not used.]
10.42       Service contract between Rogers & Cowan, Inc. and RII, effective July 1,
            1991. (Incorporated by reference to Exhibit (10)(m) to RII's 10-K Annual
            Report for the fiscal year ended December 31, 1988, in File No. 1-4748.)
10.43       Consulting agreement between Alvarez & Marsal, Inc. and RII, effective March
            1, 1992. (Incorporated by reference to Exhibit 10(m)(l) to RII's 10-K Annual
            Report for the fiscal year ended December 31, 1992, in File No. 1-4748.)
10.44       Amendment, dated September 14, 1992, to the consulting agreement between
            Alvarez & Marsal, Inc. and RII (Incorporated by reference to Exhibit
            10(m)(2) to RII's 10-K Annual Report for the fiscal year ended December 31,
            1992, in File No. 1-4748.)
10.45-      [Not used.]
10.51
10.52       Bondholders Support Agreement dated October 11, 1993 among RII, GRI, Sun
            International Investments, Ltd., Sun International Hotels Limited, TCW
            Special Credits and Fidelity Management and Research Company, concerning bondholders support.*
10.52(a)    Form of Amendment to Bondholders Support Agreement dated October 11, 1993 among RII, GRI, Sun International Investments, Ltd., Sun International
            Hotels Limited, TCW Special Credits and Fidelity Management and Research
            Company, concerning bondholders support.*
10.53       Letter Agreement dated October 11, 1993 among Fidelity Management and
            Research Company, TCW Special Credits, RII and Sun International Hotels
            Limited concerning consent rights of holders of Old Series Notes.*
10.54       Revised term Sheet for 11.0% Senior Secured Loan due 2002 with RIHF as issuer.*
10.55       Paradise Island Purchase Agreement dated October 11, 1993 between RII and
            Sun International Hotels Limited, with Exhibits and Schedules.*
10.55(a)    Amendment dated as of November 30, 1993 to the Paradise Island Purchase
            Agreement dated October 11, 1993 between RII and Sun International Hotels
            Limited concerning Bahamas Developers Limited.*
10.55(b)    Amendment dated as of November 30, 1993 to the Paradise Island Purchase
            Agreement dated October 11, 1993 between RII and Sun International Hotels
            Limited.*
10.55(c)    Form of Amendment to the Paradise Island Purchase Agreement dated October
            11, 1993 between RII and Sun International Hotels Limited.*
10.56       Letter Agreement dated October 19, 1993 among RII, Fidelity Management, TCW
            Special Credits, Sun International Hotels Limited, Sun International
            Investments Ltd. and GGRI regarding GGRI, Inc.*
10.57       Form of Nominee Agreement between RIHF and RIH dated May   , 1994.
10.58       Letter Agreement dated October 15, 1993, among RII, Fidelity Management, TCW
            Special Credits and Sun International Hotels Limited regarding P.I. Resorts
            Limited.*
10.59-      [Not used.]
10.63
10.64       Form of Intercreditor Agreement by and among RIHF, RIH, RII, GGRI, State
            Street Bank and Trust Company of Connecticut, National Association, U.S.
            Trust Company of California, N.A. and any lenders which provide additional facilities.*
10.65       Form of Note Purchase Agreement dated May 3, 1994, among RIHF, RII and RIH, and certain funds advised or managed by Fidelity with respect to issuance of
            Senior Facility Notes.

EXHIBIT
NUMBERS                                       EXHIBIT                                      PAGE+
- --------    ----------------------------------------------------------------------------   ----
10.66       Form of Registration Rights Agreement dated as of April 29, 1994, among RII,
            RIHF, RIH, Fidelity and TCW.
12.01       RII Computation of Ratio of Earnings to Fixed Charges.
12.02       RIH Computation of Ratio of Earnings to Fixed Charges.
12.03       RII Computation of Pro Forma Ratio of Earnings to Fixed Charges.
12.04       RIH Computation of Pro Forma Ratio of Earnings to Fixed Charges.
21.01       List of the Subsidiaries of RII.
23.01       Consent of Ernst & Young.
23.02       Consent of Gibson, Dunn & Crutcher (Incorporated by reference to exhibit
            5.01 and exhibit 8.01).
23.03       Consent of Ravin, Sarasohn, Cook, Baumgarten, Fisch & Baime, a Professional
            Corporation. (Incorporated by reference to exhibit 5.02).
23.04-      [Not used].
23.05
23.06       Consent of Charles Masson as nominee director.
23.07       Consent of William Fallon as nominee director.
23.08       Consent of Vincent J. Naimoli as nominee director.
23.09       Consent of Jay M. Green as nominee director.

- ---------------
+ Page numbers in manually signed copy only.

* Incorporated by reference to the same exhibit number in Form S-4 Registration Statement No. 33-50733.

     B.  Financial Statement Schedules

 FINANCIAL STATEMENT SCHEDULES FOR RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES

        Report of Independent Auditors
        Schedule II      -- Amounts Receivable from Related Parties
        Schedule V       -- Property and Equipment
        Schedule VI      -- Accumulated Depreciation of Property and Equipment
        Schedule VIII    -- Valuation Accounts
        Schedule X       -- Supplementary Statements of Operations Information

          FINANCIAL STATEMENT SCHEDULES FOR RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES

        Report of Independent Auditors
        Schedule V       -- Property and Equipment
        Schedule VI      -- Accumulated Depreciation of Property and Equipment
        Schedule VIII    -- Valuation Accounts
        Schedule X       -- Supplementary Statements of Operations Information

     Financial statement schedules not included have been omitted because they are either not applicable or the required information is shown in the consolidated financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS HAVE DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF ATLANTIC CITY, STATE OF NEW JERSEY, ON APRIL 27, 1994.

                                               RESORTS INTERNATIONAL, INC.

                                          By   /s/  CHRISTOPHER D. WHITNEY
                                            ------------------------------------
                                                   CHRISTOPHER D. WHITNEY
                                             EXECUTIVE VICE PRESIDENT AND CHIEF
                                                         OF STAFF


                                            RESORTS INTERNATIONAL HOTEL, INC.

                                          By   /s/  CHRISTOPHER D. WHITNEY
                                            ------------------------------------
                                                   CHRISTOPHER D. WHITNEY
                                             EXECUTIVE VICE PRESIDENT AND CHIEF
                                                         OF STAFF


                                               RESORTS INTERNATIONAL HOTEL
                                                      FINANCING, INC.

                                          By   /s/  CHRISTOPHER D. WHITNEY
                                            ------------------------------------
                                                   CHRISTOPHER D. WHITNEY
                                                         PRESIDENT

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON APRIL 27, 1994.

                          RESORTS INTERNATIONAL, INC.

By  /s/  MERV GRIFFIN                       Chairman of the Board
     -----------------------------------
     Merv Griffin

By  /s/  THOMAS E. GALLAGHER                Director
     -----------------------------------
     Thomas E. Gallagher

By  /s/  ANTONIO C. ALVAREZ II              Director
     -----------------------------------
     Antonio C. Alvarez II

By  /s/  WARREN COWAN                       Director
     -----------------------------------
     Warren Cowan

By  /s/  JOSEPH G. KORDSMEIER               Director
     -----------------------------------
     Joseph G. Kordsmeier

By  /s/  PAUL C. SHEELINE                   Director
     -----------------------------------
     Paul C. Sheeline

By  /s/  CHRISTOPHER D. WHITNEY             Executive Vice President and Chief of Staff
     -----------------------------------      (Principal Executive Officer)
     Christopher D. Whitney

By  /s/  MATTHEW B. KEARNEY                 Executive Vice President -- Finance and Chief
     -----------------------------------      Financial Officer (Principal Executive and
     Matthew B. Kearney                       Financial Officer)

By  /s/  DAVID G. BOWDEN                    Vice President -- Controller, Chief Accounting
     -----------------------------------      Officer and Assistant Secretary (Principal
     David G. Bowden                          Accounting Officer)

                  RESORTS INTERNATIONAL HOTEL FINANCING, INC.

By  /s/  CHRISTOPHER D. WHITNEY             Director and President (Principal Executive
     -----------------------------------      Officer)
     Christopher D. Whitney

By  /s/  MATTHEW B. KEARNEY                 Director, Executive Vice President -- Finance and
     -----------------------------------      Chief Financial Officer (Principal Financial and
     Matthew B. Kearney                       Accounting Officer)

                       RESORTS INTERNATIONAL HOTEL, INC.

By  /s/  CHRISTOPHER D. WHITNEY             Director, Executive Vice President and Chief of
     -----------------------------------      Staff (Principal Executive Officer)
     Christopher D. Whitney

By  /s/  MATTHEW B. KEARNEY                 Director, Vice President and Chief Financial
     -----------------------------------      Officer (Principal Executive, Financial and
     Matthew B. Kearney                       Accounting Officer)

                       REPORT OF INDEPENDENT AUDITORS ON
                         FINANCIAL STATEMENT SCHEDULES

The Board of Directors and Shareholders
Resorts International, Inc.

     We have audited the consolidated financial statements of Resorts International, Inc. as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, and have issued our report thereon dated February 18, 1994 except for paragraph 8 of Note 1, as to which the date is March 17, 1994, included elsewhere in this Registration Statement. Our audits also included the financial statement schedules listed in Item 16B of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. The financial statement schedules do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
February 18, 1994

                                                                     SCHEDULE II

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
                    AMOUNTS RECEIVABLE FROM RELATED PARTIES
                           (IN THOUSANDS OF DOLLARS)

                                                                        DEDUCTIONS
                                      BALANCE AT                  ----------------------    BALANCE AT END OF PERIOD
                                     BEGINNING OF                  AMOUNTS                  ------------------------
                                        PERIOD       ADDITIONS    COLLECTED      OTHER       CURRENT    NOT CURRENT
                                     ------------    ---------    ---------    ---------     -------    -----------
For the year ended
  December 31, 1993:
     Merv Griffin (A).............     $ 11,000                    $ (3,477)    $ (7,523)   $     0
     Griffin Group (B)............                    $ 7,523                   $ (2,205)   $ 5,318
For the year ended
  December 31, 1992:
     Merv Griffin (A).............     $ 11,000                                             $11,000
For the year ended
  December 31, 1991:
     Merv Griffin (A).............     $ 11,000                                             $11,000

- ---------------
(A) Pursuant to the Old Plan, the Company received cash and this promissory note from Merv Griffin for the purchase of Common Stock. This note was due on demand after September 17, 1991 and bore interest at the rate of 8% per annum. In April 1993, the Company received a payment from Mr. Griffin which reduced the principal balance by $3,477,000. The remaining principal balance of $7,523,000 was cancelled and a new promissory note for this amount from the Griffin Group was substituted therefor. See (B) below.

(B) This promissory note from Griffin Group was dated as of September 17, 1992, is unconditionally guaranteed as to principal and interest by Merv Griffin, is due on demand and bears interest at the rate of 3% per annum. In September 1993, this note was reduced by $2,205,000 as this amount was applied towards prepaid services pursuant to the Griffin Services Agreement.

                                                                      SCHEDULE V

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
                             PROPERTY AND EQUIPMENT
                           (IN THOUSANDS OF DOLLARS)

                                          BALANCE AT                                                BALANCE AT
                                         BEGINNING OF    ADDITIONS    RETIREMENTS                     END OF
                                            PERIOD        AT COST      OR SALES       OTHER           PERIOD
                                         ------------    ---------    -----------    --------       ----------
For the year ended December 31, 1993:
     Land and land rights.............     $243,900                     $  (564)                     $ 243,336
     Land improvements and
       utilities......................       22,519       $    14                    $    358(A)        22,891
     Hotels and other buildings.......      170,250           768          (368)       11,361(A)       182,011
     Furniture, machinery and
       equipment......................       67,693         4,328          (619)        9,022(A)        80,424
     Construction in progress.........        1,215        20,803                     (20,741)(A)        1,277
                                         ------------    ---------    -----------    --------       ----------
                                           $505,577       $25,913       $(1,551)     $      0        $ 529,939
                                         ------------    ---------    -----------    --------       ----------
                                         ------------    ---------    -----------    --------       ----------
For the year ended December 31, 1992:
     Land and land rights.............     $246,520                     $  (136)     $ (2,484)(B)    $ 243,900
     Land improvements and
       utilities......................       21,942       $   240           (94)          431(A)        22,519
     Hotels and other buildings.......      157,312         3,892            (8)        9,084(A)       170,250
                                                                                          (30)(C)
     Furniture, machinery and
       equipment......................       60,700         4,315          (451)        3,436(A)        67,693
                                                                                         (307)(C)
     Construction in progress.........        2,796        11,438                     (12,951)(A)        1,215
                                                                                          (68)(C)
                                         ------------    ---------    -----------    --------       ----------
                                           $489,270       $19,885       $  (689)     $ (2,889)       $ 505,577
                                         ------------    ---------    -----------    --------       ----------
                                         ------------    ---------    -----------    --------       ----------
For the year ended December 31, 1991:
     Land and land rights.............     $246,610                     $   (90)                     $ 246,520
     Land improvements and
       utilities......................       21,467       $    15                    $    460(A)        21,942
     Hotels and other buildings.......      146,309         4,382          (486)        7,129(A)       157,312
                                                                                          (22)(C)
     Furniture, machinery and
       equipment......................       43,224         8,190          (206)       10,144(A)        60,700
                                                                                         (652)(C)
     Construction in progress.........        6,366        14,163                     (17,733)(A)        2,796
                                         ------------    ---------    -----------    --------       ----------
                                           $463,976       $26,750       $  (782)     $   (674)       $ 489,270
                                         ------------    ---------    -----------    --------       ----------
                                         ------------    ---------    -----------    --------       ----------

- ---------------
(A) Transfer of completed projects out of construction in progress.

(B) Basis adjustment.

(C) Reclassification out of property and equipment.

                                                                     SCHEDULE VI

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
               ACCUMULATED DEPRECIATION OF PROPERTY AND EQUIPMENT
                           (IN THOUSANDS OF DOLLARS)

                                                                      ADDITIONS
                                                       BALANCE AT      CHARGED                    BALANCE AT
                                                      BEGINNING OF       TO        RETIREMENTS      END OF
                                                         PERIOD       EXPENSES      OR SALES        PERIOD
                                                      ------------    ---------    -----------    ----------
For the year ended December 31, 1993:
     Land improvements and utilities...............     $  4,543       $ 1,867                     $  6,410
     Hotels and other buildings....................       20,719         9,895        $ (57)         30,557
     Furniture, machinery and equipment............       29,499        16,162         (529)         45,132
                                                      ------------    ---------    -----------    ----------
                                                        $ 54,761       $27,924        $(586)       $ 82,099
                                                      ------------    ---------    -----------    ----------
                                                      ------------    ---------    -----------    ----------
For the year ended December 31, 1992:
     Land improvements and utilities...............     $  2,746       $ 1,797                     $  4,543
     Hotels and other buildings....................       11,448         9,271                       20,719
     Furniture, machinery and equipment............       15,676        14,254        $(431)         29,499
                                                      ------------    ---------    -----------    ----------
                                                        $ 29,870       $25,322        $(431)       $ 54,761
                                                      ------------    ---------    -----------    ----------
                                                      ------------    ---------    -----------    ----------
For the year ended December 31, 1991:
     Land improvements and utilities...............     $    651       $ 2,095                     $  2,746
     Hotels and other buildings....................        2,561         8,898        $ (11)         11,448
     Furniture, machinery and equipment............        2,946        12,821          (91)         15,676
                                                      ------------    ---------    -----------    ----------
                                                        $  6,158       $23,814        $(102)       $ 29,870
                                                      ------------    ---------    -----------    ----------
                                                      ------------    ---------    -----------    ----------

                                                                   SCHEDULE VIII

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES
                               VALUATION ACCOUNTS
                           (IN THOUSANDS OF DOLLARS)

                                                   BALANCE AT      ADDITIONS                       BALANCE AT
                                                  BEGINNING OF      CHARGED                          END OF
                                                     PERIOD       TO EXPENSES    DEDUCTIONS (A)      PERIOD
                                                  ------------    -----------    --------------    ----------
For the year ended December 31, 1993:
     Allowance for doubtful receivables:.......     $  6,952        $ 2,336         $ (2,690)        $6,598
          Gaming...............................        1,212            553             (489)         1,276
                                                  ------------    -----------    --------------    ----------
          Other................................     $  8,164        $ 2,889         $ (3,179)        $7,874
                                                  ------------    -----------    --------------    ----------
                                                  ------------    -----------    --------------    ----------
For the year ended December 31, 1992:
     Allowance for doubtful receivables:.......     $  8,169        $ 3,098         $ (4,315)        $6,952
          Gaming...............................        1,709            949           (1,446)         1,212
                                                  ------------    -----------    --------------    ----------
          Other................................     $  9,878        $ 4,047         $ (5,761)        $8,164
                                                  ------------    -----------    --------------    ----------
                                                  ------------    -----------    --------------    ----------
For the year ended December 31, 1991:
     Allowance for doubtful receivables:.......     $  8,397        $ 5,397         $ (5,625)        $8,169
          Gaming...............................        1,881            976           (1,148)         1,709
                                                  ------------    -----------    --------------    ----------
          Other................................     $ 10,278        $ 6,373         $ (6,773)        $9,878
                                                  ------------    -----------    --------------    ----------
                                                  ------------    -----------    --------------    ----------

- ---------------

(A) Write-off of uncollectible accounts, net of recoveries.

                                                                      SCHEDULE X

                  RESORTS INTERNATIONAL, INC. AND SUBSIDIARIES

               SUPPLEMENTARY STATEMENTS OF OPERATIONS INFORMATION
                           (IN THOUSANDS OF DOLLARS)

                                                                 FOR THE YEAR ENDED DECEMBER 31,
                                                                 -------------------------------
                                                                  1991        1992        1993
                                                                 -------     -------     -------
Maintenance and repairs.......................................   $18,845     $20,843     $23,439
Gaming taxes..................................................   $24,376     $26,053     $26,704
Property taxes................................................   $ 9,193     $ 9,279     $ 9,392
Advertising...................................................   $11,370     $10,086     $ 8,900

                       REPORT OF INDEPENDENT AUDITORS ON
                         FINANCIAL STATEMENT SCHEDULES

The Board of Directors and Shareholder
Resorts International Hotel, Inc.

     We have audited the consolidated financial statements of Resorts International Hotel, Inc. as of December 31, 1993 and 1992, and for each of the three years in the period ended December 31, 1993, and have issued our report thereon dated February 18, 1994 except for paragraph 14 of Note 12, as to which the date is March 17, 1994, included elsewhere in this Registration Statement. Our audits also included the financial statement schedules listed in Item 16B of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. The financial statement schedules do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                                          ERNST & YOUNG

Philadelphia, Pennsylvania
February 18, 1994

                                                                      SCHEDULE V

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES

                             PROPERTY AND EQUIPMENT
                           (IN THOUSANDS OF DOLLARS)

                                             BALANCE AT                                            BALANCE AT
                                             BEGINNING     ADDITIONS    RETIREMENTS                  END OF
                                             OF PERIOD      AT COST      OR SALES      OTHER(A)      PERIOD
                                             ----------    ---------    -----------    --------    ----------
For the year ended December 31, 1993:
     Land and land rights.................    $  53,250                                             $  53,250
     Land improvements....................          130     $    14                    $     14           158
     Hotel and other buildings............       93,235         743        $(294)        10,791       104,475
     Furniture, machinery and equipment...       31,168       4,227         (292)         5,353        40,456
     Construction in progress.............          326      16,634                     (16,158)          802
                                             ----------    ---------    -----------    --------    ----------
                                              $ 178,109     $21,618        $(586)      $      0     $ 199,141
                                             ----------    ---------    -----------    --------    ----------
                                             ----------    ---------    -----------    --------    ----------
For the year ended December 31, 1992:
     Land and land rights.................    $  53,250                                             $  53,250
     Land improvements....................           97     $    33                                       130
     Hotel and other buildings............       80,718       3,794        $  (8)      $  8,731        93,235
     Furniture, machinery and equipment...       26,665       4,203           (9)           309        31,168
     Construction in progress.............        1,848       7,518                      (9,040)          326
                                             ----------    ---------    -----------    --------    ----------
                                              $ 162,578     $15,548        $ (17)      $      0     $ 178,109
                                             ----------    ---------    -----------    --------    ----------
                                             ----------    ---------    -----------    --------    ----------
For the year ended December 31, 1991:
     Land and land rights.................    $  53,250                                             $  53,250
     Land improvements....................           82     $    15                                        97
     Hotel and other buildings............       70,643       4,356        $(346)      $  6,065        80,718
     Furniture, machinery and equipment...       14,135       8,175                       4,355        26,665
     Construction in progress.............        2,080      10,188                     (10,420)        1,848
                                             ----------    ---------    -----------    --------    ----------
                                              $ 140,190     $22,734        $(346)      $      0     $ 162,578
                                             ----------    ---------    -----------    --------    ----------
                                             ----------    ---------    -----------    --------    ----------

- ---------------
(A) Transfer of completed projects out of construction in progress.

                                                                     SCHEDULE VI

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES

               ACCUMULATED DEPRECIATION OF PROPERTY AND EQUIPMENT
                           (IN THOUSANDS OF DOLLARS)

                                                      BALANCE AT     ADDITIONS                    BALANCE AT
                                                      BEGINNING       CHARGED      RETIREMENTS      END OF
                                                      OF PERIOD     TO EXPENSES     OR SALES        PERIOD
                                                      ----------    -----------    -----------    ----------
For the year ended December 31, 1993:
     Land improvements.............................    $     24       $    14                      $     38
     Hotel and other buildings.....................       9,695         5,292         $ (32)         14,955
     Furniture, machinery and equipment............      12,701         8,358          (231)         20,828
                                                      ----------    -----------    -----------    ----------
                                                       $ 22,420       $13,664         $(263)       $ 35,821
                                                      ----------    -----------    -----------    ----------
                                                      ----------    -----------    -----------    ----------
For the year ended December 31, 1992:
     Land improvements.............................    $     11       $    13                      $     24
     Hotel and other buildings.....................       5,059         4,636                         9,695
     Furniture, machinery and equipment............       5,957         6,753         $  (9)         12,701
                                                      ----------    -----------    -----------    ----------
                                                       $ 11,027       $11,402         $  (9)       $ 22,420
                                                      ----------    -----------    -----------    ----------
                                                      ----------    -----------    -----------    ----------
For the year ended December 31, 1991:
     Land improvements.............................    $      3       $     8                      $     11
     Hotel and other buildings.....................       1,021         4,049         $ (11)          5,059
     Furniture, machinery and equipment............         930         5,027                         5,957
                                                      ----------    -----------    -----------    ----------
                                                       $  1,954       $ 9,084         $ (11)       $ 11,027
                                                      ----------    -----------    -----------    ----------
                                                      ----------    -----------    -----------    ----------

                                                                   SCHEDULE VIII

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES

                               VALUATION ACCOUNTS
                           (IN THOUSANDS OF DOLLARS)

                                                     BALANCE AT    ADDITIONS                      BALANCE AT
                                                     BEGINNING     CHARGED TO                       END OF
                                                     OF PERIOD      EXPENSES     DEDUCTIONS(A)      PERIOD
                                                     ----------    ----------    -------------    ----------
For the year ended December 31, 1993:
  Allowance for doubtful receivables:
     Gaming.......................................     $4,200        $  901         $  (603)        $4,498
     Other........................................         48                            (8)            40
                                                     ----------    ----------    -------------    ----------
                                                       $4,248        $  901         $  (611)        $4,538
                                                     ----------    ----------    -------------    ----------
                                                     ----------    ----------    -------------    ----------
For the year ended December 31, 1992:
  Allowance for doubtful receivables:
     Gaming.......................................     $5,326        $1,334         $(2,460)        $4,200
     Other........................................        327            80            (359)            48
                                                     ----------    ----------    -------------    ----------
                                                       $5,653        $1,414         $(2,819)        $4,248
                                                     ----------    ----------    -------------    ----------
                                                     ----------    ----------    -------------    ----------
For the year ended December 31, 1991:
  Allowance for doubtful receivables:
     Gaming.......................................     $5,496        $3,328         $(3,498)        $5,326
     Other........................................        221           152             (46)           327
                                                     ----------    ----------    -------------    ----------
                                                       $5,717        $3,480         $(3,544)        $5,653
                                                     ----------    ----------    -------------    ----------
                                                     ----------    ----------    -------------    ----------

- ---------------

(A) Write-off of uncollectible accounts, net of recoveries.

                                                                      SCHEDULE X

               RESORTS INTERNATIONAL HOTEL, INC. AND SUBSIDIARIES

               SUPPLEMENTARY STATEMENTS OF OPERATIONS INFORMATION
                           (IN THOUSANDS OF DOLLARS)

                                                                  FOR THE YEAR ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                   1991        1992        1993
                                                                  -------     -------     -------
Maintenance and repairs........................................   $ 8,585     $ 9,480     $ 9,651
Gaming taxes...................................................   $18,223     $19,642     $20,467
Property taxes.................................................   $ 5,966     $ 6,113     $ 6,237
Advertising....................................................   $ 6,963     $ 6,054     $ 5,755